As filed with the Securities and Exchange Commission on October 6, 1998

                                                  Registration No. 333-37161

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                    --------------

                                   AMENDMENT NO. 6

                                          to
                                       Form S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------------

                            AMERICAN FAMILY HOLDINGS, INC.
                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                       (Address of principal executive offices)

                              David G. Lasker, President
                            American Family Holdings, Inc.
                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                       (Name and address of agent for service)

                                       Copy to:

                                David R. Decker, Esq.
                                  Arter & Hadden LLP
                        725 South Figueroa Street, 34th Floor
                            Los Angeles, California 90017

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE


                                                 Proposed             Proposed
        Title of           Amount             Maximum Offering        Maximum             Amount of
     Securities Being       Being                Price Per            Aggregate         Registration
       Registered         Registered          Share or Unit(1)      Offering Price         Fee(2)
     -----------------   -----------         -----------------     ----------------     --------------
     Units(3)             2,783,372(4)         $    20.00            $ 55,667,440        $    16,422
     Common Stock         8,350,116(5)         $    16.00            $133,601,856             39,413

          TOTAL          11,133,488                                  $189,269,296        $    55,835(6)

(1) $20 is an arbitrary amount chosen and is not intended to imply that the Common Stock will trade at a price of $20 per share.
(2) The registration fee for the common stock and the units to be issued in this offering has been calculated using the maximum number of shares and Units that can be issued in this offering. The registration fee for the common stock issuable upon exercise of the warrants has been calculated pursuant to Rule 457(i) assuming that all of the warrants would be exercised at a price equal to 80% of the offering price of the other common stock issued in this offering.

(3) Units consist of one share of Common Stock and warrants to purchase three shares of Common Stock at a per share price equal to 80% of the average closing trading price for the 20 trading dates before exercise.


(4) Includes 1,403,321 units for issuance in the proposed Acquisition and 1,380,051 units to be available for contingent issuance to former investors in one or more Programs where, after completion of the proposed Acquisition and on or before December 31, 1999, the registrant sells a property formerly owned by investors in one of the Programs and receives cash proceeds (net of normal sales expenses and any interest or deferred purchase payments) of the sale in an amount which exceeds the March 1998 appraised value of the property.

(5)  Issuable upon exercise of the warrants included in the Units.

(6)  $8,488.00 paid with original S-4 filing.  $47,347 net due.

                            AMERICAN FAMILY HOLDINGS, INC.
                                CROSS-REFERENCE SHEET


ITEM OF FORM S-4                                               PROSPECTUS CAPTION OR LOCATION
A.   INFORMATION ABOUT THE TRANSACTION

1.   Forepart of Registration Statement and Outside Cover
     Page of Prospectus......................................  Cover of Registration Statement; Cross-Reference
                                                               Sheet; Outside Front Cover Page of  Prospectus
2.   Inside Front and Outside Back Cover Page of
     Prospectus.............................................   Prospectus Summary; Reports to Shareholders

3.   Risk Factors, Ratio of Earnings to Fixed Charges and
     Other Information......................................   Prospectus Summary; Risk Factors; Business
                                                               and Properties; Background and Reasons for
                                                               the Acquisition

4.   Terms of The Transaction...............................   Prospectus Summary; Background and Reasons
                                                               for the Acquisition; Comparison of Tenancy-
                                                               in-Common Interests and Shares;
                                                               Comparisons of Programs and Company;
                                                               Description of Shares; Shares Eligible for
                                                               Future Sale; Federal Income Tax
                                                               Consequences; Appraisals and Fairness
                                                               Opinion

5.   Pro Forma Financial Information........................   Prospectus Summary; Financial Statements

6.   Material Contracts with the Company being Acquired.....   Background and Reasons for the Acquisition;
                                                               Interests of Certain Persons in the
                                                               Acquisition

7.   Additional Information Required for Reoffering by
     Persons and Partied Deemed to be Underwriters..........   Not Applicable

8.   Interests of Named Experts and Counsel.................   Not Applicable

9.   Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities.............................   Fiduciary Responsibility and Indemnification

B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants............   Not Applicable

11.  Incorporation of Certain Information by Reference......   Not Applicable

12.  Information with Respect to S-2 or S-3 Registrants.....   Not Applicable

13.  Incorporation of Certain Information by Reference......   Not Applicable



                            AMERICAN FAMILY HOLDINGS, INC.
                                CROSS-REFERENCE SHEET
                                    (continued)


ITEM OF FORM S-4                                               PROSPECTUS CAPTION OR LOCATION
14.  Information with Respect to Registrants other than S-3
     or S-2 Registrants......................................  Prospectus Summary; Business and
                                                               Properties; Selected Financial
                                                               Information; Management's
                                                               Discussion and Analysis of
                                                               Financial Condition and Results of
                                                               Operations

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3
     Companies...............................................  Not Applicable

16.  Information with Respect to S-2 or
     S-3 Companies...........................................  Not Applicable

17.  Information with Respect to
     Companies other than S-3 or S-2
     Companies...............................................  Prospectus Summary; Business and
                                                               Properties; Background and Reasons
                                                               for the Acquisition; Selected
                                                               Financial Information; Management's
                                                               Discussion and Analysis of
                                                               Financial Condition and Results of
                                                               Operations; Financial Statements

D.   VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or Authorizations are
     being Solicited ........................................  Prospectus Summary; Voting
                                                               Procedures; Interests of Certain
                                                               Persons in the Acquisition;
                                                               Principal Shareholders; Management
                                                               Following the Acquisition

19.  Information if Proxies, Consents or
     Authorizations are Not to be
     Solicited or in an Exchange Offer ......................  Not Applicable


  IF YOU ARE AN INVESTOR IN ANY OF THE FOLLOWING, YOUR VOTE IS VERY IMPORTANT

SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM            CYPRESS LAKES "TRUDY PAT" PROGRAM
      OCEANSIDE "TRUDY PAT" PROGRAM                 PALMDALE/JOSHUA RANCH "TRUDY PAT" PROGRAM
  YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM                       ESPERANZA PROGRAM
  YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM              STACEY ROSE PROPERTIES A PROGRAM
      MORI POINT "TRUDY PAT" PROGRAM                    STACEY ROSE PROPERTIES B PROGRAM

                        AMERICAN FAMILY HOLDINGS, INC.

-    PROPOSED ACQUISITION OF PROGRAM PROPERTIES


     American Family Holdings, Inc. (the "Company") is offering units consisting of one share of its stock plus warrants to buy three additional shares in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed acquisition, the Company will pay $[28,066,419] in the form of [1,403,321] units arbitrarily valued at $20 per unit. [The shares included in the units will be listed for trading on the ________________________ under the symbol "_____." The warrants will [not]
be listed for trading.] The purpose of the transaction is to: consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operation in order to reduce costs and increase profit potential, provide the investors with liquidity for their investments and create greater potential overall value than each of the programs have separately.



     In each of the programs, the investors will vote on whether to approve the acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION IN ORDER FOR IT TO TAKE PLACE BUT THE OTHER THREE DO NOT. If the acquisition is approved by the investors in all seven of the "Trudy Pat" programs, investors holding a majority of the amount invested in each of the other three programs may elect on a program-by-program basis whether to participate in the acquisition.


     NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

     This solicitation of votes started on _______, 1998 and expires at 5:00 p.m., pacific time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

SPECIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold for its current appraised value.

- Principal stockholders of National and the executive officers of the Company will hold approximately [16.35]% (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the Company's stock for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees of the Company. National will be relieved of its asset management obligations and will no longer earn asset management fees of approximately $885,000 annually. However, the Company will still owe National, its principals and employees over $[1,800,000] of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.

- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it may be no more successful than the programs have been individually in achieving your objective.

     YOU SHOULD STUDY THE "RISK FACTORS" BEGINNING ON PAGE __.

                               ----------------

  THE TRANSACTION AND SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NONE OF THESE HAS DETERMINED THAT THIS PROSPECTUS IS
    TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                               ----------------

                The date of this Prospectus is _______________, 1998

                                 TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    The Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    Summary Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
    Exchange Value/Allocation of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
    Current Status of the Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
    The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Organization Chart . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Alternatives to the Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    Fairness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    National's Recommendation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    Benefits to National and Company Founders. . . . . . . . . . . . . . . . . . . . . . . . 19
    Summary of the New Business Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    Comparison of the Programs and the Company . . . . . . . . . . . . . . . . . . . . . . . 22
    Tax Consequences of Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    Conflicts of Interest Related to the Acquisition . . . . . . . . . . . . . . . . . . . . 26
    Conditions to Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Consequences if Acquisition Not Approved . . . . . . . . . . . . . . . . . . . . . . . . 27
    Delivery of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Supplements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Consent Solicitation/Summary of Voting Procedures. . . . . . . . . . . . . . . . . . . . 28
    No Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    No Right to Program Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . 29
    Concurrent Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    Summary Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    Risks of the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          The nature of your investment will change. . . . . . . . . . . . . . . . . . . . . 32
          The exchange value of the programs may not be the amount you would net if the properties were sold in a cash sale transaction . . . . . . . . . . . 32
          The shares included in the units may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit. . . . . . . . . . . . 33
          There may be conflicts of interest in National's structuring the acquisition . . . 33
          You did not have independent advisors representing you in structuring this transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
          The transaction may not be tax-free. . . . . . . . . . . . . . . . . . . . . . . . 34
          The company may incur significant additional debt. . . . . . . . . . . . . . . . . 35
          The Board of directors will have the ability to change investment, financing and other policies of the company without shareholder consent. . . . . . . . . . 35


                                       i



          You will have no dissenters' rights in connection with the acquisition . . . . . . 35
          The company has no operating history . . . . . . . . . . . . . . . . . . . . . . . 36
          Your voting rights will change . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          Cash distribution policies will be changed . . . . . . . . . . . . . . . . . . . . 36
          The method of management compensation will be changed. . . . . . . . . . . . . . . 36
          Holders of a majority of tenancy-in-common interest bind a program . . . . . . . . 36
          National's judgment regarding the differences in Yosemite/Ahwahnee appraisals may be incorrect which means the exchange values for these properties may be too low or too high . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Real Estate Risks Associated with All Properties. . . . . . . . . . . . . . . . . . . . 37
          There are significant delinquent property taxes. . . . . . . . . . . . . . . . . . 37
          Certain assets may have to be sold to raise working capital. . . . . . . . . . . . 37
          Federal, state and local environmental and other laws may require expensive hazardous substance clean-up or removal as well as expensive public improvements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
          If there is an uninsured loss, the company could lose its investment, profits or cash flow from a property . . . . . . . . . . . . . . . . . . . . . . 37
          The development of additional projects may occur . . . . . . . . . . . . . . . . . 38
          The California economy has fluctuated broadly in the past few years. . . . . . . . 38
          When the acquisition is completed, National and its principals will be owed $1,818,684 by the company . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Real Estate Risks of Specific Properties. . . . . . . . . . . . . . . . . . . . . . . . 38
          Sacramento/Delta Greens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
              Permits to develop the properties need to be obtained. . . . . . . . . . . . . 38
              Holding an inventory of residential lots may cause the company to incur substantial carrying costs until the lots can be sold . . . . . . . . . . . 38
              Risks of residential development . . . . . . . . . . . . . . . . . . . . . . . 39
              Additional specific risks. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
          Yosemite/Ahwahnee Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
              Permits to develop the condominium-type timeshare aspect of the resort have not yet been obtained. . . . . . . . . . . . . . . . . . . . . . . . . 39
              Risks affecting operation of a golf course . . . . . . . . . . . . . . . . . . 39
              Resort development is unpredictable for a variety of reasons and could result in losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
              Risks relating to timeshare operations . . . . . . . . . . . . . . . . . . . . 40
              Risks relating to recreational vehicle park operations . . . . . . . . . . . . 40
              Additional specific risks. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
          Mori Point Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
              Permits to develop the property have not yet been obtained . . . . . . . . . . 40
              Hotel/conference center development is unpredictable for a variety of reasons and could result in losses. . . . . . . . . . . . . . . . . . . . . 41
              Additional specific risks. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
          Cypress Lakes Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
              The vested tentative map will expire in April 1999 unless renewed and build the out of the property will be expensive. . . . . . . . . . . . . . .41


                                       ii



              Risks affecting operation of a golf course . . . . . . . . . . . . . . . . . . 42
              Risks of residential development . . . . . . . . . . . . . . . . . . . . . . . 42
          Palmdale/Joshua Ranch Property . . . . . . . . . . . . . . . . . . . . . . . . . . 42
              A final tract map must be recorded . . . . . . . . . . . . . . . . . . . . . . 42
              Permits to develop the property need to be obtained. . . . . . . . . . . . . . 42
              Holding an inventory of residential lots may cause the company to incur substantial carrying costs until the lots can be sold . . . . . . . . . . . 42
              Risks of residential development . . . . . . . . . . . . . . . . . . . . . . . 43
              Additional specific risks. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          Esperanza Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
              Risks of commercial development. . . . . . . . . . . . . . . . . . . . . . . . 43
              Additional specific risks. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          Stacey Rose Properties A and B Property. . . . . . . . . . . . . . . . . . . . . . 43
              Risks of residential development . . . . . . . . . . . . . . . . . . . . . . . 43
              Additional specific risks. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
    Anti-Takeover Provisions and Limitation of Director Liability. . . . . . . . . . . . . . 44
          The Board's ability to issue preferred shares which could affect your voting power and to issue additional shares to discourage or impede a merger or other transaction that may be in your best or financial interest. . . . . . . 44
          The Board is divided into three classes serving staggered three year terms . . . . 44
          There are restrictions on certain business combinations with interested parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
          Changes to the company's certificate of incorporation which cover anti-
            takeover provisions require the approval of two-thirds of the company's voting stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
          The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders . . . . . . . . . . . . . . . . . . . . . 44

BACKGROUND AND REASONS FOR THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . 46

    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    Management of the Programs since Foreclosure . . . . . . . . . . . . . . . . . . . . . . 52
    Efforts to Dispose of the Properties . . . . . . . . . . . . . . . . . . . . . . . . . . 60
    Alternatives to Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
    Comparison of Alternatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
    Terms of the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
    Calculation of Exchange Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
    Allocation of Units among the Programs . . . . . . . . . . . . . . . . . . . . . . . . . 73
    Allocation of Units among Investors. . . . . . . . . . . . . . . . . . . . . . . . . . . 78
    Company Shares Held by Affiliates or Employees of National . . . . . . . . . . . . . . . 79
    Historical Compensation for Servicing, Asset and Property Management/Effect
      of Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
    Historical Cash Distributions to Investors . . . . . . . . . . . . . . . . . . . . . . . 82
    Features of the Acquisition Considered by National . . . . . . . . . . . . . . . . . . . 83
    Conditions to the Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
    Fairness in View of Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . 89
    Consequences if the Acquisition is Not Approved. . . . . . . . . . . . . . . . . . . . . 90


                                     iii


    Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
    Appraisals and Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
    Experience of Independent Valuator . . . . . . . . . . . . . . . . . . . . . . . . . . . 92

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96

COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES . . . . . . . . . . . . . . . . . . . . 96

COMPARISONS OF PROGRAMS AND COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .102

VOTING PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    Time of Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    Record Date and Outstanding Votes. . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    Approval Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
    Investor Ballot and Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . .  110
    Investor Representations on Ballot . . . . . . . . . . . . . . . . . . . . . . . . . .  111
    Revocability of Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
    Solicitation of Votes; Solicitation Expenses . . . . . . . . . . . . . . . . . . . . .  112
    No Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
    No Right to Program Books and Records. . . . . . . . . . . . . . . . . . . . . . . . .  112
    Issuance of Certificates for Acquisition Shares. . . . . . . . . . . . . . . . . . . .  112

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION
AND CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
    Benefits to National . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
    Company Shares Owned by National's Principals and Other Company Management . . . . . .  114
    Other Benefits to Shareholders of National . . . . . . . . . . . . . . . . . . . . . .  114
    Competition with the Company from Other Non-Participating Programs . . . . . . . . . .  115
    Lack of Independent Representation of Investors. . . . . . . . . . . . . . . . . . . .  115
    Features Discouraging Potential Takeovers. . . . . . . . . . . . . . . . . . . . . . .  116
    Allocation of Services and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .  116
    Non-Arm's-Length Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116

FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  117
    Fiduciary Responsibility of National . . . . . . . . . . . . . . . . . . . . . . . . .  117
    Indemnification of Officers and Directors of the Company . . . . . . . . . . . . . . .  117
    Officers and Directors Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  118

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118

BUSINESS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
    The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
    Business of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
    Consolidation of the Programs. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123


                                       iv



    The Residential Development Industry . . . . . . . . . . . . . . . . . . . . . . . . .  124
    The Lodging and Recreation Industry. . . . . . . . . . . . . . . . . . . . . . . . . .  124
    The Business Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
    The Consolidated Business Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
    Priority of Projects and Estimated Timetable . . . . . . . . . . . . . . . . . . . . .  137
    Types of Borrowing Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  139
    Impact of Interest Rates on the Company. . . . . . . . . . . . . . . . . . . . . . . .  139
    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  140
    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  140
    Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  140

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES. . . . . . . . . . . . . . . . . . . . . . . .  141
    Investment Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  141
    Financing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  142
    Miscellaneous Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  142
    Working Capital Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  143

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  143

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  143

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  144

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  148
    Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  148
    Results of Operations - The Sacramento/Delta Greens Program. . . . . . . . . . . . . .  148
    Results of Operations - The Oceanside Program. . . . . . . . . . . . . . . . . . . . .  149
    Results of Operations - The Yosemite/Ahwahnee Programs . . . . . . . . . . . . . . . .  150
    Results of Operations - The Mori Point Program . . . . . . . . . . . . . . . . . . . .  151
    Results of Operations - The Cypress Lakes Program. . . . . . . . . . . . . . . . . . .  151
    Results of Operations - The Palmdale/Joshua Ranch Program. . . . . . . . . . . . . . .  152
    Results of Operations - The Esperanza Program. . . . . . . . . . . . . . . . . . . . .  153
    Results of Operations - The Stacey Rose Properties A and B Programs. . . . . . . . . .  153
    Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . . . . . . . . .  153
    Historical Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  156
    New Accounting Pronouncements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  157

MANAGEMENT FOLLOWING THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . .  157
    Executive Officers and Directors . . . . . . . . . . . . . . . . . . . . . . . . . . .  159
    Directors and Executive Officers Compensation and Incentives . . . . . . . . . . . . .  162
    Stock Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  163
    401(k) Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  164
    Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  165
    Limitation of Liability and Indemnification. . . . . . . . . . . . . . . . . . . . . .  165



                                       v



PRIOR PROGRAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  166

PRIOR PERFORMANCE SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  168

SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS . . . . . . . . . . . . . . . . . . . . .  177

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  177
    Principal Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  177
    Director and Officer Stock Ownership . . . . . . . . . . . . . . . . . . . . . . . . .  178

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  179
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  179
    Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  179
    Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  179
    Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  180
    Certain Shareholder Voting Requirements. . . . . . . . . . . . . . . . . . . . . . . .  180
    Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  181

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  181
    Offering of Acquisition Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  181
    Concurrent Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  182

APPRAISALS AND FAIRNESS OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  182
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  182
    Experience of Independent Appraisers . . . . . . . . . . . . . . . . . . . . . . . . .  184
    May 1997 Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  185
    The Mentor Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  186
    Conflicting Yosemite/Ahwahnee Properties' Appraisals . . . . . . . . . . . . . . . . .  187
    On-Going Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  188
    Updates/Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  188

FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  188
    Qualification of the Acquisition as a Qualifying Section 351 Transaction . . . . . . .  189
    Federal Income Tax Consequences of the Acquisition . . . . . . . . . . . . . . . . . .  191
    Federal Income Tax Consequences to Investors After the Effective Date. . . . . . . . .  193

REPORTS TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  194

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  194

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  194

FURTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  195

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  195

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

APPENDICES
----------

Appendix 1    Fairness Opinion . . . . . . . . . . . . . . . . . . . . A-1

Appendix 2    Selected Additional Appraisal Information. . . . . . . . A-2


ACCOMPANYING THE PROSPECTUS
---------------------------

-    PROGRAM SUPPLEMENT
-    OFFICIAL INVESTOR BALLOT
-    Instructions to Investors on How to Complete the Official Investor Ballot

                                  PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARIZES MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS ELSEWHERE IN THIS PROSPECTUS.

THE PROPOSAL

     From 1987 to 1993 National Investors Financial, Inc. ("National") arranged loans secured by first trust deeds on real estate and sold fractional, tenancy-in-common interests in such loans to investors. National coined the term "Trudy Pat" as a shorthand description for the TRUST DEED LOAN PARTICIPATION programs which were sold pursuant to permits issued by the California Department of Corporations. Pursuant to servicing agreements with each investor in each program, National has collected and distributed interest and principal payments, if any, on the loans, acted to take title on behalf of the investors where loans have gone into default, and managed the properties after the defaults. While they are trust deed loan participation programs, the Esperanza and Stacey Rose A and B programs were not sold as "Trudy Pat" programs but as private placement offerings. Thus, they are not referred to as "Trudy Pat" programs in this prospectus.


     Since taking title to the properties for the benefit of investors, National's objective has been to position the underlying properties so that the maximum amount of investor capital can be recovered in the shortest period of time. To the extent any offers to purchase any of the properties have been received since the investors have taken ownership, these offers have been substantially less than the invested amount and have not been approved by applicable investors. Additionally, the current appraised value for each of the properties is less than the original investment amount.


     American Family Holdings, Inc., a Delaware corporation (the "company" or "we"), was founded by the principals of National. It has offered to acquire the properties and other assets including cash reserves of the seven "Trudy Pat" programs and the other three non-"Trudy Pat" programs named on the cover page of this prospectus for an aggregate exchange value of $[28,066,419] in the form of [1,403,321] units arbitrarily valued at $20 per unit. The units consist of one share of company common stock plus warrants to buy three additional shares. Each warrant permits the holder to buy one share of the company's common stock. [The warrants are exercisable for a 20-day period commencing six months following the completion of the acquisition at a price equal to 80% of the average closing prices of the company's common stock over the 20 trading dates immediately preceding the first exercise date. The warrants will be allowed to be separated from the units [60] days after issuance.]



     Each program has been assigned its own exchange value in order to allocate the units. The exchange values assigned each program may not be the price at which that program's property could be sold to a willing buyer. However, it is reflective of National's estimate of the amount that would be available after a current sale for distribution to that program's investors after taking into account other program assets, as well as all outstanding obligations of the program.



     The various properties owned by the programs are geographically and functionally diverse. The Sacramento/Delta Greens property is vacant land to be developed for residential lots. The Yosemite/Ahwahnee properties consist of some developed recreational vehicle spaces, some developed residential lots and vacant land to be developed into additional recreational vehicle spaces and timeshare units. The Oceanside property consists of the Yosemite/Ahwahnee Golf Course and some surrounding land that is available for future development. The Mori Point property is vacant land to be developed into a hotel/conference center facility. The Cypress Lakes property is vacant land to be developed into a golf course and residential lots. The Palmdale/Joshua Ranch property is vacant land to be developed into large residential lots and an equestrian community. The Esperanza property is vacant land to be developed into a commercial project. The Stacey Rose A and Stacey Rose B properties are contiguous vacant parcels of land that are to be developed into residential lots, along with a third parcel acquired by National for the benefit of the Stacey Rose investors.



     By voting for the acquisition of your property in exchange for the company's units, you will also be approving the transfer to the company of cash reserves, if any, in your program, as well as the use of the cash reserves by the company to further its overall business plan and not for distributions. Cash reserves have been included in determining the exchange value of your program.


SUMMARY RISK FACTORS

     The following is a summary of the potential disadvantages, adverse consequences and risks of the acquisition. This summary is qualified in its entirety by the more detailed discussion in the section entitled "Risk Factors" contained in this prospectus beginning on page __.


     THERE WILL BE A FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment as stockholders in an entity that is larger than each of the programs and will thus lose relative voting power.



     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property. See footnote 5 to the table in "Background and Reasons for the Acquisition --

Calculation of Exchange Value" for an explanation of possible increase in the number of units to be received if a property is sold for cash for more than appraised value prior to December 31, 1999.



     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that some investors may sell immediately after the acquisition.



     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the company's outstanding stock for which they paid $0.01 per share.
Other founding shareholders will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National, and other executive officers of the company, will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its asset management obligations and will no longer earn asset management fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National and its principals and employees over $[1,800,000] of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE THE ACQUISITION ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of units of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company. The debt service for the loans may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed a little over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of the seven former "Trudy Pat" programs plus the property of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.



     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes affecting, or sales of, a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.


     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their objectives in regard to the development or sale of the properties and facilitated the assessment of the investors to raise funds necessary to perform the activities required to meet those objectives, including paying property taxes, insurance and other costs of property ownership.



     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $241,500 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.



     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through August 31, 1998; $896,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and

Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.



     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.


     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THE EXCHANGE VALUES FOR THESE PROPERTIES MAY BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee Programs. Based on its review of all appraisals, National concluded that the properties currently owned by the Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.



     THERE WILL BE SIGNIFICANT REAL ESTATE RISKS ASSOCIATED WITH THE COMPLETION OF THE COMPANY'S PROPOSED BUSINESS PLAN. These risks exist for the programs whether or not the acquisition is approved. These include


     (i) the need to raise additional cash funds to pay delinquent property taxes on each of the properties, as well as keeping those property taxes current in the future (without needed cash, one or more properties may be lost at a tax sale in the future at below market prices);


     (ii) the need to pay for the costs associated with maintaining and obtaining permits and government approvals to develop the properties (without such permits and approvals, management believes the properties might be less marketable, requiring months or even years to sell, because there are fewer buyers at the early stage of development of certain projects);



     (iii) the cost of holding land to be developed and built upon at Sacramento/Delta Greens (presently approximately $10,000 per month) or Mori Point (presently approximately $25,000 per month) or Cypress Lakes (presently approximately $15,000 per month) or

Palmdale/Joshua Ranch (presently approximately $25,000 per month) or Esperanza and Stacey Rose A and B properties (presently approximately $5,000 per month together);



     (iv) the cost of development, operation and maintenance on the various aspects of the Yosemite/Ahwahnee project in order to increase revenue and marketability could exceed funds available; and



     (v) the payment of over $[1,800,000] accrued fees and expenses to National and its principals. Additionally, there are particular risks related to each of the programs' properties more specifically described in "Risk Factors -- Real Estate Risks" commencing at page __.


     IT WILL BE DIFFICULT TO CHANGE MANAGEMENT DUE TO CERTAIN ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S CHARTER DOCUMENTS AND IN THE DELAWARE LAW. These risks of management entrenchment include:

     (i) the ability of the board of directors to cause the company to issue additional shares or classes of shares which could dilute your voting power;

     (ii) the fact that only one-third of the board of directors is elected each year making it difficult for shareholders to quickly cause changes in management;

     (iii) restrictions on business combinations with holders of more than 15% of the outstanding voting stock of the company imposed by Delaware law; and

     (iv) changes to the company's certificate of incorporation relating to anti-takeover provisions requires a two-third approval vote.

For more details, see "Risk Factors -- Anti-Takeover Provisions and Limitation of Director Liability" commencing at page __.

EXCHANGE VALUE/ALLOCATION OF SHARES


     The programs' properties have been appraised by the independent appraisers identified on page __. Those appraisals were either dated or updated to reflect values as of March 31, 1998. The exchange value for a program property is its appraised value adjusted by increasing the appraised value by the program's cash reserves and other assets, and reducing it by program liabilities. If, after the acquisition is complete, the company completes the sale of any of the properties for more than the March 1998 appraised value, the company will pay to the former owners of such property(ies) an additional number of units (valued at [$20] per unit regardless of the then market value of the shares included in the units). The number of additional units issuable will be determined as follows: cash proceeds of such sale (net of brokers' commissions, closing costs and interest on deferred purchase price payments) up to 200% of the March 1998 appraised values used to compute the exchange value of the property that are received on or before December 31, 1999 less the appraised value used to compute the exchange value of the property divided by $20. (For example, if the March 1998 appraised value of a property was $1,750,000 and the net cash sale proceeds received by December 31, 1999 from the sale were $3,600,000, then the maximum number of additional units available for allocation among that property's former owners would be $1,750,000 divided by $20 or 87,500 units. (NO ADDITIONAL UNITS WOULD BE ISSUED FOR THE AMOUNT OF NET CASH PROCEEDS RECEIVED IN EXCESS OF 200% OF THE MARCH 1998 APPRAISED VALUE USED TO COMPUTE THE PROPERTY'S EXCHANGE VALUE.) All of the cash received would be retained by the company as working capital. (Presently, only the Cypress Lakes property has received a purchase proposal at substantially in excess of the March 1998 appraised value. The company will pursue such offer if the acquisition is completed.) There is no assurance that any of the other programs will benefit from this provision in the future.


     The exchange value of a program is not the price a program might receive if it elected to sell its property now rather than participate in the acquisition proposed by the company. Net proceeds from such a sale price might be higher or lower than the exchange value amount the company is willing to pay. When the exchange value for a property is less than its appraised value, it is due primarily to accrued liabilities of the programs' investors. See "Background and Reasons for the Acquisitions -- Calculation of Exchange Value."

     National and the company believe that the programs, when unified and operated together, have financial advantages for each other which increase their potential, and which are not available to the programs individually due to the limitations of the current tenancy-in-common form of ownership of the programs' properties.


     The number of units to be assigned to each program was determined by dividing the program's exchange value by the total exchange value of all the properties and multiplying that fraction by the total number of units to be paid by the company. Units will be distributed to you in accordance with your pro rata investment in a program (including interest accrued to you through the date you took beneficial ownership of the property and any assessments paid subsequent to that time) after adjusting the amounts to account for voluntary advances and interest thereon made by some investors.



     The following table shows investors (i) each program's exchange value,
(ii) the number and percentage of units allocated to each program if the acquisition is consummated, with all the programs, or with only the seven "Trudy Pat" programs and (iii) the number of units to be received per $10,000 of investment in a particular program with all programs included in the acquisition and with only the seven "Trudy Pat" programs included. The information is as of August 31, 1998. [to be updated to the month end prior to the final prospectus date]

                                                                                          % of Total                   No. of Units
                                                                           % of Total    Units to be                   per $10,000
                                                            Number of      Units to be    Outstanding   No. of Units    of Adjusted
                                                             Units        Outstanding     After the      per $10,000   Outstanding
                                            Number of      Allocated if     After the     Acquisition   of Adjusted    Investment if
                                              Units         Only Seven     Acquisition      if Only      Outstanding    Only "Trudy
                                           Allocated if     "Trudy Pat"       if All      "Trudy Pat"   Investment if      Pat"
                              Exchange     All Programs      Programs        Programs       Programs     All Programs    Programs
 Name of Program               Value      Participate(1)  Participate(1)  Participate(2)  Participate(3) Participate   Participate
 ---------------               -----     --------------  --------------  --------------  -------------- ------------   -----------

 Sacramento/Delta Greens    $1,570,486         78,524          78,524            4.55            4.61          128            128
 Oceanside                   5,373,057        268,653         268,653           15.56           15.77          111            111
 Yosemite/Ahwahnee I         2,210,036        110,502         110,502            6.40            6.49          122            122
 Yosemite/Ahwahnee II        4,590,076        229,504         229,504           13.29           13.47          117            117
 Mori Point                  5,413,036        270,652         270,652           15.67           15.88          219            219
 Cypress Lakes               5,824,928        291,246         291,246           16.86           17.09          153            153
 Palmdale/Joshua Ranch       2,621,882        131,094         131,094            7.59            7.69           72             72
 Esperanza                     216,356         10,818                            0.63                          185              -
 Stacey Rose A                  52,345          2,617                            0.15                          229              -
 Stacey Rose B                194,.217          9,711                            0.56                          228              -
                           -----------   -------------   -------------   -------------    ------------  -----------     ---------
      TOTAL                $28,066,419      1,403,321       1,380,175           81.26%(4)       81.00%       1,564            922
                           -----------   -------------   -------------   -------------    ------------  -----------     ---------
                           -----------   -------------   -------------   -------------    ------------  -----------     ---------

-----------------
(1) A unit consists of one share of common stock plus warrants to buy three additional shares at 80% of the closing price on the trading date immediately prior to the date of exercise. See "Description of Securities."


(2)  Represents [5.60%], [19.14%], [7.87%], [16.35%], [19.29%], [20.75%],
     [9.34%], [0.77%], [0.19%] and [0.69%], respectively, of the units to be issued to investors in the acquisition.


(3) If none of the Esperanza, Stacey Rose A and Stacey Rose B programs participate, these percentages would be 5.69%, 19.47%, 8.01%, 16.63%, 19.61%, 21.10% and 9.50%, respectively.


(4) This becomes 92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all the warrants issued in the acquisition are exercised.


CURRENT STATUS OF THE PROGRAMS

     Each of the programs began as tenancy-in-common, secured loan arrangements. Each of the properties that secured the loans was independently appraised at the time the loan was made. Due to the borrowers' defaults on the loans, National undertook the activities necessary so that the investors in each of the programs became the beneficial owners of the real estate that secured the loans and acted as the manager of the programs' assets for the benefit of investors after title was taken. Based on investors' stated objectives, National has been directed to maximize the recovery of the investors' principal. The significant decline in real estate values in California during much of the 1990s (especially for undeveloped land) has made attaining this objective unattainable for the properties under their current independent structure.


     The properties owe a significant amount of property taxes totalling over $[1,000,000] as of August 31, 1998. This amount includes those taxes due under payment plans that have been paid on a current basis. Under California statute, property owners have the option of entering into a payment plan no later than five years following June 30th of the first year a tax payment becomes past due. Thus, the property owner may elect to accumulate up to five years of taxes into the plan, along with any penalties and accrued interest. Payments are then spread evenly over the next five years and are due each April 10th along with accrued interest on the remaining balance. The plan remains in effect, as long as all current property taxes and all past due plan payments are made on time, until the balance is reduced to zero. In order to preserve cash, National arranged for payment plans for past due taxes on behalf of certain programs and anticipates placing others into such plans. The following chart summarizes the status and amount paid and/or due for each property on a cash basis. The financial statements herein account for these taxes due on an accrual basis.

                        Property Taxes Paid in April 1998

                                                                          Payment Plan
                                             Past Due          Total         Balance
 Program                    Current Year    Payment Plan      Payments      Remaining
 -------                    ------------    ------------      --------    ------------

 Sacramento/Delta Greens   $      16,545   $      35,540   $     52,085   $     26,132
 Mori Point                       20,503         121,220        141,723        157,413
 Palmdale/Joshua Ranch             9,461          53,200         62,661         69,092
                           -------------   -------------   ------------   ------------
      Total                $      46,509   $     209,960    $   256,469    $   252,637
                           -------------   -------------   ------------   ------------
                           -------------   -------------   ------------   ------------


                        Property Taxes Paid in June 1998

                                                                          Payment Plan
                                            Past Due           Total         Balance
 Program                   Current Year    Payment Plan      Payments      Remaining
 -------                   ------------    ------------      --------     -------------

 Oceanside                 $    53,690     $     33,416     $  87,106     $          0
 Yosemite/Ahwahnee             106,983          126,518       233,501          506,070
 Stacey Rose Properties          4,843            7,523        12,366           29,670
                           -----------    -------------     ---------     ------------
      Total                $   165,516    $     167,457     $ 332,973     $    535,740
                           -----------    -------------     ---------     ------------
                           -----------    -------------     ---------     ------------



           Estimated Property Taxes Scheduled for Payment in June 2000

                                                                       Payment Plan
                                            Past Due        Total      Balance to be
 Program                  Current Year    Payment Plan    Payments       Remaining
 -------                  ------------    ------------    --------     -------------

 Cypress Lakes            $     34,300    $     62,800   $   97,100    $    251,200
 Esperanza                       3,700           5,800        9,500          23,200
                          ------------    ------------   ----------    ------------
      Total               $     38,000    $     68,600   $  106,600    $    274,400
                          ------------    ------------   ----------    ------------
                          ------------    ------------   ----------    ------------


     The Sacramento/Delta Greens Program is in the fourth year of its payment plan and the Mori Point and Palmdale/Joshua Ranch Programs are in the third year of their respective plans. As of July 1998, the Yosemite/Ahwahnee and Stacey Rose Programs entered into the first year of their respective payment plans. If not sold, then the Cypress Lakes and Esperanza Programs are expected to enter into five-year payment plans in June 2000 if delinquent taxes are not paid prior to that time.


     In addition to property tax liabilities, working capital is needed in order to position the properties for sale on terms that might be approved by a majority of investors. Only the golf course owned by the Oceanside Program and the recreational vehicle park portion of the Yosemite/Ahwahnee properties have any operating cash flow and that is not enough to cover operating expenses much less provide working capital needed to complete conceptual plans, comply with the governmental permitting requirements and eventually construct other improvements on the land. The programs' tenancy-in-common agreements contain provisions for voluntary advances and mandatory assessments by investors. Investors have progressively demonstrated a reluctance to provide adequate working capital through the mandatory assessment process. This reluctance on the part of investors to provide the necessary funding to maintain the properties, pay for minimal expenses such as property taxes, and continue the predevelopment approval process makes continuation of the status quo tenuous at best.



     The remaining Oceanside property was sold on June 5, 1998 for a gross amount of $6,672,099. This was significantly greater than its May 1997 appraisal of $2,850,000. As part of the approval process, Oceanside investors directed that $3,000,000 of that amount be distributed back to them and that $3,550,000 be used to purchase the Yosemite/Ahwahnee golf course and certain additional land around the golf course that is being held for future development. The golf course was leased back to the Yosemite/Ahwahnee programs for five years on a fully net basis for $80,000 for the first year, and $140,000, $250,000, $380,000 and $380,000 for the succeeding years. The golf course currently has a negative cash flow of approximately $350,000 per year which is the responsibility of the Yosemite/Ahwahnee Programs based on this lease-back arrangement of that property from the Oceanside Program. The Yosemite/Ahwahnee Programs will also have the responsibility for payment of future property taxes during the term of the lease. A sale, if possible, at either the recent purchase price or the exchange value would not generate sufficient funds to return all of the Oceanside investors money.


     The Sacramento/Delta Greens property may be sold for a cash price approximating its March 1998 value but National believes that there will be more potential buyers if the final engineering and permitting processes are completed at a cost of approximately $175,000. Nevertheless, since the amount that might be realized is substantially less than the outstanding investment, the sale of this property at current prices will not yield all or a substantial portion of the investors' money at this time.

     Without an infusion of approximately $[3,000,000] of additional capital, the Yosemite/Ahwahnee properties (some of which are now owned by Oceanside investors) cannot reach a point where they are developed enough to be able to eliminate losses from operations and break even on the lease obligations to the Oceanside program investors for the golf course. The March 1998 appraisal was used for the estate lots and for the balance of the land to be developed with timeshare units and additional recreational vehicle sites. Although a buyer may be found at the assigned appraised value, this amount would not generate sufficient funds to return all or a substantial portion of the investors' money at this time.

     At present, Mori Point is vacant land with a proposal to be developed into a hotel/conference center. In order to continue the predevelopment effort, approximately $500,000 of capital is needed to proceed with the real estate permitting process and to establish a plan to protect the habitat of two endangered species that are located on the property. Although a buyer may be found at the March 1998 appraised value, it is the opinion of National that any buyer will insist that completion of a habitat conservation plan be a condition of the closing of the sale. Even a sale at the March 1998 appraised value would not generate sufficient funds to return all of the investors' money at this time.


     If the current proposed sale is not consummated, the Cypress Lakes property must undergo some redesign in order to reduce the estimated infrastructure costs, particularly those related to the construction of a levee around it. It is estimated that this redesign and related engineering and legal costs to change the map could cost approximately $400,000.
Without a significant increase in the demand for property from homebuilders for additional lots in eastern Contra Costa County, the best short-term strategy to maximize the return of capital may be to hold the property in anticipation of being able to sell it in bulk when that demand does finally develop. A bulk sale at the current appraised value would not result in enough funds to return all of the investors capital at this time.



     The Palmdale/Joshua Ranch property has some significant challenges in regard to infrastructure costs, particularly for a main road and utilities. These costs preclude any profitability of a build-out under current market conditions. A vested tentative map was secured in early July 1998 on the property by National on behalf of the investors. The vested tentative map approval is a significant document that helps to insure that local government intervention will not stop the development process and it helps to lock in certain governmental fees at current rates subject to only Consumer Price Index increases. Approximately $[140,000] of capital is needed to complete final soils and grading studies which are needed to attract a potential buyer or joint venture partner. Based on the net value of each lot in the current market, management believes that it may be best to sell the property in bulk unless some of the infrastructure costs can be reduced, eliminated or financed on realistic terms. A bulk sale at the March 1998 appraised value at this time would not generate sufficient funds to return the investors' capital at this time.


     The Esperanza property is zoned commercial. Unfortunately, the current market demand in the area does not justify the build out of the site at this time. In National's opinion, the property should be discounted and sold. It cannot be sold for the original loan amount at this time.

     The Stacey Rose A and Stacey Rose B properties are contiguous properties that are zoned residential. Additionally, National owns a third contiguous parcel on behalf of these two groups of investors. It is estimated that it may cost $50,000 to finalize a tentative tract map on the parcels. The property could contain up to 160 lots. The property could also be held for a bulk sale without spending the capital to obtain the tentative map. However, a bulk sale at the March 1998 appraised value would not generate sufficient funds to return the investors' capital.


     Attempts have been made to sell or develop on a joint venture basis all or portions of each of the properties. However, the offers have been rejected by investors (in the case of Sacramento/ Delta Greens in 1994 and Mori Point in 1996) as inadequate or not forthcoming at all (in the case of the Yosemite/Ahwahnee, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose programs). Prior to the recent sale of the remaining lots of the Oceanside property, two offers had been received that were considered by National to be inadequate. See "Background and Reasons for the Acquisition --Efforts to Dispose of the Properties." The Sacramento/Delta Greens and the Palmdale/Joshua Ranch properties have been presented to several local area homebuilders in the last year without yielding any significant immediate interest or negotiations toward a sale. National continues to explore the possibility of selling all of these properties, but, to date, no brokers have been hired. Even though National is a licensed real estate broker and, along with its land development consultants, has the resources to identify potential buyers for projects of this type and size, it has recently requested proposals from several national real estate brokerage firms, as well as some local ones that specialize in land transactions in the vicinity of certain of the properties. The estate lots at the Yosemite/Ahwahnee properties have been previously listed with a broker for sale, as have the Mori Point, Cypress Lakes, Esperanza and Stacy Rose properties. National also made efforts to interest two potential buyers or joint venture partners in the Yosemite/Ahwahnee properties as a package immediately after the foreclosure in 1995. However, the buyers could not perform and purchase contracts were not consummated. Since then, the project has not been packaged or listed for a bulk sale because National feels a better price can be attained for some of the parcels independently or after further development of the recreational vehicle spaces and planned timeshare program is conducted. Joint venture partners willing to become associated with the unwieldy tenancy-in-common ownership structure which requires so many persons to approve any significant action have been difficult to locate. Currently, the Yosemite/Ahwahnee properties experience a steady negative cash flow which few, if any, buyers are willing to accept. Other than the sale of the golf course and certain adjacent property to the Oceanside investors, only offers for certain of the estate lots have been consummated. No offers that resulted in purchase agreements have been received for the Yosemite/Ahwahnee properties as a package. For a period of one year in 1992 to 1993, the Mori Point property was listed with a reputable national commercial brokerage firm. No offers were received. The brokerage contract was not renewed, and no recent efforts have been made to sell it because the investors instructed National to continue to pursue obtaining the necessary governmental permits to develop a hotel/conference center on the property in order to achieve their objectives of a greater return of their capital. During two separate time frames in 1995 and 1996, the Cypress Lakes property was listed with two separate real estate brokerage firms; however, no purchase agreements were received. An offer to purchase the property for $11,550,000 ($5,550,000 in excess of the March 1998 appraised value) was presented to the Cypress Lakes investors in June 1998. Holders of a majority-in-interest of invested funds have not approved the sale. National briefly listed the Esperanza property with a local Victorville real estate broker in the early 90s but, after about one year, took the property off the market when no offers were received that were acceptable to investors. National did not renew the listing agreement while waiting for the real estate market to improve.



     The acquisition has been proposed because National and the company believe that the properties, when combined and used or sold for their mutual benefit instead of separately operated or sold, can be sold and/or developed in a way that will increase the overall value available to investors. This proposal provides an alternative way to achieve the investors' goal of maximizing a return of their original principal. While there can be no assurance that the company will achieve that goal for the investors through its stock price, continuing to attempt to achieve the investors' goals for each property separately does not appear to provide any likelihood of achieving that objective, because there is a natural reticence among the investors to contribute adequate capital to pay the property taxes or sustain the property-related holding costs any longer. If the acquisition occurs, the properties and assets belonging to the programs will all become assets of the company, and you will be shareholders of the company. The value of the company will be reflected in the market value of its shares. Thus, through the market value of the shares, you may receive a higher percentage of your outstanding investment than you might receive if the properties were operated or sold within their separate programs. However, it is not known whether a market will develop or what the market price for the shares will be and, therefore, it cannot be known whether the value of the shares allocated to each program will ever exceed the price that the properties might bring in a cash sale. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" at page __.


THE COMPANY

     The company was formed on August 6, 1997 to conduct the acquisition. The founding shareholders of the company are Yale Partnership for Growth and Development, L.P. and J-Pat, L.P., family partnerships established by David Lasker and James Orth, respectively, as well as other employees, consultants of National, or the company. The company has no operating history. The company's principal executive offices are located at 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telephone number 1-800-590-7772.

ORGANIZATION CHART


     After the acquisition, [81.26]% (92.9% of all units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) of the company's outstanding shares will be owned by the investors and [18.74]% (7.1% if all units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) will be owned by the founders of the company. Management of the properties will be coordinated through a to-be-formed wholly-owned subsidiary to be named American Family Communities, Inc. If all programs participate in the acquisition, title to the properties will be held by, and day-to-day operations will be conducted through seven separate wholly-owned subsidiaries of American Family Communities, Inc. The ownership and organization of the company after the acquisition will be as follows:

                      Yale Partnership
                       for Growth and        J-Pat, L.P.        Consultants and
   All Programs'        Development,       (controlled by       other employees
     Investors        L.P. (controlled      James Orth, a     or former employees
                      by David Lasker,      principal of        of National or
                       a principal of         National)             Company
                          National)

     [81.26]%(1)          [6.88]%(1)          [6.88]%(1)            [4.98]%(1)

                         American Family Holdings, Inc.

                                       100%

                                 American Family
                              Communities, Inc.(2)

                                       100%




   Delta   Yosemite                           Palmdale/               Victorville
  Greens    Woods    Mori Point     Cypress    Joshua     Esperanza      Homes,
  Homes,   Family   Destinations    Lakes,     Ranch,    Land, Inc.(3)   Inc.(3)
  Inc.(3)  Resort,    Inc.(2)       Inc.(3)   Inc.(3)
           Inc.(3)

-----------------

(1) These percentages will be 92.9%, 2.62%, 2.62% and 1.9%, respectively, if all of the units are sold in the concurrent offering and 94.7%, 1.96%, 1.96% and 1.42%, respectively, if all of the warrants included in the units to be issued in the acquisition are exercised.


(2) A subsidiary formed to coordinate the management and operation of the properties. L.C. "Bob" Albertson, Jr. will be the Chief Executive Officer and, as such, responsible for this entity and the wholly-owned operating subsidiaries.

(3) Subsidiaries formed to hold title to the various properties and to conduct the day-to-day operations.


ALTERNATIVES TO THE ACQUISITION


     The alternatives to the acquisition that National considered were (a) continuing the operations of each of the programs under their respective separate business plans, (b) liquidation of each of the programs either directly or through auctions or in the context of a bankruptcy, and (c) a bankruptcy reorganization of the programs. Even though National continues to seek buyers at prices in excess of the appraised values that would be acceptable to investors, it concluded that alternative (a) is not feasible and alternatives (b) and (c) would not be as beneficial to the investors as the acquisition. See "Background and Reasons for the Acquisition -- Alternatives to the Acquisition" and "Comparison of Alternatives" at pages __ and __.

FAIRNESS


     From a financial and procedural point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of each of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares contained in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the units among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees);


     - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the acquisition are exercised) of the outstanding stock of the company while the company's founders (principals, employees, former employees, and consultants of National) will hold less than 20% (7.1% if all units are sold in the concurrent unit offering and 5.3% if all of the units are sold in the concurrent offering and all of the warrants included in the acquisition units are exercised). Such percentage will further decline if any of the warrants included in the units being sold concurrently are exercised. Founders' stock was purchased for $.01 per share. National and its principals will have forgiven over $[3,800,000] of expenses and accrued fees of which a total of approximately $[2,148,000] was earned under the servicing agreements after the loans defaulted and until the acquisition actions were completed. The remainder of the forgiven amount reflects expenses advanced to the programs on behalf of investors by National. However, the amount of fees forgiven was not a material factor in determining the number of shares of the company to be held by its founders after the acquisition. See "Background and Reasons for the Acquisition -- General -- Servicing and Asset Management Fees" for details of the amounts earned, the amounts actually paid, and the recipients of such post-foreclosure fees. National believes that the amount paid for the asset and property management services is no less favorable than the amount that a third party would charge;


     - the valuation of the real estate assets of each of the programs by the independent appraisers;

     - the probability that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;


     - while the programs were originally formed to have a two to four year finite life and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the loans, the investors became beneficial owners of the underlying properties with the financial obligations of ownership, as well as the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation particularly in light of the fact that individual investors may have the opportunity for liquidation of all or part of their investment;



     - the acquisition will cause fundamental changes in the individual business plans of the programs. Rather than being focused on a single property, the company will be focused on the management of at least seven properties. Thus, the poor performance of a particular property may affect the company's operations as a whole for better or for worse regardless of the performance of the other properties.


     - investors will not be able to vote on changes to or dispositions of a particular property or borrowing secured by a particular property. Those decisions will be made by the Board of Directors or management. Further, as investors in a larger entity, relative voting power will be diluted;

     - future cash distributions will be based on the company's earnings and a decision of the Board of Directors to pay dividends rather than on the performance or sale of a particular property;

     - investors voting against the acquisition will have no alternative but to accept units in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and


     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses the allocation of the units in the acquisition in the context of a combination of all ten programs and in the context of a contribution of only the seven Trudy Pat programs. See "Background and Reasons for the Acquisition" at page __.



     National reviewed the arbitrary value based on $20 per unit that you will receive in connection with the acquisition and compared it with what you might receive if (i) the programs' properties were operated "as is," (ii) the programs' properties were liquidated directly, in auctions or in the context of a bankruptcy, or (iii) the programs' properties were sold at the appraised values used to determine the exchange values. Based on that review, and even acknowledging that, initially, the company's shares contained in the units issued in the acquisition would likely trade substantially below their arbitrary $20 issuance value, National believes that there is a higher probability of realizing value from the programs' assets through the acquisition than through any of the other alternatives. This belief is based on the expectation that some financing opportunities other than investor assessments will become available based on the form and structure of the entity while the inherent discounting resulting from forced sales or liquidation because of time pressure will be relieved. If additional financing opportunities become available, such funds could be used to enhance the value of one or more properties which, in turn, would enhance the aggregate value of the entire remaining portfolio of properties. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "--Recommendation of National and Fairness Determination" at pages __ and __. Based on this comparison, National concluded that the acquisition is financially fair. In addition, National believes that the acquisition is procedurally fair to investors because of (i) the process of determining the exchange values involved independent appraisals and (ii) the process of providing investors with the information in this prospectus and obtaining their votes on the subject of the acquisition. National's belief that the acquisition of any combination of programs described in this prospectus is fair to investors is based substantially, but not entirely, on the Fairness Opinion. National is aware of no material uncertainties that relate to the conclusion in the Fairness Opinion.


FAIRNESS OPINION


     National hired Houlihan Valuation Advisers, an independent valuation firm, to review the fairness of the acquisition. That firm's opinion (the "Fairness Opinion") concludes that the allocation of the units in the transaction (which includes allocation of units to the programs and shares to the company's founders) is financially fair to you in the context of a combination of all ten programs and a combination of just the seven Trudy Pat programs. Given the small size of the Esperanza and Stacey Rose A and B programs in relation to the seven Trudy Pat programs, and the conclusion that the combination of all ten programs was fair, management of National (Messrs. David Lasker and James Orth) determined for itself (and directed the independent valuation firm) that the fairness of the combination of the seven Trudy Pat programs would not be materially affected by the addition of any combination of less than all of the three non-Trudy Pat programs and that the addition of one of the three or any combination of two of the three would be fair to whichever of those chose to participate. Thus, if the acquisition is completed with a combination of programs not addressed in the fairness opinion, no independent opinion concerning the fairness of the acquisition in that combination will have been obtained. See "Background and Reasons for the Acquisition -- Appraisals and Fairness Opinion" at page __.

NATIONAL'S RECOMMENDATION

     While the acquisition was not negotiated at arms-length and National and the principals of National will receive substantial benefits from the acquisition, NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION. See "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition" at page __, and "Appraisals and Fairness Opinion" at page __.

BENEFITS TO NATIONAL AND COMPANY FOUNDERS


     MANAGEMENT AND COMPANY FOUNDERS WILL OWN APPROXIMATELY [18.74]% (7.1% IF ALL THE UNITS ARE SOLD IN THE CONCURRENT OFFERING AND 5.X% IF ALL THE UNITS ARE SOLD IN THE CONCURRENT OFFERING AND ALL WARRANTS IN UNITS ISSUED IN THE ACQUISITION ARE EXERCISED) OF THE COMPANY. These individuals paid $.01 per share for their company shares. These shares were not received in exchange for fees that National has forgiven or will forgive, which amount to over $3,800,000. National and the Company's management believe that, in order to provide adequate incentives, it is appropriate for the executive officers and Company founders to control slightly less than 20% of the Company.



     AFTER THE ACQUISITION, NATIONAL'S PRINCIPAL STOCKHOLDERS WILL CONTROL UP TO APPROXIMATELY [13.76]% OF THE STOCK (APPROXIMATELY 5.2% IF ALL THE UNITS ARE SOLD IN THE CONCURRENT OFFERING AND 3.9% IF ALL THE UNITS ARE SOLD IN
THE CONCURRENT OFFERING AND ALL WARRANTS IN UNITS ISSUED IN THE ACQUISITION ARE EXERCISED) IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth, the principal stockholders of National, will be President and Chief Executive officer, respectively, of the company and entities they control will each own [6.88]% (2.62% if all the units are sold in the concurrent offering and 1.96% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the company's outstanding shares. L.C. "Bob" Albertson, Jr. will be Chief Executive Officer of the Company's operating subsidiary, American Family Communities. He will own [2.59] (0.99% if all the units are sold in the concurrent offering and 0.74% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the Company's outstanding shares. All of these shares are included in the shares described above as being owned by company founders. Mr. Albertson will receive an annual salary of $200,000 plus stock options and other benefits. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" at page __ for additional information about executive compensation for Messrs. Lasker and Orth.


     AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE THE SERVICING AGREEMENTS (ASSET MANAGEMENT ACTIVITIES) WITH NATIONAL FOR THE PROGRAMS. Pursuant to these agreements, National provided loan servicing prior to taking title to the properties on behalf of the investors and asset management services after taking ownership on behalf of investors due to the borrower's defaults. This will relieve National of its ongoing obligations under such agreements even though National could have terminated those agreements unilaterally if it elected to do so. See "Background and Reasons for the Acquisition -- General -- Servicing and Asset Management Fees" at page __ for details about the various post-foreclosure services provided to investors by National.


     THE COMPANY WILL OWE NATIONAL AND ITS PRINCIPALS AND EMPLOYEES $[1,818,684] OF ACCRUED BUT UNPAID ASSET MANAGEMENT AND PROPERTY MANAGEMENT FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs even though the loans no longer existed, National charged an asset management fee at the same 1% annual rate that it earned for previously servicing the loans. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National acted as an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences and objectives in regard to development or sale of the properties and facilitated the assessment of the investors to raise funds necessary to perform the activities required to meet those objectives and to pay property taxes, insurance and other costs of property. The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $241,500 for Oceanside; $61,068 for Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B. In addition to the one percent fee, compensation has been accrued for property management services provided to the Oceanside ($896,000 accrued since the date of ownership (November 1993); $896,000 actually paid) and Yosemite/Ahwahnee properties ($600,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervisions of entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and operationally intense.

SUMMARY OF THE NEW BUSINESS PLAN



     Our objective is to preserve as much of the investors' original principal as is possible and improve the value, performance and marketability of the properties currently held by the programs in the following ways:


     - By developing selected properties for their highest and best use, particularly the Yosemite/Ahwahnee property for timeshare and recreational vehicle memberships;

     -    By increasing the current cash flow from the operating assets;

     - By maximizing the potential profit margins of for-sale products like lots and/or parcels;


     - By raising funds for the company's operations through the sale of selected real estate assets acquired from the programs to outside buyers, the sale of some additional units in the concurrent offering, and through the exercise of warrants; and


     - By acquiring other projects or assets which are consistent with our objectives and business plan, particularly those that can be timeshare oriented.

     RESIDENTIAL DEVELOPMENTS. The Company will sell certain assets or programs in bulk to raise operating funds that can be applied to more potentially profitable areas of the company's business. Cash flow from the sale of parcels for single-family homes and lots would continue our growth and build value.

     We plan to continue to investigate the most feasible, profitable and cost-effective ways to finalize the entitlements and provide for the necessary infrastructure for the Sacramento/Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose properties while seeking bulk buyers at acceptable prices and/or joint venture partners on reasonable financial terms.


     RESORT DEVELOPMENTS. We will enhance the value of Yosemite/Ahwahnee by continuing to develop the project. While the project itself presently has limited cash available for capital improvements, we believe the highest potential rewards in terms of revenues, profitability and increased share value lie in this segment of the company's asset base. By using the remaining funds available from the sale of the golf course and additional surrounding land to the Oceanside investors, from the sale of certain assets of other programs, or from the sale of units offered concurrently herewith, we will aggressively continue to develop vacation villa timeshare units and recreational vehicle sites. We will also continue to process the necessary approvals for the Mori Point property which we believe has the potential to attract hotel and conference center industry-oriented joint venture partners or purchasers. In the future, we may also target additional resort or over-night-stay projects for potential acquisition or joint venture. See "Business and Properties -- Properties" at page __ and "-- Consolidation of the Programs" at page __ for further details regarding all of the properties.

     MANAGEMENT. The Board of Directors will oversee the management of the company. After the acquisition all directors will be elected by the shareholders. The Board will consist of six directors, including three directors who are independent of the company. For background on management of the company and their compensation, see "Management Following the Acquisition" at page __.

COMPARISON OF THE PROGRAMS AND THE COMPANY

     The summary information below highlights a number of significant differences between the programs and the company. See "Comparison of the Programs and the Company" at page __.

     FORM OF ORGANIZATION. The programs began as tenancy-in-common investments in loans secured by first liens against real estate. The company is a corporation which offers to investors certain benefits such as limited liability and professional management which may not be present to the same degree in the present ownership structure.

     LENGTH OF INVESTMENT. When you invested in the loans, you expected to receive interest payments and repayment of the principal amount of your loan in two to four years. After the acquisition, the company will have no time limit to dispose of any assets, and you will not receive net asset sales proceeds. Instead, sales proceeds will be reinvested in the company. Your publicly-traded shares will replace the process of liquidating program assets as your way to receive a future return of your capital and any profits.

     DIVERSIFICATION. Each of the programs has real estate assets in a single location. By contrast, the company will hold the real estate assets of at least seven programs and will be more diversified both geographically and by type of property. By owning shares, you will be invested in an on-going, diversified, real estate operating company.

     ADDITIONAL EQUITY. None of the programs are currently authorized to raise additional funds under their current tenancy-in-common structure, except through mandatory assessments. On the other hand, the company will have more flexibility to raise capital to finance its business. We may issue additional stock to raise money or to make new real estate investments. These are traditional methods of acquiring capital, but this would dilute your interests. Such stock could have priority in dividends distributions and liquidation proceeds.

     BORROWING POLICIES. Borrowing is difficult under the present program structure. The company will be able to borrow to improve or expand its asset base. However, borrowing may also increase the company's risk from leveraged investments.


     COMPENSATION, FEES AND DISTRIBUTIONS. National will stop charging fees under the program agreements in the aggregate amount of approximately $885,000 per year. As of August 31, 1998, the programs have accrued fees and advances due to National and its principals and employees of $[2,128,376],which will be assumed and paid in the general course of the company's business. An additional amount of accrued fees of $261,273 and $124,250 that are due National from the Oceanside and Yosemite/Ahwahnee II programs, respectively, will be forgiven upon the acquisition of the programs by the Company. In addition, National also has represented that it was owed fees and made advances to the programs totalling $[2,843,308] which it forgave prior to 1995. Since these fees and advances were incurred and forgiven prior to 1995, they have not been accrued on the historical balance sheets of the programs presented in this prospectus. National's principals will own interests in the company and will also receive salaries as officers of the company.


     National, itself, will receive units in exchange for its interests held as an investor in each of the programs in the same manner and at the same exchange value as all other investors. National, however, will not exercise any of the warrants it receives with the units.


     MANAGEMENT CONTROL AND RESPONSIBILITIES. Currently, under the servicing agreements, National serves as your agent in managing the properties. Under its contract, it cannot be removed except by a majority vote by investors in a particular program, and then only if it receives certain indemnifications and the payment of its accrued fees. Therefore, National's removal would be an extraordinary event. You will have greater control over the management of the company than you had over the programs. You will be able to vote for certain members of your Board of Directors every year. In the beginning, founders of the company will control a maximum of [18.74]% 6.1% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the voting shares.


     MANAGEMENT LIABILITY AND INDEMNIFICATION. The directors and officers of the company will be entitled to potentially stronger indemnification from the company for their actions than is presently the case for National in the program agreements.

     VOTING RIGHTS. Presently, you only have voting rights in the particular program in which you are an investor. You can vote on matters involving collection, servicing and administration of your investment as well as termination of the servicing agreement. As a shareholder, you will have the right to vote for directors and other matters according to applicable law or the company's charter documents. When voting as a shareholder, your vote will affect all of the businesses and properties owned by the company, which will include the assets owned by at least seven of the ten programs. However, your relative voting power will be reduced.


     LIQUIDITY. The tenancy-in-common interests in the programs constitute illiquid investments which are very difficult to sell. The shares are expected to be [listed on the _____ and be] freely tradable.


     TAX TREATMENT. The company will be taxed as a corporation. Currently, the programs themselves are not taxpayers and file no program tax returns. Prior to taking title to the properties, when income was allocated to a program investor that was interest, National, as servicing agent, reported such income to the IRS and the investors on Form 1099-INT. As tenancy-in-common owners of the properties, the investors no longer receive Forms-1099 from National, but are responsible for their pro rata share of any income, gain, loss or deductions attributable to their program's properties. If the company makes distributions to shareholders, it will report the distributions on Form 1099-DIV whether or not they are taxable entities.

     OVERHEAD AND EXPENSES. Overhead and expenses of the programs are the responsibility of the investors to the extent the applicable program does not generate sufficient cash flow to cover them. They are billed individually to investors in the form of assessments. To date, only the Oceanside program has been completely self-funding. Investors will have no direct responsibility for company overhead and expenses. Initially, overhead and expenses of the company will be derived from cash on hand, proceeds of the sale of units in the concurrent offering, the exercise of warrants, and the sale of one or more of the company's assets. Future overhead and expenses will be funded from cash flow from operations.


     DILUTION. Investors in each program have voting power based on their percentage of the funds contributed to the program. Since ten programs will be consolidated into the company, each investor's voting power will be substantially reduced.

     BUSINESS PLANS. Each of the programs has a separate business plan as follows:


 Sacramento/Delta Greens    Finish permitting process and obtain city and
                            other governmental approvals of the project's tentative map and design. Approximately $25,000 of capital needed to complete the engineering, environmental and other wetlands activities to finalize the tentative tract map process.


 Oceanside                  Continue to hold the Yosemite/Ahwahnee golf course
                            and surrounding land for lease and potential ultimate sale back to the Yosemite/Ahwahnee
                            Program.


 Yosemite/Ahwahnee I & II   Continue to operate the golf course, expand
                            the recreational vehicle membership park, build a new public overnight stay park, construct timeshare units, and market these products and services.
                            Approximately $3,000,000 of additional capital needed.


 Mori Point                 Proceed with hotel/conference center entitlement
                            process which will require the preparation of a mitigation plan to protect the habitat of an endangered species. Approximately $500,000 capital needed.

 Cypress Lakes              Proceed with providing the due diligence
                            documentation required by the current potential buyer. Consummate the transaction if possible.
                            If for some reason the buyer backs out, then approximately $400,000 of capital will be needed for the management, engineering and legal expenses to redesign the project to minimize infrastructure costs and to renew the tentative map.

 Palmdale/Joshua Ranch      Approximately $140,000 of capital will be needed
                            to proceed with finalizing the engineering, grading studies, soil analysis and other cost estimates to determine the feasibility for infrastructure financing. (A vested tentative map was secured on the property in early July 1998.)
                            Pursue a bulk sale at adequate prices and attempt to attract a joint venture partner.


 Esperanza                  Pursue a bulk sale that is reasonable under the
                            current economic conditions, preferably before delinquent property taxes become due in 2000.


 Stacey Rose A & B          Pursue the approval of a tentative tract map from
                            the City of Victorville. It is estimated that the cost will exceed $50,000 and will require about nine months. At that point, management believes the property would be of greater interest to prospective buyers.


     The business plan of the company is to consolidate the programs' plans, raise some or all of the capital necessary to accomplish some of those plans through the sale of units in the concurrent offering, the exercise of warrants and the sale of one or more of the properties to direct funds to the most profitable areas of the Company's business, most likely timeshares, recreational vehicle membership sales and acquisitions of other properties conducive to such business. The total capital needed is approximately $[4,565,000]. This can also be provided from debt financing, if available, or joint venture partners. The company believes the Yosemite/Ahwahnee properties have the greatest profit potential. So, if working capital or debt financing were in short supply, the company will prioritize and concentrate its efforts on the Yosemite/Ahwahnee properties.



     DISTRIBUTIONS AND DIVIDENDS. As interest and principal was paid by the borrowers, investors in the programs were entitled to distributions. If the underlying properties of the programs had been sold since their ownership was taken over by National on behalf of investors, on the default of the borrowers, investors in the programs would have been entitled to distributions of sale proceeds from programs in which they invested. The company has no present plans to pay dividends to shareholders whether from earnings or for the sale of properties. Dividends will be paid only when declared by the board of directors.


TAX CONSEQUENCES OF ACQUISITION

     The income tax consequences of the acquisition will depend primarily on whether the acquisition qualifies under Section 351 of the Internal Revenue Code. Arter & Hadden LLP, tax counsel to the company, CANNOT PROVIDE CERTAINTY THAT THE ACQUISITION WILL QUALIFY UNDER SECTION 351.

     Tax counsel is of the opinion that the acquisition will qualify under
Section 351 if (i) the company is not an investment company (tax counsel is of the opinion that the company is not) and (ii) collectively, the investors in the programs control at least 80% of the outstanding shares of the company immediately after the acquisition (the facts do not provide tax counsel with a basis upon which to opine that the 80% test is or is not met).

     The determination of whether the 80% test is met depends on whether investors who subsequently dispose of shares acquired in the acquisition are treated as not being holders "immediately after the acquisition." Neither the company nor tax counsel is in a position to determine whether investors who will acquire more than 80% but who later sell some of those shares will or will not be deemed by the taxing authorities to have held those shares "immediately after the acquisition." See "Federal Income Tax Consequences -- Qualification of the Acquisition as a Qualifying Section 351 Transaction" at page __ for an in-depth analysis of the tax issues and the reasons tax counsel is unable to provide a definitive opinion on this aspect of the transaction.

     If the acquisition qualifies under Section 351, tax counsel is of the opinion that no gain or loss will be recognized by the company or, generally, by the investors as a result of the acquisition, except with respect to gain, if any, with respect to their receipt of warrants. If the acquisition does not qualify under Section 351, tax counsel is of the opinion that the company will recognize no gain or loss in the acquisition, but an investor will recognize gain or loss upon receipt of shares and warrants. That gain or loss will be equal to the difference between the tax basis of the investor's interest in the property transferred and the fair market value of the shares received plus his or her share of any nondeductible liabilities to which the properties are subject.

     After the effective date, tax counsel is of the opinion that, as a separate taxable entity, the company's taxable income will not flow through to the investors for purposes of determining the investors' tax liabilities. Distributions by the company to its shareholders will be taxable as a dividend if the company has earnings and profits. Otherwise, distributions will constitute non-taxable returns of capital to the extent of an investor's tax basis in the shares and will be taxable gain to the extent the distribution exceeds the tax basis.

CONFLICTS OF INTEREST RELATED TO THE ACQUISITION

     National and the company will be subject to conflicts of interest relating to the acquisition and the on-going operation of the properties. These include


     - if the acquisition is completed, David Lasker and James Orth, the principal stockholders of National, will receive some or all of the following benefits: stock ownership in the company (up to 6.88% each (2.62% if all the units are sold in the concurrent offering and 1.96% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised)), cash compensation in the form of salaries ($180,000 per year each) subject to annual increases and potential bonuses, stock options, potential incentive compensation, and the right to participate in company-wide employee benefit programs;


     - you did not have independent advisers representing you in structuring the acquisition;

     - neither the acquisition itself nor the employment agreements for the officers of the company were negotiated at arm's-length;

     - certain provisions of the company's certificate of incorporation and bylaws, as well as Delaware law, could be used by management of the company to discourage or defeat efforts of third parties to take control of the company; and

     For a complete discussion of these conflicts, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __ and "Management Following the Acquisition" at page __.

CONDITIONS TO ACQUISITION

     The principal non-waivable conditions to the acquisition are


     - approval of the acquisition by all seven of the "Trudy Pat" programs through a vote of the investors holding a majority-in-interest in each (if all seven approve, a vote of investors holding a majority-in-interest of any or all of the three other programs will permit such programs to participate in the acquisition),


     - receipt of a final Fairness Opinion from the independent valuator regarding the actual allocation of units,


     [-    approval of the shares for [listing][designation] upon notice of issuance on the _______________, and]


     - the issuance to the company of policies of title insurance on each of the properties.

CONSEQUENCES IF ACQUISITION NOT APPROVED


     If the acquisition is not approved, National must immediately assess investors in each property in order to provide for the minimal necessary expenses of the project, like property taxes, while arranging for a quick discounted sale of the assets of each program. After the outstanding obligations of the investors in the programs, including fees due National and others, are paid, then any net proceeds of the sale will be distributed to the program's investors. If no sale acceptable to investors in a particular program can be arranged, and if investors in that program do not provide sufficient additional funds in a timely manner to pay property taxes and cover necessary expenses of continuing to hold the properties, as well as National's current and accrued fees for asset and property management services, then, as permitted by the servicing agreements, National will consider resigning. It will be necessary for National to immediately determine whether bankruptcy protection and liquidation may be in the best interest of investors of a particular program. Under California law, National is the investors' agent and has certain fiduciary duties. The duties require National (i) to use reasonable care and diligence in managing the programs, (ii) not to compete with investors without full disclosure and consent, and (iii) not to obtain an adverse interest to the investors without full disclosure and consent. National does not believe that any of the foregoing actions would breach its fiduciary duties to investors. No sale can take place without the approval of holders of a majority of the interests in any particular program. If no acceptable sale is arranged and if the investors in a program fail to make sufficient payments to keep the program financially viable, National will have done all it can do to protect the interests of that program's investors.


DELIVERY OF UNITS

     The company will mail your units to you shortly after the acquisition becomes effective.

SUPPLEMENTS

     Included with this prospectus is a supplement designed to focus solely on your program, and the impact of this proposed acquisition on investors in your program. Please review it prior to completing your ballot.

CONSENT SOLICITATION/SUMMARY OF VOTING PROCEDURES

     RECEIPT OF CONSENTS. We must receive your ballot by 11:59 p.m., Pacific Time, on ____________, 1998 (unless extended by the company) to be counted in the vote on the acquisition.

     VOTING. You are entitled to vote based on the amount you have invested in a program, on the record date, ___________, 1998. Only investors on the record date are entitled to vote. Voting will be on a program-by-program basis.

     VOTES/OUTSTANDING INVESTMENT. On the record date, the following amounts of outstanding investment, which correspond to votes, exist for each of the programs:



                                                 Outstanding Investment;
                Name of Program                      Number of Votes
                ---------------                      ---------------
                                                        [8/31/98]
                Sacramento/Delta Greens                 6,131,638
                Oceanside                              24,150,000
                Yosemite/Ahwahnee I                     9,063,163
                Yosemite/Ahwahnee II                   19,565,333
                Mori Point                             12,342,259
                Cypress Lakes                          18,971,767
                Palmdale/Joshua Ranch                  18,107,814
                Esperanza                                 584,653
                Stacey Rose A                             114,098
                Stacey Rose B                             425,188



     VOTE REQUIRED. In order for the acquisition to be approved, investors holding a majority of the outstanding investment/votes in EACH of the programs, other than Esperanza, Stacey Rose

A and Stacey Rose B, must approve the acquisition. Based on amounts of tenancy-in-common interests purchased in each program, National has the following votes in each of the programs: 3,118 Sacramento/Delta Greens; 2,300 Oceanside; 2,373 Yosemite/Ahwahnee I; 69,384 Yosemite/Ahwahnee II; 5,279 in Mori Point; Cypress Lakes 3,200; and Palmdale/Joshua Ranch 2,395; Esperanza -0-; Stacey Rose A 4,247 and Stacey Rose B $15,753. It will cast all of its votes in favor of the acquisition.


     You may vote YES or NO or ABSTAIN on the acquisition. If you do not submit a ballot or you send a ballot marked ABSTAIN, you will be counted as having voted AGAINST the acquisition.

     You may vote only using the ballot provided, and only during the solicitation period, which ends __________, 1998 or at a later date the company may announce. You must return the completed ballot to National before the solicitation period expires. If we receive your ballot signed but unmarked, it will be counted as a vote FOR the acquisition.

     You may withdraw or change your ballot before the solicitation period expires. You will need to complete and mail a substitute ballot, AND a letter stating that you are revoking your previous vote.

     INVESTOR'S REPRESENTATIONS. When you vote, you will be confirming to the company that (i) you have received and reviewed the prospectus and the applicable supplement, (ii) you understand that you will become a shareholder in the company if the acquisition is completed, (iii) you have the power and authority to vote as an investor, (iv) you understand that if you sign and send in the ballot but do not indicate a vote, the ballot will be deemed to have been voted IN FAVOR of the acquisition, and (v) if the acquisition is completed, to the best of your knowledge, the company will acquire title to your interest in the program's property free and clear of all liens and adverse claims other than property taxes. By voting in favor of the acquisition, you are also voting to terminate the tenancy-in-common agreement with other investors in your program and the servicing agreement with National. Termination of the servicing agreement relieves National of any future liabilities or responsibilities to the program, but all amounts owing to National under the servicing agreement after the acquisition will be assumed by the company.

NO DISSENTERS' RIGHTS

     If you vote "NO" on the acquisition, and the acquisition is approved, you will have no choice other than to take shares in the company. You will not be entitled to object to the transaction and receive a cash payment for your interest under the tenancy-in-common agreements governing the programs or applicable law. See "Voting Procedures -- No Dissenters' Rights" at page __.

NO RIGHT TO PROGRAM BOOKS AND RECORDS


     You have no rights under your program's tenancy-in-common agreement or your servicing agreement, or under federal or state law, to obtain a list of the names and addresses of the other investors in your program or to inspect other books and records of your program. If you wish to communicate with the other investors in your program, upon receipt of the material you wish mailed together with the amount of postage necessary to make such mailing and an opinion of experienced counsel reasonably acceptable to National that the proposed communication does not violate applicable federal or state securities laws or regulations or state real estate laws nor will assisting in the dissemination of such material subject National to liability for violation of such laws and rules, National will promptly mail such communications to your program's investors.



CONCURRENT OFFERING



     In addition to the Consent Solicitation, the Company is simultaneously offering up to 125,000 units at $20 per unit to be issued exclusively to existing program investors. The offering is a "best efforts" offering with no minimum number of units which must be sold. There is no assurance that any proceeds will be received. No sales can be completed unless the acquisition is approved. Each unit consists of one share and three 1998 Warrants to purchase additional shares. Each unit offered concurrently will be identical to the units issued in the acquisition. NASD broker-dealers will receive an aggregate of $1.40 per unit commission from the company for any units sold with their help.



     If any funds are raised by the offering, they would be used to pay offering expenses, acquisition expenses, property taxes due, and for working capital, as detailed in the company's business plan. Any funds raised on exercise of warrants would be used for working capital.



     FOR ADDITIONAL INFORMATION ABOUT THE CONCURRENT OFFERING, SEE THE PROSPECTUS WHICH ACCOMPANIES THIS CONSENT SOLICITATION STATEMENT AS A SEPARATE DOCUMENT.


SUMMARY FINANCIAL INFORMATION

     We are providing the following summary financial information to aid you in your analysis of the financial aspects of the acquisition. This information was derived from our pro forma and historical financial statements (and related notes) found later in this prospectus and should be read in conjunction with that information. See "Financial Statements" beginning on page F-1. The historical financial statements for the full year were audited; those showing pro forma information were not audited. The unaudited financial information reflects all adjustments (consisting only of normal recurring accruals) which are considered necessary to present fairly the financial information for the periods. The results of any interim period are not necessarily indicative of results for a full year, and historical and pro forma results do not predict future results.

                                         Company Pro Forma                                   The Acquisition Historical
                                  ------------------------------------      ----------------------------------------------------
                                  Six Months Ended         Year Ended
                                      June 30,            December 31,
                                        1998                  1997
                                  ----------------        ------------                     Years Ended December 31
                                        The                   The           -----------------------------------------------------
                                    Acquisition           Acquisition            1997                1996                1995
                                  ----------------        ------------      -------------       -------------       -------------
Revenues                              $  324,654          $ 5,193,012         $ 5,193,012         $ 6,213,299        $  6,333,143
Cost of sales                            121,187            4,081,530           4,081,530           5,224,186           5,346,735
                                  ----------------        ------------      -------------       -------------       -------------
Gross profit                             203,467            1,111,482           1,111,482             989,113             986,408
Expenses:
  Selling, general and
     administrative                    2,413,683            5,676,067           4,357,059           4,029,618           2,486,099
  Land write-down                        255,000            1,299,651           1,299,651             845,000          16,167,424
  Management fees                              -                    0             949,003             949,003             949,003
                                  ----------------        ------------      -------------       -------------       -------------
Total expenses                        $2,668,683          $ 6,975,091         $ 6,605,713         $ 5,823,621        $ 19,602,526
Net interest income
  (expense)                               (1,117)              31,345              31,345              73,205           1,222,008
                                  ----------------        ------------      -------------       -------------       -------------
Gain on sale of property               1,871,279                    -                   -                   -                   -
Net loss                              $ (595,054)         $(5,832,886)        $(5,462,886)        $(4,761,303)       $(17,394,110)
                                  ----------------        ------------      -------------       -------------       -------------
                                  ----------------        ------------      -------------       -------------       -------------
Net loss per share                         (0.34)               (3.38)                N/A                 N/A                 N/A
                                  ----------------        ------------
                                  ----------------        ------------
Average number of shares
  outstanding                          1,726,617           [1,726,617]                N/A                 N/A                 N/A
                                  ----------------        ------------
                                  ----------------        ------------
Balance Sheet Data:
  Cash and cash
     equivalents                       2,809,752                  N/A             540,909           1,065,715                 N/A
  Total real estate                   27,601,000                  N/A          27,427,617          28,444,055                 N/A
  Total assets                        32,059,053                  N/A          32,065,559          34,561,602                 N/A
  Total debt                             313,083                  N/A             324,920             424,767                 N/A
  Total liabilities                    5,844,634                  N/A           6,938,267           4,782,370                 N/A
  Stockholders'/
     owners' equity                   26,214,419                  N/A          25,127,292          29,779,232                 N/A
Other Data:
  Cash used in operating
     activities                      (2,525,042)                  N/A         (2,015,894)         (1,658,879)            (68,615)
  Cash provided by (used
     in) investing
     activities                        6,988,374                  N/A           (163,264)           (186,211)           (436,545)
  Cash provided by (used
     in) financing
     activities                      (2,067,345)                  N/A           1,523,975           1,168,817             674,403


[Note that the average number of shares outstanding will change as we recalculate exchange values until we go effective. That's why they are bracketed.]

                                    RISK FACTORS

     THE ACQUISITION INVOLVES CERTAIN RISKS. YOU COULD LOSE ALL, OR A SIGNIFICANT AMOUNT OF THE REMAINING VALUE, OF YOUR INVESTMENT IF THE COMPANY IS NOT SUCCESSFUL, IF THE STOCK MARKET DECLINES OR IF REAL ESTATE VALUES IN CALIFORNIA DECLINE AGAIN. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE SUPPLEMENT FOR YOUR PROGRAM. BEFORE COMPLETING THE ACCOMPANYING BALLOT, YOU SHOULD ALSO CAREFULLY CONSIDER THE FOLLOWING RISKS, WHICH APPLY TO ALL PROGRAMS AND THEIR INVESTORS.


     IN THE FOLLOWING RISK FACTORS, AND ELSEWHERE IN THIS PROSPECTUS, NATIONAL AND THE COMPANY OR THEIR REPRESENTATIVES HAVE MADE FORWARD-LOOKING STATEMENTS REGARDING VARIOUS BUSINESS PLANS, TYPES OF INVESTMENTS TO BE MADE AND HYPOTHETICAL RESULTS OF OPERATIONS OR SALES OF PROGRAM PROPERTIES. THE STATEMENTS ARE QUALIFIED BY THE "RISK FACTORS" DISCUSSED BELOW. THESE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED. YOU SHOULD NOT RELY ON THE COMPANY'S STATEMENTS OR PLANS AS A PREDICTION OF ACTUAL RESULTS.


RISKS OF THE ACQUISITION


     THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular program's property. March 1998 appraised or updated values for the properties were: Sacramento/Delta Greens - $1,745,000; Oceanside - $5,080,000; Yosemite/ Ahwahnee I - $1,782,950; Yosemite/Ahwahnee II - $3,703,050; Mori Point - $6,000,000; Cypress Lakes - $6,000,000;
Palmdale/Joshua Ranch - $2,700,000; Esperanza - $270,000; Stacey Rose A and B properties and the adjacent parcel combined - $320,000) for a total of $27,601,000. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the company's management without your approval. At $20 per unit, the arbitrary value assigned to the company's units to be delivered in the acquisition is $[28,066,419] even though the shares included in the units to be delivered to you in the acquisition will likely trade initially at prices substantially below $20 per share. You will be able to liquidate your investment only by selling your shares in whatever market develops, and only if a trading market exists, or in private transactions. If the market value of the shares does not reflect the fair market value of the company's assets, you may not realize the full value of your investment. You will not receive the cash liquidation proceeds if individual program properties are sold. As an investor in the larger company with more assets, rather than any individual program, you will have less relative voting power.


     THE EXCHANGE VALUE OF THE PROGRAMS MAY NOT BE THE AMOUNT YOU WOULD NET IF THE PROPERTIES WERE SOLD IN A CASH SALE TRANSACTION. Appraisals reflect conditions in March 1998, and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition -- Calculation of Exchange Value" at page __. Since the shares included in the units you receive as a result of this transaction may initially trade at prices substantially below the arbitrarily determined exchange value of $20 per unit, you could wind up with less money reflected in the value of your units than if your program's property was sold for cash. Except for the Yosemite/Ahwahnee I and II programs and the Oceanside program, the exchange value of the units the owners of the properties will receive will be less than the appraised values of the properties used to calculate exchange values because of adjustments for liabilities for each program. At any point in time, the value of those shares might not exceed the appraised values of the properties used to calculate exchange values at any particular time in the future.

     THE SHARES INCLUDED IN THE UNITS MAY TRADE INITIALLY AT PRICES SUBSTANTIALLY BELOW THE ARBITRARILY DETERMINED EXCHANGE VALUE OF $20 PER UNIT. The shares have never been sold in a public securities market. There is no guaranty that a liquid trading market will develop, or be sustained, for the shares. If the shares trade, the initial trading price is likely to be substantially less than the arbitrary $20 issuance price of the units or the book value of the company's assets. The market price of the shares included in the units will likely be less than $20 per share after the acquisition, particularly if investors decide to sell a large number of their shares shortly after the acquisition.

     THERE WERE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. The programs are not partnerships and, thus, National does not have the fiduciary duties or the arbitrary powers of a general partner. However, as servicing agent, and later as asset manager for each of the programs, National has had its specific duties to investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the investors' interests without full disclosure to, and agreement from, the investors, and (iii) not to obtain an interest adverse to the investors without full disclosure to, and consent from, the investors.

     After the acquisition, the executive officers of the company, which include among others the principal shareholders of National, will hold approximately [16.35]% (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the company's stock for which they paid $0.01 per share. Other company founders will hold approximately [2.33]% of the outstanding shares (0.88% if all the units are sold in the concurrent offering and 0.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the company for which they also paid $0.01 per share. Therefore, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company to be held by the founders of the company. The executive officers of the company will receive annual cash compensation aggregating $560,000. National will be relieved of its asset management obligations (and cease to earn associated fees of approximately $885,000 per year), the company will still owe National and its affiliates over $[1,800,000] of accrued but unpaid fees and expenses. In addition, the founders of the company may not always have the ability to make decisions for the company without thinking of the consequences to themselves.

     Completion of the acquisition will relieve National from its duties, including fiduciary duties, and related costs as asset manager for each of the programs. These duties will be assumed by the company. As a consequence, investors of a particular program that may be unhappy with the manner in which the company manages the property that was in their program will not be able to vote to change management without the agreement of investors from the other programs.

     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include, among others, a classified board of directors where only one-third of the directors are elected in any given year and directors serve three year terms; directors may only be removed for cause and only by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding shares; and amendments to the anti-takeover provisions of the charter documents may only be effected by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding shares. This means that, if a group of investors are unhappy with management's performance, it will take several years to change the board of directors or it will require them to obtain the support of a significant number of additional shareholders in order to be able to meet the two-thirds test to change the anti-takeover provisions of the charter documents.

     For additional information concerning the potential conflicts between National, its principals and the investors and the procedures adopted to mitigate the impact of these conflicts on the acquisition, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition - Recommendation of National and Fairness Determination" at page __, and "--Terms of the Acquisition" at page
__.

     Despite the potential conflicts of interest, none of National, the company or their controlling persons, believe that such conflicts had any material affect on their recommendation to investors on the acquisition because the alternatives, in their opinion, are less desirable or not feasible.


     YOU DID NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. The terms of the acquisition were not negotiated at arm's-length and, therefore, may be less favorable to you and more favorable to National and its principals. If the acquisition had been negotiated by independent parties at arm's length, the principals of National and the company might have been allocated fewer shares. Additionally, the allocation of units might have been more favorable to one program than another.
National did not retain an unaffiliated representative to act on your behalf because it, as your agent, has attempted to take action to protect your interests in the property. Neither National nor the programs had additional excess funds to hire a separate representative for you. However, a Fairness Opinion was obtained by National about the transaction for your benefit.

     THE TRANSACTION MAY NOT BE TAX-FREE. The Federal income tax consequences of the acquisition will depend primarily on whether the acquisition qualifies as a Section 351 transaction under the Internal Revenue Code of 1986, as amended. If the acquisition qualifies under Section 351, generally no gain or loss will be recognized by the investors upon the receipt of shares in exchange their interest in the properties but investors may recognize realized gain, if any, with respect to their receipt of warrants. If the acquisition does not qualify under Section 351, investors generally will recognize gain or loss. See "Federal Income Tax Consequences" at page __. Among other requirements to qualify the acquisition under Section 351, investors must be treated as owning 80% or more of the outstanding shares of the company "immediately after the exchange." As discussed in "Federal Income Tax Consequences - Qualification of the Acquisition as a
Section 351 Transaction - 1. General Rules," this determination depends on whether investors who subsequently dispose of shares are subject to the "step transaction doctrine" with respect to such dispositions and their initial acquisition of the shares.

     Neither the company nor counsel to the company is in a position to make a determination as to whether investors who will acquire more than 80% of the outstanding shares of the company will or will not be subject to the step transaction doctrine. Consequently, counsel to the company is unable to opine as to whether the acquisition qualifies under Section 351. However, because (i) investors will acquire 80% or more of the shares in the acquisition, and (ii) the company is not aware of any facts which lead it to believe that any subsequent disposition of shares by one or more investors may be subject to the step transaction doctrine, the company intends to take the position that the acquisition qualifies under Section 351. There can be no assurance, however, that the IRS will not take a contrary position.

     Investors should recognize that if a relatively small number of investors subsequently dispose of their shares in transactions subject to the step transaction doctrine, the acquisition will not qualify under Section 351.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, the properties will not be subject to any liens other than possible mechanics' liens and liens imposed as a result of an aggregate of approximately $[1,000,000] in past due property taxes owed as of August 31, 1998 and which are not paid when due in future years. However, the Board of Directors could allow the company to borrow using the company's real estate assets as security. The more debt a company has, the more of its cash flow is necessary to be used to pay down such debt. If cash flow cannot cover debt repayment, the company could lose those assets to creditors. If potential lenders or providers of equity believe that the company has too much debt, further financing may become unavailable or prohibitively expensive. There is no limitation on the amount of debt the company may incur. See "Policies with Respect to Certain Activities -Financing Policies" at page __.

     THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT.
The Board will determine major acquisition, financing, debt and distribution policies of the company. The Board may amend or revise these policies as well as the business plan without shareholder approval. You will have no direct control over these changes. See "Business and Properties" at page __ and "Policies with Respect to Certain Activities" at page __.

     YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If the acquisition is approved, investors in any of the programs who vote against the acquisition will not be entitled to dissenters' or appraisal rights under the tenancy-in-common agreement or the Delaware or California law. Thus, investors who do not approve of the acquisition have no choice other than to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs. See "Voting Procedures -- No Dissenter's Rights" at page __.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over one year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or dispositions of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power even though you will be a shareholder of a company with a more diverse asset base.


     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular interest payments on their original investments and their principal returned in a pre-determined time frame, there have been no distributions from any of the programs, other than the Oceanside program, in the past three years due to the original borrowers' defaults. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a particular property were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National rendered asset management and property management services to the programs subsequent to the time when the original borrowers defaulted and the investors became beneficial owners of the property. In the future, compensation will, instead, be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF A MAJORITY OF TENANCY-IN-COMMON INTEREST BIND A PROGRAM. Approval of the acquisition by investors holding a majority of the outstanding interests in a program will bind all of that program's investors.

     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THE EXCHANGE VALUES FOR THESE PROPERTIES MAY BE TOO LOW OR TOO HIGH. As discussed in "Background and Reasons for the Acquisition -- Calculation of Exchange Values" at page __, National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.

REAL ESTATE RISKS ASSOCIATED WITH ALL PROPERTIES

     ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Current annual property taxes are due one-half in November and one-half in February. Delinquent taxes that are on payment plans are due in April of each year until fully paid. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens - approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress Lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized five-year payment plans with the applicable taxing authorities.


     CERTAIN ASSETS MAY HAVE TO BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $4,565,000 from the sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from any sources for financing at this time. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.


     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company could lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than there are in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; construction financing may not be available; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing in some areas of the State. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,818,684 BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets, or from the exercise of warrants, and not from proceeds available from the sale of units in the concurrent offering.

REAL ESTATE RISKS OF SPECIFIC PROPERTIES

     ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

     SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat which may exist on the property. Since some were identified, such as burrowing owls and fairy shrimp, changes to the tentative development plans have been made that will reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, predevelopment activities and asset management fees for this property have averaged approximately $10,000 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative tract map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will not be profitable.


     YOSEMITE/AHWAHNEE PROPERTIES (including the golf course and surrounding land, which is owned by the Oceanside program investors)


     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are currently underway for 100 additional recreational vehicle membership sites, as well as for vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to completely develop its timeshare resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.

     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.

     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare units be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of these timeshare units.

     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There is also a risk that the operation of recreational vehicle sites, timeshares and a golf course may not be profitable.

     MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development for the Mori Point property are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the

California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.



     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop the hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.





     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Financing will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     CYPRESS LAKES PROPERTY


     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved by the County.



     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. If the current proposed sale of the Property is not consummated, and if a bulk sale cannot be achieved, joint venture partners would have to be brought in by the company to help with the significant up-front capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.



     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within the immediate market area (an approximate 25-mile radius). Seasonality, weather and course conditions will affect the operations of the company. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company if the golf course is constructed.



     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots when built out, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project is difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.






     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders so that the property can be sold in whole or by parcel. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.


     ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     STACEY ROSE PROPERTIES


     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels
(approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or homes may not be profitable.


ANTI-TAKEOVER PROVISIONS AND LIMITATION OF DIRECTOR LIABILITY

     Certain provisions of the charter documents may restrict changes in control of the company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power. See "Description of Shares" at page __.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests. See "Comparisons of Programs and Company --
Anti-Takeover Provisions" at page __.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company. See "Comparison of Programs and Company -- Restrictions on Related Party Transactions and Business Combinations" at page __.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company. See "Comparisons of the Programs and the Company -- Anti-Takeover Provisions" at page __.

     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL
AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management. See "Fiduciary Responsibility and Indemnification -- Limitation on Liability of Directors and Officers of the Company" at page __.

  CAPITALIZED TERMS USED THROUGHOUT THE REST OF THIS PROSPECTUS AND IN THE
   ACCOMPANYING SUPPLEMENT ARE DEFINED IN THE GLOSSARY LOCATED AT THE END
          OF THE PROSPECTUS, JUST BEFORE THE FINANCIAL STATEMENTS.

                 BACKGROUND AND REASONS FOR THE ACQUISITION

GENERAL

     National is a California corporation that was formed in 1986. National is a licensed real estate broker in the State of California. Pursuant to a series of permits issued by the California Department of Corporations, National offered fractionalized interests in loans secured by deeds of trusts to investors who satisfied the suitability standards set forth in the applicable offering materials and who could invest a minimum of $2,000. The fractionalized interests offered pursuant to the permits were commonly referred to as trust deed participation or "Trudy Pat" investments. In addition, National also sold through private placements fractionalized interests in loans secured by deeds of trust. Since those interests were not sold pursuant to permits from the California Department of Corporations, National did not refer to them as "Trudy Pat" programs.

     From 1988 through 1993, National arranged a number of loans for various builders and land developers. In return, these borrowers offered promissory notes and the security of a first deed of trust on their real estate project(s) as collateral for a loan, normally at 50% or less loan-to-value ratio (the ratio of the cumulative amount of the notes divided by the value of the property as appraised by an independent qualified real estate appraiser) for unimproved property and up to 85% loan-to-value of the completed property (determined by independent appraisers) for property under construction. The notes generally were short-term (two years), often with extensions for one or two years at the option of the borrower and provided interest to investors which was significantly higher than yields of other types of investments available at the time. Pursuant to each servicing agreement executed by each Investor, National was to receive a loan servicing fee of one-twelfth of one percent of the initial amount of the note amount per month.

     Each Program has served as a separate investment vehicle for Investors. Underwriting of a loan was based on an appraisal by an independent real estate appraiser. In the case of each of the Programs described in this document, the borrowers have defaulted on their loans and National has obtained title to the real property securing the loans as the agent of and for the benefit of the Investors in each of the Programs. The interests which each of the Investors held in the real estate loans have been converted through the foreclosure process into tenant-in-common interests in the underlying real estate that formerly secured the loans. (For purposes of this discussion, the term "foreclosure" includes, but is not limited to, taking title to real estate constituting security for the applicable loans through exercise of a power of sale under a deed of trust or through accepting a deed from the applicable borrower or purchase from a bankruptcy trustee.)

     SERVICING AND ASSET MANAGEMENT FEES. Pursuant to the servicing agreements, National was entitled to an annual loan servicing fee of one percent of the unpaid principal amount of the loan. For this fee, National was to collect interest and principal payments, remit them to the Investors net of National's fee and other Program expenses, generally monitor the performance of the loans and keep the Investors informed.



     After title was taken to the Properties through the acquisition process after borrowers' defaults, National's servicing fee-related activities were no longer necessary. It was disclosed to the Investors in each Program that, in order to assist them in protecting the value of their real estate assets and avoiding the confusion of tenancy-in-common ownership of real estate by, in most cases, several hundred Investors or more, National had converted its role to that of an asset manager. Thereafter, National continued to manage the assets of the Programs and charged the same one percent fee, even though the asset management activities were much more intensive and costly than servicing-related activities. Given the complexity of the tenancy-in-common relationships involved in each Program, and the amount of work involved in keeping Investors up-to-date and in planning for the financing and development of the Properties, National believed the fee was at least as reasonable as would be charged by third parties. The asset management services are investor-related and include, but are not limited to, identifying Investor objectives; maintaining compliance with Investor assessment procedures set forth in the tenancy-in-common agreements; processing ownership transfers for Investors; communicating with Investors in writing, by telephone and, occasionally, in person; planning, coordinating and executing Investors' directives indicated by majority vote (including the development and implementation of a plan to obtain liquidity for, and enhance the value of, Investors' interests in the Programs' real estate); and selecting, monitoring and supervising third party providers of services to the Programs.



     After the Oceanside and Yosemite/Ahwahnee foreclosures, in addition to the one percent asset management fee earned by National, officers of National (principally David Lasker and James Orth) also performed property management services for those programs in their capacities as officers of the two operating companies established by National for the benefit of Oceanside and Yosemite/Ahwahnee I and II Investors, Oceanside Development, Inc. ("ODI") and Ahwahnee Golf Course and Resort, Inc. ("AGCRI"). The property management services and activities are property-specific and include, without limitation, solicitation and engagement of entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction, maintenance and development on the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other Programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.


     The following table sets forth for each of the Programs the asset management fees National is entitled to receive for post-Ownership Date services:

                               Unpaid Principal       Annual             Monthly
      Program                      Amount            Fee (1%)       Fee (1/12 of 1%)
      -------                  ----------------      -------        ----------------
Sacramento/Delta Greens           $5,000,000         $50,000            $4,167
Oceanside                         24,150,000         241,500            20,125
Yosemite/Ahwahnee I                6,106,759          61,068             5,089
Yosemite/Ahwahnee II              13,364,557         133,646            11,137
Mori Point                        10,000,000         100,000             8,333
Cypress Lakes                     14,000,000         140,000            11,667
Palmdale/Joshua Ranch             15,000,000         150,000            12,500
Esperanza                            500,000           5,000               417
Stacey Rose A                        315,300           3,153               263
Stacey Rose B                         85,000             850                71



     The following table sets forth [as of August 31, 1998] for each of the Programs the unpaid aggregate amount of asset management and property management fees accrued by National and officers and employees of ODI and AGCRI after title to the Properties was taken, loans to the Programs by National since that time, allocated office expense of National during that time, and the remaining fees to be owed to National and officers and employees of ODI and AGCRI after the Acquisition:



                                                                                                         Allocated       Total
                                Ownership           Asset               Property          Loans to         Office       Amounts
                                   Date       Management(1)(2)      Management(2)(3)     Programs(4)     Expense(5)      Due(6)
                                ---------     ----------------      ----------------     -----------     ----------   ----------
Sacramento/Delta Greens            3/93           $181,178            $         -         $ 18,500        $      -      $199,678
Oceanside                         11/93            261,273                 20,000(7)             -               -       281,273
Yosemite/Ahwahnee I                9/95             37,916                198,178(7)             -          55,000       291,094
Yosemite/Ahwahnee II               9/95            124,250                396,357(7)             -         110,000       630,607
Mori Point                         8/92            537,885                      -           43,655               -       581,540
Cypress Lakes                      7/95                  -                      -           47,046               -        47,046
Palmdale/Joshua Ranch             10/93                100                      -            7,220               -         7,320
Esperanza                         12/90             41,250                      -                -               -        41,250
Stacey Rose A                     10/92              7,066                      -            3,247               -        10,313
Stacey Rose B                     10/92             26,210                      -           12,045               -        38,255
                                              ----------------      ----------------     -----------     ----------   ----------
     Total                                      $1,217,128            $   614,535         $131,713        $165,000    $2,128,376
                                              ----------------      ----------------     -----------     ----------   ----------
                                              ----------------      ----------------     -----------     ----------   ----------


----------
(1)  For Investor-related services as described above; payable to National.
(2) See "Historical Compensation for Servicing, Asset Management and Property Management/Effect of Acquisition" at page __ for amounts which have actually been paid.
(3) For property-related services as described above. These amounts are payable to officers and employees of ODI and AGCRI.

(4) Loans were made by National to cover operating needs which assessments paid by Investors did not cover. These represent net amounts remaining owing to National as of August 31, 1998.

(5) Despite the fact that a significant amount of work was conducted in National's facilities for these Properties, National allocated less than ten percent of its office overhead to the Yosemite/Ahwahnee Programs in the aggregate.


(6) For services performed prior to 1995, National was owed an aggregate of $[2,843,308] of unpaid fees and advances made: $500,000 to Sacramento/Delta Greens, $72,158 to Yosemite/Ahwahnee I, $1,157,867 to Yosemite/Ahwahnee II, $461,589 to Mori Point, $468,000 to Cypress Lakes, $102,134 to Esperanza, $64,293 to Stacey Rose A, and $17,267 to Stacey Rose B. Subsequent servicing-related fees for the Oceanside and Yosemite/Ahwahnee Programs of $261,273 and $124,250, respectively, due for National's contractual portion of lot release fees and percentages of sales, will also be cancelled upon the Acquisition of these Programs by the Company.

(7)  Owed to officers and employees of AGCRI.

     ORIGINAL DISCLOSURE AND SALES EFFORTS. Each "Trudy Pat" offering, as well as the Esperanza and Stacey Rose A and B offerings, was independent of another and extensive disclosure documents were provided to each Investor. The disclosure documents provided investors with specific details of the investment opportunity including: the nature of the investment as a tenancy-in-common interest, a description of the property used as security for the loan, type of property, value as appraised by an independent qualified appraiser at the time of the initial funding of the loan, terms of the loan, loan amount, loan-to-value ratio, interest rate, borrower resume and experience, borrower financial statements, other appraisal information, as well as a full disclosure of the risks involved with the investment.


     "Trudy Pat" and other interests were sold exclusively through participating NASD member broker-dealers. At the time of purchase through their broker, all Investors executed documents which included an acknowledgment of receipt of the offering circular, a servicing agreement and a tenancy-in-common agreement, as well as representations of their suitability as participants according to the standards set forth in the offering documents and an acknowledgment, confirmed by their broker, of their understanding of the pertinent facts relating to the liquidity and marketability of their interests. The servicing agreement provided for National to collect payments from the borrower on behalf of the Investors and distribute the proceeds of the collection net of National's servicing fees. The servicing agreements also authorized National to take various remedial actions on behalf of Investors in the event of a borrower default, subject to broad discretionary powers and authorities. Pursuant to these provisions, National has undertaken an asset management function on behalf of Investors for those loans that experienced borrower defaults as described herein. The tenancy-in-common agreement explained the relationship among the Investors and provided, among other things, that Investors would be bound by certain decisions made by holders of a majority of the interests.


     AMOUNTS FUNDED. In 1989, National completed the funding of a real estate loan for the Sacramento/Delta Greens Program in an aggregate amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 Investors. National completed the funding of similar real estate loans for the Yosemite/Ahwahnee I Program (1989) in an aggregate amount of $6,500,000 with 426 Investors; for the Mori Point Program (1990) in an aggregate amount of

$10,000,000 with 486 Investors; for the Yosemite/Ahwahnee II Program (1992) in an aggregate amount of $13,500,000 with 837 Investors; for the Oceanside Program (1993) in an aggregate amount of $30,000,000 with 1,755 Investors; for the Cypress Lakes Program (1993) in an aggregate amount of $14,000,000 with 832 Investors; for the Palmdale/Joshua Ranch Program (1992) in an aggregate amount of $15,000,000 with 1,011 Investors; for the Esperanza Program (1988) in an aggregate amount of $500,000 with 42 Investors; for the Stacey Rose A Program (1988) in an aggregate amount of $85,000 with two Investors; and for the Stacey Rose B Program (1988) in an aggregate amount of $315,300 with 28 Investors. All of such offerings, with the exception of the Esperanza and Stacey Rose Programs which were exempt, were sold pursuant to permits issued by the California Department of Corporations and interests were sold only to persons who were residents of the State of California. All of such offerings were completed prior to the applicable loan defaults.

     ORIGINAL APPRAISAL INFORMATION. At the time the loans were made, the Properties were appraised by independent appraisers. The loans did not exceed 50% of the then current appraised value for undeveloped land with the exception of the original Oceanside Property which was a construction loan funded at 85% of completed appraised value. The following table sets forth the dates of the loan appraisals, the appraised values and the amount of the loan.


                                    Date of                        Appraised
      Program                      Appraisal                          Value             Loan Amount         Original Appraiser
      -------                      ---------                   ----------------         -----------         ------------------
Sacramento/Delta Greens             9/10/88                    $   10,530,000(1)        $ 5,000,000       The Ashley Organization
Oceanside                           8/26/91 and 11/22/91           74,643,750(2)         30,000,000       Boznanski & Company
Yosemite/Ahwahnee I                 3/22/89                        13,080,000(1)          6,500,000       Arnold & Associates
Yosemite/Ahwahnee II(3)             3/25/90                        15,460,000(1)          7,000.000       Arnold & Associates
Yosemite/Ahwahnee II(3)             1/23/92                        17,335,000(1)          4,265,000       Arnold & Associates
Yosemite/Ahwahnee II(3)             9/24/92                        17,335,000(1)          2,235,000       Arnold & Associates
Mori Point                          5/18/88                        16,800,000(1)              --          Robert J. Holmes, MAI
Mori Point                           4/9/90                        22,100,000(1)         10,000,000(4)    Pacific Property Concepts
Cypress Lakes                       10/8/90                        39,000,000(1)         14,000,000       Triad Appraisal Group
Palmdale/Joshua Ranch                2/1/90                        40,400,000(1)         15,000,000       Jos. J. Blake & Assoc.
Esperanza                          10/20/86                         1,266,500(1)            500,000       Richard V. Speck & Assoc.
Stacey Rose A                       4/11/88                           335,000(1)             85,000       Robert J. Holmes, MAI
Stacey Rose B                       4/11/88                           710,000(1)            315,300       Robert J. Holmes, MAI


----------

(1)  Undeveloped land.
(2)  Construction loans.  Appraised at completed value.  Two separate parcels.
(3)  Funded in three tranches.
(4) Maximum initial funding was $8,400,000. Increased to $10,000,000 with April 1990 appraisal.


     The differences between the appraised values at the time the loans were made in the late 1980s and early 1990s and the appraised values as of March 1998 which were used to determine Exchange Values are due to market conditions, local economy, competition, interest rates, costs of construction, comparable prices and other factors taken into account by appraisers. According to the Urban Land Institute, the Building Industry Association, the Federal Savings and Loan

Insurance Corporation and the Federal Deposit Insurance Corporation, the significant recession in the California economy during most of the 1990s was the primary cause of reduction in real estate values throughout the State of California. Thus, market conditions caused the decrease in appraised values between the time of the loan appraisals and the appraisals used to determine Exchange Values.

     APPRAISED VALUE AT OWNERSHIP DATES. Defaults occurred in each of the above loans and National took title to the Properties for the benefit of the applicable Investor group. The following table sets forth for each of the Programs the date title was obtained on behalf of Investors to the underlying real estate ("Ownership Date"), the amount of unpaid principal at the Ownership Date, the amount of unpaid interest at the Ownership Date, the appraised value of such real estate at the Ownership Date, and the appraised value of the Property used for purposes of calculating Exchange Values:


                                                             As of Ownership Date
                                              ---------------------------------------------------   Current Appraised
                                                 Unpaid          Unpaid                                 Value for
                                Ownership       Principal        Accrued           Appraised         Exchange Value
            Program               Date          Balance(2)      Interest(1)          Value            Calculations(4)
            -------             ---------     ------------     -------------     ----------------   ------------------
Sacramento/Delta Greens            3/93        $ 5,000,000     $  425,000        $ 3,075,000(4)         $1,745,000
Oceanside                         11/93         24,150,000              0(3)       6,484,000(4)          5,080,000(6)
Yosemite/Ahwahnee I                9/95          6,106,759      1,867,470          9,325,000(4)          1,782,950
Yosemite/Ahwahnee II               9/95         13,364,551      4,067,007         10,816,000(4)          3,703,050
Mori Point                         8/92         10,000,000      1,570,834          4,100,000(4)          6,000,000
Cypress Lakes                      7/95         14,000,000      3,550,264          5,200,000(5)          6,000,000
Palmdale/Joshua Ranch             10/93         15,000,000      1,073,125          5,390,000(5)          2,700,000
Esperanza                         12/90            500,000         49,653            530,000(5)            270,000
Stacey Rose A                     11/92             85,000         29,098          1,600,000(5)(8)          67,936(7)
Stacey Rose B                     11/92            315,300        107,938                                  252,064(7)


----------

(1)  As of the Ownership Date.
(2) With the exception of Yosemite/Ahwahnee I and Yosemite/Ahwahnee II, at Ownership Date no principal had been paid on these loans as they were structured to be interest only with a "balloon" payment at maturity. Subsequent to the Ownership Date, $5,850,000 of principal has been repaid to Oceanside Investors.
(3)  No delinquent interest at Ownership Date.
(4)  Each Property's appraisal was updated as of March 31, 1998.
(5) Appraised in March 1998 to determine its value as of March 31 and as of the Ownership Date.
(6) Represents appraised value of the outlots and golf course portions of the Yosemite/Ahwahnee properties purchased by the Oceanside Program Investors from the Yosemite/Ahwahnee Program Investors on June 5, 1998.
(7)  Represents pro rata share of March 1998 appraisal.
(8)  Consolidated for Stacey Rose A and B together.


     In the case of each of the Programs, current appraisals indicate that the value of the Properties is significantly lower than the unpaid principal and interest on the loans due principally to the deteriorating market conditions for real estate which occurred throughout California. Despite the limited additional funding available from Investors or otherwise, in order to make them more marketable at higher prices, National has attempted to maximize the value of the real estate assets while seeking ways to convert them to distributable cash for Investors. See "-- Management of Programs Since Foreclosure."

                                   ----------

     Since taking title to the Properties, based on Investors' stated preferences, National's objective has been to maximize the recovery of the Investors' principal in the shortest period of time. See "-- Management of the Programs since Foreclosure" and "-- Efforts to Dispose of the Properties." After reviewing various alternatives (see "-- Alternative to the Acquisition" and "-- Comparison of Alternatives"), National initiated and structured the Acquisition. The proposed Acquisition involves the purchase by the Company of the real estate assets of each of the Programs, the other assets of each of the Programs including cash reserves and the assumption of certain liabilities of each of the Programs. The Company proposes to use its Common Stock arbitrarily valued at $20 per share. See "-- Calculation of Exchange Value" and "Allocation of Shares Among the Programs."

     Except as described in this Prospectus, no contacts have been received from any third parties regarding an acquisition of the assets of any of the Programs, or a combination or merger of any of the Programs.

MANAGEMENT OF THE PROGRAMS SINCE FORECLOSURE

     SACRAMENTO/DELTA GREENS PROGRAM. As the agent of and on behalf of the Sacramento/Delta Greens Program Investors, National took title to the
Property of the Sacramento/Delta Greens (formerly "North Shores") Program in March 1993. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The May 1997 appraisal was updated as of March 1998.
The Property is located in Sacramento, California, and is held for the benefit of the Sacramento/Delta Greens Investors by National Investors Land Holding Trust IV. Subsequent to the foreclosure, on behalf of the Sacramento/Delta Greens Investors, National hired consultants and engineers to determine the economic, political and environmental issues surrounding the Property in order to determine how to maximize its marketability. The City had previously approved a tentative map for detached and duplex residential units, but it was determined by National that there was considerable market and political resistance to any duplex housing. So the project was redesigned to be developed in multiple phases as a single-family detached, entry-level housing product. This reduced the number of lots from 596 to 534, which was then accepted by the City subject to mitigation of endangered species. That mitigation, which required several months of effort and the expertise of specialized consultants and engineers, resulted in the further reduction of the number of lots available to approximately 465. The City has recently advised National to submit a new tentative map application for approval. Attempts have been made to find joint venture partners to assist in the financial requirements for processing the final tract map, as well as to provide capital for infrastructure. In 1994, a proposed joint venture was considered and approved by Investors with a real estate developer located in Sacramento. The agreement provided for payment of $6,400 per lot for each of the 596 lots planned at that time and to be paid when each lot was built on and sold (or a total of $3,814,400) plus 50% of the profits derived from home sales. It was estimated that this would have been an approximate five year process. The transaction was never consummated because of the developer's failure to fulfill its initial financial obligations under the agreement. The agreement was terminated in 1995. No brokers were used in this transaction. Because of the prevailing market conditions through 1996, most builders in the area were attracted to real estate projects that already had finished lots, unlike the Sacramento/Delta Green project which still faced considerable infrastructure costs prior to attaining finished lot status. National has not sought financing from third party sources for the pre-construction costs, as such a loan, if available at all to a tenant-in-common group, was too premature and would have exposed the Investors to loss of the Property unless a builder could be found to become financially involved in the Property's development. National believes that the Sacramento market for entry-level single-family residential housing has improved and it is anticipated that, subject to the availability of financing, the Property can be developed in parcels and homes can be constructed in successive phases by several different builders. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.


     Since foreclosure, National has considered continuing development of the Property to enhance its value and marketability (and, indeed, has developed and planned for the operation of the Property prior to the proposed Acquisition) in order to sell the property for an amount sufficient to repay the investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation or bankruptcy as alternatives of last resort because it believes that those alternatives have not been in the best interest of Investors. As long as there were minimal funds available to maintain and manage the project-related activities, National has sought to optimize its value and marketability for an orderly sale on behalf of the Investors.


     OCEANSIDE PROGRAM. This was a construction loan for in excess of 300 single-family detached homes in Oceanside, California. Funding for the Oceanside Program was completed in stages commencing in November 1991. The final stage of funding (amounting to approximately $6,374,000) was completed in April 1993. After an investigation by National, in November 1993, a technical default on the loan was caused by the borrower's admission that funds that were to be used to pay subcontractors had been diverted to corporate overhead. In order to avoid prolonged litigation that could have been detrimental to the Property, National succeeded in obtaining the borrower's agreement to grant the ownership of the Oceanside Properties to Oceanside Development, Inc. ("ODI"), a corporation formed to hold title to, and manage, the Oceanside Property on behalf of the Oceanside Investors. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken for the Investors. An experienced and reputable homebuilder was hired and, through 1997, a total of 114 homes in the Encore tract, one of two parcels of the project, were built and sold for a total of approximately $18,000,000, net of selling expenses. Initially 84 homes were built from Program funds without the need for construction financing. Because of the decreasing sales volume and prices, in order to complete the construction of the remaining 30 homes, it was necessary for the builder to obtain traditional construction loans from a bank. An additional 23 lots were sold at the end of 1997 to that homebuilder for approximately $593,000 net of selling expenses plus a $50,000 unsecured note due in October 1998. These funds were utilized for project-related expenses and some of the costs to prepare the Program for the Acquisition by the Company. Principal and interest in the aggregate amount of over $10,000,000 have been returned to Investors through August 31, 1998.



     At the end of 1997, there remained an additional 111 lots in the Symphony tract (the second parcel) available to be finished and built on. An estimated $700,000 of equity was needed to qualify for the construction loan needed to complete the buildout and sale of homes on these lots. National did not believe that equity would be available from the Investors, so it began to attempt to sell the Symphony tract to homebuilders in the area. By the second quarter of 1998, there were three different homebuilders competing to buy the lots. A selling price of $6,672,099 was negotiated and sale was consummated by National on behalf of the Oceanside Investors on June 5, 1998 pursuant to approval of holders of a majority of the investments in the Oceanside Program. Even if National had continued to manage the build-out of the lots for Investors, they were not likely to receive a full return of their investment from the completion of the construction and sales of homes on those remaining lots. Since the original projections by the borrower were based on the construction of a number of homes which exceeded the number of lots initially acquired with loan proceeds, the Program had anticipated that more lots would be acquired so that a sufficient number of homes could be constructed and sold to provide for an acceptable monetary return to Investors. Investors subsequently voted against this. However, the investors also indicated their preference by majority vote to be able to potentially obtain a greater return of their original funds by continuing to own real estate assets that could attract buyers at increasing values, including a transaction similar to that proposed by the Company. The Yosemite/Ahwahnee golf course and additional land surrounding it was offered as an asset for such a purpose as described below by vote of the Yosemite/Ahwahnee investors and recommended by National. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.


     Concurrently with the sale of the Symphony tract, the Oceanside investors were offered the alternative of applying $3,550,000 of the sale proceeds to the purchase of the golf course ($1,800,000) and surrounding land ($1,750,000) from the Yosemite/Ahwahnee Programs. The purchase of such land was designed to provide the Yosemite/Ahwahnee Programs with needed funds to operate and to further the development of the timeshare and recreational vehicle portions of the Properties, while providing the Oceanside Investors with (i) an additional potential revenue source through a lease of the golf course back to the Yosemite/Ahwahnee Programs and (ii) a possibility of capital appreciation in excess of the price paid. The purchase prices were determined and recommended by National. The golf course price was based on a discount from the March 1998 appraisal of the golf course property due to continued negative cash flow from operations, the lack of achievement of the projected rounds of play, and the Yosemite/Ahwahnee Programs' need for working capital. The price for the surrounding land was based on the lesser October 1996 appraised value for vacant land. Such sale was approved by holders of a majority-in-interest of the Oceanside and Yosemite/Ahwahnee Programs' Investors. The balance of the sale price for the Symphony tract ($3,000,000) was remitted to the Oceanside Investors.


    YOSEMITE/AHWAHNEE PROGRAMS. Title to the Yosemite/Ahwahnee Programs' Properties was obtained in September 1995. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The May 1997 appraisal was updated in March 1998. An appraisal for planning purposes was previously conducted in October 1996. The properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. They included an operating 18-hole golf course, swimming pool and tennis courts, along with approximately 47 finished estate lots and an existing 54 site recreational vehicle park, permitting for up to 600 sites in total.


     Upon completion of funding of the Yosemite/Ahwahnee II loan, the Yosemite/ Ahwahnee I Investors were secured by a first deed of trust on the 660-acre portion of the property and by a second deed of trust on the 990-acre portion. The Yosemite/Ahwahnee II Investors were secured by a first deed of trust on the 990-acre portion and a second deed of trust on the 660-acre portion of the property. After the borrower's default, National foreclosed on the second deeds of trust as the agent of and on behalf of the Investors in each Program. The first deeds of trust were left in place to protect the Investors against subsequent creditors. These will be "extinguished" as a part of the Acquisition.


     Since taking over the operation of these Properties, National has operated them as the agent of and for the benefit of the Investors through a corporation known as Ahwahnee Golf Course and Resort, Inc. Approximately $3,000,000 has been funded by Investors' assessments in these Programs to provide working capital to maintain, improve and further develop the project, and to fund the negative cash flow from operations. In order to achieve the Investors' objectives, National has sought to maintain the status of the project and keep it from any deterioration while enhancing its value. To obtain the needed financing to further improve the property, National has attempted to seek conventional financing for the project without success due to the fact that no title company would provide a lender's policy of title insurance for the loan because of the tenancy-in-common relationship among the Investors holding beneficial ownership of the Property. National has also explored the possibility of a sale of the entire project; however, no offers have been forthcoming. National has continued its efforts to enhance the marketability and value through revenue production from the golf course, club house and restaurant facilities, to market and develop recreation vehicle sites, to develop vacation villa timeshare units and to pursue additional entitlements required to develop the remainder of the project.
The project is expected to experience negative cash flow until and unless additional recreational vehicle sites are constructed or until timeshare sales can commence. See "-- Efforts to Dispose of the Properties" and "--Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.

     As described above, in June 1998, pursuant to a majority vote of Investors, in order to raise badly needed cash, the golf course and outlots to be used for future development were sold to the Oceanside Investors for an aggregate of $3,550,000. This cash infusion was allocated to pay property taxes (approximately $235,000), to develop the timeshare and recreational vehicle portions of the project (approximately $1,000,000), to pay a portion of the expenses of the Acquisition (approximately $350,000), to maintain current operational expenses and pay some delinquent accounts payable.


     Since taking title to the property, National has considered continuing operation of the Properties in order to maintain their value and marketability (and, indeed, has operated, or planned for the operation of, the Properties prior to the proposed Acquisition) and sale of the Properties for amounts sufficient to repay the Investors. In addition, based on diminishing available capital, National considered, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Programs. National views a discounted liquidation or bankruptcy as alternatives of last resort and not in the best interest of Investors as long as there continues to be adequate funds to manage, operate and develop the Properties in order to optimize their values and marketability for an orderly sale on behalf of the Investors.


     MORI POINT PROGRAM. The Mori Point Program Property was foreclosed on in August 1992 after National, on behalf of the Investors, obtained relief from the borrower's bankruptcy stay from the Bankruptcy Court. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The May 1997 appraisal was updated in March 1998. Title is held by National Investors Land Holding Trust as the agent of and for the benefit of the Investors. The Property was originally to be developed into a hotel/conference center in Pacifica, California, which is approximately 15 miles southwest of San Francisco on the coast. National endeavored to negotiate alternative uses for the Property which would be supported by the local community and be more economically feasible than a hotel/conference center. However, improvements in economic conditions in the Bay Area have recently revived the potential for and are encouraging to segments of the hotel industry. Reinstating the approved specific plan and tentative tract map that expired under the original borrower's ownership will require approximately $500,000 in order to conduct the necessary environmental studies and mitigation of habitats for two endangered species, as well as to complete the required land planning, engineering and preliminary architectural plans. Such funds are not currently available and would have to come from additional capital submitted by the Program's Investor group or by an industry joint venture partner. Since funds are not available to further define the ultimate use and design of the Property, National has not attempted to obtain pre-construction financing because no title company would provide title insurance under the current tenancy-in-common form of ownership. However, even assuming such financing would be available under the present tenant-in-common structure, there would be no potential source for repayment of such loan other than from the Investors. An offer from a potential joint venture partner was received in early October 1996, but such offer was rejected by Investors holding a majority of the interests. See "--Efforts to Dispose of the Properties" and "--

Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.


     Since foreclosure, National has considered continuing operation of the Property to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for an amount that might be accepted by Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation or bankruptcy as alternatives of last resort unless funds are not available to maintain and further the development of the Property in order to optimize its value and marketability for an orderly sale on behalf of the Investors.


     CYPRESS LAKES PROGRAM. The Cypress Lakes Program Property, which is located in eastern Contra Costa County, California, was foreclosed on in July 1995 after the borrower had defaulted on interest payments due. Title is held by the National Investors Land Holding Trust VII for the benefit of the Cypress Lakes Investors. In early 1996, National retained the services of a major, publicly-held real estate company to determine the status of and recommend a strategy to liquidate the Property in the most expeditious way, as well as to maximize the return of capital for Investors. Economic, environmental and political issues and their impact on the project were investigated and analyzed. The vesting tentative tract map which provided for an 18-hole golf course with various amenities along with 1,330 dwelling units on 686 acres, was due to expire in September 1997 and was renewed for a two year period. In addition, two engineering firms were hired to determine the infrastructure cost requirement. Various market studies were conducted to determine the long-term economic feasibility of lot and home sales, as well as other uses for the Property including a design exclusively for the "age restricted" segment of the population. It was concluded that the infrastructure expenses, particularly those pertinent to the requirement to structure a levee around the Property (estimated to be approximately $9,000,000) may necessitate a redesign of the map to potentially reduce the cost. During this process, attempts were made to gather enough data so a potential joint venture partner could be approached, both in the sense of the overall development, as well as for the golf course portion exclusively. In 1996, Investors voted to offer the golf course portion of the property to certain qualified developers in exchange for their commitment to the construction of the course and clubhouse facilities. Any constructed amenities such as this would reduce many of the infrastructure costs and create greater demand for the property. That strategy did not result in any specific offers. In May 1998, National obtained appraisals of the Property's value as of the Ownership Date and as of March 31, 1998. The real estate market for large residential land development projects in the East Bay, Contra Costa County, area has been in a recessionary situation for several years, although single-family homes have been selling well further west. National believes that the market for this type of project was improving enough for a well capitalized real estate development company to be attracted to it for the purpose of land banking it for future completion. In other words, it is still premature to develop the property into several parcels of land that could each be further developed into residential lots, particularly in light of current values and the costs of the infrastructure. But for a company or entity with capital and time available to wait for more attractive profitability, the timing could be right. That perception led to National's negotiation of a potential sale on behalf of the investors.


     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for amounts that might be accepted by Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation sale or bankruptcy as alternatives of last resort. As long as there were adequate funds to manage, operate and develop the Property, National has sought to optimize its values and marketability for an orderly sale on behalf of the Investors.


     PALMDALE/JOSHUA RANCH PROGRAM. Final funding for the loan to the developer occurred in February 1992. National foreclosed on behalf of the investors in September 1993 after the borrower had defaulted on interest payments due. Subsequent to the investors gaining ownership of the project, which is held on their behalf in the National Investors Financial Land Holding Trust V, National hired a firm that specialized in entitlement and land development to assess the economic, environmental and political situation regarding the Property. The Palmdale market has typically been dependent on the aerospace industry, as well as the commuter base from other areas of Los Angeles County. The original borrower had projected from 1,200 to 2,000 units in density for the project. However, there has been a considerable supply of traditional middle-market single-family lot and home inventories over the past few years. One significantly large development tract failed with the developer defaulting on its bond obligations. The Property is unique in that its 700+ acres sit mostly on a ridge that overlooks the valley and the City of Palmdale, so National's consultants conducted market studies indicating that lots of a larger and equestrian type of appeal would be more feasible both economically and politically. The City planning department had severely downsized the quantity of lots that could be approved for a tentative map from the time that the original developer was involved which dramatically decreased its value. These factors caused National to hire engineers and land planners to redesign the project accordingly in order to submit a tentative map that would be approved. National was advised that the Property would be much more marketable with a tentative map approved for a particular development rather than without a map but with just the zoning. After approximately three years of significant engineering and planning efforts, the vested tentative map for 539 10,000 to 20,000 square foot lots was approved in July 1998. National obtained appraisals for the Property as of the date of foreclosure and March 1998. Both indicated a deterioration in the market below the amount invested originally. While the appraiser indicated that obtaining the vested tentative map would have little or no impact on the current valuation, National believes the value may have been slightly increased by obtaining the vested tentative map.


     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for an amount sufficient to repay the Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation or bankruptcy as alternatives of last resort and not in the best interest of Investors. As long as there were adequate funds to manage, operate and develop the Property, National sought to optimize its value and marketability for an orderly sale on behalf of the Investors.


     ESPERANZA PROGRAM. The funding for the Esperanza project was finalized for the developer in March 1988. The developer defaulted on the interest payments for the loan in March 1990 and National initiated foreclosure proceedings on behalf of Investors. However, the borrower filed a bankruptcy action to preclude foreclosure so National had to file a request for relief from the stay in the Bankruptcy Court. In December 1990, that stay was granted and National obtained ownership on behalf of Investors. National had the Property listed for sale by two local Victorville, California, brokerage firms during 1991 and 1992. There was one offer received in November 1991 that was rejected by Investors. When the listing agreement expired, National determined that it was in the best interest of the Investors to market the project on a non-listed basis until the economy dictated better economic feasibility for the Victorville area, and particularly for the location and commercial zoning represented by the project. To date, the market has not reflected any activity or turnaround that has resulted in a price being offered that will allow for the recovery of the initial investment by Investors.


     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for an amount sufficient to repay the Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National views a discounted liquidation sale or bankruptcy as alternatives of last resort.


     STACEY ROSE PROGRAMS. The Stacey Rose Properties represent three adjacent parcels zoned for single-family residential use. Parcel A and B secured two separate Investor loans. In March 1990, due to borrower default in interest payments, National began foreclosure action on behalf of Investors which was delayed by the borrower's bankruptcy filings and was not concluded until July 1992. An offer was made to the bankruptcy trustee which was accepted and the parcels A and B were purchased for the amount of debt owed plus $20,000. The purchase also included an additional parcel that is larger, adjacent and integral to the value of the Stacey Rose A and Stacey Rose B parcels. These parcels are estimated to require approximately $50,000 in order to obtain a tentative tract map from the City for a certain design for approximately 160 residential lots. Due to lack of funds, this process has not been started. Without a tentative tract map, coupled with the recessionary effects of the real estate market, it was determined that the Property could not have been sold for even a fraction of the original investment. In May 1998, National obtained appraisals for the Property as of the date of foreclosure and March 1998. Both indicated a deterioration in the market below the amount invested originally.

     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for an amount sufficient to repay the Investors. In addition, due to the lack of capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National views a discounted liquidation sale or bankruptcy as alternatives of last resort.

EFFORTS TO DISPOSE OF THE PROPERTIES

     SACRAMENTO/DELTA GREENS PROGRAM. Subsequent to foreclosure on the Property in 1993, the project manager, which was hired, managed and supervised by National, presented the Property to several small and medium sized builders in the Sacramento area. No significant interest was shown by such builders at that time. However, in early 1994, National negotiated for and received a purchase offer and joint venture proposal from a real estate company located in San Mateo, California, both of which were rejected by the Investors because the net amount to them of approximately $3,000,000 was considered too low and the five year time period over which the consideration was to be paid was considered too long. No brokers were engaged. Subsequent to that, in late 1994, another joint venture proposal was obtained from a local Sacramento builder. It was considered and approved by investors; however, the transaction and agreement were terminated because the builder failed to fulfill his initial financial obligations. Then, in 1996, National negotiated another joint venture with a builder from Davis, California, that was not finalized because the builder was unable to obtain an infrastructure and development loan. More recently, since 1997 National has been informally presenting the Property to several large homebuilders with presence in the Sacramento area. While more interest was shown than before, again no significant steps were taken by any of such builders to enter negotiations to acquire the Property.


     OCEANSIDE PROGRAM. In the second quarter of 1997, on behalf of the Oceanside Program, National began the process of marketing the 111 Symphony tract lots. No brokers were used in the marketing effort as National has adequate knowledge of the builders in the area likely to be interested. Through National, those efforts resulted in a preliminary offer from a major homebuilder to buy the Symphony tract in bulk for approximately $41,000 per lot, subject to due diligence. A sale escrow was opened but the details of the offer were not submitted to the Oceanside Investors pending completion of the buyer's due diligence. A sale at that price would not have yielded an amount sufficient to return the Investors' capital. After conducting due diligence, the potential buyer asserted that the cost to finish the lots would be about $42,000 per lot instead of its original estimate of approximately $26,000 per lot for such costs. The buyer then attempted to negotiate the price down to approximately $25,500 per lot, $15,000 less than the preliminary offer. Before selling expenses and closing costs, that price per lot would have yielded $2,830,500, approximately $20,200 less than the May 1997 appraised value. Based on advice from consultants, National believed the potential buyer's estimate of costs to finish the lots was too high. Thereafter, the sale escrow was cancelled. In early 1998, National resumed its efforts to sell the Symphony lots. After an extensive competitive situation involving three different builders, Investors approved the proposed sale, as well as the use of $3,550,000 of the


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

proceeds to acquire the golf course and surrounding property from the Yosemite/Ahwahnee Programs. On June 5, 1998, the Symphony parcel was sold for $6,672,099.


     YOSEMITE/AHWAHNEE I AND II PROGRAMS. The foreclosures took place in September 1995. At that time, the Programs' Properties also included 47 finished estate lots of 1-3 acres available for sale. Two of those lots were sold in mid-1996 for approximately $50,000 per lot to current owners of contiguous homes. For working capital purposes, in February 1998, National negotiated the sale of twelve of the estate lots to the independent project manager for the Yosemite/Ahwahnee Properties for $255,100 ($21,250 per lot) before closing costs. The Programs have the option to repurchase the lots prior to January 1, 2001 for an aggregate of $300,000 for which a monthly option payment of approximately $4,100 is required. The disparity in lot prices between the 1996 sales and the 1998 sales is based on the value placed on contiguous lots by existing homeowners for the 1996 sales and the fact that the 1998 transaction was a bulk sale designed to provide working capital for the Programs. An additional lot was sold in February 1998 for $52,500 to an independent buyer. Although the remaining estate lots were listed with local brokers during two separate six-month time periods since the foreclosures, no further offers were forthcoming and the listings have been allowed to expire. After the foreclosure, National contacted several of the former borrowers' potential joint venture partners and possible purchasers of the Properties, but no offers were forthcoming. In the first quarter of 1996, National had received two letters of intent, one from a potential buyer of the entire project and one from a potential buyer of the golf course. Neither could perform financially and no formal purchase offer was obtained. In mid-1996, National received another letter of intent from a nearby Kampgrounds of America ("KOA") campground owner for the 50-site recreational vehicle membership area and ten additional acres for $200,000. National informed the potential buyer that his offer was significantly less than the property was worth. No purchase agreement was forthcoming. In December 1996, National received another letter of intent for the golf course which was contingent upon financing for a down payment and that the investors carry back a seven-year note. There was no final purchase agreement because the financing could not be arranged. The golf course was sold in June 1998, along with additional land surrounding it, to the Oceanside Program for $3,550,000 to obtain working capital for timeshare and recreational vehicle site development. The golf course has been subsequently leased back for the benefit of the Yosemite/Ahwahnee Programs.



     MORI POINT PROGRAM. After foreclosing, in 1993, the Property was listed for sale with a national commercial brokerage firm for approximately six months to no avail. During 1994 and 1995, National solicited two large land trusts that, with both federal and state funds, purchase and hold tracts of land for open space. Although both expressed an interest in the Mori Point property, a purchase offer was not generated. In January 1996, the Investors were offered a joint venture opportunity with an Orange County-based property developer. Holders of a majority of the tenancy-in-common interests voted to turn down the proposal because they did not want to risk losing the Property which the developer had proposed be put up as collateral for a loan to further develop the Property. There have been no recent efforts to sell the Property because of the entitlement work that needs to be done before a value acceptable to

Investors could be realized through an orderly sale process. National continues to seek possible joint venture development arrangements for the Property but no proposals have been received.



     CYPRESS LAKES. After the borrower's default in 1994 but prior to the foreclosure in 1995, National allowed the borrower to package the project for presentation of the golf course portion to golf course developers in such a way as to attract the capital necessary to begin the infrastructure on the project. National also solicited the Investors and they indicated their support to research the potential of an acquisition by or an exchange of the Property for shares of a public company. The proposal from the borrower was to provide the golf course property to a developer in exchange for that developer building the golf course. The proposal was presented to several golf course developers without serious subsequent negotiations. In the interim, a developer gave National a proposal to either develop the Property on a fee basis or purchase it after the final map was obtained. National rejected the offer to develop the Property on a fee basis because the $20,000 per month proposal had no time definition and was not provided for by Investors. In
1996, the Property was listed for six months with a nationally known real estate brokerage company which did not result in any sales. Subsequently, a broker that represented foreign interests, particularly one from Japan that had golf course holdings, presented the property to them. That process also did not generate any sale agreements. National also retained the expertise of a knowledgeable real estate development company to assist in providing engineering and environmental cost analyses, as well as a rapport with the County's Planning Department to maintain the current vesting tentative map. In October 1995, National solicited and entered into a 90-day exclusive negotiating agreement regarding the potential purchase of the Property with a large, publicly-traded national homebuilder. It did not result in a purchase offer because the potential buyer decided to acquire property in other geographic areas that were more conducive to the immediate construction of homes for sale.



     In the second quarter of 1998, an offer was received from a reputable real estate company to purchase the Cypress Lakes Property for a total purchase price of $11,550,000, including third party brokerage commissions, payable $100,000 upon completion of its due diligence, an additional $2,100,000 upon the closing of escrow, and a promissory note secured by a first trust deed on the property for $9,350,000 bearing a market rate of interest at the closing of escrow. The note was to be due and payable on or before December 15, 1999. Investors in the Cypress Lakes Program were advised of the offer. Although, by its servicing agreement, National may sell the property without the approval of the Investors, it determined that Investor votes would be solicited to confirm the sale. The sale has not been confirmed by Investors holding a majority-in-interest. However, National has continued to negotiate with the potential buyer and, if finalized, the agreement will be treated as an asset of the Cypress Lakes Program and transferred to the Company if the Acquisition is approved. If (i) a definitive agreement is reached, (ii) the Acquisition is approved, and (iii) the buyer pays the balance due on the note by the end of December 1999, the Cypress Lakes Investors will receive a contingent payment of Units (valued at $20 per Unit) equal to the difference in the net cash purchase price (exclusive of broker commissions, closing costs and interest) received for the Property and the March 1998 appraised value used to compute the Exchange Value assigned to the Property for purposes of the Acquisition. Based on $20 per Unit, the approximate additional value of these Units would be $5,000,000.



     PALMDALE/JOSHUA RANCH: After the borrower's default and subsequent foreclosure, National retained the expertise of a land development consulting firm on behalf of Investors in order to further the approval status of the Property with the City of Palmdale in order to make it more marketable.
After several hearings and studies, it was determined that the project's marketability hinged on obtaining a vested tentative tract map and the activities to obtain it along with the expenses were authorized by Investors. The density proposed by the original borrower for approximately 2,000 units initially was altered to less than 1,200 units in order to conform to the more current economic and political environment. The owners and developers of two large tracts of land in the City had recently abandoned their plans due to seriously deteriorating market conditions. One had defaulted on City-backed bonds for infrastructure improvements. National then engaged two different market studies and, under the direction of its consulting firm, coupled with the cooperation of the City Planning Department to tend to approve a larger-lot, equestrian-oriented site, the density was downsized to accommodate significantly larger, but purportedly more marketable, lots. The approval process for the tentative map has included the continuous involvement of engineers and various consultants to obtain a complex easement from the State for access, negotiate for the exchange of land from adjacent property owners, design utilities and water systems that would be cost-effective, as well as most conducive to approval by the City Council. The final hearing for approval occurred in July 1998. In addition to assisting National in the tentative map approval process, the land development consultant presented the project on a preliminary basis to several developers in 1996. They indicated future interest on a joint venture basis in the future when approval for the tentative map was obtained from the City and when potential infrastructure financing could be obtained. None indicated interest in an outright purchase at prices approximating the Investors' capital nor did they express any interest in committing any funds to infrastructure improvements on a joint venture basis. National initiated preliminary meetings with a municipal bond underwriting company to introduce them to the project's needs. They also indicated an interest upon finalizing tentative map approvals.



     ESPERANZA: The Property is commercially zoned and is located within one and one-half blocks from the residentially zoned Stacey Rose Program discussed below. The Esperanza Property was listed for sale by two different local Victorville real estate brokerage companies, one for approximately six months in 1991 and the other from the end of 1992 through 1993. One offer was received in November 1991, but was determined to be unsatisfactory and rejected by a majority vote of Investors. Market conditions must improve considerably in order to justify development of the Property or a sale that would recover the Investors' capital.



     STACEY ROSE PROGRAMS: Subsequent to the initiation of the foreclosure action in 1990, the borrower filed for bankruptcy. National's efforts in the bankruptcy court on behalf of the Program resulted in relief from the bankruptcy stay and the foreclosure was finalized in 1992. National arranged for the purchase of the two parcels subject to the Investors' loans in the Stacey Rose Programs, along with an adjacent parcel from the bankruptcy court. This parcel is being held by National for the benefit of the Programs and the Investors. The borrower subsequently filed an action against National and the Program alleging collusion to illegally possess his property. After a series of court proceedings, the suit was dismissed in 1994. In 1993, National began the negotiations with a builder to finalize the approvals and improve the parcels so that they could be subdivided into single-family residential lots for construction. After studying the cost and marketing feasibility, the developer and National determined that the lack of demand for homes and the cost of development dictated that the Property must be held for future development or until market conditions improved. National has maintained regular communications with brokers, developers and builders that are familiar with and active in the Victorville and Antelope Valley market and has been advised as recently as the last quarter of 1997 that market conditions in the area of the Properties are not yet attractive to builders, nor can the Properties be sold for enough to recover the initial capital. In 1996, Investors approved the deferral of the payment of property taxes until five years of delinquency made it necessary to arrange a payment plan in 1998. Due to lack of funds from Investors, National recently advanced funds on behalf of the Program in the amount of approximately $12,000 for payment of the current taxes and the first payment of a five year plan for those that are past due.


                                 --------------------


     Except as described above for the Oceanside, Yosemite/Ahwahnee and Cypress Lakes Programs, and despite National's continued efforts to solicit buyers, joint venture partners and qualified brokers, there have been no offers during the last 18 months for the merger, consolidation, or combination of any of the programs or for an acquisition of any of the Programs' assets at prices even as high as the March 1998 appraised value. Recently, National requested several well-qualified real estate brokerage firms to submit proposals for listing the Properties for both an orderly sales process, as well as for one that can be consummated on a more immediate basis. This is expected to confirm National's determination that none of the Properties belonging to the Investors of any of the Programs may be sold in the current real estate market in their respective present conditions for an amount sufficient to return the investment to any of the Programs' Investors. National is aware of no alternative which would yield such a return. Furthermore, the selling process at even a distressed price may require at least 90 days which may cause some of the Properties to be in jeopardy to be lost to tax sales if Investors are still not willing to provide sufficient funds to pay property taxes. While some Investors in one or more of the Programs may be willing to sell at a substantial loss, based on National's contacts with the Investors in each of a Programs, National believes that a majority of such Investors are not willing to sell at a substantial loss. National believes that the Oceanside investors were willing to sell the Symphony lots at a substantial loss relative to their initial investment in the entire project because of the opportunity that was available to sell them at an extremely attractive price in today's market. The proceeds enabled them to obtain a distribution of ten percent of their initial investment and acquire a portion of the Yosemite/Ahwahnee property which had some growth and cash flow potential, as well as the capability to convert this ownership to shares at a later date.



     National has determined that, if the assets of the Programs are consolidated, the funds that can be generated from the sale of one or more of the Properties, and perhaps the sale of units or exercise of warrants, can be used to finance the continued development and expansion of the Company. National believes the Company can be operated in such a way as to permit the possibility of a greater return to all of the Investors in the various Programs in terms of an increased value of their shares and warrants than they could receive on liquidation at the present time. Cash from the sale of some of the Company's assets may also be utilized to acquire other assets that are suitable for the Company's plans for growth and increased value.


ALTERNATIVES TO ACQUISITION

     Before deciding to recommend the Acquisition, National considered alternatives in an effort to achieve the most favorable cash flow distribution and the maximum Investor return. These alternatives were (i) continued operation of each of the Programs under their respective business plans under the existing tenancy-in-common structure, (ii) liquidation of each of the Programs in an orderly manner either directly or through an auction process or in a bankruptcy liquidation, and (iii) a reorganization of the Programs in a bankruptcy proceeding. In the context of analyzing a continuation of each Program, National considered the difficulties involved in selling the Properties described above in "-- Efforts to Dispose of the Properties," and the difficulties in obtaining outside financing described above in "-- Management of the Properties Since Foreclosure."

     Set forth below is the discussion of the alternatives to the Acquisition considered by National. In addition to the alternatives described below, in the course of managing the Properties, prior to determining that the Acquisition should be proposed to Investors, National reviewed and, where sufficiently specific, placed before applicable Program Investors for a vote, opportunities to sell certain of the Properties, opportunities for certain of the Programs to enter joint venture arrangements, and financing alternatives for the Properties. These are discussed earlier under the captions "-- Management of the Programs since foreclosure" and "-- Efforts to Dispose of the Properties." Neither National nor the Company is aware of any factors not discussed in this Prospectus that materially and adversely affect the value of the Shares to be received in the Acquisition for purposes of comparisons to the alternatives.


     CONTINUATION OF THE PROGRAMS. An alternative to the Acquisition would be to continue the Programs. The Programs would remain separate groups of tenancy-in-common investors, with their own assets and liabilities, governed by their existing servicing agreement and tenancy-in-common agreement. Although National would still be entitled to asset management fees on an on-going basis, as well as accrued fees and expenses, National could discern no advantages to Investors in achieving their objectives from the continued operation of the Programs under their respective existing business plans. Even if the Programs continued in their present state while seeking a buyer or waiting for values to improve, Investors would be responsible for property taxes and other costs of property ownership. National has rejected this alternative because it was concluded that maintaining the Programs separately would likely have the following negative results when compared with the benefits that National perceived may be derived from the Acquisition: (i) a lack of or less efficient and cost effective exit strategy for Investors wishing to liquidate their investment; (ii) inability of individual Investors to control the timing of the tax impact of the liquidation of their particular investment when and if the property is sold or liquidated in bulk; (iii) illiquidity of individual investments on a current basis due to the lack of any established secondary market; (iv) difficulty in valuing the individual investments due to the virtual non-existence of a secondary market for the interests; (v) less flexibility and control in actively managing the real estate underlying each of the Programs; (vi) access to capital for the Programs limited primarily to Investor assessments which has become inadequate of late; (vii) without further infusions of funds from Investors, each of the Properties could be lost in tax sales for delinquent property taxes, or their current values could deteriorate due to lack of maintenance of the current approvals with the local government; and (viii) obtaining majority vote approval for certain actions is cumbersome and impractical.



     The capital needed to finalize the mitigation engineering costs, obtain tentative map and final map approvals in order to begin to finish the lots and provide for the infrastructure is necessary for the Sacramento/Delta Greens Program if it is to be developed in order to achieve a greater return to Investors. The golf course and surrounding land that were recently acquired from the Yosemite/Ahwahnee Programs by the Oceanside Program are being leased back to the Yosemite/Ahwahnee Programs (in the case of the golf course for a five year period) or held by Oceanside for future development or sale (in the case of the additional land). With respect to the remaining parcels owned by Yosemite/Ahwahnee, the business plan for those Programs assumes that there will be an infusion of additional capital to support the expansion of the recreational vehicle park, construction of timeshare units and very aggressive marketing of these and other products. The Mori Point project needs funds to continue with the habitat mitigation process in order to maintain its marketability. Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose projects need funds to continue the entitlement and development process to maintain their value while being marketed. Unfortunately, there are virtually no sources of outside capital to fund the financial demands of any of these business plans independently because of the tenancy-in-common structure of the Programs. Absent the Acquisition which may provide the Company with more traditional financing alternatives and which, through the sale of certain portions of some of the real estate assets, sale of units in the concurrent unit offering and exercise of the warrants, could generate internal capital, THE MOST LIKELY SOURCES OF CAPITAL TO COMPLETE THE BUSINESS PLANS OF THE RESPECTIVE PROGRAMS ARE MANDATORY ASSESSMENTS AND VOLUNTARY ADVANCES FROM CURRENT INVESTORS. ANY DELAY ON THE PART OF INVESTORS IN PROVIDING ENOUGH OF SUCH CAPITAL WOULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON THE SUCCESS OF ANY OF SUCH BUSINESS PLANS, AND COULD RESULT IN THE DETERIORATION IN VALUE AND THE LOSS OF SOME OF THE PROPERTIES IN TAX SALES FOR DELINQUENT PROPERTY TAXES.



     LIQUIDATION OF THE PROGRAMS. Another alternative available to National is to proceed with a liquidation of each of the Programs and distribute the net liquidation proceeds to the Investors. National concluded that there would be several disadvantages to using this strategy. A complete liquidation of the Programs would deprive those Investors who do not desire to liquidate their investment from participating in the benefits of future performance and possible property value improvements. In the case of each of the Programs, a sale in bulk or individually in the immediate future of the applicable Properties would yield a significant loss to each of the Investors. Nevertheless, National continues to seek buyers and/or joint venture partners for the Properties and is considering broker proposals to conduct certain marketing activities to sell the Properties.

     The following table sets forth the appraised values used to calculate Exchange Values, estimated liabilities and closing costs at ten percent of appraised values, net cash from a sale of appraised values, unpaid principal and unrepaid assessments and advances (out-of-pocket cash), and the cash loss that would result from a sale at appraised values.



                            Appraised Value         Estimated                        Unpaid Principal
                           Used to Calculate      Liabilities and     Net Cash       Plus Assessments    Cash Loss
Name of Program            Exchange Value(1)  -   Closing Costs(2) =  from Sale           Paid(4)        from Sale
---------------             --------------        -------------       ---------           ----           ---------
Sacramento/Delta Greens      $ 1,745,000          $  349,190          $1,395,810       $ 5,706,638      $ 4,310,828
Oceanside                      5,080,000             214,943           4,865,057        24,150,000       19,284,943
Yosemite/Ahwahnee I(5)         1,782,950            (248,791)(3)       2,031,741         7,195,693        5,163,952
Yosemite/Ahwahnee II(5)        3,703,050            (516,721)(3)       4,219,771        15,498,325       11,278,554
Mori Point                     6,000,000           1,186,964           4,813,036        10,771,425        5,958,389
Cypress Lakes(6)               6,000,000             775,072           5,224,928        15,421,503       10,196,575
Palmdale/Joshua Ranch          2,700,000             348,118           2,351,882        17,034,689       14,682,807
Esperanza                        270,000              80,644             189,356           535,000          345,644
Stacey Rose A(5)                  67,936              22,385              45,551            85,000           39,449
Stacey Rose B(5)                 252,064              83,053             169,011           317,250          148,239

---------------

(1) Each property was appraised in May 1997 or March 1998. The appraisals for May 1997 were updated in March 1998. However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996, the results of which differed from the May 1997 and March 1998 appraisals.
(2) Net of book assets. Includes estimated brokerage commissions, estimated escrow, title policy, legal and other closing costs at 10% of sale price; plus amounts due to National, affiliates of National and other service providers for unpaid servicing and property management fees and/or expenses advanced.
(3) Net other assets minus liabilities and closing costs results in a positive balance because of cash on hand.

(4) Reflects unpaid principal at Ownership Date plus assessments and advances paid through August 31, 1998.

(5) Represents pro rata share of appraised value based on original investment amount.

(6) A purchase agreement for $11,550,000 is currently being negotiated by National. If finalized, there will be no compensation, typically brokerage fees, due to National if the purchase is consummated after the Acquisition. See "Background and Reasons for the Acquisition -- Efforts to Dispose of the Properties -- Cypress Lakes" for information regarding additional units to be allocated to Cypress Lakes Investors if the sale is consummated.



     A sale at such discounts would be contrary to National's and the Investors' objectives to maximize the return of the Investors' principal compared to their original investment. However, National continues to seek potential buyers and proposals from brokers on behalf of investors.
While a liquidation might also be accomplished in a bankruptcy proceeding, the complexities involved due to the tenancy-in-common format of the Programs, as well as the administrative and other costs, have made bankruptcy liquidation particularly unattractive. In addition, other liquidation alternatives through sales of the Programs' Properties (whether discounted through an auction process or sold in an orderly fashion) do not have certain other benefits of the Acquisition, including (i) permitting Investors to hold their investment until the time when liquidation is appropriate for their individual investment and tax strategy, (ii) the opportunity to participate in acquisition and financing opportunities existing in the real estate market that may add value to their investment through equity ownership in the Company, (iii) the transaction costs and time associated with the Acquisition are expected to be significantly less than those which would be incurred in either a discounted or an orderly liquidation of the Programs' assets, and
(iv) the complete liquidation of the Programs would assure the recognition of capital gains or losses by Investors depending on whether the selling price of the Properties is more or less than their tax basis. See "-- Expected Benefits of Acquisition -- Control of Timing of Liquidation" for the estimated total capital loss that would be recognized for each of the Programs if their respective Properties were sold in bulk for their appraised value.


     BANKRUPTCY REORGANIZATION. In addition to a liquidation in a bankruptcy proceeding, National also considered attempting to use the bankruptcy laws to reorganize the Programs to accomplish the consolidation goals of the Acquisition subject to approval of the Bankruptcy Court. This approach was not selected because (i) there was some question as to whether the Programs, individually or collectively, met the conditions precedent to a successful reorganization in a bankruptcy proceeding, and (ii) National determined that the administrative costs and further delays would not be as beneficial to the Investors as the Acquisition. Based on these determinations, National made no effort to further quantify the advantages and disadvantages of a reorganization proceeding under the Bankruptcy Laws.

COMPARISON OF ALTERNATIVES

     To assist the Investors in evaluating the Acquisition, National compared consideration to be received by Investors in each of the Programs in the Acquisition per $10,000 of Adjusted Outstanding Investment to (i) value to Investors if the Programs are operated "as is," (ii) sale of the Properties at appraised values used in determining the Exchange Values and distributing sale proceeds net of outstanding Program Investors' obligations, (iii) liquidation of the applicable Program's assets outside of bankruptcy and (iv) recognizing that, initially, the Shares would likely trade substantially below the arbitrarily determined $20 per share assigned to the Shares for purposes of the Acquisition, a range of market values for the Shares, assuming completion of the Acquisition, based on 75% and 50% of the Company's valuation of its Shares for purposes of the Acquisition. A bankruptcy liquidation or reorganization was not included in National's final comparison of alternatives because of National's belief that, due to the costs of bankruptcy administration, such a liquidation or reorganization would be more expensive if supervised by a Bankruptcy Court than if not. Since the value of the consideration for alternatives to the Acquisition is dependent upon varying market conditions, no assurance can be given that the range of estimated values indicated establishes the highest or lowest possible values. However, National believes that it analyzed the alternatives in good faith and that such analysis establishes a reasonable framework for comparison.


     The results of this comparative analysis are summarized in the table set forth below. No assurance can be given that estimated values would be realized through any of the designated alternatives. These estimated values are based on certain assumptions that relate, among other things, to (i) securities market conditions and factors affecting the value of securities of real estate companies, (ii) National's estimate of the value of the Properties if they continue to be operated "as is," (iii) National's estimates of the selling price of each of the Program's Properties, assuming a liquidation sale, that is, a sale in three months or less, and (iv) selling costs in such a liquidation. Actual results may vary from those set forth below based on numerous factors, including those listed above, as well as interest rate fluctuations, general conditions in securities or real estate markets, tax law changes, supply and demand for properties similar to those owned by the Programs, the manner in which the Properties might be sold and changes in availability of capital to finance acquisition of real property. National continues to seek potential buyers and/or joint venture partners for the Properties, as well as review proposals from qualified brokers who may wish to market some of the Properties. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ESTIMATED IN THE FOLLOWING TABLE AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS."





                                                Sale at
                                               Appraised                                    Market Value of Shares Included in
                                               Values Net                                   Units Received in Acquisition per
                              Exchange         of Program   Liquidation       Operated       $10,000 of Adjusted Outstanding
                              Value per         Debts per    Value per      "As Is" Value   Investment Assuming Shares Trade at
                              $10,000 of       $10,000 of    $10,000 of     per $10,000 of  -----------------------------------
                               Adjusted         Adjusted      Adjusted        Adjusted           75% of           50% of
                              Outstanding      Outstanding   Outstanding      Outstanding       Exchange         Exchange
     Program                  Investment(1)   Investment(2)  Investment(3)    Investment(4)     Value(5)         Value (5)
     -------                  ----------       ----------    ----------       ----------        -----              -----
Sacramento/Delta Greens       $    2,558       $  2,273      $     995        $   995           $1,918            $1,279
Oceanside                          2,225          2,015          1,068          1,068            1,669             1,112
Yosemite/Ahwahnee I                2,435          2,239          1,355          1,355            1,826             1,218
Yosemite/Ahwahnee II               2,344          2,155          1,304          1,304            1,758             1,172
Mori Point                         4,384          3,898          1,711          1,711            3,288             2,192
Cypress Lakes(6)                   3,062          2,746          1,327          1,327            2,296             1,531
Palmdale/Joshua Ranch              1,446          1,297            627            627            1,084               723
Esperanza                          3,701          3,239          1,161          1,161            2,775             1,850
Stacey Rose A                      4,589          3,993          1,313          1,313            3,441             2,294
Stacey Rose B                      4,568          3.975          1,307          1,307            3,426             2,284


---------------

(1) Exchange Value is the Company's value assigned to each of the Programs. It takes into account other Program assets, as well as obligations of the Program Investors, which would have to be paid out of sale proceeds. Such other assets and obligations were not taken into account in the appraisals. Exchange Value is represented by Company Units arbitrarily valued at $20 per Unit for purposes of the Acquisition.


(2) The amount set forth in this column reflects the amount an Investor would receive per $10,000 of their Adjusted Outstanding Investment if the Property were sold at the appraised value after deducting from sale proceeds, closing costs and commissions of ten percent, accrued but unpaid property taxes and other Program net liabilities at August 31, 1998.


(3) For this purpose, National assumed that the Properties could be sold within three months at a value equal to 50% of the appraised value used to compute Exchange Values, then deducting all the same costs and net liabilities. Notwithstanding the generally improving real estate market in California, National believed it would take that sort of discount from the appraised values to potentially attract a buyer in three months without having to undergo the traditional four to six months due diligence process.


(4) Since the Investors in each of the Programs appear to National to be unwilling to provide sufficient capital to complete the proposed development of the Programs' Properties, the

     Properties cannot be developed according to the original business plans in order to liquidate them at their maximum value. Thus, the Operated "As Is" value assumes that Investors in each Program would put up only sufficient additional funds to avoid losing the Property for property tax delinquencies. Since none of the Properties has positive cash flow, National believes that the Operated "As Is" value for a Property does not exceed its liquidation value. Thus, for purposes of the comparison, National assumed that the Operated "As Is" value and liquidation value were the same for all Properties.

(5) There are no real estate companies which are publicly-traded with an asset base similar to that which the Company will have if the Acquisition is completed. Thus, there is no comparable market information from which to extrapolate a possible market value for the Company's stock at any period after the completion of the Acquisition. Therefore, solely for purposes of the comparison, National arbitrarily assumed that, for a period of six months after the Acquisition, the Company's stock would trade at 75% to Exchange Value (or $15.00 per Share) and at 50% of Exchange Value (or $10.00 per Share).

(6) If the purchase proposal currently being negotiated is consummated, based on the additional shares that would be allocated to the Cypress Lakes Investors, the Exchange Value per $10,000 investment and the sale of appraisal value net of program debts would be $[_______] and $[______], respectively.


TERMS OF THE ACQUISITION

     STRUCTURE OF THE ACQUISITION. If the Acquisition is approved, it will take the form of a purchase of the Properties and assets of each of the Programs by the Company from the Investors using the Units of the Company as consideration for the purchase. As a part of the Acquisition, remaining encumbrances on any of the Properties will be released by Investors so that the Company, through subsidiaries, will own the Properties free and clear of all mortgage liens.

     Each purchase is proposed to be effected pursuant to a purchase agreement with each Program (acting through National as the agent) and the Company. Pursuant to the purchase agreements, the Properties will be purchased "as is." The Company will receive a deed to each of the Properties and new policies of title insurance will be included with each transfer.

     The transactions described below will have occurred or will take place simultaneously with, or shortly after, the closing of the Acquisition.


     - The Company was formed as a Delaware corporation with family partnerships of the principals of National (David Lasker and James Orth), along with certain affiliates, consultants and employees of National and the Company, as the founders. American Family Communities, Inc. will be formed as a wholly-owned subsidiary of the Company to oversee all of the Programs' Properties. Also, Delta Greens Homes, Inc., Yosemite Woods Family Resort, Inc., Mori Point Destinations, Inc., Cypress Lakes, Inc., Palmdale/Joshua Ranch, Inc., Esperanza, Inc., and Victorville Homes, Inc. will be formed as second-tier subsidiary corporations of the Company to hold the Properties of each of the Programs with the two Yosemite/Ahwahnee Programs being combined into one subsidiary. Upon completion of the Acquisition, the founders will hold [18.74]% (7.1% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the Company's outstanding Shares. See "Appraisals and Fairness Opinion" for a discussion of the fairness of the transaction.


     - The Shares of the Company issued pursuant to the Acquisition will have been approved for listing, upon notice of issuance, by the
____________.

     - Certificates for the Shares and warrants included in the units will be mailed to Investors after the Acquisition is completed.

     As a result of the Acquisition, the Investors will cease to own interests in the Properties of the respective Programs in which they have invested. After the Acquisition, through subsidiaries, the Company will at least own five of the Properties, as well as the business and operations, owned by the Programs prior to the Acquisition.

     National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.

     EFFECTIVE TIME. If approved, the Acquisition is expected to be completed (with title to the real estate being transferred to the applicable subsidiary) on __________, 1998 (approximately five business days after the planned date for tabulation of the votes of Investors in each Program (the "Effective Time").

CALCULATION OF EXCHANGE VALUE


     Units in the Company will be allocated among the Programs pro rata in accordance with Exchange Values. The Exchange Value of a Program is its appraised value plus the book value of other assets at [August 31, 1998] minus liabilities at [August 31, 1998] in the form of Company Units arbitrarily valued at $20 per Unit. For purposes of each of the Properties, the appraised value is at March 31, 1998.


     National also considered allocating the Shares among the Programs in accordance with adjusted March 31, 1998 appraised values, the need for, and availability of, working capital to accomplish the business plans of the Programs, and the expected resistance of Investors in the various Programs to assessments to provide working capital that could not be borrowed. The adjusted appraised value system was discarded as being too subjective and too difficult to explain to Investors. Further, it did not produce results materially different from the method selected.


     Exchange Values were determined as of [August 31, 1998]. [ULTIMATELY, AS OF A DATE WITHIN 30 DAYS OF THE PROSPECTUS DATE.] The Exchange Values of the Programs do not necessarily reflect the aggregate price at which Company
Units received in the Acquisition may be sold, nor are they based solely on the appraised value of the real estate assets of each Program. See "Risk Factors." The number of Units to be issued to each Program upon consummation of the Acquisition will equal the Exchange Value of the Program divided by $20, an arbitrary amount chosen for the sole purpose of allocating Units AND WHICH IS NOT INTENDED TO IMPLY THAT THE UNITS OR THE SHARES INCLUDED IN THE UNITS WILL TRADE AT A PRICE OF $20.

     The following table summarizes the calculation of the Exchange Value of each of the Programs:

                         Appraised Value of            Net Other Assets and
  Name of Program          Real Estate(1)      +          Liabilities(3)        =    Exchange Value(4)(5)
  ---------------          -----------                    -----------                --------------
Sacramento/Delta Greens    $1,745,000                        $(174,514)                $1,570,486
Oceanside                   5,080,000                          293,057                  5,373,057
Yosemite/Ahwahnee I(2)      1,782,950                          427,086                  2,210,036
Yosemite/Ahwahnee II(2)     3,703,050                          887,026                  4,590,076
Mori Point                  6,000,000                         (586,964)                 5,413,036
Cypress Lakes               6,000,000                         (175,012)                 5,824,928
Palmdale/Joshua Ranch       2,700,000                          (78,118)                 2,621,882
Esperanza                     270,000                          (53,644)                   216,356
Stacey Rose A(2)               67,936                          (15,591)                    52,345
Stacey Rose B(2)              252,064                          (57,847)                   194,217
                          -----------                        ---------                -----------
  TOTAL                   $27,601,000                        $ 465,419                $28,066,419
                          -----------                        ---------                -----------
                          -----------                        ---------                -----------

---------------

(1) Reflects independent appraisals or updates of previous appraisals as of March 1998. However, appraisals of the Yosemite/ Ahwahnee Properties were also conducted in May 1997 and October 1996. The results of the October 1996 appraisal differ from those from the appraiser who provided the other two appraisals. See "Appraisals and Fairness Opinion--Conflicting Yosemite/Ahwahnee Properties' Appraisals" for the methodology used by National to determine the appraised real estate values for these Properties.

(2) Represents pro rata share of appraised value based on original investment amount.

(3) The following table quantifies the asset and liabilities adjustments to appraised values made in determining a Property's Exchange Value as of June 30, 1998.

                                                              Book
                            Book Assets                     Liabilities              Net Other Assets
  Name of Program            (6/30/98)*        -            (6/30/98)*          =     and Liabilities
  ---------------            ----------                     ----------                ---------------
Sacramento/Delta Greens    $  126,316                     $   (300,830)                $ (174,514)
Oceanside                     809,933                         (516,876)                   293,057
Yosemite/Ahwahnee I         1,536,802                       (1,109,716)                   427,086
Yosemite/Ahwahnee II        3,191,820                       (2,304,794)                   887,026
Mori Point                    261,140                         (848,104)                  (586,964)
Cypress Lakes                 195,878                         (370,950)                  (175,072)
Palmdale/Joshua Ranch         132,572                         (210,690)                   (78,118)
Esperanza                      28,523                          (81,897)                   (53,644)
Stacey Rose A                   5,804                          (21,395)                   (15,591)
Stacey Rose B                  21,535                          (79,382)                   (57,847)

     * See balance sheets of each Program in the accompanying financial statements for details of book assets and book liabilities. There is no mortgage debt on the Properties of the Sacramento/Delta Greens, Oceanside, Mori Point, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose Programs, and, after the Acquisition, there will be no mortgage debt on the Yosemite/Ahwahnee Programs' Properties.

(4) As set forth in the table under "-- Alternatives to Acquisition -- Liquidation of the Programs" the potential cash returns to Investors if the Properties could be sold for the appraised values used to calculate the Exchange Value are as follows: Sacramento/Delta Greens, $1,395,811;

     Oceanside, $4,865,057; Yosemite/Ahwahnee I, $2,031,080; Yosemite/Ahwahnee II, $4,219,771; Mori Point, $4,813,036; Cypress Lakes, $5,224,928;
     Palmdale/Joshua Ranch, $2,351,882; Esperanza, $189,626; Stacey Rose A, $45,551; and Stacey Rose B, $169,011.


(5) If the cash sale proceeds, net of any interest on seller financing, received by the Company on or before December 31, 1999, from the sale of any of the Properties acquired in the Acquisition exceeds the March 1998 appraised value for such Property or, in the case of the Yosemite/Ahwahnee I and II and Oceanside Properties, the appraised values determined by National, the Company will issue pro rata to the former Investors in such property additional Units (valued at $20 per Unit
     regardless of the then trading price of the Company's stock).   The
     number of additional units issuable will be determined as follows: cash proceeds of such sale (net of brokers' commissions, closing costs and interest on deferred purchase price payments) up to 200% of the March 1998 appraised values used to compute the exchange value of the property which cash proceeds are received on or before December 31, 1999 less appraised value used to compute the exchange value of the property divided by $20. (For example, if the March 1998 appraised value of a Property was $1,750,000 and the cash sale proceeds received by December 31, 1999 from the sale were $3,600,000, then the maximum number of additional units available for allocation among that Property's former Investors would be $1,750,000 (not $1,800,000) divided by $20 or 87,500 units. NO ADDITIONAL UNITS WOULD BE ISSUED FOR THE AMOUNT OF NET CASH PROCEEDS RECEIVED BY DECEMBER 31, 1999 IN EXCESS OF 200% OF THE MARCH 1998 APPRAISED VALUE USED TO COMPUTE THE PROPERTY'S EXCHANGE VALUE. All of the cash received from the sale would be retained by the Company as working capital.)


     As of the date of this Prospectus, neither National nor the Company knows of any material change in the prospects or financial performance of any of the Programs which will materially affect the value of the Shares to be received by Investors in the Acquisition, the values assigned to the Programs for purposes of comparison to the alternatives, or the fairness of the Acquisition to the Investors. National continues to solicit potential buyers or joint venture partners for the Programs, as well as consider qualified brokers who propose to market and sell the Properties.

     No fractional Units will be issued by the Company in connection with the Acquisition. Each Investor who would otherwise be entitled to a fractional Units will receive one Unit for each fractional Unit of 0.5 or greater. No Unit will be issued for fractional Unit of less than 0.5.

ALLOCATION OF UNITS AMONG THE PROGRAMS

     The total number of Units issued in the Acquisition will be equal to the aggregate Exchange Value of the Programs divided by the arbitrary price of $20. The number of Units allocable to each Program will be determined by multiplying the number of Units allocable among all of the Programs by a fraction, the numerator of which is the Exchange Value of the Program and the denominator of which is the total Exchange Value of all of the Programs.

     As of August 31, 1998, the following table shows Investors (i) the Amount Owed Plus Assessments which is the aggregate amount of the unpaid balance of the loan owed to a Program by the original borrower plus accrued but unpaid interest on such balance as of the Ownership Date of a Property plus all amounts paid by Investors pursuant to mandatory assessments plus voluntary advances, (ii) appraised real estate values, (iii) Exchange Values and (iv) the number and percentage of Shares allocated to each Program are:

                                                                                              Number of
                                                            Adjustments to                      Units
                              Amount         Real Estate      Real Estate                   Allocated if
                            Owed plus         Appraised        Appraised      Exchange      All Programs
  Name of Program          Assessments(1)      Value(2)         Value(3)       Value       Participate(4)
  ---------------          -----------         -----            -----          -----       -----------
Sacramento/Delta Greens   $  6,131,638     $ 1,745,000        $(174,514)   $ 1,570,486        78,524
Oceanside                   24,150,000       5,080,000          293,057      5,373,057       268,653
Yosemite/Ahwahnee I          9,063,163       1,782,950          427,086      2,210,036       110,502
Yosemite/Ahwahnee II        19,565,333       3,703,050          887,026      4,590,076       229,504
Mori Point                  12,342,259       6,000,000         (586,964)     5,413,036       270,652
Cypress Lakes               18,971,767       6,000,000         (175,072)     5,824,928       291,246
Palmdale/Joshua Ranch       18,107,814       2,700,000          (78,118)     2,621,882       131,094
Esperanza                      584,653         270,000          (53,644)       216,356        10,818
Stacey Rose A                  114,098          67,936          (15,591)        52,345         2,617
Stacey Rose B                  425,188         252,064          (57,847)       194,217         9,711
                          ------------     -----------         --------    -----------     ---------

  TOTAL                   $109,458,813     $27,601,000        $ 465,419    $28,066,419     1,403,321
                          ------------     -----------         --------    -----------     ---------
                          ------------     -----------         --------    -----------     ---------
                                                                           No. of Units
                                                                          per $10,000 of
                                          Number of       No. of Units      Adjusted
                                            Units        per $10,000 of    Outstanding
                                         Allocated if      Adjusted       Investment if
                                          Only Seven     Outstanding       Only "Trudy
                                          "Trudy Pat"    Investment if         Pat"
                                           Programs      All Programs       Programs
                                         Participate(5)  Participate       Participate
                                         -----------     -----------       -----------
Sacramento/Delta Greens                     78,524            128               128
Oceanside                                  268,653            111               111
Yosemite/Ahwahnee I                        110,502            122               122
Yosemite/Ahwahnee II                       229,504            117               117
Mori Point                                 270,652            219               219
Cypress Lakes                              291,246            153               153
Palmdale/Joshua Ranch                      131,094             72                72
Esperanza                                                     185                 -
Stacey Rose A                                                 229                 -
Stacey Rose B                                                 228                 -
                                         ---------          -----               ---
  TOTAL                                  1,380,175          1,564               922
                                         ---------          -----               ---
                                         ---------          -----               ---

---------------

(1) The tenancy-in-common agreements for each of the Programs provide that the servicing agent for the loan (National) may make mandatory assessments on the Investors to cover the operational costs of the Program. Investors may also make voluntary advances under the tenancy-in-common agreements to make up for mandatory assessments which have not been paid by other Investors. As of [August 31, 1998], the following mandatory assessments and voluntary advances have been paid to the Programs and are included in Amount Owed Plus Assessments.


                                                   Mandatory          Voluntary
Name of Program                                   Assessments         Advances
---------------                                   -----------         --------
Sacramento/Delta Greens                              582,350            86,990
Oceanside                                                -0-               -0-
Yosemite/Ahwahnee I                                  972,716           121,099
Yosemite/Ahwahnee II                               2,008,113           156,036
Mori Point                                           643,552            58,515
Cypress Lakes                                        820,845           543,629
Palmdale/Joshua Ranch                              1,656,270           248,103
Esperanza                                             35,000               -0-
Stacey Rose A and B                                    1,950               -0-

---------------

(2) Appraisals were conducted and updated in March 1998. However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996, the results of which differed substantially from a May 1997 appraisal updated by the same appraiser for March 31, 1998. See "Appraisals and Fairness Opinion -- Conflicting Yosemite/Ahwahnee Properties' Appraisals."


(3) The adjustments were made by the Company to add back to the real estate appraised values the book value of other program assets at [August 31, 1998] and to reduce that number by program liabilities at [August 31, 1998]. See "-- Calculation of Exchange Value" at page __ for details as to the adjustments.

(4) A unit consists of one share of common stock plus warrants to buy three additional shares at 80% of the closing price on the trading date immediately prior to the date of exercise.

(5)  Represents [5.60%], [19.14%], [7.87%], [16.35%], [19.29%], [20.75%],
     [9.34%], [0.77%], [0.19%] and [0.69%], respectively, of the units to be issued to investors in the acquisition.

(6) If none of the Esperanza, Stacey Rose A and B programs participate, these percentages would be 5.69%, 19.47%, 8.01%, 16.63%, 19.61%, 21.10% and
     9.50%, respectively.

(7) The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. From the inception of planning for the Acquisition, management believed that the founders should retain less than 20% of the total outstanding shares. The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. This was determined after considering previous fees due to and expenses advanced by National on behalf of Investors that were cancelled, the additional value being brought to the Investors through the Acquisition and as incentives for future performance. This position was validated by the Fairness Opinion. A total of approximately [323,000] shares of Company common stock has been issued prior to the date of this Prospectus at $0.01 per share. National will pay the same price as investors for their units in the Company. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:



                                        Previously              To Be
     Name of Program                    Cancelled             Cancelled
                                        ---------             ---------
Sacramento/Delta Greens(a)              $  500,000            $    -0-
Oceanside(a)                               601,125             261,273
Yosemite/Ahwahnee I(a)                      72,158                 -0-
Yosemite/Ahwahnee II(a)                  1,157,867             124,250
Mori Point(a)                              461,589                 -0-
Cypress Lakes                              468,000                 -0-
Palmdale/Joshua Ranch                          -0-                 -0-
Esperanza                                  102,134                 -0-
Stacey Rose A                               64,293                 -0-
Stacey Rose B                               17,267                 -0-
                                       -----------            --------
  TOTAL                                $ 3,444,433            $385,523
                                       -----------            --------
                                       -----------            --------


---------------

(a) The shares to be retained by the founders were not allocated to the founders based on cancelled fees. However, if they had been so allocated from the Programs based on cancelled or to be cancelled fees,


     (i) 13% (13.7% if only the seven "Trudy Pat" Programs participate) of the total shares to be owned by the founders after the Acquisition ([42,111] shares if all Programs participate and 44,378 shares if only the seven "Trudy Pat" Programs participate) would have been deemed allocated from the Sacramento/Delta Greens Program.


     (ii) 22.5% (23.7% if only the seven "Trudy Pat" Programs participate) of the total shares to be owned by the founders after the Acquisition (72,873 shares if all Programs participate and 76,544 shares if only the seven "Trudy Pay" Programs participate) would have been deemed allocated from the Oceanside Program.


     (iii) 1.8% (2% if only the seven "Trudy Pat" Programs participate) of the total shares to be owned by the founders after the Acquisition ([6,097] shares if all Programs participate and 6,405 shares if only the seven "Trudy Pat" Programs participate) would have been deemed allocated from the Yosemite/Ahwahnee I Program.


     (iv) 33.5% (35.2% if only the seven "Trudy Pat" Programs participate) of the total shares to be owned by the founders after the Acquisition ([108,416] shares if all Programs participate and 108,339 shares if only the seven "Trudy Pat" Programs participate) would have been deemed allocated from the Yosemite/Ahwahnee II Program.


     (v) 12% (12.7% if only the seven "Trudy Pat" Programs participate) of the total shares to be owned by the founders after the Acquisition ([39,004] shares if all Programs participate and 40,969 shares if only the seven "Trudy Pat" Programs participate) would have been deemed allocated from the Mori Point Program.

     (vi) 16.5% (12.8% if only the seven "Trudy Pat" Programs participate) of the total shares to be owned by the founders after the Acquisition ([53,269] shares if all Programs participate and 41,538 shares if only the seven "Trudy Pat" Programs participate) would have been deemed allocated from the Cypress Lakes Program.

     (vii)  None.

     (viii) 2.7% of the total shares to be owned by the founders after the Acquisition ([8,630] shares if all Programs participate) would have been deemed allocated from the Esperanza Program.


     (ix) 1.7% of the total shares to be owned by the founders after the Acquisition ([5,433] shares if all Programs participate) would have been deemed allocated from the Stacey Rose A Program.


     (x) 0.45% of the total shares to be owned by the founders after the Acquisition ([1,459] shares if all Programs participate) would have been deemed allocated from the Stacey Rose B Program.


ALLOCATION OF UNITS AMONG INVESTORS

     The method utilized to allocate Units to the Investors will involve two steps. The Units will first be allocated among the participating Programs based upon the Exchange Value of each of the Programs relative to the aggregate Exchange Value of all of the Programs. National believes that the Exchange Values of the Programs constitute the most reasonable and fair basis for allocating the Units among all of the Programs.


     Next, the Units allocable to a particular Program will be allocated among the Investors pro rata in relation to each Investor's Adjusted Outstanding Investment in a particular Program. An Investor's Adjusted Outstanding Investment is calculated by adding the unpaid principal balance of the Investor's share of the original loan plus his or her share of the accrued but unpaid interest on the unpaid principal balance owed by the defaulting borrower up to the Ownership Date, mandatory assessments paid by the Investor, voluntary advances made by the Investor, plus interest through the Record Date on voluntary advances made and for certain Programs, interest on mandatory assessments paid as called for in the applicable tenancy-in-common agreements. The basis for such adjustments is found in
Section 2.3 of each of the Programs' tenancy-in-common agreements.

     Once each Investor's Adjusted Outstanding Investment has been calculated, that amount is divided by the aggregate Adjusted Outstanding Investment for all Investors, and the resulting fraction is multiplied by the number of Units allocated the Program to determine the number of shares allocated to each Investor.

     All Units allocated to Investors will be exactly equal to each other. Other than the potential sale of the Cypress Lakes Property, as of the date of this Prospectus, neither National nor the Company knows of any material change in the prospects or financial performance of any of the Programs which will materially affect the value of the Units to be received by investors in the Acquisition, the values assigned to the Programs for purposes of comparison to the alternatives, or the fairness of the Acquisition to the Investors.

COMPANY SHARES HELD BY AFFILIATES OR EMPLOYEES OF NATIONAL

     None of the Acquisition Shares or units described in this Prospectus are allocable to National or any of its shareholders except to the extent of any of National's investments in the Programs. Acquisition units will be allocated to National on the same basis as they are allocated to investors. None of the Company's founders hold interests in any of the Programs' Properties. At August 31, 1998, National's investments were $3,118 in the Sacramento/Delta Greens Program; $2,300 in the Oceanside Program; $2,373 in the Yosemite/Ahwahnee I Program; $69,384 in the Yosemite/Ahwahnee II Program; $5,279 in the Mori Point Program; $3,200 in the Cypress Lakes Program; $2,395 in the Palmdale/Joshua Ranch Program; $0 in the Esperanza Program; $4,247 in the Stacey Rose A Program; $15,753 in the Stacey Rose B Program (which investment was allocated pro rata between the two Programs, based on a percentage of total funds invested as to National's $20,000 investment for the benefit of Stacey Rose A and B Investors). In the Acquisition, National will receive an aggregate of [1,547] Units, reflecting [40] Units, [26] Units, [29] Units, [813] Units, [116] Units, [49] Units, [17] Units, [-0-]
Units, [97]Units, and [360] Units, respectively, for its investments in the Sacramento/Delta Greens Program, Oceanside Program, Yosemite/Ahwahnee I Program, Yosemite/Ahwahnee II Program, Mori Point Program, Cypress Lakes Program, Palmdale/Joshua Ranch Program, Esperanza Program and Stacey Rose A and B Programs. National will not exercise any of the warrants it received as part of the Units. As described in "Terms of the Acquisition" above, the principal founders of the Company were the family partnerships of David Lasker and James Orth, the principals of National. Upon completion of the Acquisition, they will retain, in the aggregate, [237,628] Shares, or 13.76% (approximately 3.92% if all of the units offered concurrently are sold and if all the warrants included in the units to be issued in the Acquisition are exercised) of the outstanding Shares of the Company. National and the management of the Company believe that this is a fair allocation of the outstanding Shares of the Company after the Acquisition because it fairly reflects the management efforts that have been brought to bear to accomplish the Acquisition and that will be brought to bear in the future in managing the Company so as to achieve increased value for its Shareholders. The fairness of the allocation of shares to the founders of the Company is included in the Fairness Opinion described later in this Prospectus.

HISTORICAL COMPENSATION FOR SERVICING, ASSET AND PROPERTY MANAGEMENT/EFFECT OF ACQUISITION

     The following table sets forth the servicing fees, asset management and property management fees accrued by National and officers and employees, as well as actually paid, during the years ended December 31, 1997, 1996, 1995 and 1994. See the second table under "-- General -- Servicing and Asset Management Fees" at page __ for information about the fees earned by National and officers and employees of ODI and AGCRI AFTER the date title to the Programs' Properties was taken for the benefit of Investors. In the case of the Oceanside Program, compensation was paid for salaries payable to the officers and employees of ODI. In the case of the Yosemite/Ahwahnee I and II Programs, compensation to National would have been from servicing fees through September 1995, and asset management fees thereafter, as well as salaries payable to the officers and employees of AGCRI, as well as for a portion of its general and administrative overhead costs.

                                                                                                                          Actually
                                     Actually              Actually             Actually             Actually  Incurred   Paid in
                           Incurred  Paid in    Incurred   Paid in   Incurred   Paid in   Incurred   Paid in   for Six      Six
                           for Year    Year     for Year     Year    for Year     Year    for Year     Year     Months     Months
                            Ended     Ended      Ended      Ended     Ended      Ended     Ended      Ended     Ended      Ended
Name of Program            12/31/94  12/31/94   12/31/95   12/31/95  12/31/96   12/31/96  12/31/97   12/31/97  6/30/98    6/30/98
---------------            --------  --------   --------   --------  --------   --------  --------   --------  -------    -------
Sacramento/Delta Greens    $ 50,000  $    -0-   $ 50,000   $    -0-  $ 50,000   $    -0-  $ 50,000   $  8,267  $ 25,000  $  32,166
Oceanside                   524,000   300,000    492,000    300,000   492,000    300,000   492,000    300,000   246,000  1,026,000
Yosemite/Ahwahnee I          65,000    10,000     84,051        -0-   150,800    101,626   148,439     60,700    75,333     30,392
Yosemite/Ahwahnee II        135,000       -0-    174,569        -0-   313,200    211,069   248,157    123,998   150,667     55,667
Mori Point                  100,000       -0-    100,000        -0-   100,000        -0-   100,000     27,333    50,000     10,000
Cypress Lakes               140,000   140,000    140,000    140,000   140,000    140,000   140,000    140,000    70,000     70,000
Palmdale/Joshua Ranch       150,000    88,750    150,000    248,750   150,000    150,000   150,000    150,000    75,000     75,000
Esperanza                     5,000       -0-      5,000        -0-     5,000        -0-     5,000        -0-     2,500        -0-
Stacey Rose A                   850       -0-        850        -0-       850        -0-       850        -0-       426        -0-
Stacey Rose B                 3.153       -0-      3,153        -0-     3,153        -0-     3,153        -0-     1,576        -0-

     If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing, asset or property management fees and officers and employees of ODI and AGCRI would not have been entitled to any separate compensation from that which they would have received from the Company. The only compensation any of National's affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.


     Based on original loan amounts, the following table sets forth the compensation, including employees of ODI and AGCRI, that would have been allocable to the Programs had the Acquisition been completed during the four years ended December 31, 1994, 1995, 1996 and 1997.




                               Original
           Name of Program       Loan           1994           1995            1996           1997
           ---------------      Amount          ----           ----            ----           ----
                                ------
Sacramento/Delta Greens       $ 5,000,000    $   62,886     $   62,886     $    62,886     $   62,886
Oceanside                      30,000,000       377,315        377,315         377,315        377,315
Yosemite/Ahwahnee I             6,500,000        81,752         81,752          81,752         81,752
Yosemite/Ahwahnee II           13,500,000       169,792        169,792         169,792        169,792
Mori Point                     10,000,000       125,772        125,772         125,772        125,772
Cypress Lakes                  14,000,000       176,080        176,080         176,080        176,080
Palmdale/Joshua Ranch          15,000,000       188,658        188,658         188,658        188,658
Esperanza                         500,000         6,289          6,289           6,289          6,289
Stacey Rose A                      85,000         1,069          1,069           1,069          1,069
Stacey Rose B                     315,300         3,953          3,953           3,953          3,953
                              -----------    ----------     ----------     -----------     ----------
     TOTAL                    $94,900,300    $1,193,566     $1,193,566     $ 1,193,566     $1,193,566
                              -----------    ----------     ----------     -----------     ----------
                              -----------    ----------     ----------     -----------     ----------



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the Year ended December 31, 1997:


                          Prior to
    Name of Program         1992         1992          1993        1994          1995        1996         1997         Total
    ---------------         ----         ----          ----        ----          ----        ----         ----         -----
Sacramento/Delta Greens
     Principal           $         0  $         0  $         0   $        0   $        0   $       0   $         0   $          0
     Interest            $ 1,654,013  $   343,750  $         0   $        0   $        0   $       0   $         0   $  1,997,763

Oceanside*
     Principal           $         0  $         0  $         0   $  375,000   $  900,000   $ 900,000   $   675,000   $  2,850,000*
     Interest            $         0  $ 1,080,804  $ 3,145,869   $  393,750   $        0   $       0   $         0   $  4,620,423

Yosemite/Ahwahnee I
     Principal           $    45,000  $   135,000  $   103,085   $        0   $        0   $       0   $         0   $    283,085
     Interest            $ 1,903,306  $   920,794  $   335,557   $    4,756   $        0   $       0   $         0   $  3,164,413

Yosemite/Ahwahnee II
     Principal           $    20,000  $    60,000  $    68,264   $        0   $        0   $       0   $         0   $    148,264
     Interest            $   592,498  $ 1,153,352  $   688,303   $   10,273   $        0   $       0   $         0   $  2,444,426

Mori Point
     Principal           $         0  $         0  $         0   $        0   $        0   $       0   $         0   $          0
     Interest            $ 1,354,708  $         0  $         0   $        0   $        0   $       0   $         0   $  1,354,708

Cypress Lakes
     Principal           $         0  $         0  $         0   $        0   $        0   $       0   $         0   $          0
     Interest            $   621,198  $ 1,781,251  $ 1,337,101   $   62,706   $        0   $       0   $         0   $  3,802,256

Palmdale/Joshua Ranch
     Principal           $         0  $         0  $         0   $        0   $        0           0   $         0   $          0
     Interest            $ 1,523,775  $ 1,885,526  $   478,127   $        0   $        0   $       0   $         0   $  3,887,428

Esperanza
     Principal           $         0  $         0  $         0   $        0   $        0   $       0   $         0   $          0
     Interest            $   130,000  $         0  $         0   $        0   $        0   $       0   $         0   $    130,000

Stacey Rose A and B
     Principal           $         0  $         0  $         0   $        0   $        0   $       0   $         0   $          0
     Interest            $    84,237  $         0  $         0   $        0   $        0   $       0   $         0   $     84,237


-------------

* An additional $3,000,000 in principal was distributed to the Oceanside Program Investors in June 1998 subsequent to the sale of the remaining lots, as approved by the Oceanside Investors.

FEATURES OF THE ACQUISITION CONSIDERED BY NATIONAL

     National believes that the Acquisition is the best way to obtain a maximum recovery of their capital by Investors in each of the Programs. In reaching this conclusion, National considered the following positive and negative factors:


     [LIQUIDITY THROUGH FREELY TRADEABLE [AND LISTING OF] SHARES. The Company's Shares issued in the Acquisition will be freely tradeable. [The Company has applied for listing of the shares on the ______________. Listing the shares is a condition to the acquisition.] Thus, the Acquisition offers potential liquidity to the Investors for all or some of their Shares if a trading market develops. There is no guaranty that a liquid trading market will develop for the shares or that it will be sustained. Although the Acquisition is not the only means by which Investors could achieve liquidity in their investments in the Programs, National believes that the Acquisition is preferable to the alternatives (described below in "-- Alternatives to Acquisition") even though an indefinite period of time may be required before the value of the Shares is stabilized and there is an adequate demand from buyers for the Shares. National believes that a sale of the Properties in the current market would result in unnecessary losses to Investors.
Investors should be aware, however, that initially the Shares are likely to trade at prices substantially below the arbitrary $20 per Unit assigned for purposes of the Acquisition.



     CONTROL OF TIMING OF LIQUIDATION. By creating freely tradable equity securities in the Company, the Acquisition permits Investors to liquidate all or a portion of their Shares when such liquidation best serves such Investors. In addition, by controlling the timing of the liquidation of their investments, Investors will have better control of the timing of the tax impact of the liquidation. Furthermore, the Programs will not be forced to sell their Properties currently and recognize the losses that would be generated by such sales. If the Programs could be liquidated by selling off the Properties at the appraised values used to calculate Exchange Values, such sales would result in substantial cash losses to the Investors in each of the Programs. See table at "-- Alternatives to Acquisition; Liquidation of the Programs." However, no particular group of Investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a Property. Management's and the Board of Director's decisions regarding dividends will affect cash available for distribution.


     BENEFITS TO THE COMPANY OF LISTED SHARES. In addition to the flexibility Investors will have to liquidate their interests at a time that best suits their respective individual needs, [National believes that having the shares of the Company listed for trading on the _______________] will provide benefits to the Company itself which could enhance Investor value. The Company may have access to outside capital in the form of debt or equity through the capital markets that the individual Programs do not have. For example, it is possible that the Company may be able to take advantage of its size in order to access the capital markets for additional debt or equity from investors or traditional institutional sources to provide expansion or completion of development and construction funding for the various projects. The growth of the Company will be a capital-intensive process. The Company, however, will need to be successful or show potential for success in order to induce capital sources, if available, to enter into transactions with it. Even in such cases, the cost of such capital may be high.


     DIVERSITY OF INVESTMENT. The Acquisition will allow Investors to participate in a consolidated investment portfolio of five to seven Properties rather than one. These Properties are in diverse geographic locations in California and have different development orientation. The diversity of the Company's portfolio spreads the risk of an investment in the Company over a broader group of assets and reduces the dependence of the investment upon the performance of any particular asset. It also reduces the pressure to sell a particular asset in an untimely way. However, the poor performance of a particular Property may, nevertheless, negatively affect the performance of the Company even if all the other Properties are performing well. Historically, all of the Properties have operated at a loss. Only the Oceanside and Yosemite/Ahwahnee Properties have produced any revenues. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.

     MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and property management services ($1,181,000 as opposed to $885,000 both of which include the payroll for the Yosemite/Ahwahnee golf course, clubhouse and recreational vehicle facilities). The increase was not viewed as significant since the original servicing fees were based on loan servicing and, later, asset management fees were earned, both of which are less labor-intensive than property development, construction, acquisition and property management, which activities the Company will conduct.

     ELIMINATION OF MANDATORY ASSESSMENTS. Completion of the Acquisition will result in the cancellation of the servicing agreement and the tenancy-in-common agreement for each of the Programs and National will no longer be an asset manager for the Investors. There will be no further assessments of Investors of any kind pursuant to those or any other agreements. However the Company will be required to obtain additional financing from other sources in order for its business plan to be successful.

     LIMITATION OF INVESTOR LIABILITY. As beneficial owners of the assets and businesses of the Programs, Investors currently may not be effectively insulated from personal liability based on the operation of those assets. Thus, if an accident occurred, the damages of which were not wholly covered by insurance, the individual Investors could be liable for the balance of the damages. As shareholders of a corporation, there will be no such risk of liability.


     NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of Investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a Property. The Board of Directors' decisions regarding dividends will affect cash available for distribution.



         POTENTIAL INCREASE IN UNITS IF A PROPERTY SOLD BEFORE DECEMBER 31, 1999. If the net cash sale proceeds, net of any interest on seller financing, received by the Company on or before December 31, 1999, from the sale of any of the Properties acquired in the Acquisition exceeds the March 1998 appraised value for such Property or, in the case of the Yosemite/Ahwahnee I and II and Oceanside Properties, the appraised values determined by National, the Company will issue pro rata to the former Investors in such property a number of additional Units (valued at $20 per Unit regardless of the then trading price of the Company's stock up to a maximum value of two times the appraised value used to compute the Exchange Value) equal to the difference between the net cash proceeds received by December 31, 1999 and the exchange value of the Property for purposes of the Acquisition.


     PROCEEDS FROM SALE OF PROPERTIES. If a Property is sold or refinanced, the proceeds will be used by the Company to further the business plan of the Company. There would be no commissions paid to the Company for any such sale. Presently, if a Program Property is sold in its entirety, the net proceeds after costs and accrued liabilities would ordinarily go to applicable Investors directly as a return of their investment.

     ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the Acquisition may be a taxable event for Investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the Acquisition is determined to be taxable, National believes most Investors would be required to report tax losses. On the other hand, there generally would be no taxable event to Investors as the Programs are currently structured until the Program Property was sold. At such time, the amount returned to Investors would result in either a tax loss or gain depending upon how much of the original investment was returned.

     CASH DISTRIBUTIONS. Currently, if a Property was sold, an Investor would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the Acquisition, an Investor's distributions will be dependent upon the earnings of the Company and a decision of the board of directors to make distributions in the form of dividends. An Investor will not automatically receive distributions upon the sale of any particular Property.

CONDITIONS TO THE ACQUISITION

     The principal conditions to the Acquisition are: (i) approval of the Acquisition by at least the holders of a majority of the tenancy-in-common interests in each of the "Trudy Pat" Programs; (ii) commitment of a reputable title company to issue to the Company an extended coverage policy of title insurance on each of the parcels of real property owned by each of the Programs; (iii) receipt of the Fairness Opinion from the Independent Valuator regarding the allocation of the Shares among the Programs; and (iv) approval of the Shares for listing on the _______________. No federal or state regulatory requirements must be complied with or approval obtained in connection with the Acquisition. These conditions may not be waived. National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.

RECOMMENDATION OF NATIONAL AND FAIRNESS DETERMINATION

     While the Acquisition was not negotiated at arm's-length and National and its principals will receive substantial benefits from it, National believes the Acquisition to be procedurally and financially fair to, and in the best interests of, each of the Programs and the Investors therein. Without significant additional assessments, there is no further capital to continue to operate or hold any of the Properties except for the Oceanside and Yosemite/Ahawahee Programs. National recommends that the Investors approve the Acquisition as the most likely alternative to achieve the greatest return on Investors' Outstanding Investments.

     There can be no assurance that the market value of the Shares will ultimately be higher than the expected proceeds from liquidation. It is likely that the Shares will trade substantially below the arbitrary value of $20 per Unit assigned to them in the foreseeable future. Also, if many Investors were to sell the Shares immediately after the Acquisition was completed, the price of the Shares could drop even more significantly. In proposing the Acquisition, National examined the alternatives discussed in "-- Alternatives to Acquisition." Maintaining the current structure of each of the Programs, as well as a prompt liquidation of each of the Programs, was outweighed by (i) the Company's potential to provide improved liquidity to the Investors through ownership of the Company's Shares; (ii) potential for growth; (iii) the possibility of increasing the value of the Company to permit the Investors who elect not to sell their Shares promptly a chance to obtain a better return than a liquidation of their Property would yield today; and (iv) the fact that obtaining adequate capital for necessary project expenses from Investor assessments is unlikely.


     Based on its analysis of the Acquisition, National believes that (i) the terms of the Acquisition when considered as a whole are fair to the Investors;
(ii) the Units offered to the Investors constitute fair consideration for the Properties and other assets held in tenancy-in-common by the Investors; and
(iii) after comparing the potential benefits and detriments of the Acquisition with those of the earlier described alternatives, the Acquisition is the most viable to the Investors than such alternatives. These beliefs are based upon National's analysis of the terms of the Acquisition, an assessment of its potential economic impact upon the Investors, a consideration of the amount of the equity of the Company which will be held by consultants and employees of National, the Company and the Programs, a comparison of the potential benefits and detriments of the Acquisition and alternatives to the Acquisition, a review of the financial condition and performance of the Programs and the terms of the servicing agreements and the tenancy-in-common agreements for each of the Programs.


     More specifically, National's determination of overall fairness (financial and procedural) was based on a consideration of the following positive and negative factors:

     - the Shares included in the Units offer an opportunity for individual Investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the Shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of Units to be issued to reflect the Exchange Value of a Program is arbitrary, the trading price of the shares included in the Units initially is likely to be substantially below the $20 value arbitrarily assigned to the Units. In National's opinion, the Exchange Values offered to Investors for their assets allow for the most equitable allocation of the Units among the Programs.


     - on completion of the Acquisition the Investors will hold over 80% (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the outstanding stock of the Company while the Company's founders (principals, employees, and consultants of National) will hold less than 20% (7.1% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised). Founders' shares were purchased for $.01 per share. National and its principals will have forgiven over $2,800,000 of expenses and accrued servicing fees of which a total of $2,148,000 was earned after loans defaulted and before the Ownership Dates of the Properties. The remainder reflects expenses advanced to the

Programs on behalf of Investors by National. In addition, National will forgive and cancel an additional $385,523 of earned fees when the Acquisition occurs. See "-- Background and Reasons for the Acquisition -- ____________" for detailed information about fees to be paid to National. National believes that the amount paid for the services is no greater than the amount that a third party would charge. The number of Shares of the Company retained by the founders was not determined based on fees forgiven by National or its affiliates. Prior to receiving the Fairness Opinion, National believed that the Company's founders should hold slightly less than 20% of the Shares after the Acquisition in order to properly incentivize such persons with a significant, but not controlling, interest in the Company;

     - the valuation of the real estate assets of each of the Programs by the independent appraisers;

     - the probability that the transaction will either be tax-free to Investors or, at most, yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of Investors;

     - while conflicts of interest exist in the structuring of the Acquisition, the issuance of Shares to the founders of the Company and the determination of management compensation and while Investors did not have independent representation in the structuring of the Acquisition, National believes they have been counterbalanced by the Investors' opportunity to vote on the transaction and the Fairness Opinion;

     - while the Programs were originally formed to have a two to four year finite life and the Investors expected to receive a return of their investment from the original borrower, the Company is an infinite life entity which will not return the Program Investors' original investment based on sale or refinancing of the properties underlying the original Programs. Any return on the Investors' original investment will have to be derived from the sale of shares or warrants or by receiving dividends, if any are declared by the Company. After the borrowers defaulted on the loan, the Investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. That significantly changed the finite life aspect of their original investments. Therefore, the infinite life aspect of the Company is not viewed by National to be a material change from the Investors' current situation relative to the potential liquidity represented by owning shares;


     - the Acquisition will cause fundamental changes in the individual business plans of the Programs. Rather than being focused on a single Property, the Company will be focused on the management of at least seven Properties. Thus, the poor performance of a particular Property may affect the Company's operations as a whole regardless of the performance of the other Properties. Some of the properties can be sold to obtain working capital for the benefit of the Company as a whole. Further, until a trading market develops, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - Investors' voting rights will change. Investors will not be able to vote on changes to or dispositions of a particular Property or any available financing or borrowing secured by a particular Property. Those decisions will be made by the Board of Directors or management. In addition, due to the number of Investors in the Company, a particular Investor's relative voting power will decline;

     - Cash distribution policies will be changed. There have been no distributions from any of the Programs, other than the Oceanside Program, in the past three years due to the original borrower's defaults. Future cash distributions will be based on the Company's earnings and the decision of the board of Directors to pay dividends. Even if a particular Property were to perform well, there is no assurance that there will be cash distributions;

     - Holders of the majority of tenancy-in-common interests in a particular Program can bind the Program, and Investors that vote against the Acquisition will not be able to object to the Acquisition if a majority of the Investors in all of the Programs approve the Acquisition; and

     - National hired Houlihan Valuation Advisers, an independent valuation firm, to review the fairness of the acquisition. That firm's opinion (the "Fairness Opinion") concludes that the allocation of the units in the transaction (which includes allocation of units to the programs and shares to the company's founders) is financially fair to you in the context of a combination of all ten programs and a combination of just the seven Trudy Pat programs. Given the small size of the Esperanza and Stacey Rose A and B programs in relation to the seven Trudy Pat programs, and the conclusion that the combination of all ten programs was fair, management of National (Messrs. David Lasker and James Orth) determined for itself (and directed the independent valuation firm) that the fairness of the combination of the seven Trudy Pat programs would not be materially affected by the addition of any combination of less than all of the three non-Trudy Pat programs and that the addition of one of the three or any combination of two of the three would be fair to whichever of those chose to participate. Thus, if the acquisition is completed with a combination of programs not addressed in the fairness opinion, no independent opinion concerning the fairness of the acquisition in that combination will have been obtained. See "Background and Reasons for the Acquisition -- Appraisals and Fairness Opinion" at page __.

     All of the above factors were used as support for National's belief that the Acquisition is fair, substantively and procedurally. No special emphasis was assigned to any of the factors.

     National believes that there are no material differences in the fairness analysis for any particular Program in comparison with any other.

FAIRNESS IN VIEW OF CONFLICTS OF INTEREST

     Although National reasonably believes the terms of the Acquisition are fair to the Investors, the principals of National have conflicts of interest with respect to the Acquisition. These conflicts include, among others, (i) the determination not to retain independent parties to act on behalf of the Investors or the Programs (see "Risk Factors -- Risks of the Acquisition"), (ii) the principal shareholders of National may realize substantial economic benefits upon completion of the Acquisition (see "Management Following the Acquisition -- Directors and

Executive Officers Compensation and Incentive"), and (iii) National's relief from on-going obligations under the servicing agreements with respect to each of the Programs (such relief is not susceptible to meaningful quantification except to the extent that National may be able to reduce its overhead allocated to the asset management for the Programs). It should be noted that, prior to 1995, National forgave $[2,843,308] of fees and advances and, upon the Acquisition, will forgive an additional $385,523 it earned in its role as servicing agent and asset manager. It should be further noted that, while the number of Shares to be retained by the founders was not based on the amount of fees forgiven, at $20 per Share, the amount of fees cancelled by National and its principals would be equal to [191,498] Shares. Additionally, National will not be entitled to any further fees with respect to the Properties which amounts, in the aggregate, to $885,000 annually. To help mitigate the potential conflicts, National obtained the independent appraisals and the Fairness Opinion. For a further discussion of the conflicts of interest and potential benefits of the Acquisition to National and its principal shareholders, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest -- Substantial Benefits to Affiliates of National."


CONSEQUENCES IF THE ACQUISITION IS NOT APPROVED


     If the Acquisition is not consummated for any reason, National will be unable to continue to manage the Programs without receiving contracted-for fees and expenses. In fact, there will be no working capital sufficient for the holding and operational expenses for any of the Programs. Thus, if, in the unlikely event that it has the time and financial reserves, National will sell each of the Programs' Properties for the highest amount then available and distribute the proceeds, net of selling expenses and fees and expenses due to National and others, to the Investors in the respective Programs. Because of the lack of capital, if the Acquisition is not approved, National will likely resign as asset manager for each of the Programs and seek whatever protection may be available for the Investors in a bankruptcy liquidation. With the exception of National's continued efforts to solicit buyers and brokers, no other transaction is currently being actively considered as an alternative to the Acquisition. The Programs will, however, have paid for the expenses of pursuing the Acquisition, even if it is not approved.

ACCOUNTING TREATMENT

     The transaction will be accounted for as a purchase by the accounting acquiror, the Company, of all of the investment programs. As such, the assets and liabilities of the investment programs being acquired will be recorded at their fair values, while the assets and liabilities of the Company will remain at their historical costs. The Company has been treated as the accounting acquiror due to its shareholder group holding a greater interest in the Company, subsequent to the Acquisition, than any other shareholder group involved in the Acquisition

COSTS AND EXPENSES

     Costs and expenses incurred in connection with the Acquisition will be allocated to the Programs on a pro rata basis in accordance with their relative Exchange Values, whether or not the Acquisition is consummated. If the Acquisition fails, to the extent any are unpaid, such liabilities will remain owing for ultimate repayment at the sale of the applicable Property. The following is a statement of ESTIMATED costs and expenses that have been or are likely to be incurred by the Programs and the Company in connection with the Acquisition.

     [COST ALLOCATION PENDING FINAL EXCHANGE VALUE CALCULATION. TOTAL COSTS ARE ESTIMATED TO APPROXIMATELY $1,024,000.]



                     Sacramento/               Yosemite/     Yosemite/
                    Delta Greens   Oceanside   Ahwahnee I   Ahwahnee II   Mori Point
                    ------------   ---------   ----------   -----------   ----------
Accounting          $              $           $            $             $
Audit
Appraisal
Legal
Fairness opinion
Exchange fees
SEC filing fees
Printing
Mailing/copying
Investment banking/
  consulting
Meeting and travel
Solicitation fees
Miscellaneous
                    --------       ---------   ----------   ---------     ---------
     Total          $              $           $            $             $
                    --------       ---------   ----------   ---------     ---------
                    --------       ---------   ----------   ---------     ---------


                               Palmdale/
                     Cypress    Joshua                 Stacey     Stacey
                      Lakes      Ranch    Esperanza     Rose A     Rose B      Total
                      -----      -----    ---------     ------     ------      -----
Accounting          $          $          $           $          $          $
Audit
Appraisal
Legal
Fairness opinion
Exchange fees
SEC filing fees
Printing
Mailing/copying
Investment banking/
  consulting
Meeting and travel
Solicitation fees
Miscellaneous
                    --------   ---------  ----------  ---------  ---------  --------
     Total          $          $          $           $          $          $
                    --------   ---------  ----------  ---------  ---------  --------
                    --------   ---------  ----------  ---------  ---------  --------


APPRAISALS AND FAIRNESS OPINION

     APPRAISALS. National engaged separate independent real estate appraisal firms named at page __ to provide independent appraisals of the value of the real estate in each Program. The appraisers were selected for their knowledge of the real estate conditions in the seven areas in which the Programs' Properties are located, as well as for their experience and credentials. See "Appraisals and Fairness Opinion" for information about the appraisers and the appraisals. Although National received independent appraisals, it used its own judgment as to various portions of the appraisals that differed on the Yosemite/Ahwahnee I and II Properties in order to determine the most appropriate current appraised value for those Properties. The disparity between Exchange Values and appraised values results from adding Program cash reserves to appraised values and deducting Program accrued property taxes and other accrued obligations net of fees to be forgiven by National.


     FAIRNESS OPINION


     GENERAL. National also engaged Houlihan Valuation Advisers, a well-known and reputable independent valuation company (the "Independent Valuator"), to determine the fairness of the allocation of shares in connection with the Acquisition. The Independent Valuator did not pass upon the procedures used by National and the Company to determine the fairness of the Acquisition. However, the Independent Valuator has rendered a Fairness Opinion (attached as Appendix 1 to this Prospectus) to the effect that the transaction, including the allocation of Shares among the Programs, as well as the number of Shares to be held by management and founders of the Company, is fair to Investors from a financial point of view. See "Appraisals and Fairness Opinion -- Fairness Opinion."


     The Independent Valuator was engaged by National to analyze certain aspects of the Acquisition and has delivered its written determination, based on the review, analysis, scope and limitations described therein, as to the fairness of the allocation of Shares pursuant to the Acquisition, from a financial point of view, to the Investors in each of the Programs (the "Fairness Opinion"). The full text of the Fairness Opinion is set forth in Appendix A and should be read in its entirety. A development of a fairness opinion is a complex analytical process. It is not easily susceptible to partial analysis or summary description.


     Neither National nor the Company imposed any conditions or limitations on the scope of the Independent Valuator's investigation or methods and procedures to be used in rendering the Fairness Opinion. The Company has agreed to indemnify the Independent Valuator against certain liabilities arising out of the Independent Valuator's engagement.


     EXPERIENCE OF INDEPENDENT VALUATOR. The Independent Valuator is regularly engaged in the valuation of businesses and their securities in connection with a variety of business combination transactions and for estate, tax, corporate and other purposes. The founding principals of the Independent Valuator have been regularly engaged in business valuations for more than 20 years. Its staff includes certified public accountants, chartered financial analysts, accredited senior appraisers and certified general appraisers. National selected the Independent Valuator because of its experience and reputation in connection with the valuation of business combination transactions. Neither National nor the Company has any prior relationship with the Independent Valuator and neither has present plans to retain the Independent Valuator in the future.


     MATERIALS REVIEWED. In preparing the Fairness Opinion, the Independent Valuator reviewed and analyzed the following: (i) this Consent Solicitation Statement/Prospectus; (ii) real estate appraisals with respect to each of the Properties prepared by independent real estate appraisers; (iii) feasibility studies with respect to the Yosemite/Ahwahnee Properties and the Sacramento/Delta Green Property; (iv) audited financial statements for each of the Sacramento/Delta Greens Property, the Mori Point Property, the Oceanside Property, the Yosemite/Ahwahnee I and II Properties, the Cypress Lakes Property, the Palmdale/Joshua Ranch Property, the Esperanza Property and the Stacey Rose Properties, as well as unaudited pro forma consolidated financial statements for the Company for the years ended December 31, 1996 and 1997; (v) the original offering circular for each of the "Trudy Pat" and other loans on the Properties. In addition, the Independent Valuator met with members of management of the Company and National regarding matters pertinent to its analysis, conducted site visits to each of the Properties, met with the general manager of the Yosemite/Ahwahnee I and II Properties, and conducted such other studies, analyses and inquiries as it deemed appropriate.

     The Independent Valuator did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company or the Properties and does not assume any responsibility with respect to that information.

     ANALYSIS AND CONCLUSIONS. On behalf of the Investors in each of the Programs, National requested that the Independent Valuator opine as to the fairness, from a financial point of view, of the allocation of Shares pursuant to the Acquisition, inclusive of Shares to be held or controlled by principals of National, employees of National and the Company, as well as consultants to certain of the Properties and National.

     The Independent Valuator's analysis began with a determination of the enterprise value of each of the Programs on a stand alone basis. The enterprise value of most entities whose primary business purpose is owning real estate is determined based on the adjusted book value (or net asset value) approach. We deemed this to be a reasonable methodology for determining the enterprise value of each of the Oceanside, Mori Point, Yosemite/Ahwahnee I and II, Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose A and B programs. In the adjusted book value approach, the estimated current market value of individual assets and liabilities are substituted for their carrying value on the programs' financial statements (or book value). The enterprise value is the resulting value of the equity after subtracting liabilities from the market value of assets.


     To determine the current net asset value of each of the Programs, the Independent Valuator relied on the Appraisals, without independent analysis or verification, to represent the current fair market value of the respective Properties. In the case of the properties sold to Oceanside by Yosemite/Ahwahnee I and II programs in June 1998, we relied upon the Company's representation that these sales were not arm's length negotiated transactions and that the Company's reconciliation of value utilizing a combination of the Arnold and Mentor Appraisals represents the best current indication of the fair market value of those Properties. In the case of the property remaining in the Yosemite/Ahwahnee I and II programs, the Company represents that the value according to the Arnold Appraisal is representative of its current fair market value (after being reduced to reflect lot sales since the date of the Appraisal). In the case of the Cypress Lakes property (which has an appraised value of $6,000,000), there is a possibility that in the near future the Company will enter into a purchase agreement with a potential buyer for a purchase price of $11,550,000, payable in a combination of cash and a promissory note. However, the purchase agreement would give the buyer the ability to cancel the sale without penalty for any reason within a 120 day due diligence period. During a subsequent 60 day period, the buyer could cancel with forfeiture of a $100,000 deposit. Because of the terms of the agreement, the Company believes that there is considerable uncertainty regarding whether the property will be sold for that amount, if at all. Therefore, our net asset value calculation is based on the $6,000,000 appraised value subject to the condition that if the sale is consummated and the net proceeds are greater than the appraised value, the Investors in Cypress Lakes will receive an additional number of units (valued at $20) equal to the difference in the purchase price (exclusive of interest) and the appraised value. In determining net asset value, the Independent Valuator used the book value as of [August 31], 1998 for most of the non-real estate assets. This was considered reasonable because the majority of these assets consist of cash, restricted cash, accounts receivable, notes receivable or amounts due from affiliates, which are relatively liquid and worth approximately their book value. With respect to property and equipment (excluding real estate), no appraisals were provided to the Independent Valuator. Management believes the book value of property and equipment to be reasonably indicative of its market value. Deferred membership selling expense and deferred revenues which appear on the balance sheet of the Yosemite/Ahwahnee II Program as of [August 30], 1998 were included in the net asset value calculation at book value even though they are intangible assets and liabilities in order to reflect the on-going assets and liabilities associated with operating the recreational vehicle park. Real property held for sale on the Oceanside program's balance sheet as of [August 31], 1998 was not included because it was subsequently sold and the proceeds were distributed to investors. Liabilities were subtracted out at book value. Using the aforementioned methodology, the resulting net asset values as of [August 31], 1998 were as follows (rounded to the nearest $000): $5,356,000 for Oceanside (or 19.10 percent of the combined net asset value); $2,210,000 for Yosemite/Ahwahnee I (or 7.88 percent of the combined net asset value); $4,590,000 for Yosemite/Ahwahnee II (or 16.36 percent of the combined net asset value); $5,413,000 for Mori Point (or 19.30 percent of the combined net asset value); $1,570,000 for Sacramento/Delta Greens (or 5.60 percent of the combined net asset value); $5,825,000 for Cypress Lakes (or 20.77 percent of the combined net asset value); $2,622,000 for Palmdale/Joshua Ranch (or 9.35 percent of the combined net asset value); $216,000 for Esperanza (or 0.77 percent of the combined net asset value); $52,000 for Stacey Rose A Program (or 0.90 percent of the combined net asset value); and $247,000 for Stacey Rose (or 0.69 percent of the combined net asset value).


     With respect to the 323,631 Founders Shares, the Independent Valuator was primarily concerned with the 237,806 shares to be issued to the family limited partnerships under the control of David Lasker and James Orth. For our purposes, we considered a certain number of those shares to represent consideration to Messrs. Lasker and Orth in connection with their responsibilities as officers of the Company. The Independent Valuator assumed this number of shares would be 89,370 shares (or 44,685 each for Messrs. Lasker and Orth), which is based on the number of shares to be issued to Mr. Albertson on the basis of arm's length negotiations. The remaining 148,436 shares, or 8.60% of the total shares expected to be outstanding upon consummation of the Transaction, represents consideration for the role of Messrs. Lasker and Orth in structuring and completing the Acquisition, which is reasonable given the fact that the Acquisition they have structured should, among other things, enhance the Investors' liquidity more than enough to offset the dilution resulting from the issuance of the shares. Even though there is no guarantee that an active market will develop for the Company's Shares, when compared with likely discounts for lack of marketability in excess of 30 percent for their current ownership interests (based on historical studies), the Investors' liquidity should be expected to be increased significantly.


     ASSUMPTIONS. The Independent Valuator assumed that the financial statements provided to it correctly reflect the financial results and condition of the Company (on a pro forma basis) and the Properties for the time periods covered in accordance with generally accepted accounting principles consistently applied. The Independent Valuator further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the Properties since the date of the most recent financial statements made available to it.

     LIMITATIONS AND QUALIFICATIONS. The Independent Valuator was not asked to and therefore did not solicit third party indications of interest in acquiring all or any of the Properties. Furthermore, the Independent Valuator did not negotiate the Acquisition or advise National or the Company with respect to alternatives to the Acquisition, or select the method of determining the allocation of the Shares or establish the allocations.

     Further, the Independent Valuator expressed no opinion as to (a) the fairness of the Acquisition (other than the fairness of the allocations) as described above or the amounts or allocations of Acquisition Expenses; (b) the prices at which the Shares may trade following the Acquisition or the trading value of the Shares as compared with the current market value of the Programs' Properties if liquidated in current real estate markets; and (c) alternatives to the Acquisition.

     In connection with preparing the Fairness Opinion, the Independent Valuator was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix 1. The Independent Valuator did not deliver any additional written summary of its analysis.

     COMPENSATION. The Independent Valuator has been paid a fee of $[______] for preparing the Fairness Opinion. In addition, the Independent Valuator will be reimbursed for all reasonable out-of-pocket expenses, including legal fees up to a maximum of $750, and indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated between National and the Independent Valuator. Payment of the fee is not dependent upon completion of the Acquisition. The Independent Valuator has rendered no services to either National or the Company, or their Affiliates, in the past.

                                  DIVIDEND POLICY

     The Company has no plans to pay dividends in the foreseeable future. Funds otherwise available for dividends will be utilized to potentially increase Share value through acquisition and development. The effect of this policy will be that, as Company real estate assets are sold, unlike in the Programs, no cash distributions will be made to Investors.

                COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES

     The following summary compares a number of differences between the ownership of tenancy-in-common interests in the Programs and Shares of the Company and the effect relating thereto.



 Differing Factor    Tenancy-in-Common Interests              Shares
-----------------   -----------------------------  --------------------------
 GENERAL BUSINESS   Each of the Programs           The business of at least
                    commenced as opportunities to  seven of the Programs will
                    participate in a loan secured  be consolidated into the
                    by to-be-improved real         Company.  The Company has
                    property.  The Programs are    broader investment
                    not seeking to make            objectives to increase share
                    additional loans or purchase   value which will include the
                    new properties.                sale or development of the
                                                   projects originally
                                                   undertaken by the developers
                                                   which borrowed from Investors
                                                   of the Programs, as well as
                                                   possibly expanding into
                                                   other real estate ventures.
                                                   The current plans of the
                                                   Company may be recast at the
                                                   discretion of the Board of
                                                   Directors without the
                                                   consent of the Shareholders.

 DURATION           The Programs were originally   The Company will have
                    structured to have the loans   perpetual life.  It intends
                    repaid over two to four        to operate indefinitely and
                    years.                         it has no plans to liquidate
                                                   assets to make returns of
                                                   capital to Investors.


                                      96

 DISTRIBUTIONS AND  The Programs were initially    The initial policy of the
 DIVIDENDS          designed to yield regular      Company will be to preserve
                    interest payments to the       its cash resources for
                    Investors and to have the      growth and internal
                    principal of the various       development and, thus, the
                    loans repaid in accordance     Company does not plan to
                    with their respective terms,   make dividend distributions
                    usually two to four years.     in the foreseeable future.
                                                   The Board of Directors has
                                                   the discretion to determine
                                                   whether or not and when to
                                                   declare and pay dividends
                                                   and the amount thereof.

 TAXATION           The Programs are not tax       The Company will be taxed as
                    payers and file no tax         a corporation and file
                    returns.  Prior to the         corporate income tax
                    Ownership Date, interest       returns.  Distributions to
                    income distributed to          shareholders will be
                    Investors was reported to the  reported to the IRS and
                    IRS and applicable state       applicable state taxing
                    taxing authorities on Form     authorities on Form 1099-DIV
                    1099-INT.  As tenancy-in-      whether or not such
                    common owners of the           distributions are taxable.
                    Properties, the Investors no
                    longer receive Form-1099 from
                    National, but are responsible
                    for their pro rata share of
                    any income, gain, loss or
                    deductions attributable to
                    their Program's Properties.

 OVERHEAD AND       Overhead and expenses of the   Investors will have no
 EXPENSES           Programs are the               responsibility for company
                    responsibility of the          overhead and expenses.
                    Investors to the extent the    Initially, overhead and
                    applicable Program does not    expenses of the Company will
                    generate sufficient cash flow  be derived from proceeds of
                    to cover them.  They are       the sale of one or more of
                    billed individually to         the Company's assets, sale
                    investors in the form of       of Units offered
                    assessments.  To date, only    concurrently, and the
                    the Oceanside program has      exercise of Company warrants.
                    been self-funding.             Future overhead and expenses
                                                   cash will be funded from flow
                                                   from operations.

                                      97

 MANAGEMENT         The business and affairs of    The business and affairs of
                    each of the Programs are       the Company are managed by
                    managed by National pursuant   the officers of the Company
                    to the applicable servicing    under the direction of the
                    agreement.  Pursuant to the    Board of Directors.  The
                    terms of the applicable        Board of Directors will
                    servicing agreement,           ultimately be divided into
                    National may be                three classes serving
                    terminated as the servicing    staggered three year terms.
                    agent/asset manager            One-third of the Board of
                    by the vote of holders         Directors will be elected
                    of a majority of the           annually by holders of the
                    interests of a particular      Shares to serve for three
                    Program if all earned and      year terms.  Directors can
                    accrued fees are paid and      be removed from office by
                    there are no additional        the affirmative vote of the
                    future liabilities to          holders of at least a
                    National.                      majority of the then-
                                                   outstanding Shares.

 FIDUCIARY DUTIES   None of the Programs are       Officers and Directors of
                    partnerships and, thus,        the Company are subject to
                    National does not have the     the Delaware common law
                    common law fiduciary duties    which imposes fiduciary
                    that it would have if it were  duties of care, loyalty,
                    the general partner of a       good faith and fair dealing
                    partnership.  However, as an   on the officers and
                    agent, National has            directors of the Company.
                    fiduciary-like duties to
                    Investors to use reasonable
                    care, skill and diligence in
                    its work, not to compete with
                    Investors' interests without
                    consent, and not to take
                    adverse interests to
                    Investors without consent.


                                      98

 VOTING RIGHTS      Under the tenancy-in-common    Under the Charter Documents
                    agreements of each of the      of the Company, the
                    Programs, the Investors have   Shareholders have voting
                    voting rights with respect to  rights with respect to (i)
                    collection, servicing and      election of Directors; (ii)
                    administration of the          the sale or disposition of
                    Outstanding Investment of the  all or substantially all of
                    Programs, as well as           the assets of the Company at
                    termination of the applicable  any one time; (iii) the
                    servicing agreement.  Each     merger or consolidation of
                    holder of a tenancy-in-common  the Company; (iv) the
                    interest is entitled to vote   dissolution of the Company;
                    on each matter presented to    and (v) certain anti-
                    the Investors of a             takeover provisions.
                    particular Program.            Each Share entitles its
                    Approval of any matter         holder to cast one vote on
                    submitted to the Investors     each matter presented to
                    in a particular Program        holders of Shares.
                    requires approval of           Approval of any matter
                    holders of a majority of       submitted to holders of
                    the tenancy-in-common          Shares generally requires
                    interests of that Program.     the affirmative vote of
                                                   holders of a majority of the
                                                   outstanding shares, however,
                                                   amendments to the anti-
                                                   takeover provisions of the
                                                   Certificate of Incorporation
                                                   of the Company require a
                                                   two-thirds vote.

 SPECIAL MEETINGS   None                           A special meeting of
                                                   Shareholders may by called
                                                   by the Board of Directors of
                                                   the Company, a Chairman of
                                                   the Board or the President
                                                   only.


 REDEMPTION         The tenancy-in-common          The Shares are not
                    interests are not redeemable.  redeemable.  The Shares can
                    Investors in a particular      be sold on the
                    Program may only receive a     ________________ if an
                    return of their investment     active trading market
                    upon the repayment of the      exists.
                    applicable note or other
                    liquidation of all or part of
                    the assets of the Program.

 VOTING DILUTION    Investors in each Program      Since seven to ten programs
                    have voting power based on     will be consolidated into
                    their percentage of the funds  the Company, each investor's
                    contributed to the Program.    voting power will be
                                                   substantially reduced.


                                      99

 LIQUIDATION        In the event of the            Upon liquidation of the
 RIGHTS             liquidation of a particular    Company, the Shareholders
                    Program, the assets of the     will be entitled to share
                    Program remaining after        ratably in any assets
                    satisfaction of all debts and  remaining after the
                    liabilities of the Program,    satisfaction of obligations
                    the satisfaction of expenses   to creditors and any
                    of liquidation of the assets   liquidation preferences on
                    of the Program and the         any Preferred Stock that may
                    establishment of a reasonable  be then outstanding.
                    reserve in connection
                    therewith are distributed to
                    the Investors pro rata in
                    accordance with their
                    respective percentage
                    interests in the applicable
                    Program.

 RIGHT TO COMPEL    Holders of a majority of the   The vote of Shareholders
 DISSOLUTION        tenancy-in-common interests    owning at least a majority
                    in a particular Program may    of the outstanding voting
                    vote to direct the sale of     shares in the Company is
                    the Program's assets if an     sufficient to cause the
                    offer for them is presented,   dissolution of the Company.
                    with the result that the
                    Program will be dissolved.

 LIMITED LIABILITY  As tenancy-in-common owners    Shareholders are not
                    of the assets of the           generally liable for
                    Programs, the Investors are    obligations of the Company.
                    NOT effectively insulated
                    from personal liability based
                    on operation of those assets.

 LIQUIDITY AND      There is no organized          The Shares will be freely
 MARKETABILITY      secondary market for the       transferable [and it is a
                    tenancy-in-common interests    condition to the
                    held by Investors.  Thus,      consummation of the
                    trading in the tenancy-in-     Acquisition that the Shares
                    common interests is sporadic   be approved for listing on
                    and occurs solely through      the ________________].
                    private transactions subject
                    to the approval of the
                    California Department of
                    Corporations.

 RESTRICTIONS ON    There are certain              None.
 TRANSFER           restrictions on transfer of
                    the tenancy-in-common
                    interests.

 CONTINUITY OF      None of the Programs are       As a corporation, the Charter
 EXISTENCE          designed to have perpetual     Documents provide for
                    existence.                     perpetual existence.


                                      100

 FINANCIAL REPORTS  None of the Programs are       The Company will be subject
                    subject to the reporting       to the reporting
                    requirements of the Exchange   requirements of the Exchange
                    Act.  However, National,       Act and will file annual and
                    without obligation to do so,   quarterly reports.  The
                    has endeavored to provide the  Company currently intends to
                    Investors in each of the       provide annual and quarterly
                    Programs with regular reports  reports to its Shareholders.
                    about such Programs'
                    respective activities.

 PAYMENTS TO        National is entitled to fees   While National and its
 NATIONAL AND ITS   and reimbursement of expenses  Affiliates will hold Shares
 AFFILIATES         for services it renders to     of the Company, the only
                    each of the Programs pursuant  form of compensation paid to
                    to the servicing agreements.   some of such persons will be
                                                   pursuant to their employment
                                                   agreements or otherwise.
                                                   ONLY $1,818,684 OF THE PAST
                                                   DUE FEES AND EXPENSES DUE TO
                                                   NATIONAL AND ITS PRINCIPALS
                                                   WILL REMAIN AS LIABILITIES
                                                   OF THE COMPANY.

 CERTAIN LEGAL      Holders of a majority of the   Delaware law affords
 RIGHTS             Outstanding Investment in a    shareholders rights to bring
                    Program must vote to           derivative actions when the
                    terminate the servicing        officers or Directors of the
                    agreement between National     Company have failed to
                    and the Program Investors.     institute an action to
                    However, if the majority       recover damages and class
                    interest of Investors vote     actions to recover damages.
                    to terminate the servicing     Shareholders may also have
                    agreement, they must assume    rights to bring actions in
                    the responsibilities of the    federal court to enforce
                    servicing agreement            federal rights.
                    themselves, or obtain the
                    services of a qualified
                    entity to do so. National's
                    accrued fees must be paid
                    in full and the termination
                    must be procedurally
                    authorized and must not
                    expose National or the
                    Investors to liability or
                    create risk to the
                    Investor's assets.


                                      101


 INSPECTION OF      Holders of tenancy-in-common   Under Delaware law, each
 BOOKS AND RECORDS  interests in a Program have    Shareholder has the right,
                    no contractual right to        subject to certain
                    inspect books and records      reasonable standards, to
                    maintained by National with    obtain from the Company from
                    regard to a Program.           time to time upon reasonable
                    However, as the servicing      written demand for any
                    agent for the Investors,       purpose reasonably related
                    National permits them to       to the Shareholder's
                    review such books and records  interest as a Shareholder of
                    on reasonable notice.          the Company, certain
                                                   information regarding the
                                                   status of the business,
                                                   affairs and financial
                                                   condition of the Company.
                                                   Pursuant to Rule 14a-7 under
                                                   the Exchange Act, the
                                                   Shareholders will have the
                                                   right to obtain a list of
                                                   Shareholders from the
                                                   Company whenever the Company
                                                   solicits proxies or
                                                   consents.


                         COMPARISONS OF PROGRAMS AND COMPANY

     The information below highlights a number of the significant differences between the Programs and the Company relating to, among other things, forms of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure and investor rights. These comparisons are intended to assist Investors in understanding how their investments will be changed if, as a result of the Acquisition, their tenancy-in-common interests in the assets, liabilities and businesses of their respective Programs are exchanged for Units of the Company.


                                FORM OF ORGANIZATION



                Program                                     Company
                -------                                     -------
 None of the Programs are organized           The Company is a Delaware corporation
 business entities such as                    formed for the purpose of acquiring
 corporations, partnerships or business       the Programs' Properties, as well as
 trusts.  Each commenced as an                investing in and managing other real
 opportunity to participate in a loan         estate opportunities.  The Company
 secured by to-be-improved real               will be taxed as a corporation.
 property through a tenancy-in-common
 investment mechanism.  Each Program
 remains as a tenancy-in-common among
 its Investors.  Investors are
 individually responsible for the tax
 consequences of a Program and the
 reporting


                                      102

 thereof.


                              LENGTH OF INVESTMENT



                Program                                     Company
                -------                                     -------
 An investment in any of the Programs         Unlike the Programs, the Company
 originally was presented to Investors        intends to continue its operations for
 as an opportunity to have a tenancy-         an indefinite time period and the
 in-common participation in a loan            Company has no specific plans for the
 secured by real property.  As such,          disposition of assets acquired through
 the investments were finite in length        the Acquisition or subsequent
 with the expectation that Investors'         acquisitions.  The Company is allowed
 investments were to be returned, with        to retain net sale or refinancing
 interest, within a two to four year          proceeds for new investments, capital
 period.                                      expenditures, working capital reserves
                                              or other appropriate purposes.



                   NATURE OF INVESTMENT



                Program                                     Company
                -------                                     -------
 Since the respective Ownership Date of       The Shares constitute equity interests
 each of the Programs, the Investors in       in the Company.  Each Shareholder will
 such Programs have been the beneficial       be entitled to its pro rata share of
 owners (as tenants-in-common) of the         dividends and other distributions made
 assets and the businesses of the             with respect to the Shares.  The
 respective Programs.  Actual title to        distributions payable to  Shareholders
 the Properties is held by various            are not fixed in amount and are only
 entities acting as agents for the            paid when declared by the Board of
 Investors in the several Programs.           Directors.  The Company has no present
                                              plans to pay distributions.

                               PROPERTIES AND DIVERSIFICATION

                 PROGRAM

 The investment portfolio of each of
 the Programs is limited to the assets
 acquired as of the applicable
 Ownership Date, as well as such
 additional assets as may have been
 acquired with mandatory Investor
 assessments or voluntary Investor
 advances since the Ownership Date.
 None of the Programs have the
 authority to raise additional funds
 from third parties to expand its
 investment portfolios.

                COMPANY

 The Company is authorized to own and
 acquire the Programs' Properties, make
 other investments and issue additional
 equity and debt securities to acquire
 additional assets in order to increase
 shareholder value.


                               ADDITIONAL EQUITY AND DILUTION

                 PROGRAM

 None of the Programs are authorized to
 raise additional funds other than
 through the assessment/advance process
 prescribed by the applicable tenancy-
 in-common agreement.  Therefore,
 except to the extent that existing
 Investors in a particular Program pay
 mandatory assessments or make
 voluntary advances, no dilution of an
 Investor's interest in the Program can
 occur.

                 COMPANY

 The Board of Directors may, in its
 discretion, issue additional equity
 securities.  The Company may sell
 additional equity from time to time to
 increase its available capital.  The
 issuance of additional equity
 securities may result in a dilution of
 the interests of the Shareholders.


                                     BORROWING POLICIES

                 PROGRAM

 Except to the extent authorized by
 vote of Investors owning a majority of
 the tenancy-in-common interests in the
 loan to the original borrower, none of
 the Programs is authorized to borrow
 funds necessary, appropriate or
 advisable to conduct its business and
 affairs.  Without such a majority
 vote, the only additional funds which
 the Programs may raise comes from
 mandatory assessments from, or
 voluntary advances by, existing
 Investors.

                 COMPANY

 The Company is permitted to borrow, on
 a secured or unsecured basis, funds to
 advance its business without limits in
 order to increase shareholder value.
 No shareholder vote is required.

           RESTRICTIONS ON RELATED PARTY TRANSACTIONS AND BUSINESS COMBINATIONS

                 PROGRAM

 None of the applicable servicing
 agreements or tenancy-in-common
 agreements for the Programs restrict
 any of the Programs from entering into
 business transactions with National or
 its affiliates.

                 COMPANY

 Under Delaware law, transactions
 between the Company and one or more of
 its directors or officers, or between
 the Company or any affiliate of a
 director or officer, are not void or
 voidable if the transaction is
 approved in good faith by a majority
 of the disinterested directors or
 Shareholders based on full disclosure;
 or the transaction is fair as to the
 Company as of the time it is
 authorized, approved or ratified by
 the Board of Directors, an appropriate
 committee or the Shareholders.  In
 addition, the Company's Certificate of
 Incorporation, as well as Delaware
 law, prohibit certain business
 combinations with owners of more than
 15% of the outstanding voting stock of
 the Company ("interested
 stockholders"), or an affiliate of
 such person, within the three year
 period immediately prior to the date
 on which such stockholder became an
 interested stockholder.

                                  MANAGEMENT CONTROL AND RESPONSIBILITY
                 PROGRAM

 National originally acted as servicing
 agent for each of the Programs
 pursuant to servicing agreements
 entered into with each of the
 Investors in each Program.  Pursuant
 to the servicing agreements, National
 is essentially invested with
 management authority to conduct the
 business of each of the Programs.
 Since the Ownership Dates, National's
 role evolved to that of asset
 manager for each of the Programs.
 Subject to the approval of holders of a
 majority-in-interest of each program,
 and to compliance with other provisions
 in the servicing agreements, the
 servicing agreements are terminable on
 30 days' written notice, provided that
 the Investors do not have the power to
 terminate the servicing agreements
 unless and until all amounts owed to
 National thereunder have been paid in
 full.  National does not need to seek
 re-election but instead serves unless
 removed by the Investors, which is
 generally an extraordinary event.
 Pursuant to the tenancy-in-common
 agreements for each of the Programs,
 matters concerning the collection,
 servicing and administration of the
 Outstanding Investment for each of the
 Programs is governed by the will of
 Investors holding more than 50% of the
 Outstanding Investment.  As agent,
 National is accountable as a fiduciary
 to each of the Programs and is
 required to exercise good faith and
 integrity in its dealings in
 conducting the affairs of each of the
 Programs.  See "Fiduciary
 Responsibility."


                 COMPANY

 The Board of Directors has exclusive
 control over the Company's business
 and affairs subject only to the
 restrictions in the Charter Documents.
 Shareholders have the right to elect
 members of the Board of Directors.
 The Directors are accountable to the
 Company as fiduciaries and are
 required to exercise good faith and
 integrity in conducting the Company's
 affairs.  See "Fiduciary
 Responsibility."  The Shareholders
 have greater control over the
 management of the Company than the
 Investors have over the Programs
 because members of the Company's Board
 of Directors are elected by the
 Shareholders.

                                      MANAGEMENT LIABILITY AND INDEMNIFICATION

                 PROGRAM

 Pursuant to the servicing agreements,
 National is indemnified and held
 harmless by the Investors from and
 against any and all liabilities for
 acts or omissions performed in the
 course of its activities, except as to
 such liabilities caused or contributed
 to, in whole or in part, by any gross
 negligence or willful misconduct on
 the part of National or its Agents.

                 COMPANY

 The Company's Directors are not
 personally liable for ordinary
 liabilities of the Company.  The
 Charter Documents provide that a
 Director's liability for breach of
 fiduciary duty is limited to the full
 extent allowable under Delaware law.
 The Charter Documents and Delaware law
 provide indemnification rights to
 Directors and officers who act in good
 faith, and in a manner reasonably
 believed to be in or not opposed to
 the best interests of the Company and,
 with respect to criminal actions or
 proceedings, who act without
 reasonable cause to believe their
 conduct was unlawful.  In addition,
 the Charter Documents indemnify
 Directors and officers against amounts
 paid for settlement, authorize the
 Company to advance expenses incurred
 in defense upon receipt of an
 appropriate undertaking to repay such
 amounts if appropriate, and authorize
 the Company to carry insurance for the
 benefit of the officers and Directors.
 See "Fiduciary Responsibility."

                                      ANTI-TAKEOVER PROVISIONS

                 PROGRAM

 Changes in management of any of the
 Programs can be effected only by
 removal of National as agent by
 holders of a majority of the
 Outstanding Investment in such
 Programs.  This would be an
 extraordinary event.

                 COMPANY

 The Charter Documents contain a number
 of provisions that may have the effect
 of delaying or discouraging a hostile
 takeover of the Company.  These
 provisions include, among others, (i)
 the power of the Board of Directors to
 issue additional equity securities in
 the Company; (ii) the classified Board
 of Directors wherein only one-third of
 the Directors are re-elected to the
 Board in any given year and Directors
 serve three year terms; (iii) any
 action required or permitted to be
 taken by Shareholders of the Company
 must be effected at a duly called
 annual meeting or a special meeting
 unless such action requiring or
 permitting stockholder approval is
 approved by a majority of the Board of
 Directors; (iv) special meetings of
 Shareholders may only be called by a
 majority of the Board, a Chairman of
 the Board or the President; (v)
 Directors may only be removed for
 cause and only by the affirmative vote
 of holders of not less than two-thirds
 of the voting power of all outstanding
 Shares; and (vi) amendments to the
 anti-takeover provisions of the
 Certificate of Incorporation may only
 be effected by the affirmative vote of
 holders of not less than two-thirds of
 the voting power of all outstanding
 Shares.  See "Description of Shares."

                                           VOTING RIGHTS

                 PROGRAM

 Holders voting a majority of the
 Outstanding Investment in each Program
 may control decisions respecting the
 collection, servicing and
 administration of such Outstanding
 Investment.  Otherwise, investors in
 the Programs have no voting rights.

                 COMPANY

 The Company's Board of Directors
 consists of three classes.
 Shareholders are entitled to elect one
 class of the Company's Board of
 Directors at each annual meeting of
 the Company.  In addition,
 Shareholders have the power to amend
 the Charter Documents by the votes
 required therein, to dissolve the
 Company and to approve business
 combinations between the Company and
 other entities.


                                        LIMITED LIABILITY OF INVESTORS

                 PROGRAM

 As tenants-in-common in the respective
 programs, the Investors are not
 effectively insulated from personal
 liability.  Pursuant to the tenancy-
 in-common agreements, Investors are
 also susceptible to mandatory
 assessments.

                 COMPANY

 Under Delaware law, Shareholders will
 not be liable for Company debts or
 obligations.  Upon issuance, the
 Shares will be fully paid and non-
 assessable.

                                    VOTING PROCEDURES

     THE VOTE OF EACH INVESTOR IS IMPORTANT. EACH INVESTOR IS URGED TO MARK, DATE AND SIGN THE INVESTOR BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE.

TIME OF VOTING


     The vote of the Investors with respect to the Acquisition will be tabulated on _____________, 1998, unless such date is extended by the Company in its sole discretion. The vote will be tabulated by National and verified by BDO Seidman, LLP, a nationally recognized accounting firm, which is not affiliated with the Company, the Programs or National. See "Investor Ballot and Vote Required."


RECORD DATE AND OUTSTANDING VOTES

     The Acquisition is being submitted for approval to those Investors holding interests in the Programs as of the Record Date. The Record Date is [_________________] for all Programs. At the Record Date, the following number of votes were held of record by the number of Investors indicated below.

                                                                Number of Votes
                                             [at 8/31/98]         Required for
                            Number of      Number of Votes         Approval of
 Program                    Investors       Held of Record         Acquisition
---------                 -------------   -----------------   ------------------
 Sacramento/Delta Greens            332          6,131,638             3,065,819
 Oceanside                        1,755         24,150,000            12,075,001
 Yosemite/Ahwahnee I                426          9,063,163             4,531,582
 Yosemite/Ahwahnee II               837         19,565,333             9,782,667
 Mori Point                         486         12,342,259             6,171,130
 Cypress Lakes                      832         18,971,767             9,485,884
 Palmdale/Joshua Ranch            1,011         18,107,814             9,053,908
 Esperanza                           42            584,653               292,327
 Stacey Rose A                        2            114,098                57,049
 Stacey Rose B                       28            425,188               212,595



     Each Investor is entitled to one vote for each dollar (or fraction thereof exceeding $0.50) of Outstanding Investment it has in the applicable Program. Based on amounts of tenancy-in-common interests purchased in each program, National has the following votes in each of the programs: 3,118 Sacramento/Delta Greens; 2,300 Oceanside; 2,373 Yosemite/Ahwahnee I; 69,384 Yosemite/Ahwahnee II; 5,279 Mori Point; 3,200 Cypress Lakes; 2,395 Palmdale/Joshua Ranch; 0 Esperanza, and 4,247 Stacey Rose A and 15,753 Stacey Rose B. It will cast all of its votes in favor of the acquisition.


APPROVAL DATE

     The Prospectus and form of Investor Ballot constitutes National's notice of the proposed Acquisition. Each Investor has until 11:59 p.m., Pacific Time, on ________________ [60 DAYS FROM THE DATE OF FIRST MAILING THE PROSPECTUS OR PROPOSED ACQUISITION DATE], unless extended by the Company in its sole discretion (the "Approval Date"), to inform the Company whether such Investor wishes to approve or disapprove of his Program's participation in the Acquisition. The Company and National ask that each Investor vote by completing and returning the form of Investor Ballot accompanying this Prospectus in the manner described below.

INVESTOR BALLOT AND VOTE REQUIRED

     Investors who wish to vote "YES" for the Acquisition should complete, sign and return the Investor Ballot relating to their interests which accompanies this Prospectus. Each Investor's attention is directed to the Investor Ballot and Instructions accompanying this Prospectus. Investor Ballots must be delivered in person or by mail or by other delivery service to National at the following address on, or prior to, the Approval Date:
National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.


     Approval of the Acquisition by a Program requires the vote of Investors holding a majority of the outstanding votes as of the Record Date. National will tabulate the votes and such tabulation will be verified by BDO Seidman, LLP, a nationally recognized accounting firm. Abstentions will be tabulated with respect to the Acquisition. Broker (or other custodian) non-votes, if any, are not counted for purposes of determining whether the Acquisition and related proposals have been approved. Abstentions and broker (or other custodian) non-votes will have the effect of a vote against the Acquisition. See table in "-- Record Date and Outstanding Votes" for the number of votes which must be cast in favor of the Acquisition for it to be approved by each respective Program.


     Investors who sign and return the Investor Ballot without indicating a vote will be deemed to have voted "YES" in favor of the Acquisition.

     Investors who wish to vote against the Acquisition should also complete a Investor Ballot. The failure to return a Investor Ballot will have the effect of a vote against the Acquisition.

     If the Acquisition is approved by all Programs, Investors in all Programs will receive Acquisition Shares whether they voted in favor or against, or abstained from voting on the Acquisition.


     All questions as to the form of all documents and the validity (including time of receipt) of all approvals will be determined by National and such determinations will be final and binding. National reserves the absolute right to waive any of the defects or irregularities in any approval of the Acquisition or preparation of the form of Investor Ballot. National's interpretation of the terms and conditions of the Acquisition will be final and binding.


INVESTOR REPRESENTATIONS ON BALLOT

     When voting, an Investor will be confirming to the company that (i) it has received and reviewed the Prospectus and the applicable Supplements, (ii) it understands that it will become a shareholder in the Company if the acquisition is completed, (iii) it has the power and authority to vote as an Investor, (iv) it understands that if it signs the Ballot but does not indicate a vote, the Ballot will be deemed to have been voted IN FAVOR of the Acquisition, and (v) if the Acquisition is completed, to the best of the Investor's knowledge, the Company will acquire title to its interest in the Programs' Property free and clear of all liens and adverse claims other than property taxes. By voting in favor of the Acquisition, an Investor is concurrently voting to terminate the tenancy-in-common agreement with other Investors in its Program and the servicing agreement with National. Termination of the servicing agreement relieves National of any future liabilities or responsibilities to the Program, but all amounts owing to National under the servicing agreement which have not been cancelled by National will be assumed by the Company.


REVOCABILITY OF CONSENT

     Investors may withdraw or revoke their consent at any time prior to the Approval Date. To be effective, a written, telegrahic, fax or telex notice of revocation or withdrawal of the Investor Ballot must be received by no later than the Approval Date, addressed as follows: National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite

110, Newport Beach, California 92660, telecopy number 949-752-9753. A notice of revocation or withdrawal must specify the Investor's name and the name of the Program to which such revocation or withdrawal relates.

SOLICITATION OF VOTES; SOLICITATION EXPENSES

         Votes of Investors may be solicited by the management of National or by third parties. Costs of solicitation will be allocated among the Programs, pro rata in accordance with Exchange Values. No party will receive any compensation contingent upon solicitation of a favorable vote or success of the Acquisition.

NO DISSENTERS' RIGHTS

         If the Acquisition is approved, Investors in any of the Programs who dissent or abstain from consenting to the Acquisition will not be entitled to dissenters' or appraisal rights under the tenancy-in-common agreements or the Delaware or California law. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by National, the Programs, or the Company.

NO RIGHT TO PROGRAM BOOKS AND RECORDS

         Investors have no rights under a Program's tenancy-in-common agreement or servicing agreement, or under federal or state law, to obtain a list of the names and addresses of the other Investors in a Program. If an Investor wishes to communicate with the other Investors in a Program, upon receipt of the material an Investor wishes mailed together with the amount of postage necessary to make such mailing and an opinion of experienced counsel reasonably acceptable to National that the proposed communication does not violate applicable federal or state securities laws and regulations or state real estate laws nor will assisting in the dissemination of such materials subject National to any liability for violation of such laws and rules, National will promptly mail such communications to a Program's Investors.


ISSUANCE OF CERTIFICATES FOR ACQUISITION UNITS

         Promptly after the Effective Time, there will be issued and mailed to former Investors of record at the Effective Time one or more certificates representing the number of Units to which such Investor is entitled.


         If any certificate representing Shares and warrants is to be issued in a name other than that in which an Investor is registered on National's books for each Program as of the Effective Time, it will be a condition of such issuance that the person requesting such change pay to the Company's transfer agent any transfer fee or taxes required by reason of the issuance of a certificate representing shares in any name other than that of the registered Investor, or the person requesting such change establishes to the satisfaction of the Company that any transfer tax has been paid or is not applicable.

          After the Effective Time, there will be no further registration of transfers of tenancy-in- common interests that were issued and outstanding immediately before such time that were exchanged for Units.

            INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION
                    AND CONFLICTS OF INTEREST

         A number of potential conflicts of interest are inherent in the relationship between National (and its shareholders) and the Investors. In recognition of these conflicts, and the resulting need to independently determine that the allocation of Shares is fair to the Investors, National and the Company engaged Houlihan Valuation Advisers, the Independent Valuator, to render the Fairness Opinion and the independent appraisers named on page __ to independently determine the value of the Properties. The conflicts of interest are summarized below.

BENEFITS TO NATIONAL

         The benefits of the Acquisition for National primarily reside in the relief from its duties, including fiduciary duties, and related costs as asset manager for the Programs that are acquired by the Company. Asset management for the Programs will no longer be necessary. This benefit is not susceptible to meaningful quantification but it will reduce National's overhead for managing the programs that have not paid National's asset management fees. Although some of the Programs (Oceanside, Yosemite Ahwahnee I and II, Cypress Lakes and Palmdale/Joshua Ranch) paid National its contractual fees for such activities when funds were available to do so, some of the Programs (Sacramento/Delta Greens, Mori Point, Esperanza and Stacey Rose A and B) accrued some of these fees and other amounts due National. Without having current payments for such fees, National frequently operated under financial constraints and unprofitably. Additionally, without obligation to do so, National also advanced its own funds to the Sacramento/Delta Greens, Mori Point, Yosemite/ Ahwahnee, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose Programs, for the benefit of those Investors. Aside from general asset management activities, specific operational and property management functions performed by National's principals and employees that will no longer be required to be performed by them relate to construction disbursements, budget analysis, vendor and subcontractor payments, accounting and bookkeeping, site inspections and work verifications, insurance negotiations, bonding, property and use tax coordination and payment, council and planning meeting attendance, political involvement, consultant selection and management, securities, real estate and specialty legal resource management, investor and broker administration and tenancy-in-common-oriented communication and management. If the Acquisition is approved, duties such as these that are still necessary will be undertaken by the Company's management. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for information about compensation to be received by the identified persons for management services.

COMPANY SHARES OWNED BY NATIONAL'S PRINCIPALS AND OTHER COMPANY MANAGEMENT

         Family partnerships controlled by David G. Lasker and James N. Orth (the shareholders of National) presently own, in the aggregate, [237,628] shares of the Company's Common Stock. That represents over 75% of the Company's outstanding stock. On the basis of a $20 per share value, such shares would be deemed to have a value of $[4,752,560]. They paid, out-of-pocket, $0.01 per share for the stock. National will pay the same price as investors for its Units in the Company. See the table set forth in Note (a) to Note 6 to the table set forth in "Background and Reasons for the Acquisition -- Allocation of Shares Among the Programs." After the Acquisition, these family partnerships will each control 6.88% (2.62% if all the units are sold in the concurrent offering and 1.96% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the Company's outstanding stock. It should be noted that, although prior to 1995 National forgave over $3,400,000 of fees and advances in its role as servicing agent and, if the Acquisition is approved, will cancel and forgive an additional $385,523 in accrued but unpaid fees, neither it nor its principals or employees are being compensated based on those forgiven fees. To the extent National invested in any of the Programs, it will be allocated Acquisition units on the same basis as investors and at the same price.


         In addition, in the formation period of the Company, L.C. Albertson, Jr., Executive Vice President of the Company has purchased 44,685 shares, respectively, at $0.01 per share. Mr. Albertson will control [2.59]% (0.99% if all the units are sold in the concurrent offering and 0.74% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the Company's outstanding stock after the Acquisition.


OTHER BENEFITS TO SHAREHOLDERS OF NATIONAL

         In addition to the Shares of the Company to be beneficially owned by Mr. Lasker and Mr. Orth, they will receive the following additional economic benefits if the Acquisition is completed:

                                      Mr. Lasker                    Mr. Orth
                                      -----------                  -----------
Annual salary                         $     180,000                $     180,000
Bonus                                 2% of pre-tax                2% of pre-tax
                                      profits, if any              profits, if any
Additional Discretionary Bonus(1)     up to 50% of                 up to 50% of
                                      salary                       salary
Stock Options(2)                             30,000                       30,000
Participation in Company
 employee benefit plans                         yes                          yes
5-year employment contract(3)                   yes                          yes

--------------------------------

(1) If certain budgeted performance attained; subject to Board of Directors' allocation.

(2) 10,000 to be issued at the completion of the Acquisition exercisable at $20 per share; 10,000 to be issued on the first anniversary of the Acquisition; and 10,000 to be issued on the second anniversary of the Acquisition. The last two groups are exercisable at market value on date of grant.

(3)  See "Management Following the Acquisition -- Employment
     Agreements."

COMPETITION WITH THE COMPANY FROM OTHER NON-PARTICIPATING PROGRAMS


         If any of the three non-"Trudy Pat" programs elect not to participate in the Acquisition, National may retain the servicing agent and asset management responsibilities for those programs. National may continue to apply time and resources to the management of these projects. In order to do this, they will require the on-going attention of Messrs. Orth and Lasker, as well as some of the personnel expertise that may also be employed by the Company or its subsidiaries. If National elects to continue as asset manager of these Programs, it is anticipated that there will be minimal conflicts. However, in their capacities as officers of National, Messrs. Lasker and Orth would be committed to continue to provide the same quality of service for these projects as it has in the past.


LACK OF INDEPENDENT REPRESENTATION OF INVESTORS

         The independent appraisers have independently determined the value of the Properties. National and the Company have used their respective judgment to reconcile the disparity between the October 1996, May 1997 and March 1998 appraisals of the current Oceanside and Yosemite/Ahwahnee Properties in arriving at the Exchange Values for the Oceanside and Yosemite/Ahwahnee I and II Programs. See "Background and Reasons for the Acquisition -- Calculation of Exchange Value" and "Appraisals and Fairness Opinion -- Conflicting Yosemite/Ahwahnee Properties' Appraisals." Houlihan Valuation Advisors, the Independent Valuator, has provided the Fairness Opinion. Neither the Company nor National has retained any outside representatives to act solely on behalf of the Investors in determining the terms and conditions of the Acquisition. National did not engage an independent representative because it believes it has fairly represented the interests of the Investors. Further, Investors have the opportunity to vote on the Acquisition. No group of Investors was empowered to negotiate the terms and conditions of the Acquisition or to determine what procedures should be in place to safeguard the rights and interests of the Investors. In addition, due to cost factors, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Investors. National and its principals have been the parties responsible for structuring all the terms and conditions of the Acquisition. Legal counsel was engaged by National to assist with the preparation and documentation of the Acquisition, including this Prospectus, and did not serve, or purport to serve, as legal counsel for the Programs or the Investors. If another representative or representatives had been retained for the Investors, the allocation of the Shares may have been more favorable to certain Programs and less favorable to others, and fewer Shares may have been allocated to principals and other Affiliates of National. In addition, had separate representation for each of the Programs been arranged by National, the terms of the Acquisition may have been different. There is no way to quantify what such differences might have been or, if the proposed Acquisition would have even taken place at all.


         While independent representatives were not engaged to represent the interests of the Programs in structuring the Acquisition, National believes the procedures used to protect the financial interests of the Investors are fair. For example, National received verification from Houlihan Valuation Advisors of its view that permitting the Company's founders to hold [18.74]% (7.1% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the outstanding Shares of the Company upon completion of the Acquisition is fair under the circumstances. In addition, the Shares will be allocated among the Programs in accordance with their respective Exchange Values, and within the Programs among the Investors pro rata in accordance with their Adjusted Outstanding Investment in each of the Programs. Recognizing the inherent conflict of interest of having National establish these numbers independently (without active involvement from persons not having a financial interest in the Acquisition), they engaged independent appraisers to value the real estate assets owned by each of the Programs and the Independent Valuator to render an opinion on the overall fairness of the allocation of Shares in the transaction, including the number of Shares in the Company allocated to the programs, as well as to affiliates, employees, and the principal shareholders of National and the Company. See "Appraisal and Fairness Opinion."


FEATURES DISCOURAGING POTENTIAL TAKEOVERS

         Certain features of the Charter Documents, as well as the Delaware law, could be used by management of the Company to delay, discourage or defeat efforts of third parties to take control of the Company, or acquire a significant number of the Shares. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."

ALLOCATION OF SERVICES AND EXPENSES

         In addition to Messrs. Lasker and Orth, other employees of National who will become employees of the Company currently provide investor relations, accounting and office administration services related to the operation of other programs which may not be included in the Acquisition. These Programs were also formed by National. If the Acquisition is consummated, these employees of National who will become employees of the Company may continue to provide services related to non-participating programs. As a result, possible conflicts of interest may arise regarding allocation of services of these employees between the Company, National and the non-participating programs. At this time, the allocation of services between the Company and National's other programs is not susceptible to meaningful quantification.

NON-ARM'S-LENGTH AGREEMENTS

         All agreements and arrangements, including those relating to compensation, between the Company and employees of the Company who are also employees of National will not be the result of arm's-length negotiations.

              FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

FIDUCIARY RESPONSIBILITY OF NATIONAL

         The Programs are not partnerships and, thus, National does not have the fiduciary duties of a general partner in dealing with the Programs. However, as asset manager for each of the Programs, National has the specific duties to Investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to Investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the Investors' interests without full disclosure to, and agreement from, the Investors, and (iii) not to obtain an interest adverse to the Investors without full disclosure to, and consent from, the Investors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

         The directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply to the officers and directors of the Company, the officers and directors of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position would use under similar circumstances. In the event any legal action were brought against officers or directors of the Company, they might be able to assert defenses based on the business judgment rule.

         According to the Charter Documents, officers and directors and other agents of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person. See "Management After the Acquisition -- Limitation of Liability and Indemnification."

         The indemnification provided by the Charter Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of the indemnification provisions contained in the Charter Documents will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to any provisions described in this Consent
Solicitation/Prospectus, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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

OFFICERS AND DIRECTORS INSURANCE

         The Company intends to obtain insurance for the benefit of the Company's officers, directors and other agents relating to the liability of such persons. Such insurance would insure the officers, directors and agents of the Company from any claim arising out of an alleged wrongful act by such persons while acting as officers, directors or agents of the Company, and the Company to the extent that it has indemnified the officers, directors and agents for such loss.

                         FORWARD-LOOKING STATEMENTS

         THE COMPANY (OR ITS REPRESENTATIVES) FROM TIME TO TIME MAY MAKE OR MAY HAVE MADE CERTAIN FORWARD-LOOKING STATEMENTS, WHETHER ORALLY OR IN WRITING, INCLUDING WITHOUT LIMITATION, STATEMENTS IN THIS PROSPECTUS OR OTHERWISE RELATING TO THE BUSINESS PLAN OF THE COMPANY, ADVANTAGES THAT ARE EXPECTED TO BE REALIZED BY THE ACQUISITION, ESTIMATES OF REAL ESTATE VALUES, ESTIMATES OF POTENTIAL FINANCIAL RESULTS FROM OPERATIONS OR FROM SALES OF REAL ESTATE, PRO FORMA FINANCIAL RESULTS AND OTHER MATTERS. SUCH STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, AND ARE ACCOMPANIED BY, THE FACTORS DISCLOSED UNDER THE HEADING "RISK FACTORS." SUCH FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE RESULTS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE "RISK FACTORS," INTERNAL AND EXTERNAL FACTORS SUCH AS, BUT NOT LIMITED TO, THE FOLLOWING MAY ADVERSELY AFFECT SUCH FORWARD-LOOKING STATEMENTS: (I) EXPECTED GREATER AVAILABILITY OF FINANCING TO THE COMPANY MAY NOT MATERIALIZE; (II) COMPETITIVE PRESSURES MAY INCREASE SIGNIFICANTLY; (III) THERE MAY BE UNEXPECTED COSTS OR OTHER DIFFICULTIES RELATING TO THE CONSOLIDATION OF THE BUSINESS PLAN; (IV) CHANGES IN THE INTEREST RATE ENVIRONMENT MAKE FINANCING MORE DIFFICULT OR IMPOSSIBLE;
(V) GENERAL ECONOMIC CONDITIONS DETERIORATE RESULTING IN, AMONG OTHER THINGS, A DETERIORATION OF REAL ESTATE VALUES; (VI) LEGISLATIVE OR REGULATORY CHANGES ADVERSELY AFFECTING THE COMPANY'S BUSINESS; AND (VII) CHANGES IN THE SECURITIES MARKETS. ACCORDINGLY, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS A PREDICTION OF ACTUAL RESULTS.

                         BUSINESS AND PROPERTIES

THE COMPANY

         The Company was formed as a Delaware corporation named American Family Holdings, Inc. on August 6, 1997 to conduct the Acquisition. It currently files no reports with the Commission under the Exchange Act. It will operate as a holding company, with actual day-to-

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

day management of the operations of the Properties being handled by a to-be-formed wholly- owned subsidiary named American Family Communities, Inc. ("AFC"). Upon completion of the Acquisition, the Properties will be held and operated through up to seven separate subsidiaries of AFC, namely Delta Greens Homes, Inc. (Sacramento/Delta Greens Property), Yosemite Woods Family Resort, Inc. (Yosemite/Ahwahnee Properties), Mori Point Destinations, Inc. (Mori Point Property), Cypress Lakes, Inc. (Cypress Lakes Property), Palmdale/Joshua Ranch, Inc. (Palmdale/Joshua Ranch Property), Esperanza, Inc. (Esperanza Property), and Victorville Homes, Inc. (Stacey Rose Properties).

BUSINESS OF THE COMPANY

         Upon completion of the Acquisition, the Company will be a diversified real estate company involved in the residential development industry, as well as the lodging and recreational industries. Its overall initial objective will be to consolidate the various business plans of the Programs into a unified Company business plan with the ultimate goal of creating sufficient value in the Company's Shares to allow for Investors in the Programs to have the ability to recover a significantly larger portion of their Outstanding Investments in such Programs than if the Acquisition did not occur.

         As a part of its plan, in the future the Company may seek to acquire certain assets and properties that are synergistic or add value to the Company in accordance with its overall business plan. It may also seek to acquire and develop additional properties that take advantage of its expertise or its competitive position in order to enhance its financial performance. Such additional acquisitions may include, but are not limited to: (a) resort-oriented properties, such as hotels; (b) extended-stay-oriented properties, such as recreational vehicle or timeshare facilities; (c) leisure-oriented properties, such as golf courses and recreation facilities; and (d) residential development properties. The Company may also purchase or form adjunct businesses to supplement and enhance these types of properties, such as customer financing, loan servicing, mortgage brokerage, real estate brokerage, property management, merchandising, marketing and telecommunications. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.

         Some of the risks which the Company may face if it makes the acquisitions described above include, but are not limited to: (a) the professional service fees and financing costs which the Company would incur to complete such acquisitions; (b) significant competition from other resort-oriented, extended-stay oriented, leisure-oriented, and residential properties; (c) lack of management experience in operating such businesses to the extent that experienced personnel cannot be acquired at the time of the acquisition; (d) dilution of Investors' voting rights to the extent that the Company's common stock is used for such acquisitions; and (e) costs of on-going compliance with applicable government regulation of consumer finance, real estate brokerage or telecommunications activities. Any of such risks, together with additional risks which may be identified in the future, could prevent the Company from accomplishing potential future acquisitions.


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PROPERTIES

         The Company will purchase the Properties in their "as is" condition from the Investors in the Programs, except that any remaining Investors' liens will be removed. They are presently managed by National for the Investors pursuant to servicing agreements which entitle National to receive an annual fee equal to one percent of the principal amount outstanding as of the Ownership Date of the applicable loan. Upon completion of the Acquisition, the Company, through its subsidiaries, will own at least seven Properties which are described below.


         SACRAMENTO/DELTA GREENS PROPERTY. The Sacramento/Delta Greens Property consists of a 121-acre site in South Sacramento, California, located approximately one-half mile east of Interstate 5. Title is held by National Investors Land Holding Trust IV as the agent of and for the benefit of the Program's Investors. The Property is unencumbered by liens and is subject to no leases, sales contracts or options and property taxes are currently on a payment plan. A new tentative tract map is in process and has been revised to provide for approximately 465 lots for the construction of single-family homes and final approval is currently being sought from the City of Sacramento. The area in which the Property is located is populated primarily by lower to lower-middle income workers with combined family incomes of $25,000 to $35,000. The nearby Meadowview area has a reputation as a high crime area, but an active community effort is underway to upgrade the community identity.

         OCEANSIDE PROPERTY. Presently, the Property owned by the Oceanside Program is the golf course at Yosemite/Ahwahnee (consisting of plus or minus
141.53 acres plus clubhouse, dining facilities and pro shop) and six outlots (consisting of plus or minus 1,015.66 total acres of unimproved land designed for residential development). The golf course was purchased in June 1998 for $1,800,000 cash and the outlots were purchased for $1,750,000 cash pursuant to the majority approval of the Oceanside Investors and the Yosemite/Ahwahnee I and II Investors. The golf course has been leased to Ahwahnee Golf Course, Inc., for the benefit of the Yosemite/Ahwahnee Programs on a net-net-net basis for a period of five years. The lease calls for annual lease payments to the Oceanside Program of $80,000 in the first year, $140,000 in the second year, $250,000 in the third year, and $380,000 for each of the fourth and fifth years.

         YOSEMITE/AHWAHNEE PROPERTIES. The Yosemite/Ahwahnee Properties originally consisted of approximately 1,650 acres divided into two parcels, one containing 660 acres and one containing 990 acres prior to the sale of the golf course and six outlots to the Oceanside Program in order to obtain working capital. The 660 acre parcel was originally planned to be developed with 218 residential estate lots, 1-3 acres in size. Of the 58 completed lots in this portion of the property, 26 have been sold. The balance of the project consists of approximately 990 acres which has been developed into an 18-hole golf course, a clubhouse and other amenities. In addition, this portion contains a recreational vehicle membership park developed for an eventual 600 spaces. It currently contains 50 "full hookup" sites with an additional 101 sites with full hookups under construction. "Full hookups" are spaces that have water, sewer and electrical and service to the site. The Yosemite/Ahwahnee Program has retained ownership of the land containing the recreational vehicle membership park and the land to be developed into vacation villa timeshare facilities. A vacation villa is a detached, stand-alone residence for

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timesharing users that has full kitchen, bathroom and sleeping facilities.
The Properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 16 miles south of Yosemite National Park. Over the past few years, the Park has averaged an annual visitor rate of 4.1 million people with the average group size being approximately 3.3 people.

         Title to the remaining balance of the 660 acre parcel is held by National Investors Land Holding Trust VIII for the benefit of the Investors in Yosemite/Ahwahnee II Program. Title to the remaining balance of the 990 acre parcel is held by National Investors Land Holding Trust IX for the benefit of Investors in the Yosemite/ Ahwahnee I Program. The remaining balance of the 660 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/Ahwahnee I Program. The remaining balance of the 990 acre parcel with the exception of the golf course property which is leased on a triple-net basis by Ahwahnee Golf Course, Inc. from the Oceanside Program, is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/ Ahwahnee II Program. The aggregate principal balance due on both parcels remains at approximately $20,000,000. The trust deeds will be extinguished as part of the Acquisition so that there will be no liens on the Properties except for taxes.

         MORI POINT PROPERTY. The Mori Point Property consists of approximately 105 acres oceanfront land located in Pacifica, California. Pacifica is a coastal suburban community of approximately 40,000 residents located about 15 miles from downtown San Francisco and 7.5 miles west of the San Francisco International Airport. The site is bounded on the north by Sharp Park Golf Course, which is a publicly-owned golf course operated by the City of San Francisco; on the south by a 120-acre parcel known as the "Quarry" which is approved for mixed-use development as part of Pacifica's Redevelopment District; and on the east by the Coast Highway. There is in excess of a quarter of a mile of oceanfront on the west. The Property is unencumbered by liens and is subject to no leases or sales contracts or options and property taxes are currently under a payment plan. Portions of this Property include habitat for two endangered species. Development will not be permitted unless it can be demonstrated that impact on the garter snake habitat can be ultimately mitigated. The cost to develop and implement a mitigation plan is expected to be expensive and potentially time-consuming. The Company believes that the impact can be mitigated and that necessary approvals can be obtained; however, if a satisfactory, economical, mitigation plan cannot be developed, no development could take place on the Property. National believes this would radically reduce its value. Title to the Mori Point property is held by National Investors Land Holding Trust for the benefit of Investors in the Mori Point Program.

         CYPRESS LAKES PROPERTY. The Cypress Lakes Property consists of 686 acres and 1,330 residential lots and is located in the northeastern portion of Contra Costa County. The Property is located 40 and 50 miles, respectively, northeast of Oakland and San Francisco. The Property is unencumbered by liens and is subject to no leases, sales contracts or options, however, property taxes are delinquent since 1995 in the amount of approximately $199,000. It has a vesting tentative map approved by Contra Costa County. The area in which it is located is primarily rural farmland. The local areas of Brentwood and Oakley are considered to be good residential neighborhood locations. Title is held by National Investors Financial Land Holding Trust VII for the benefit of the Program's Investors.

          PALMDALE/JOSHUA RANCH PROPERTY. The Joshua Ranch Property consists of
739.6 acres of hillside property and is comprised of 539 10,000 and 20,000 square foot lots. The City of Palmdale, through a grant by the County of Los Angeles, will develop a hiking, biking and equestrian trail across the Property. The project will be equestrian-oriented and is located 60 miles north of Los Angeles in the growing City of Palmdale.

         Title is held by National Investors Land Holding Trust V for the benefit of the Programs' Investors. The Property is unencumbered by liens and is subject to no leases, sales contracts or options and property taxes are paid currently under a payment plan. The project received approval of a vested tentative map by the City of Palmdale in July 1998.

         The neighborhood can provide a mix of housing (including single and multi-family dwellings) and is served by adequate amenities such as parks, retail, commercial and community services. Access to the Property is good and is considered to be well located for residential usage.

         ESPERANZA PROPERTY. The Esperanza Property consists of 6.12 acres, or 266,568 square feet, of unimproved raw land with varying terrain and topography. The site is triangular in configuration and has approximately 1,000 feet of frontage along Hesperia Road.

         The Esperanza Property is zoned commercial. Victorville is regarded as a high desert location within the Southern California region offering lower residential and commercial real estate prices than more urban areas. This is due, in part, to its somewhat remote location and hot summer climate. Overall, the region's natural and man-made physical environment provides adequate resources for commercial development.

         According to the Victorville Chamber of Commerce, the number of housing units in the City have grown from 6,108 units in 1980 to 23,143 units in January 1996, an annual growth rate of nine percent. The driving force behind Victorville's rapid population and employment growth during the 1980s and 1990s is Victorville's lower land prices and housing costs relative to other parts of Southern California. The lower land basis helped draw residents looking for more affordable housing options, as well as businesses to serve this growing population base.

         The Property is unencumbered by liens and is subject to no leases, sales contracts or options; however, property taxes are delinquent in the amount of approximately $19,700. A payment plan must be implemented in 2000 or the property will be sold at a tax sale.

         STACEY ROSE PROPERTIES. The Stacey Rose Properties consist of 32 acres of unimproved raw land which is comprised of three separate parcels. The Property is zoned residential and could contain approximately 160 lots.


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

         Since Victorville is regarded as a high desert location within the Southern California region, it offers relatively lower residential and commercial real estate prices. This is due, in part, to its somewhat remote location and hot summer climate.

         Victorville has experienced substantial growth since 1980, with the population growing from 14,229 residents in 1980 to 40,674 residents in 1990, an increase of 11% annually, according to the City of Victorville Chamber of Commerce. The City is estimated to have reached 60,400 residents as of January 1, 1997, a six percent increase from 1990. The number of housing units in the City has grown from 6,108 units in 1980 to 23,143 units in January 1996, an annual growth rate of nine percent. The driving force behind Victorville's rapid population and employment growth during the 1980s and 1990s is Victorville's lower land prices and housing costs relative to other parts of Southern California. The lower land basis helped draw residents looking for more affordable housing options, as well as businesses to serve this growing population base.

         Title is held by National Investors Land Holding Trusts I, II and III for the benefit of the Program Investors. The Property is unencumbered by liens and is subject to no taxes, sales contracts or options and property taxes are currently under a payment plan.

CONSOLIDATION OF THE PROGRAMS

         Prior to the Acquisition, the Programs operated according to their respective separate business plans. There have been many impediments to achieving the objectives of Investors under those business plans. Upon completion of the Acquisition, each of the Properties will be held in subsidiaries of the Company with AFC coordinating the management according to a unified business plan which is designed to maximize the value of the Company's Shares. The economies of scale which will result from the consolidation will allow AFC to introduce resources such as additional management and development opportunities that would not have been economically feasible for the individual Programs to obtain for themselves. Further, the consolidation will also reduce the dependence of Investors in a particular Program on the geographic or economic constraints which their respective operations were subject to prior to the Acquisition. For example, Sacramento/Delta Greens Investors are entirely dependent upon the economic opportunities available from building entry-level homes in South Sacramento submarket. That dependency will be substantially reduced by the Acquisition. The Acquisition will allow for Palmdale/Joshua Ranch Investors to have geographical diversification in residential development because of the Sacramento/Delta Greens Property, as well as being diversified into the lodging and recreation industries as made available with the Yosemite/Ahwahnee, Oceanside and Mori Point Properties. Conversely, the Yosemite/Ahwahnee and Mori Point Investors' opportunities will be expanded and diversified as well to take advantage of those represented by the Sacramento/Delta Greens, the Cypress Lakes and the Palmdale/Joshua Ranch Properties.

         Upon completion of the Acquisition, the Company's resources can be managed such that the operation of each of its subsidiaries contributes meaningfully to the achievement of its consolidated business objectives.


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

THE RESIDENTIAL DEVELOPMENT INDUSTRY

         The Company anticipates that the demand for unimproved land will increase in the near future and that unimproved properties with entitlements, ready for physical improvements, will be in demand. In order to build homes, land entitlements (necessary governmental approvals) must be obtained and maintained in effect. Entitlements include development agreements, vesting tentative maps and recorded maps. These give a developer the right to obtain building permits to begin construction upon compliance with conditions that are usually within the developer's control.

         In order to acquire land for residential or timeshare development while conserving cash, the Company may utilize options to buy land (generally requiring a payment that is a small fraction of the purchase price to hold the property pending financing). Such payment usually is applied to the purchase price. It will fund additional acquisitions whenever possible with non-recourse seller financing which does not require a full payment of the purchase price immediately. The risk of securing the availability of property through the use of options is that the Company will be unable to exercise the option and lose the option payment. The risk of seller non-recourse financing is the potential loss of the property, loss of the downpayment and loss of funds spent on development if there is a default on the loan by the Company.

         The Company views land as a component of a home's cost structure, rather than for its speculative value. Due to the cyclical nature of the industry, the critical role of risk management in land development, and the low margins that are typical in today's homebuilding market, the Company will seek to place more emphasis on the acquisition and development of potential timeshare projects rather than for land to entitle the actual construction of homes. The Company intends to focus its residential development acquisitions, if any, primarily in the infill and emerging market segments. Properties acquired by the Company through the Acquisition will be in various stages of the approval process and development.

THE LODGING AND RECREATION INDUSTRY

         This industry includes many distinct product categories, including commercial lodging-oriented products such as hotels and conference centers, recreation-oriented products such as golf courses, equestrian facilities, sports complexes, marinas, theme parks, destination resorts, recreational vehicle resorts, and vacation-oriented products such as timeshare resorts, to name a few.

         THE RECREATIONAL VEHICLE RESORT INDUSTRY.

         Recent statistics indicate that recreational vehicle travel is on the rise and, like timeshare, is being pushed by the baby boomer demands. There are now an estimated 25 million recreational vehicle enthusiasts in the United States. Recreational vehicle owners travel an average of 5,900 miles a year and spend 23 days on the road. The average recreational vehicle owner is 48 years old, owns his own home, has a household income just under $40,000 and is overwhelmingly pleased with the purchase. Recreational vehicle sales have increased by 44% between 1992 and 1995 and are projected to continue to increase as the "boomers" enter their


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prime buying years of between 45 and 54. They value the recreational vehicle as a less expensive way for the entire family to travel together. Recreational vehicle camping topped hiking, wilderness camping, biking, horseback riding, canoeing, boating and many other forms of recreation for satisfaction among participants in outdoor activities. Nine of ten recreational vehicle owners agree that recreational vehicles are a great way to travel because they offer the convenience of home away from home; a majority said that recreational vehicle parks are like a second neighborhood; and there is a real camaraderie among users. Also, weekend trips have increased 85% since 1984 and recreational vehicles are well suited for such weekend travel. All of the above information is derived from publications of the California Travel Parks Association.

         THE TIMESHARE INDUSTRY

         THE MARKET. According to an American Resort Development Association ("ARDA") study, the leisure industry is primarily made up of two components for overnight accommodations: commercial lodging establishments and timeshare or "vacation ownership" resorts. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. First introduced in Europe in the mid-1960s, ownership of vacation intervals has been one of the fastest growing segments of the hospitality industry over the past two decades.

         The Company believes that the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the substantial growth of the timeshare industry over the past 15 years:

         - Increased consumer confidence resulting from consumer protection regulation of the timeshare industry;

         - The entrance of brand name national lodging companies to the industry;

         - Increased flexibility of timeshare ownership due to the growth of exchange organizations;

         - Improvement in the quality of both the facilities themselves and the management of available timeshare resorts;

         - Increased consumer awareness of the value and benefits of timeshare ownership; and

         - Improved availability of financing for purchasers of timeshare units.

         The timeshare industry traditionally has been highly fragmented and dominated by local and regional resort developers and operators. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies, such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and


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Westin. However, none of such brand name lodging companies are presently potential competitors of the Company.

         THE CONSUMER. The Company believes that the prime market for vacation intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are rapidly gaining more leisure time.

          According to ARDA, the three primary reasons cited by consumers for purchasing a vacation interval are (i) the ability to exchange the vacation interval for accommodations at other resorts through exchange networks (cited by 82% of vacation interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and (iii) the quality and appeal of the resort at which they purchased a vacation interval (cited by 54% of purchasers). The ARDA study also indicated that vacation interval buyers have a high rate of repeat purchases. In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to vacation interval exchange networks. The Company plans to create a timeshare facility at the Yosemite/Ahwahnee Property to take advantage of expected growth in the timeshare industry as the baby-boom generation enters the 40-55 year age bracket, the age group which purchased the most vacation intervals in 1994.

         TIMESHARE EXCHANGE COMPANIES. Exchange privileges simply represent the opportunity for timeshare owners to place their timeshare interval in a pool and exchange it for a comparable timeshare elsewhere. The ability to do this is the single most important motivation for timeshare purchases, and appears especially important to educated consumers, who look forward to opportunities to learn through travel.

         According to ARDA, two exchange companies dominate the industry. These are Resort Condominiums International, which started in 1974 and controls about two-thirds of the market, and Interval International, which began in 1976 and controls most of the remaining one-third. Both systems operate similarly. They compete to sign up new resorts; once a resort is affiliated with one or the other company, anyone who purchases a timeshare at the resort is automatically signed up with the exchange. Timeshare owners must renew their membership with the exchange company every year for about $75. Exact figures are not available, but it is estimated that about 75% of timeshare owners are affiliated with an exchange company.

         A timeshare owner wishing to make an exchange places his time in the exchange system and requests a location and time to exchange into. Exchange requests generally cost less than $100. Time placed in the exchange system does not have to be used in order for the person who places it to receive the exchange they request, and it is not a one-for-one trade.

         THE EXECUTIVE CONFERENCE CENTER INDUSTRY

         An Executive Conference Center is distinguished from general, resort, institutional and academic conference centers by virtue of its positioning within the target market to attract corporate executive meetings. According to the International Association of Conference Centers ("IACC"), a conference center is defined as "a facility whose primary purpose is to accommodate small to medium-sized meetings." A fully dedicated conference


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

center differs from a hotel or resort that has meeting space in that the primary purpose of a conference center is to satisfy and accommodate groups by offering a self-contained, full-service meeting environment. It is dedicated to accommodating small-to-medium sized groups, and meetings usually comprise at least 60% of a facility's overall business. Due to this dedication to meetings, conference centers tailor their facilities and services primarily to the needs of the meeting planner by providing all necessary arrangements for the complete schedule of activities from arrival to departure. The pricing structure for a conference is often a single, uniform per person rate - a package that includes lodging, meals, coffee breaks, meeting services, and equipment fees, called a Complete Meeting Package, or the Full American Plan. Meeting rooms are designed and used only for meetings and do not double as banquet rooms or exhibition space. Meal functions are held in a central dining area. The IACC defines five types of conference centers, one of which, the Executive or Dedicated Conference center, the Company feels suits the Mori Point site the best.


         At an Executive (Dedicated) Conference Center, groups are typically composed of corporations, associations, and other organizations that emphasize quality of accommodations and services over price. This type of facility was developed primarily to satisfy upper-level management meetings and education/training seminars. Facilities usually include sophisticated equipment and are staffed with professional conference coordinators. Because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Conference Center could be positioned within this category of facilities.


         According to a recent report issued by the IACC and PKF Consulting entitled "Conference Center Industry, A Statistical and Financial Profile - North American 1996," since the recession in 1991 to year-end 1995, U.S. conference centers have achieved a 27.2% increase in occupancy. This compares to an 8.3% increase in occupancy for the overall lodging industry during the same period. Except for resort conference centers, all types of conference facilities have enjoyed double digit increases in occupancy since 1991.


         According to the same sources, total revenue, measured on a per occupied room basis, has grown approximately 20% for resort and executive conference centers since 1991. For comparative purposes, cumulative inflation during the same period was 11.9% and the total revenue for U.S. hotels grew only 10.4%.


         The primary competitive lodging market for the proposed conference center at Mori Point is comprised of four hotels with a total of 508 rooms. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. These hotels are all full-service hotels and conference centers which cater to group and leisure demand emanating primarily from the Bay Area, but with a secondary component of national business attracted to their coastal locations. The secondary competitive lodging market is comprised of three group-oriented airport properties with 1,865 guest rooms, rendering the total potential current competition to 2,373 rooms.


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

THE BUSINESS STRATEGY

         The Company's objective is to become one of North America's leading developers and operators of timeshare and recreational vehicle resort properties, utilizing its residential assets and capital obtained from the sale of certain properties and additional units, as well as exercise of warrants to create the necessary initial cash flow and capital to do so. The Company does not currently own or operate any timeshare or recreational vehicle resort properties. After the Acquisition, the Company will own the Yosemite/Ahwahnee Programs and their assets. On behalf of Investors in those Programs, National currently operates a 54 site recreational vehicle park and is expanding the park with the addition of another 100 sites. Additionally, National is beginning the development of vacation villa timeshare units and investigating the feasibility of traditional attached timeshare facilities for the future on the site as well.


         The Company expects that it will have a competitive advantage by virtue of the location advantages of the Yosemite/Ahwahnee and Mori Point Properties. The Company expects that it will be capable of enhancing the value and financial performance of the businesses and assets currently held by the Investors in separate Programs through the consolidation which the Acquisition will provide.


         In order to meet its objectives, the Company intends to (i) develop certain of the Properties for their highest and best use, thereby maximizing the value of the Company's asset base; (ii) increase the current cash flow from the Company's consolidated operations, thereby enhancing the value of the Company's businesses; (iii) maximize the profit margins of tangible and intangible for-sale products by lowering costs and promoting efficiencies through economies of scale; (iv) raise funds through a strategic combination of the exercise of warrants by its stockholders, the sale of additional units and the sale of selected real estate assets acquired from the Programs to outside parties in order to finance the Company's operations and expansion; and (v) generate revenues through lateral expansion by acquiring complimentary projects and assets which are consistent with the Company's objectives and business plans (external growth).

         EXTERNAL GROWTH STRATEGY. When appropriate, and assuming market acceptance for the Company's Shares, it is intended that growth through acquisitions will be initially achieved through (i) the issuance of Shares of the Company to the seller of the asset(s) to be acquired or (ii) the utilization of options to purchase real estate assets. Preserving cash may be preferable even though such transactions may result in the dilution of the current Shareholders.

THE CONSOLIDATED BUSINESS PLAN

         It is anticipated that the Company will have approximately $[1,500,000] of liquidity if the Acquisition is completed before the end of 1998. The Company will seek additional liquidity from the sale of one or more of the Company's assets or a combination thereof. If one or more Properties have to be sold by the Company at a substantial discount from the original loan amount to raise cash for Company operations, which would enhance overall shareholder value, the Company believes such a sale would make sense and will attempt it. Although National attempted to develop the Properties after the Ownership Dates, except for the Oceanside Program, the other Programs generally were faced with obstacles which National was not able to overcome. The principal obstacle was the inability to obtain project financing secured by the Properties from third party lenders due to the unwillingness of California title insurance companies to provide lenders' policies of title insurance when title was beneficially held by such a large number of tenants-in-common. In addition, potential joint venture partners found dealing with the tenancy-in-common ownership structure of the Programs to be unattractive. The inability to obtain third party financing and the unwillingness of Program Investors to provide sufficient additional equity capital meant that National, on behalf of the Programs, could not proceed to obtain necessary permits and approvals from applicable real estate regulatory authorities without which continued development could not proceed in order to improve the value and marketability of the Programs. Furthermore, in the case of the Yosemite/Ahwahnee
Properties, prior to the cash sale of the golf course and certain outlots to the Oceanside Program Investors, lack of adequate financing prevented a more aggressive marketing of the golf course and recreational vehicle portions of the Properties, as well as a slowdown in the sale of the estate lots. The Company and National believe that these disadvantages will disappear when the Properties are owned by a single corporation.


         If the Company attains liquidity from the sale of units or certain of the Properties or from the exercise of warrants, and if management is correct in its belief that third party financing would become available to the Company through the Acquisition (which eliminates the tenancy- in-common form of ownership thereby making the critical element of lenders' policies of title insurance available), it will then conduct the following activities in such a manner so as to maximize positive cash flow in the most expeditious way. If such liquidity is not attained, the Company's business plan will likely be no more successful than the individual Programs have been since their respective Ownership Dates.


         THE SACRAMENTO/DELTA GREENS PROPERTY. It is the intent of the Company to sell the property in bulk or develop it in phases. Depending on the availability of working capital from the sale of assets, the Company will seek to obtain approval of the revised tentative map from the City of Sacramento by the first quarter of 1999. After the final map is approved, the necessary infrastructure (main road and utilities) can then be built along with finished lots, model homes and the first phase of production homes.


         The material risks associated with the development of the Sacramento/Delta Greens Property are (i) as of [August 31, 1998], approximately $26,000 of property taxes are owed for the last payment of a 5-year payment plan and must be paid in April 1999 in order to avoid loss of the Property for delinquent taxes; (ii) funds must be available to cover the delinquent property taxes, as well as costs of obtaining approval of the revised tentative and final maps from the City of Sacramento; (iii) a recent ruling by local officials stated that housing tracts in this area which are affected by the 100-year flood plain must mitigate against potential flood damage which will add further costs of the development; (iv) a substantial sales and marketing effort will be necessary to sell homes constructed on the Property if a bulk sale of the lots or the entire property is not made; (v) the Property is located in a lower income residential area that has had a reputation as a high crime area; and (vi) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the Company thereby increasing the sales price of the lots which will delay market absorption.

         Real estate values in the area of the Property improved in 1997 and the first part of 1998. The Property is located in the South Sacramento area which is primarily populated with lower income residents. The general population of the Sacramento area has been growing in recent years, indicating that housing demand should continue to improve. However, there can be no assurance that the Company will be able to develop the Property in a manner that is ultimately profitable.

         There are currently 230 active subdivisions in the Sacramento market. Eleven of those are within ten miles of the Property and are designed to provide single-family housing at a cost comparable to that proposed for the Property.

          THE YOSEMITE/AHWAHNEE PROPERTIES. Yosemite National Park is located within a six hour drive of over 30 million people. The Company plans to aggressively focus on the following areas of operations and development for these Properties: (1) recreational vehicle facility, (2) timeshare development, and (3) the golf course facility.

         Recreational vehicle development presents additional cash flow and profit opportunities. In addition to the existing 54 recreational vehicle sites, the Company intends to complete the construction of 100 more. Revenue from membership sales and dues is expected to continue to increase in 1998 based on investing an additional amount of about $700,000 in the construction of the new recreational vehicle sites. Additional revenues can be generated from the financing of the installment purchases of memberships, since most memberships are purchased on an installment basis over a two to seven year time frame.

         There are virtually no competitive recreational vehicle resorts in the immediate area of the Property. The recreational vehicle park is a member of Coast to Coast Resorts, AOR and Western Horizons. These affiliations are important marketing tools. They allow members reciprocal use of many other recreational vehicle camp resorts located regionally and across the country. Bass Lake Resort, the nearest competitor, consists of 175 sites and is located about 12 miles from the Property's site. It has about 1,900 members and has been operational since 1984. On the other hand, the Yosemite/Ahwahnee recreational vehicle park has been fully operational since August 1996 with 50 sites and has over 320 members to date. The Company intends to aggressively expand this membership base. The Bass Lake recreational vehicle resort is of significantly lesser quality than the Yosemite/Ahwahnee recreational vehicle park. It is older with deferred maintenance, has no golf course and lacks space for any additional amenities or expansion.

         The timeshare industry continues its significant growth pace, particularly for developments that are well located near natural amenities, like the Yosemite/Ahwahnee Property. A prominent timeshare industry consultant has evaluated the project and has recommended a 170-unit timeshare development on the Property. The planning and construction of the vacation villas has been initiated . Additional capital of approximately $3,000,000 will be required to finalize the initial vacation villa timeshare construction on the recreational vehicle site and implement an aggressive marketing program.

         In terms of timeshare competition, the Property has almost none. As of October 1996, there were 15 timeshare projects in California with active marketing and sales programs. They include six from the Desert-Palm Springs and Big Bear Mountain ski areas, four from the Lake Tahoe area and the remaining five in other scattered locations. There is one relatively small project of 13 units near Bass Lake, run by Worldmark, a timeshare operator located in Seattle. That project is of no competitive consequence because of its size and lack of comparable amenities. There is no present or planned direct competition in the immediate vicinity from any of the major companies involved in the timeshare industry such as Marriott, Hyatt, Four Seasons, Disney or Hilton.

         Since 1995, a significant amount of capital has been used for improvements to the golf course. The golf course is considered to be a primary amenity to attract future timeshare sales. Annual revenues have increased over 200% since 1995 and rounds played have more than doubled. Additional revenues are a natural bi-product from the golf course for the ancillary products like food, liquor and clothing. The golf course and surrounding land was recently sold to the Oceanside Program for $3,550,000 in order to obtain working and development capital.

         There are also no comparable golf courses in the area. A nine-hole course exists approximately five miles from the Property. It offers a recreational facility primarily for local players but has no resort-type amenities or room for expansion. In addition, there is another nine-hole course just inside Yosemite Park near the Wawona Hotel. It is designed and used primarily for tourist day stop and family-type entertainment. For persons seeking a golf-related vacation or the challenges of a regulation course, neither nine-hole course would be viewed as competitive.

         The principal risks involved in the Yosemite/Ahwahnee Properties are
(i) as of August 31, 1998, approximately $[506,000] of property taxes remain on a five-year payment plan that was recently arranged with the County of Madera and must be paid when due in order to avoid a loss of the Properties for delinquent property taxes; (ii) the need for substantial working capital to operate and develop the recreational vehicle facility, the proposed timeshare development, and the golf course facility; (iii) assuming that working capital is available to accomplish the business plan, high marketing costs could adversely affect profitability; and (iv) due to the remote location and the resort nature of the project, financing costs for development will be less readily available and likely more expensive than financing costs for traditional residential development projects in more heavily populated areas.

         The Company believes that the economic outlook for the golf course operation is favorable. Given its proximity to Yosemite National Park and the fact that the nearest comparable golf facility is approximately 15 miles away, the Company expects that, with proper marketing, the use of the golf course will increase. With regard to the recreational vehicle facility, vacation villas and the proposed attached timeshare project, given its location in the much travelled, highly desirable area near Yosemite Park, the Company believes that with proper marketing it will be able to attract users of resort property to either the recreational vehicle facility or the proposed timeshare units. Presently, California has a strong economy with relatively low unemployment. The income demographics for the products being offered at the Yosemite/Ahwahnee
Properties range from $35,000 to over $50,000 annually, and, according to the California Travel Parks Association, there are 5,100,000 households in California with incomes over $35,000 and 3,100,000 households in California with incomes exceeding $50,000.

         THE MORI POINT PROPERTY. The Company will continue with the proposed development plan for a hotel/conference center on the Property. It may also explore the possibility of including timeshare facilities in the development. However, because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Property could be positioned competitively within the executive conference center category of facilities. Detailed plans for the development of the Property do not exist at this time. Therefore, an accurate cost to develop the facility, as well as a timetable, is not possible. A study of the endangered species' habitat and any potential mitigation measures is being conducted as are other environmentally-related issues like traffic impacts. It is anticipated that over $500,000 will be needed by the Company to complete the permitting process and deal with any other environmental concerns. Within 12-18 months from completion of the Acquisition, the Company believes it can obtain governmental approvals to complete the development of the Property.


         The material risks associated with the development of the Mori Point Property are (i) potential loss of the Property for delinquent property taxes which, as of August 31,1998, amount to approximately $157,000 which are on a payment plan and must be paid when due in order to avoid a loss at a tax sale;
(ii) the Tentative Tract Map and Specific Plan for the Property have expired and new entitlements must be processed which is costly and time-consuming; (iii) two endangered species are located on the Property requiring the preparation of an acceptable plan to mitigate disruption of their habitats and there is no assurance that acceptable mitigation plans can be proposed; and (iv) if an acceptable mitigation plan cannot be developed, the Property will have little value to the Company and it will be difficult to sell at any cost.


         The Property is oceanfront property in the town of Pacifica, California, located approximately ten miles from downtown San Francisco and five miles from San Francisco International Airport. The San Francisco Bay Area has enjoyed an economic boom for the last few years and it is on the cutting edge of the emerging knowledge-based economy in the United States. The Bay Area is a favorite destination for both tourists and conventioneers. It is desirable for its scenery, restaurants, mild climate, and varied types of entertainment.


         The following table, based on information contained in the May 1997 appraisal of the Mori Point Property by PKF Consulting, provides a summary of the current primary and second competition of the proposed executive conference center for Mori Point.


Property                                                       Number of Rooms            Amenities
--------                                                       ---------------            ---------
Primary Competition
   Seascape Resort - Aptos                                          164                    A, B, C, D
   Chaminade Conference Center - Santa Cruz                         152                       A, C
   Lighthouse Inn - Pacifica                                        95                      A, B, C
   Half Moon Bay Lodge                                              81
Secondary Competition
   Hyatt Regency                                                    791                    A, B, C, D
   Marriott                                                         684                    A, B, C, D
   Westin                                                           330                    A, B, C, D
TOTAL                                                              2,297
-----
A - Restaurant
B - Meeting Rooms
C - Swimming Pool
D - Exercise Room

         Estimated year-end 1996 occupancy level for the primary competition for a Mori Point hotel/conference center was 67.8%; the secondary competitive market's performance was at a higher occupancy level of 83.3% for the same period.

          THE CYPRESS LAKES PROPERTY. The project has an approved vested tentative map covering 1,330 residential units on 686 acres. Several different land uses have been planned for the project, including an 18-hole championship golf course, lakes, a church, public parks, 23 acres of open space, wetlands, a school, a beach club, a fire station and a day care center. Due to the size of the parcel and the required infrastructure to service it, the Property will most likely be sold. The present vested tentative map will expire April 15, 1999 and must be planned for renewal immediately. The Property is located in the delta area of Contra Costa County and as such is subject to flooding without proper levee protection which is typical of the area. The most likely candidates to purchase the Property are large master-plan builder/developers who are able to generate large front-end capital resources to install the needed infrastructure.

         In the event the Company is unable to find a willing buyer, it will need to continue processing for governmental approval which could require an estimated $400,000 to finalize the engineering in order to submit for a final record map. In the event a purchaser is not found, the next step would be to install preliminary infrastructure to the site, record lots in increments of 100 units for potential sale to more moderately sized builders who could afford to purchase lots in smaller quantities. Once the initial infrastructure is installed, an aggressive sales program would be initiated with homebuilders to coincide with the completion of the initial infrastructure to service the project.

         An additional alternative would be to bring in a joint venture partner who can bring in cash and also act as the master developer. In either case, the Company would attempt to phase out of any actual site work as soon as the economics and sales of land with the project are stabilized.

         The risks associated with the Property, its infrastructure challenges, the size of the project and the high capital requirements all combine to somewhat limit its marketability. The site is subject to

         (1) A 100-year flood zone and must be protected by an earthen levee that will surround the project's perimeter in an effort to reduce potential flood, the costs of which are estimated to be in excess of $9,000,000;


         (2) In 1995, the Company received a property tax default notice from the Contra Costa County Treasurer-Tax Collector. As of August 31, 1998, total taxes, penalties and interest amounts to approximately $199,000. The Company intends to enter into a redemption plan agreement with Contra Costa County that allows for the payment of delinquent taxes, penalties and interest over a five-year period. Under the terms of the agreement, all property taxes must be kept current and all payments made on time. If the Company defaults on the agreement or fails to enter into the agreement by the deadline of June 30, 2000, the Property could become subject to a tax sale.

         (3) The cost of grading, installing utilities, building the levee and golf course require in-depth planning and extensive estimating in order to properly estimate the cost of such a large-scale development.

          (4) Modification of the existing vesting tentative map might expose the project to additional exactions by County government which could possibly negatively impact the financial viability of the project.

         (5) Market conditions, while improving at the present time, might well become less positive over time as the project is built out.

         According to the Ryness Company, a residential market feasibility research company located in California, real estate values are improving in eastern Contra Costa County; however, the project is considered to be a "pioneering" area. Access to it by major transportation corridors is somewhat limited and the area is considered to be somewhat rural. Shopping and schools are located in neighboring Oakley and Brentwood. The project must be well thought out, competitively priced and offer the consumer the ability to upgrade and customize his or her house.

         Also according to Ryness Company, the East Bay metropolitan statistical area has an average annual demand for new housing of some 4,000 units per year. Sales rates remain strong at one sale per project per week to 1.25 sales per project per week. There were some 182 residential projects in the Bay Area in the first quarter of 1998 with net sales averaging 1.29 sales per week.

         THE PALMDALE/JOSHUA RANCH PROPERTY. The project, which contains 739.6 acres and 539 10,000 and 20,000 square foot lots, has received a vested tentative map. Due to the relatively large scale of the project, the Property most likely will be sold in bulk. The most likely candidates to purchase a large master-planned community such as Joshua Ranch are large master-plan builders and developers. It is estimated that $140,000 will be required to complete the engineering, soils and utility planning. It is unlikely that a purchaser can be found until a majority of these funds are expended. If a purchaser is not found, and depending on the market, the Company will need to secure third party financing in order to record the final map and post the necessary bonds. The next step would be to install the initial roads and utilities to service the site and record lots in phases of 100 units for potential sale to more moderate size builders. Again, third party financing will have to be obtained. An aggressive lot sales program would coincide with the completion of the initial improvements.


         Another alternative is to bring in a joint venture partner who can provide equity capital and also act as a master developer of the lots. In either case, the Company will attempt to phase out of any actual site development work as soon as the economics and sales within the project are stabilized. The risks associated with the project, its infrastructure requirements in the initial phases of the development, the project's size and large capital requirements tend to limit the project's marketability. There are no assurances that the Company can secure the necessary financing to start the project.

         The risks associated with the Property include:

         (1) In 1996, the Company entered into an installment Plan of Redemption ("Payment Plan") with the Los Angeles County Tax Collector. The Payment Plan allows for the annual payment of delinquent property taxes, penalties and interest over a period not to exceed five years providing that all payments, including current property taxes, are paid on time. If payments, which amount to approximately $53,000 annually or current year taxes of approximately $20,000, are missed and the agreement falls into default, the Property could become subject to a tax sale by the County.

         (2) The cost of grading, installing utilities and building the main infrastructure, require in-depth planning and extensive estimating in order to properly assess the cost of such a large scale development.

         (3) Market conditions, while improving marginally in the area, might well become less favorable over time as the project is built out.

         As stated in recent articles in the Business and Sunday Real Estate Sections of the LOS ANGELES TIMES, real estate values are showing signs of improving in the area. Access to the site is quite good with schools and major services close by. National believes that the project is in the path of logical development within the City. Major retail shopping is located close by as are all other services.

         National also believes that the current housing market is considered to be of moderate supply and demand. Inventory is reducing and average unit prices are relatively unchanged from the prior one-year period. There are presently 17 projects selling within the submarket area which the Property is located. The project offers an equestrian feature and larger lots than typically found in the market area which should help to ensure a relatively stable annual sales pace.

         THE ESPERANZA PROPERTY. The project, which contains 6.12 acres and is commercially zoned, will most likely be sold to a commercial developer. The Company will initiate a sales program utilizing a local commercial broker. An arrangement for a payment plan for past due property taxes must be made in 2000 to avoid a tax sale.

         The risks associated with the Property include

         (i) approximately $23,000 of property taxes are delinquent and must be brought current or a statutory 5-year payment plan must be arranged with the County of San Bernardino in the year 2000 to avoid loss of the Property for delinquent property taxes; and

         (ii) rents and values for retail properties in the Victorville area are expected to remain soft due to the amount of property zoned for commercial use which is available for development.

         THE STACEY ROSE PROPERTIES. The Property consists of 32 acres of unimproved raw land which is comprised of three separate parcels. The Property is zoned residential and could contain approximately 160 lots. The Property is most likely to be sold to residential builders and developers. It is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels. A payment plan for past due taxes in the amount of approximately $7,500 annually, along with current taxes of approximately $10,000 annually, must be kept current in order to avoid the loss of the Property to a tax sale.

          The risks associated with the Property include

         (i) approximately $30,000 of property taxes are delinquent and must be brought current or a statutory 5-year payment plan must be arranged with the County of San Bernardino in order to avoid loss of the Properties for delinquent property taxes;

         (ii) approximately $50,000 will be needed to finalize a tentative tract map on the parcels;

         (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes which are constructed on the Properties unless a bulk sale of the lots can be made;

         (iv)  the Properties are located in a lower income residential area;

         (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of the lots, thereby delaying market absorption; and

         (vi) home financing may not be available at reasonable costs.

PRIORITY OF PROJECTS AND ESTIMATED TIMETABLE


         If adequate working capital is available from the sale of assets, the Company will bring delinquent property taxes current and begin work on all of the Properties promptly after the Acquisition is completed. In order to obtain additional working capital, the Company believes that funds may also become available from the sale of the Units offered concurrently and exercise of the warrants included in the Units offered in the Acquisition and concurrently. It plans to sell one or more of the Sacramento/Delta Greens, Mori Point, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza or Stacey Rose Properties to raise such working capital. Sale prices for all of these Properties may be below the appraised values. The Company believes these Properties can be sold at prices that would not be acceptable to, nor achieve the objectives of, the respective Programs' Investors if such sales occurred separately within each Program. Efforts to conduct such discounted sales were never undertaken by National because of the Investors' expressed desire to receive as nearly a full return of principal as possible. However, National has investigated, and rejected, the auction process as an alternative since it appears unlikely that such process would yield any significant number of bidders or bidders willing to offer more than the amount of the appraised values for any of the Properties. While discounted prices might not have been attractive to the Programs' Investors, sales at such prices could provide needed cash capital to move the Company forward once these Properties become assets of the Company after the Acquisition.


         Approximately $4,565,000 would be required for the Company to obtain the necessary permits and complete the development activities for all of the Properties, except for construction financing required to actually build a hotel/conference center on the Mori Point Property and construction financing for the Sacramento/Delta Greens Property. Any funds from the sale of assets will be focused on the development of the Yosemite/Ahwahnee Properties as the Company considers the Yosemite/Ahwahnee Properties to have the most potential for short-term cash flows and long-term profits in order to build value for the shareholders. Thus, in an environment with limited working capital, any costs for the development or construction of any of the other Properties would assume lesser priority in order to maximize the potential of the Yosemite/Ahwahnee Properties.


         If enough funds are raised from the sale of assets to fulfill the Yosemite/Ahwahnee Properties' initial requirements (approximately
$3,000,000), the balance of any asset sale proceeds would be applied to the Sacramento/Delta Greens, Mori Point, Cypress Lakes, Palmdale/Joshua Ranch, Stacey Rose, and Esperanza Properties, in that order.


         The Company plans on financing as many of the costs of the Properties as possible from third party lenders or by entering into joint venture development agreements with third parties. There are currently no committed sources of external financing or prospective joint venture partners. However, as stated above, the Company believes that third party lenders will be more willing to provide financing where it can obtain title insurance which was not generally available in the tenancy-in-common ownership structure. To the extent that external sources of financing or joint venture partners are not available on reasonable terms, the Company plans to sell one or more of the Sacramento/Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza, Stacey Rose or Mori Point Properties to raise operating capital.

         The Company proposes to finance development of each of the Properties in the following order of priority and manner:

         YOSEMITE/AHWAHNEE PROPERTIES. Amount needed: $3,000,000. Funds would come first from the proceeds of the sale of other assets. Balance, if any, from third party financing, if available, or from exercise of warrants included in the Units.

         SACRAMENTO/DELTA GREENS. Amount needed: initially $25,000 to complete the permitting and approval process. If a sale cannot be consummated, the Company conducts the construction of the homes, approximately $3,000,000 of capital will be needed to be financed for the permitting, approvals, infrastructure and to build the initial phase of homes. Funds for the permitting process would come first from a joint venture partner, or from sale of another Property, with construction funding to come from a traditional third party construction lender.


         MORI POINT. Amount needed: initially $500,000 to complete the permitting and approval process. Funds to complete the permitting process would come from a joint venture partner in return for a profit participation, or sale of one of the other Properties. Funds for the equity portion would also come from those sources. Construction funds would come from traditional construction lenders, perhaps with the assistance of a joint venture partner.

         CYPRESS LAKES. Amount needed: initially $400,000 to modify the existing vested tentative map in order to be more cost effective in the physical development stages. Funds to complete the modifications to the vested tentative map would come from a joint venture partner or sale of the Sacramento/Delta Greens or Palmdale/Joshua Ranch Properties.

         PALMDALE/JOSHUA RANCH. Amount needed: initially $140,000 in order to complete grading, soils and utility studies in order to analyze and reduce overall development costs. Funds to complete this work noted would come from a joint venture partner or sale of the Sacramento/Delta Greens Property.

         ESPERANZA. Amount needed is unknown to complete preliminary planning for the commercial site. Funds to complete the work noted would come from a joint venture partner or sale of the Sacramento/Delta Greens Property.

         STACEY ROSE. Amount needed: $50,000 in order to obtain a tentative map and complete grading, land planning and cost structure. Funds to complete the work noted would come from a joint venture partner or sale of the Sacramento/Delta Greens Property.

         Cash flow from operations cannot be counted upon to provide funding for the continued development of the Programs Properties. Cash flow from sales of Properties, as well as proceeds from sale of the Units offered concurrently and exercise of warrants, would constitute sources for such financing. Except for operating costs and property tax payments, the Company does not anticipate any other capital or cash commitments. Pending property taxes, if any, will be brought current, including applicable interest, from the proceeds of the sale of other properties. Pursuant to statute, the Company will either enter into or succeed to payment plans which permit back property taxes to be paid over a five year period. To the extent that cash capital is not available to make timely payments under such plans, the Company believes that the Properties can be sold at amounts in excess of property taxes that are due.


         The Company's plans for the development of the Yosemite/Ahwahnee Properties currently targets the Spring of 1999 for the completion of 100 additional recreational vehicle sites and the readiness of the initial timeshare vacation villa units at the recreational vehicle sites for sale. Thereafter, additional recreational vehicle sites and vacation villa timeshare units will be built from cash flow. If funds are available either from external sources or the sale of other properties, the Company estimates that the Sacramento/Delta Greens Property will involve approximately three years to complete the permitting process, construction and sell out to homebuyers or other builders in the area. The Mori Point permitting process will require up to two years. Assuming necessary permits to develop a hotel/conference center are obtained, a sale of the Property or its development with a joint venture partner will be solicited. THERE IS NO ASSURANCE THAT THE ABOVE ESTIMATED TIMETABLES FOR ANY OF THE PROPERTIES CAN BE MET.


TYPES OF BORROWING REQUIRED

         The Company anticipates that it will seek infrastructure financing and construction financing. Infrastructure financing is designed to provide borrowed funds to construct roads, install utilities and other things necessary for a Property to function in the manner anticipated. For example, a residential development requires the installation of roads, sidewalks, sewer lines, water lines, and power lines for it to be able to function as a community. The principal risks involved in infrastructure financing involve the cost (usually higher for infrastructure loans than construction or permanent financing loans) and the risk that there will be no replacement financing in the form of construction or permanent loans available when the loan is due resulting in a default and a potential loss of the property.

         Construction loans involve the financing necessary to actually build a proposed project once the infrastructure is in place. As with infrastructure financing, it is secured by the real estate meaning the failure to generate sales or operating cash flow sufficient to pay the loans will result in a default and a potential loss of the land which has been provided as collateral. While less risky than infrastructure loans, construction loans usually bear a higher interest rate than permanent loans do. See "-- Impact of Interest Rates on the Company."

IMPACT OF INTEREST RATES ON THE COMPANY

         The Company intends to use traditional construction loan financing if it pursues the buildout of the lots and homes on its Sacramento/Delta Greens Property, as well as for the construction of the traditional and vacation villa timeshare units beyond the initial models. If interest rates rise during the construction of and prior to the sell out of the completed homes, then the prices of the homes would have to be increased or the Company would have to absorb the increased cost and associated decrease in profits. If prices are increased, some buyers may be priced out of the market, in which case the Properties would have less potential buyers and could suffer from a decline in volume of homes sold. In addition, the sale of homes is dependent on adequate and competitive buyer financing. Higher interest rates for potential homebuyers will result in a decrease in the velocity of homes sold. The
Company may also consider some infrastructure financing, for roads and utilities, for the Sacramento/Delta Greens Property. If that occurs, then higher interest rates will negatively affect the profitability of the Property. A falling interest rate environment will have the opposite effect on these two Properties.


         The Company intends to use its working capital to perform the planning, engineering and other approval work for the Mori Point Property. It also intends to use working capital and internally generated funds to finalize the construction of an additional 100 recreational vehicle sites and vacation villa timeshares, as well as the costs for the traditional timeshare approvals and initial model construction on the Yosemite/Ahwahnee Properties. In these cases, a rising or falling interest rate environment will have little or no direct affect on those Properties. If the Company decides later to use a construction loan to build the initial timeshare models, then a change in interest rates will have the same affect as stated above relative to the construction of the Sacramento/Delta Greens Property.

INSURANCE

         Management of the Company believes that each of the Properties is adequately insured for title, property and casualty matters.

EMPLOYEES

         It is anticipated that the Company's initial employees will consist of approximately 15 individuals located at the home office in Newport Beach, California, who will handle the responsibilities of management, accounting and administration of the subsidiaries through AFC. There will initially be approximately 35 additional full- and part-time employees at the Yosemite/Ahwahnee Property who will handle the operation and maintenance of the project and carry forward with the development and entitlement activities. Marketing and consulting services for the recreational vehicle membership sales and resort operations are contracted through Western Horizons, a Colorado-based recreational vehicle park management and marketing company. None of the employees will be subject to collective bargaining agreements.

LEGAL PROCEEDINGS

         Neither the Company nor the Properties is the subject of any material legal proceeding.

               POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the shareholders.

INVESTMENT POLICIES

         INVESTMENTS IN REAL ESTATE. Initially, the Company will invest in the Properties it receives in the Acquisition. This is a portfolio of properties in various stages of development. As the business plans for the various Properties described herein are either completed or matured, the Company will seek to acquire and develop or manage, as appropriate, properties which are compatible with its existing properties. Such properties may include resort properties (in the development phase or completed), residential properties (in the development phase), or such other types of properties as the Board of Directors may from time to time in its sole discretion deem to be appropriate investments for the Company. The Company expects that most of its initial investments will be located in the State of California, although there is no requirement that such be the case. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.

         The Company has no policy with regard to whether it will acquire assets primarily for possible capital gain or primarily for income. It will acquire the Properties in the Acquisition and properties in the future in the manner deemed by the Board of Directors to be in the best interests of the Company and its shareholders in making profits. The Company has no specific policy as to the percentage of assets which will be concentrated in any specific property; however, the Board of Directors will use its best efforts to diversify the Company's investment portfolio as much as possible.

         INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest in mortgages, but may do so. The mortgages which the Company may purchase may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

         SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Company may also invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, the Company has no present plans to make any such investment in securities. In any event, the Company does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

         JOINT VENTURES. The Company may enter into joint ventures or partnerships or other participations with real estate developers, builders, owners and others for the purpose of obtaining or retaining equity interests in a particular property.

         OFFERING SECURITIES IN EXCHANGE FOR PROPERTY. The Company may offer its securities in exchange for a property in which it wishes to invest.

         REPURCHASING ITS OWN SHARES. The Company may purchase or repurchase Shares from any person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

         ISSUANCE OF ADDITIONAL SECURITIES. The Board of Directors may, in its discretion, issue additional equity securities from time to time to increase its available capital. Such issuance will result in a dilution of the interests of the then-existing Shareholders.

FINANCING POLICIES

         ISSUANCE OF SENIOR SECURITIES. The Company may, at any time, issue securities senior to the Shares, upon such terms and conditions as may be determined by the Board of Directors.

         BORROWING POLICY. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and, in connection therewith, execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into shares or other equity interests or be issued together with warrants to acquire shares or other equity interests. The Charter Documents impose no limit upon the Company's debt. The Board has not established any maximum debt limit for the Company, although it intends to act prudently in borrowing funds for Company operations.

         LENDING POLICIES. The Company may, at any time, make mortgage loans secured by properties of the type in which the Company may invest, subject to restrictions on related party transactions contained in the Delaware General Corporation Law.

 MISCELLANEOUS POLICIES

         REPORTS TO SHAREHOLDERS. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports. The Company currently intends to provide annual and quarterly reports to its Shareholders.

         COMPANY CONTROL. The Board of Directors has exclusive control over the Company's business and affairs subject only to restrictions in the Charter Documents and the Delaware General Corporation Law. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs.

WORKING CAPITAL RESERVES

         The Company will attempt to maintain working capital reserves (and when not sufficient, access to borrowing) in amounts that the Board of Directors determines to be adequate to meet the normal contingencies in connection with the operation of the Company's business and investments.

                             CAPITALIZATION

         The following table sets forth the capitalization of the Company as of August 31, 1998 after giving effect to the completion of the Acquisition.


                                                             JUNE 30, 1998
                                                      ---------------------------
                                                               Pro Forma
                                                              Acquisition
DEBT:

     Capital lease obligations.......................     $           313,083
                                                          -------------------
         Total debt..................................                 313,083

STOCKHOLDERS' EQUITY:
     Common Stock(1).................................                   1,727
     Additional paid-in capital(1)...................              26,212,692
     Accumulated deficit(2)..........................                       -
                                                          -------------------
         Total stockholders' equity..................              26,214,419
                                                          -------------------
     Total capitalization............................     $        26,527,502
                                                          -------------------
                                                          -------------------

------------------------
(1) Gives pro forma effect to the Acquisition and the conversion of investor interests into common stock ownership in the Company.

                                     DILUTION

         Assuming completion of the Acquisition, the following table sets forth on a pro forma basis as of June 30, 1998, with respect to the founders, consultants and existing Program Investors, a comparison of the number and percentage of Shares purchased and cash or other consideration paid and the average price per share.

                                                                        Acquisition

                                  ----------------------------------------------------------------------------------------
                                                                                                                 Average
                                                                                                                Price per
                                            Shares Purchased                   Total Consideration                Share
                                            ----------------                   -------------------                -----
                                         Number        Percent                 Number         Percent
                                         ------        -------                 ------         -------
Founders and Consultants                      323,296    19%               $             3,233     0%             $       0.01
Program Investors                           1,403,321    81                         27,680,906   100                     19.73
                                    -----------------   ---                -------------------   ---              ------------
         Total                              1,726,617   100%               $        27,684,139   100%             $      16.03
                                    -----------------   ---                -------------------   ---              ------------
                                    -----------------   ---                -------------------   ---              ------------

                      SELECTED FINANCIAL INFORMATION

         The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

                                          Company Pro Forma                   The Acquisition Historical
                                ----------------------------------   --------------------------------------------
                                Six Months          Year Ended
                                Ended June 30,      December 31,     Years Ended
                                1998                1997                           December 31
                                ---------------     ---------------  --------------------------------------------
                                The Acquisition     The Acquisition       1997             1996          1995
                                ---------------     ---------------  --------------   -------------  -------------
Revenues                           $   324,654      $  5,193,012      $ 5,193,012      $ 6,213,299   $  6,333,143
Cost of sales                          121,187         4,081,530        4,081,530        5,224,186      5,346,735
                                ---------------     ---------------  --------------   -------------  -------------
Gross profit                           203,467         1,111,482        1,111,482          989,113        986,408
Expenses:
   Selling, general and
     administrative                  2,413,683         5,676,067        4,357,059        4,029,618      2,486,099
   Land write-down                     255,000         1,299,651        1,299,651          845,000     16,167,424
   Management fees                           -                 0          949,003          949,003        949,003
                                ---------------     ---------------  --------------   -------------  -------------
   Total expenses                  $ 2,668,683       $ 6,975,091      $ 6,605,713      $ 5,823,621   $ 19,602,526

Net interest income
  (expense)                             (1,117)           31,345           31,345           73,205      1,222,008
                                ---------------     ---------------  --------------   -------------  -------------
Gain on sale of
  property                           1,871,279                 -                -                -              -
Net loss                           $  (595,054)      $(5,832,886)     $(5,462,886)     $(4,761,303) $ (17,394,110)
                                ---------------     ---------------  --------------   -------------  -------------
                                ---------------     ---------------  --------------   -------------  -------------
Net loss per share                       (0.34)            (3.38)             N/A              N/A            N/A
                                ---------------     ---------------
                                ---------------     ---------------
Average number of
  shares outstanding                 1,726,617        [1,726,617]             N/A              N/A            N/A
                                ---------------     ---------------
                                ---------------     ---------------
Balance Sheet Data:
   Cash and cash
    equivalents                      2,809,752               N/A          540,909        1,065,715            N/A
   Total real estate                27,601,000               N/A       27,427,617       28,444,055            N/A
   Total assets                     32,059,053               N/A       32,065,559       34,561,602            N/A
   Total debt                          313,083               N/A          324,920          424,767            N/A
   Total liabilities                 5,844,634               N/A        6,938,267        4,782,370            N/A
   Stockholders'/
     owners' equity                 26,214,419               N/A       25,127,292       29,779,232            N/A

Other Data:
   Cash used in
    operating  activities           (2,525,042)              N/A       (2,015,894)      (1,658,879)       (68,615)
   Cash provided by
    (used in)
    investing
    activities                       6,988,374               N/A         (163,264)        (186,211)      (436,545)
   Cash provided by
    (used in)
    financing
    activities                      (2,067,345)              N/A        1,523,975        1,168,817        674,403

[NOTE THAT THE AVERAGE NUMBER OF SHARES OUTSTANDING WILL CHANGE AS WE RECALCULATE EXCHANGE VALUES UNTIL WE GO EFFECTIVE. THAT'S WHY THEY ARE BRACKETED.]

                           [TO BE UPDATED]

                                       The Acquisition Historical
                          -----------------------------------------------------------
                               Six Months
                               Ended June 30,    Years Ended
                                  1998                                December 31
                          --------------------   -------------------------------------------------
                                  1998                1997             1996              1995
                          -------------------    ---------------  ---------------   ---------------
INVESTMENT PROGRAM
DATA

OCEANSIDE
---------
Cash and cash
 equivalents              $        17,037        $       145,072  $       660,207   $           N/A
Real estate                     3,525,539              3,322,329        3,219,920               N/A
Total assets                    4,335,472              5,443,408        7,938,216               N/A
Total debt                              -                      -            3,910               N/A
Total liabilities                 778,149              1,271,694        1,207,402               N/A
Total owners' equity            3,557,323              4,171,714        6,730,814               N/A
Revenues                                -              4,290,850        5,490,180         5,920,600
Gross margin                            -                461,868          515,020           624,859
Net Loss (Income)             (2,385,609)              1,857,850          548,675           367,219

YOSEMITE/AHWAHNEE
-----------------
Cash and cash
 equivalents              $     2.751,587        $             -  $       101,551   $           N/A
Real estate                     5,423,254             10,137,074       10,404,135               N/A
Total assets                   10,151,876             11,704,727       11,499,429               N/A
Total debt                        313,083                340,563          420,857               N/A
Total liabilities               3,538,760              3,495,010        2,141,259               N/A
Total owners' equity            6,613,116              8,209,717        9,358,130               N/A
Revenues                          324,654                902,162          723,119           412,543
Gross margin                      203,467                649,614          474,093           361,549
Net Loss                        1,877,901              2,059,368        2,078,604           915,537

                                       The Acquisition Historical
                          -----------------------------------------------------------
                                Six Months
                               Ended June 30,    Years Ended
                                  1998                                December 31
                          --------------------   -------------------------------------------------
                                  1998                1997             1996              1995
                          --------------------   ---------------  ---------------   ---------------
INVESTMENT PROGRAM
DATA

MORI POINT
----------
Cash and cash
 equivalents                $       5,176       $         7,204   $        39,032  $           N/A
Real estate                     4,100,000             4,100,000         4,100,000              N/A
Total assets                    4,361,140             4,339,911         4,139,032              N/A
Total debt                              -                     -                 -              N/A
Total liabilities                 848,104               868,964           807,514              N/A
Total owners' equity            3,513,036             3,490,947         3,331,518              N/A
Revenues                                -                     -                 -                -
Gross margin                            -                     -                 -                -
Net Loss                          123,848               279,448           189,125          146,867


SACRAMENTO/
-----------
DELTA GREENS
------------
Cash and cash
 equivalents                        7,886       $         4,099   $        62,583  $           N/A
Real estate                     1,745,000             2,000,000         2,230,000              N/A
Total assets                    1,871,316             2,108,627         2,292,583              N/A
Total debt                              -                     -                 -              N/A
Total liabilities                 300,830               322,271           259,066              N/A
Total owners' equity            1,570,486             1,786,356         2,033,517              N/A
Revenues                                -                     -                 -                -
Gross margin                            -                     -                 -                -
Net Loss                          315,545               394,796         1,062,684          131,590

                                       The Acquisition Historical
                          -----------------------------------------------------------
                               Six Months
                               Ended June 30,    Years Ended
                                  1998                                December 31
                          --------------------   -------------------------------------------------
                                  1998                1997             1996              1995
                          --------------------   ---------------  ---------------   ---------------
Investment
Program  Data

CYPRESS LAKES
-------------
Cash and cash
 equivalents              $        20,542       $       148,068   $        75,373  $           N/A
Real estate                     5,200,000             5,200,000         5,200,000              N/A
Total assets                    5,395,878             5,348,068         5,275,373              N/A
Total debt                              -                     -                 -              N/A
Total liabilities                 370,950               180,193           107,977              N/A
Total owners' equity            5,024,928             5,167,875         5,167,396              N/A
Revenues                                -                     -                 -                -
Gross margin                            -                     -                 -                -
Net Loss                          234,378               392,353           254,791       14,484,305

PALMDALE/
---------
JOSHUA RANCH
------------
Cash and cash
 equivalents              $           199       $        98,898   $       119,922  $           N/A
Real estate                     2,700,000             2,700,000         2,700,000              N/A
Total assets                    2,832,572             2,798,898         2,819,922              N/A
Total debt                              -                     -                 -              N/A
Total liabilities                 210,690               152,843           142,898              N/A
Total owners' equity            2,621,882             2,646,055         2,677,024              N/A
Revenues                                -                     -                 -                -
Gross margin                            -                     -                 -                -
Net Loss                          232,302               455,476           615,688        1,211,310

                                       The Acquisition Historical
                          -----------------------------------------------------------
                                Six Months
                               Ended June 30,    Years Ended
                                  1998                                December 31
                          --------------------   -------------------------------------------------
                                  1998                1997             1996              1995
                          --------------------   ---------------  ---------------   ---------------

INVESTMENT
PROGRAM  DATA

STACEY ROSE
-----------
Cash and cash
 equivalents               $         339        $          -     $          -      $        N/A
Real estate                      320,000             320,000          320,000               N/A
Total assets                     347,339             320,000          320,000               N/A
Total debt                             -                   -                -               N/A
Total liabilities                100,777              68,978           55,775               N/A
Total owners' equity             246,562             251,022          264,225               N/A
Revenues                               -                   -                -                 -
Gross margin                           -                   -                -                 -
Net Loss                           6,410              13,203           12,445            76,571

ESPERANZA
---------
Cash and cash
 equivalents               $       3,753        $      7,191     $      7,047      $        N/A
Real estate                      270,000             270,000          270,000               N/A
Total assets                     298,253             277,191          277,047               N/A
Total debt                             -                   -                -               N/A
Total liabilities                 81,897              55,481           44,944               N/A
Total owners' equity             216,356             221,710          232,103               N/A
Revenues                               -                   -                -                 -
Gross margin                           -                   -                -                 -
Net Loss                           5,354              10,393            9,859            65,678

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


         The following discussion should be read in conjunction with the "Selected Financial Information" as well as the financial statements listed in the index on page F-1. If approved by the Investors in the seven former "Trudy Pat" programs and three non-"Trudy Pat" programs, as discussed below, they will be acquired by the Company. Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties that could cause results to differ materially.


RESULTS OF OPERATIONS - THE SACRAMENTO/DELTA GREENS PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $69,059 at June 30, 1997 to $35,610 at June 30, 1998, a decrease of $33,449. The operating expenses primarily consist of property taxes and consulting expenses. Property tax expense remained consistent for both periods, while consulting expenses decreased as a result of a decrease in the feasibility studies performed on the property during the first quarter of 1998 compared to the same period in 1997. Management fees were consistent for both periods at $25,000 per period. These fees were for the management and administration of the property.

         The appraised value of the Sacramento/Delta Greens property decreased from $2,230,000 at December 31, 1996 to $2,000,000 at June 30, 1997
due to a decrease in the median price of the homes in this community during 1996 and due to the decrease in the number of homes zoned for this property. This decrease was reflected in the statement of operations as a property write down loss.

         During 1998, there was a further writedown of the Sacramento/Delta Greens property from $2,000,000 at December 31, 1997 to $1,750,000 at June 30, 1998. The decrease was attributable to a further decrease in the number of homes zoned for this property. This decrease was reflected in the statement of operations as a property writedown loss.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         No development activity occurred during the periods on this property. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $169,649 for the year ended December 31, 1996 to $115,620 at December 31, 1997, a decrease of $54,029. The difference is a result of the employment of consultants during 1997 to perform studies related to the proposed development of the property. Management fees were consistent for both years at $50,000 per year.

         Due to a decrease of approximately 35% in the median prices of homes in the communities surrounding Sacramento/Delta Greens during 1996 and a decrease in the number of homes zoned for this property during 1997, impairment losses of $845,000 and $230,000 were recorded on the property's financial statements during the periods presented. Originally, 596 homes were zoned for this property, while 534 homes are currently zoned for this property.

RESULTS OF OPERATIONS - THE OCEANSIDE PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

         For the six months ended June 30, 1998, net income amounted to $2,385,609 compared to a net loss of $659,911 for the six months ended June 30, 1997. Some of the increase in net income is primarily due to the following factors: a realization of the gain on the sale of real estate of $2,730,563 in 1998; a decrease in the gross profit of $368,036, a decrease in selling, general and administrative expenses of $346,516 and a decrease in real estate inventory writedown of $360,172.


         The gain on sale of real estate of $2,730,563 is a result of the sale of the Symphony lots made during the second quarter of 1998.

         The decrease in gross profit by $368,036 is due to the fact that there were no home sales made during 1998, compared to the sale of 17 homes during the first quarter of 1997.

         Selling, general and administrative expenses decreased by $346,516 due to a decrease in the accounting, legal and consulting fees as a result of the decrease of the homes sold during 1998.

         As a result of the sales of homes on the Encore project, capitalized construction costs incurred on these homes in excess of the consideration received were written off during 1997.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         For the year ended December 31, 1997, the net loss amounted to $1,857,850 compared to a net loss of $548,675 for the year ended December 31, 1996. The change of results are primarily from the following factors: a decrease in revenue of $1,199,330, which has been offset by a decrease in cost of sales of $1,146,678, an increase in selling, general and administrative expenses of $171,725 and a writedown in the real estate inventory of $1,069,651.

         Revenues decreased in 1997 by $1,199,330 or 22% as compared to 1996. The decrease was caused by 11 less homes being sold in 1997 as compared to 1996, which has been partially offset by an increase in the average selling price of each home of approximately five percent. This increase in average price is principally due to the recovery in the California real estate market in 1997. In addition, the company sold the remaining two undeveloped phases of the Encore project during 1997.

         Cost of sales decreased in 1997 by $1,146,678 or 23% as compared to 1996 primarily due to the decrease in the number of houses sold discussed above.

         Selling, general and administrative expenses increased $171,725 (20%) due to an increase in the sales incentives provided on houses sold during 1997 as compared to 1996. Some of the increase is also due to increases in salaries and wages and consulting fees paid to employees and consultants in 1997 compared to 1996.

         Based on the net proceeds received from the sale of the remaining inventory lots during 1997, the Program wrotedown its real estate inventory to its estimated fair value resulting in a $1,069,651 charge against income during the year ended December 31, 1997.

RESULTS OF OPERATIONS - THE YOSEMITE/AHWAHNEE PROGRAMS

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

         For the six months ended June 30, 1998 the net loss amounted to $1,877,901 compared to a net loss of $1,129,395 for the six months ended June 30, 1997. The change of results are primarily from the following factors: a decrease in revenues of $121,625, a decrease in selling, general and administrative expenses of $269,423 and the realization of the loss on sale of real estate of $735,034 during 1998.

         The decrease in revenues of $121,625 (27%) is due to the decline in golf course activity during the first six months in 1998, compared to the same period in 1997.

         Selling, general and administrative expenses decreased by $269,423 (20%) as a result of the decrease in the golf course activity during the first six months of 1998, compared to the same period in 1997.

         As a result of the sale of the golf course and estate lots during 1998, a $859,284 loss was realized during the six months ended June 30,1998.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         For the year ended December 31, 1997, the net loss amounted to $2,059,368, compared to a net loss of $2,078,604 for the year ended December 31, 1996. The change of results is primarily from the following factors: an increase in revenues of $179,043 which has been offset by an increase in selling, general and administrative expenses of $136,466 and an increase in interest expense of $19,819.

         The increase in revenues of $179,043 (25%) was primarily due to the operation of the golf course for the entire period of 1997, while it was closed for refurbishing for a portion of the year ended December 31, 1996, as well as an increase of $85,615 of recreational vehicle memberships during 1997.

         The increase in selling, general and administrative expenses of $136,466 (6%) is a result of the increased operations of the golf course and the increased recreational vehicle membership sales effort during 1997 as compared to 1996.

RESULTS OF OPERATIONS - THE MORI POINT PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent at June 30,1 998, compared to June 30, 1997. The operating expenses consist of property taxes and consulting expenses. Management fees were consistent for both periods at $50,000. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $190,348 for the year ended December 31,1996 to $281,034 at December 31, 1997, an increase of $90,686. The operating expenses primarily consist of property taxes and consulting fees related to feasibility studies performed on the property. Property tax expense increased by $26,405 due to an increase in the assessed property value, while consulting fees significantly increased as the Program explored various development and entitlement options for the property. Management fees were consistent for both years at $100,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE CYPRESS LAKES PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $140,454 at June 30,1997 to $165,596 at June 30, 1998, an increase of $25,142. The operating expenses primarily consist of property taxes and consulting expenses. Property tax expense remained consistent for both periods, while consulting expenses increased as a result of an increase in the work performed on feasibility studies during the first quarter of 1998 compared to the same period in 1997. Management fees were consistent for both periods at $70,000 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $120,114 at December 31,1996 to $254,272 at December 31, 1997, an increase of $134,158. The operating expenses primarily consist of property taxes, legal and development expenses. Property taxes remained consistent for both periods. Legal expenses increased by $75,331 and development expenses increased by $59,150. These legal and development expenses mainly relate to land planning, feasibility studies, permits and environmental consulting issues related to the property. Management fees were consistent for both year ends at $140,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE PALMDALE/JOSHUA RANCH PROGRAM

COMPARISON OF PERIOD ENDED JUNE, 1998 TO 1997

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $144,883 at June 30,1997 to $157,376 at June 30, 1998, an increase of $12,493. The operating expenses primarily consist of property taxes and consulting expenses. The increase in operating expenses were primarily attributable to an increase in consulting expenses as a result of feasibility studies performed on the property relating to the potential development of the property. Property taxes remained consistent for both periods. Management fees were also consistent for both periods at $75,000 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $469,910 at December 31,1996 to $306,484 at December 31, 1997, a decrease of $163,426.
The operating expenses primarily consist of property taxes, legal and development and consulting expenses. Property taxes remained consistent for both periods. Legal expenses increased by $86,111 and development and consulting expenses decreased by $241,552. These legal and development expenses mainly relate to land planning, feasibility studies, permits and environmental consulting issues related to the property. Management fees were consistent for both year ends at $150,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE ESPERANZA PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent at June 30,1998 compared to June 30, 1997. The operating expenses consist of property taxes. Management fees were consistent for both periods at $2,500 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent for both years ending December 31,1997 and December 31, 1996. The operating expenses consist of property taxes. Management fees were consistent for both year ends at $5,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE STACEY ROSE PROGRAMS

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent at June 30,1998 compared to June 30, 1997. The operating expenses consist of property taxes. Management fees were consistent for both periods at $2,002 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

         No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent for both years ending December 31,1997 and December 31, 1996. The operating expenses consist of property taxes. Management fees were consistent for both year ends at $4,003 per year. These fees were for the management and administration of the property.

LIQUIDITY AND CAPITAL RESOURCES

         Upon completion of the Acquisition on a pro forma basis as of June 30, 1998, the Company will have approximately $2,800,000 of unrestricted cash available to operate the Company and develop its owned real estate. The Company is also attempting to raise additional funds by offering units for sale in conjunction with the Acquisition, which if fully subscribed would result in net proceeds of approximately $[2,200,000].

         In addition to the methods discussed above, the Company anticipates creating additional liquidity through the following methods on an as needed basis:

         (a) Obtain additional mortgage debt against the Properties: At June 30, 1998, the Company had approximately $313,000 of debt and approximately $1,009,000 of delinquent property taxes levied against its real estate, some of which is being paid pursuant to statutorily permitted 5-year payment plans. Based on its lack of significant leverage, the Company believes that some liquidity can be generated through additional borrowings, if necessary. The Company believes that mortgage debt will be available to it, when it was not available to National on behalf of the Programs, because of the elimination of the tenancy-in-common ownership structure. This will make available lenders' policies of title insurance which are not available under the current structure.

         (b) Obtain additional funding by selling off additional Properties:
The Company believes some of the Properties, or portions thereof, can be sold to generate sufficient liquidity to develop the remaining Properties. In conjunction with this strategy, the Company has made various property sales during 1997 and 1998. In October 1997, the remaining 23 lots of the Encore property, a development within the Oceanside Program, were sold for net proceeds of $593,115. In addition to this sale, during June 1998, the 111 lots of the Symphony property, a second development within the Oceanside Program, were sold for net proceeds of $6,576,859. In February 1998, the Ahwahnee Program sold 13 single-family development lots for a sales price of $307,500. The Company believes that the sale of the Sacramento/Delta Greens or Mori Point Properties would be possible in bulk at prices discounted from the March 1998 appraisal values but for more than the property taxes due.

         (c) Reduce development capital needs through joint venture arrangements: The Company believes that, due to the elimination of the tenancy-in-common ownership structure which was cumbersome for potential partners, it will be able to enter into joint venture arrangements to develop and operate one or more of its current properties.

         (d) Conserve development capital by slowing down the currently planned development process: If the Company is unable to raise sufficient development funds utilizing the methods discussed above, the pace of property development can be slowed until necessary internal or external funding is generated.

         Listed below is a summary, by project, of the estimated time period to develop each project as well as the projected external financing needed to complete development:

YOSEMITE/AHWAHNEE

         The Company plans to continue to develop the recreational vehicle park, continue to operate the golf course, build a new public overnight stay park, construct timeshare units and market these products and services. The Company estimates that this will require approximately $3,000,000 of funding. The source of the funds is intended to be the proceeds from the sale of the golf course and the estate lots which were sold in June 1998 to the Oceanside Program for proceeds of $3,550,000. If additional financing is required, the proceeds of the unit offering, third party financing or sale of the Sacramento/Delta Greens, Palmdale/Joshua Ranch or Mori Point Properties should be sufficient.


OCEANSIDE

         The Company would continue to hold the Yosemite/Ahwahnee golf course and surrounding land for lease and potential ultimate sale back to the Yosemite/Ahwahnee Program.

MORI POINT

         The Company anticipates developing a state of the art business conference center located near San Francisco, California. The Company anticipates that approximately $500,000 and 1.5 years is needed to complete the entitlement and mapping process.

SACRAMENTO/DELTA GREENS

         The Company anticipates finishing the permitting process and obtaining the city and other governmental approvals of the project's tentative map and design. Approximately $175,000 of capital is needed to complete the engineering, environmental and other wetlands activities to finalize the tentative tract map process.

CYPRESS LAKES

         The Company will proceed with providing the due diligence documentation required by the current potential buyer. The Company will then either consummate the transaction or if the deal is not approved, then approximately $400,000 of capital will be needed for the management, engineering and legal expenses to redesign the project to minimize infrastructure costs and to renew the tentative map.

PALMDALE/JOSHUA RANCH

         The Company will most likely pursue a bulk sale at an adequate price. Approximately $140,000 of capital is required in order to proceed with finalizing the grading, soils and underground studies.

ESPERANZA

         The Company will most likely pursue a bulk sale that is reasonable under the current economic conditions, preferably before delinquent property taxes become due in 2000.

STACEY ROSE

         The Company will most likely pursue the approval of a tentative tract map from the City of Victorville. It is estimated that the cost will exceed $50,000 and will require about nine months.

LIQUIDITY SUMMARY

         The Company expects to meet its short- and long-term liquidity requirements through the methods described above in addition to cash generated from the operations of the resort properties once these properties are operational. The Company believes that the liquidity sources described above will be adequate to satisfy the cash requirements of the Company for the 12 months following the completion of the Acquisition.

HISTORICAL CASH FLOWS

THE OCEANSIDE PROGRAM

         The Oceanside Program continued its development and sale of houses on the Encore site during 1997 and decided to sell the remaining 23 undeveloped lots on its Encore site at the end of 1997. This sale caused a decrease in the number of houses sold by the Program from 30 in 1996 to 19 in 1997 and was the significant factor causing the decrease in cash flows from operations of $1,002,238 in 1996 to $297,288 in 1997. The Program continued limited development of the Symphony site during 1996 and 1997 and repaid the line of credit utilized to build houses on the Encore site during 1997.

         As there were no homes sold in 1998, while 17 homes were sold in the first six months of 1997, cash flows from operations decreased from $784,227 for the six months ended June 30, 1997 to $8,513 for the six months ended June 30, 1998. The Program sold the Symphony lots during 1998, which generated $6,671,836 in cash inflows. With the proceeds of the sale, the Program purchased the Ahwahnee golf course and estate lots for $3,552,314 and distributed $3,000,000 back to the investors.

THE YOSEMITE/AHWAHNEE PROGRAM

         The Yosemite/Ahwahnee Programs experienced significant cash outflows from operations during 1996 and 1997 due to the property of the Programs being in a very early stage of development. As the property continues to progress toward being fully developed, the amount of operational cash outflows should decrease as a larger customer base will utilize current and future resort amenities. These operational outflows, as well as the minimal expenditures made by the Programs to expand the recreational vehicle park of the property, were funded by contributions from current investors of the Programs.

         The significant increase in the cash balance at June 30, 1998 is primarily attributable to the sale of the golf course and some of the outlots in 1998. The proceeds from the sale of the golf course and outlots amounted to $3,868,852.

THE MORI POINT, SACRAMENTO/DELTA GREENS, CYPRESS LAKES, PALMDALE/JOSHUA RANCH, ESPERANZA AND STACEY ROSE PROGRAMS

         The Mori Point, Sacramento/Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose Programs continued to explore opportunities for development of their real estate assets during 1996, 1997 and 1998. The expenditures made to investigate various development opportunities were paid for by contributions from current investors of each Program.

 NEW ACCOUNTING PRONOUNCEMENTS

         Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 will not have a material effect on the financial position or results of operations of the Company

         Statements of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) issued by the FASB is effective for financial statement beginning after December 15, 1997 (although the FASB is encouraging earlier application). The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The adoption of SFAS No. 131 will not have a material effect on the financial position or results of operations of the Company.

         Statements of Financial Accounting Standards No. 132 "Employees' Disclosures about Pensions and Other Postretirement Benefits" issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is encouraged. The new standard standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable. The adoption of SFAS No. 132 will not have a material effect on the financial position or results of operations of the Company.

                   MANAGEMENT FOLLOWING THE ACQUISITION

         The Company will operate under the direction of the Board, the members of which are accountable to the Company and its shareholders as fiduciaries. The Board will be responsible for the management and control of the affairs of the Company; however, the executive officers of the Company and its subsidiaries will manage the Company's and its subsidiaries' day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision.

The Company currently has six directors; it must have at least one and may have no more than nine directors. As a matter of policy, the Company will maintain at least two Independent Directors on the Board; that is, persons who are not employed by or otherwise affiliated with the Company prior to becoming directors. The Board will then be divided into three classes serving staggered three year terms. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."

         Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director will be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Company's Charter Documents.

         The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the executive officers of the Company. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable. Initially, the Company will pay Independent Directors a retainer fee of $20,000 per year, plus $1,000 per meeting attended, plus 2,500 options to purchase shares, plus out-of-pocket expenses in attending meetings. The Company will not pay any director compensation to the officers of the Company who also serve as directors.

         The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors will establish further policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are in the best interest of the shareholders and are fulfilled. Until modified by the directors, the Company will follow the policies on investments and borrowings set forth in this Prospectus.

         The Company believes that its management has the requisite real estate experience to fulfill the Company's business plan. While none of the officers have extensive experience in the development, marketing and management of timeshares, Messrs. Lasker and Orth have developed familiarity with the operating aspects by participating in the management of the Yosemite/Ahwahnee Properties. To the extent a property needs skills not possessed by management, or cannot be efficiently provided by management, consultants will be hired to provide those skills and services.

 EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:


                                                                         Director Term
Name                         Age      Position                               Expires
----                         ---      --------                           --------------
David G. Lasker              52       Co-Chairman of the                     2000(1)
                                      Board, President and
                                      Chief Financial
                                      Officer

James N. Orth                51       Co-Chairman of the                     2000(1)
                                      Board, Chief
                                      Executive Officer and
                                      Secretary

L.C. "Bob" Albertson, Jr.    54       Executive Vice                         1999(1)
                                      President of the
                                      Company and President
                                      and Chief Executive
                                      Officer of American
                                      Family Communities,
                                      Inc., Director

Charles F. Hanson            61       Director                               1999(1)

Dudley Muth                  58       Director                               2001(2)

James G. LeSieur, III        57       Director                               2001(2)


     (1) Elected in 1997.
     (2) Elected in 1998.

         The following is a biographical summary of the experience of the directors and executive officers of the Company.

         DAVID G. LASKER - Co-Chairman of the Board, President and Chief Financial Officer of the Company. Mr. Lasker has served as Chairman and President of National Investors Financial, Inc. since 1986. Prior to that, he served as Chairman and Vice chairman of the Board of Directors of American Merchant Bank, a commercial bank headquartered in Orange County, California, from 1985 to 1986. His experience includes all phases of negotiating, underwriting, closing and servicing of residential and commercial loans. Since the Ownership Date, Mr. Lasker has overseen the development and construction of the Oceanside Property. He has served as project manager of the Mori Point Property. He and Mr. Orth have supervised the predevelopment activities of the Sacramento/Delta Greens Property and they have shared the responsibility for the management and ultimate development of a business plan for the Yosemite/Ahwahnee Properties. He and Mr. Orth are responsible for overall management of the Company. Mr. Lasker holds a Bachelor of Science degree from Purdue University and an M.B.A. from the University of Southern California.

         JAMES ORTH - Co-Chairman of the Board, Chief Executive Officer and Secretary of the Company. Since 1986, Mr. Orth has been Executive Vice President and a member of the Board of Directors of National Investors Financial, Inc. Prior to that, in 1980, he was a founding member of NIF Securities, Inc., a securities broker-dealer oriented to the capitalization of start-up and second-stage business ventures. In addition, he has been a founder and executive officer of a variety of companies specializing in financial management, marketing and distribution. From 1969 through 1976, Mr. Orth was employed by IBM Corporation as a marketing representative and territory manager. From 1977 to 1980, he was an employee, vice president and branch manager of ENI Corporation, an oil and gas exploration company. He received a Bachelor of Science in Mathematics-Statistics, French and Economics from the University of Wyoming in 1969 and did post-graduate work in the MBA-Finance program at the University of Colorado.


         L.C. "BOB" ALBERTSON, JR. - Executive Vice President and Director of the Company, President and Chief Executive Officer of American Family Communities, Inc., a wholly-owned subsidiary of the Company. Mr. Albertson is responsible for the operation of the Company's Properties and the implementation of the Company's business plan. Mr. Albertson is a 32-year veteran of the homebuilding industry. From 1985 to 1996, he served as President of a division of Presley Homes, Southern California Region, a large publicly-traded homebuilding company. From 1981 to 1984, he was President of Barrett American, Irvine, a publicly-traded homebuilding company based in Great Britain. Mr. Albertson is President of HomeAid America, a non-profit organization supported by the National Association of Homebuilders. From 1985 to 1986, he served as President of the Building Industry Association/Orange County Region.

         CHARLES F. HANSON - Director of the Company. Since 1989, Mr. Hanson has served as Co-Chairman of the Board of Larson Training Centers, Inc., a vocational training company with campuses in the Cities of Orange and Carson, California. Also, since 1994, he has served as an independent marketing director for a major pharmaceutical company. In 1991, he developed Coastal Pacific Commercial Corporation, a consulting company to the real estate industry. From 1987 to 1989, Mr. Hanson was associated with CIS
Corporation, a New York stock exchange listed company and a leading equipment leasing firm, as Vice President and National Sales Manager. In 1985, he developed Half-Time Associates, Inc., a national seminar company. From 1983 to 1985, Mr. Hanson was associated with Integrated Resources, Inc. as Vice President, Director of Marketing. Prior positions at Integrated Resources, Inc. included Senior Executive Vice President of Integrated Resources Equity Corp. and Executive Vice President, National Sales Manager and Director of Marketing for Integrated Resources Energy Group. Mr. Hanson received his Liberal Arts degree from the University of Washington.

         DUDLEY MUTH - Director of the Company. Mr. Muth's career includes over 20 years of extensive experience in the field of corporate management, law, securities and real estate. From June 1993 through May 1997, Mr. Muth served as a consultant on real estate and securities matters and as Vice President of Drake Capital Securities, Inc. He recently rejoined Drake Capital Securities, Inc. to direct all compliance and legal activities. From March 1990 until June

1992, he served as president of First Diversified Financial Services, Inc., a syndicator of all-cash investments in California real estate. From June 1987 until February 1990, he was President of USREA/WESPAC which controlled two public real estate investment trusts. From January 1985 to May 1987, Mr. Muth was President of Cambio Equities Corporation and Cambio Securities Corporation. From October 1982 to December 1984, he served as Executive Vice President of Angeles Corporation. From July 1977 through September 1979, he was Vice President and Director of Compliance for The Pacific Stock Exchange, Inc. In 1967, he began his career in the tax department of Arthur Andersen & Co. Mr. Muth received his Bachelor of Arts degree in Economics from Pomona College, his M.B.A. in accounting from UCLA Graduate School of Management, and his J.D. from the University of Southern California. He is a member of the California State Bar and a Registered Principal with the NASD.

         JAMES G. LESIEUR, III - Director of the Company. From April 1991 to the present, Mr. LeSieur has been President and Chief Executive Officer of Sunwest Bank, Tustin, California. Prior to that, he was Executive Vice President and Chief Financial Officer of Sunwest Bank from December 1985 to March 1991, and held other responsible officer positions with that bank from September 1975 to November 1985. Before joining Sunwest Bank, he was with Arthur Young & Company (independent accountants). He received a Bachelor of Science degree from Purdue University and an M.B.A. degree from Wharton Graduate School of University of Pennsylvania.

         COMMITTEES OF THE BOARD OF DIRECTORS

         EXECUTIVE COMMITTEE. In due course, the Board of Directors will establish an executive committee (the "Executive Committee") which will be granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Company expects that the Executive Committee will ultimately consist of the co-Chairmen of the Board of Directors and two Independent Directors.

         AUDIT COMMITTEE. The audit committee will consist of two Independent Directors and, if permissible, one "inside" director (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and result of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

         COMPENSATION COMMITTEE. In due course, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan for the Company's executive officers. The Company expects that the Compensation Committee will ultimately consist of two Independent Directors. Until the Committee is established, the Independent Directors will serve as the Compensation Committee.

         NOMINATING COMMITTEE. In due course, the Board of Directors will establish a nominating committee (the "Nominating Committee") to nominate persons to serve on the Company's Board of Directors as vacancies arise. The Nominating Committee will ultimately consist of three directors, at least two of whom will be Independent Directors

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION AND INCENTIVES

         The Company will compensate designated key managers of the Company with cash compensation and certain incentives including stock option and bonus plans. The below table sets forth the estimated annual base salary to be paid to the Chief Executive Officer, President and Vice Presidents, as well as the stock options for the officers and directors.

                                                                ANNUAL       COMMON STOCK
NAME                           POSITION                         SALARY(1)      OPTIONS
----                           --------                         ---------    ------------
David G. Lasker*               Co-Chairman of the Board,        $180,000       30,000(2)
                               President and Chief Financial
                               Officer

James N. Orth                  Co-Chairman of the Board,        $180,000       30,000(2)
                               Chief Executive Officer and
                               Secretary

L.C. "Bob" Albertson, Jr.      Executive Vice President and     $200,000       30,000(2)
                               Director of the Company;
                               President and Chief Executive
                               Officer of American Family
                               Communities, Inc., Director

Charles F. Hanson              Director                             -           2,500(3)

Dudley Muth*                   Director                             -           2,500(3)

James G. LeSieur, III*         Director                             -           2,500(3)

----------------------
*        Initial members of Audit Committee.
(1) Employment Agreements for Messrs. Lasker, Orth and Albertson contain provisions for bonus payments based on performance criteria.

(2) 10,000 to be issued upon completion of the Acquisition to Messrs. Lasker, Orth and Albertson and 10,000 additional options to be issued to each of them on the first and second anniversaries of the Acquisition. These options are nonqualified stock options which are not issued pursuant to the Company's 1997 Stock Incentive Plan. They have a ten year term. Messrs. Lasker, Orth and Albertson will be able to exercise options for 3,333 shares immediately. Options issued at later dates will be exercisable at market value on the date of issuance.


(3) To be issued upon completion of the Acquisition. These options are issued pursuant to the Company's 1997 Stock Incentive Plan. They have a ten-year term and are exercisable one year from the date of grant at $20 per Share. The number of options is determined by formula for the Independent Directors.

STOCK INCENTIVE PLAN

         The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company and its subsidiaries and to provide incentives to such persons to maximize the Company's value, as well as cash flow, available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company and its subsidiaries of stock-based compensation alternatives such as restricted stock, nonqualified stock options and incentive stock options and provides for the grant to Independent Directors of nonqualified stock options on a formula basis.

         The Stock Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company and its subsidiaries the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan. Nonqualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Incentive Plan.

         The Stock Incentive Plan was approved by the Company's founding shareholders September 15, 1997. The following awards may be made under the
Plan:

         NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

         INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

         RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance


         Promptly after the Closing of the Acquisition, the Company expects to issue to certain directors of the Company options to purchase an aggregate of 7,500 shares of Common

Stock pursuant to the Stock Incentive Plan. The term of each of such options will be ten years from the date of grant and they will be exercisable one year after the date of grant at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives." Except for those options, the Company does not plan to grant options under the Stock Incentive Plan until after the first year of operations.

         NO CRITERIA FOR ISSUANCE OF OPTIONS OR RESTRICTED STOCK HAVE YET BEEN DEVELOPED BY THE COMPENSATION COMMITTEE. There is no maximum number of options that a single individual may receive.

         185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically)

         FEDERAL INCOME TAXES. If the option has no readily ascertainable fair market value, no income is recognized by a participant at the time an option is granted. If the option is an incentive stock option ("ISO"), no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option ("NQSO") generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value on the exercise date and the option price.

         The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

401(k) PLAN

         The Company intends to establish a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan will permit the employees of the Company and the Operating Partnership to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan will allow participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company for a participant will vest over a period of years to be determined and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

         Employees of the Company and its subsidiaries will be eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Messrs. Lasker and Orth for a term of five years and Mr. Albertson for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for signing bonuses of $25,000 each for Messrs. Lasker, Orth and Albertson and for initial annual salary compensation as follows: Messrs. Lasker and Orth, each $180,000; and Mr. Albertson $200,000. Each of the agreements for Messrs. Lasker and Orth provides for annual increases of the greater of ten percent per annum or the increase in the consumer price index for the metropolitan area in which Newport Beach, California, is located and Mr. Albertson's provides for annual salary increases of $25,000 per year for the second and third years of his agreement. In addition, the salaries may be raised at the discretion of the Board upon recommendation of the Compensation Committee. No criteria other than prudent stewardship of Company resources exist for the exercise of such discretion. Each agreement also contains provisions for discretionary bonus consideration and a fixed bonus equal to two percent of pre-tax profits in the case of Messrs. Orth, Lasker and Albertson. In addition, Messrs. Lasker, Orth and Albertson may receive discretionary bonuses of up to 50% of base salary if certain to-be-budgeted financial results are exceeded. Except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment. Each agreement also provides for certain salary and benefit continuance for six months if the officer is permanently disabled; and, provides for a severance payment in the amount of 2.99 times for Messrs. Lasker, Orth and Albertson, the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 18 equal monthly installments for Messrs. Lasker, Orth and Albertson. Change of control is generally defined to include a consolidation in the hands of one Person of 40% or more of the voting securities of the Company, a business combination after which the existing shareholders of the Company hold less than 51% of the voting securities of the resulting entity, or a change in membership of the Board of Directors resulting in 50% or more of the Board of Directors not being nominated by management.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         The Company's Charter Documents limit the liability of the Company's directors to the Company and its stockholders for money damages to the fullest extent permitted from time to time by Delaware law. Delaware law presently permits the liability of directors to a corporation or its shareholders for money damages to be limited, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful distributions to stockholders; and (iv) for any transaction from which the director derived an improper benefit.

         The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties (collectively "agents") to the fullest extent permitted from time to time by Delaware law. The Company's Certificate of Incorporation and By-Laws also permit the Company to indemnify its agents who have served another corporation or enterprise in various capacities at the request of the Company. The Delaware law presently permits a corporation to indemnify its agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that:
(i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of NOLO CONTENDERE or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the Delaware law is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By- Laws, or under resolutions of shareholders or directors, contract or otherwise.

         The Company will apply for a directors and officers liability insurance policy in an amount of $5,000,000. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.

                                PRIOR PROGRAMS

         None of the executive officers of the Company have participated in the operation of an entity with similar objectives to those of the Company, although each of such officers has skills and experience in one or more of the types of property to be acquired and operated by the Company. See "Management Following the Acquisition -- Executive Officers and Directors" for biographical information about the executive officers.

         In the last ten years, National sponsored 12 programs which offered tenancy-in-common interests in loans secured by real estate located in California. Nine of such programs were public programs having raised more than $100,000,000 from more than 5,500 investors and three were private programs. The total amount of money raised from the private offerings was approximately $900,000 from a total of 72 investors. Loans were made to developers of 10 California properties. One-half of one percent of the loans were made to developers of shopping centers, approximately 30% to developers of mixed use projects (commercial and residential) and approximately 70% to developers of residential properties. All of the properties involved previously undeveloped land. Of the amount loaned, approximately $16,000,000 was distributed back to investors. Of the 12 lending programs, ten eventually were defaulted upon by the borrowers and two paid the lender/investors in full. In each of the programs where borrowers defaulted and National did not replace the borrower with another entity, possession of the applicable property was taken through National's efforts and the investors became the tenant-in-common owners of the properties through trusts established for their benefit by National. Where possible, National is in the process of trying to bring these properties to a point where they can be sold or otherwise return as much as possible to the investors.

         None of the 12 tenancy-in-common lending programs had investment objectives similar to those of the Company.

         The names of the programs are: Sacramento/Delta Greens "Trudy Pat" Program, Oceanside "Trudy Pat" Program, Yosemite/Ahwahnee I "Trudy Pat" Program, Yosemite/Ahwahnee II "Trudy Pat" Program, Mori Point "Trudy Pat" Program, Cypress Lakes "Trudy Pat" Program (located in Contra Costa County, California), Joshua Ranch "Trudy Pat" Program (located in Palmdale, California), Arciero-Diamond Ridge "Trudy Pat" Program (located in Diamond Bar, California), Esperanza Program (located in Victorville, California), Stacey Rose "A" Program (located in Victorville, California), Stacey Rose "B" Program (located in Victorville, California), and Franklin Meadows "Trudy Pat" Program (located in Sacramento, California). None of such programs have been required to file reports with the Commission.

         Only the Yosemite/Ahwahnee Properties and the Cypress Lakes property have been acquired through foreclosure in the past three years. Detailed information regarding the Yosemite/Ahwahnee Properties may be found at "Business and Properties -- Properties -- Yosemite/Ahwahnee Properties." The Cypress Lakes property consists of approximately 686 acres which were intended to be developed into an 18-hole golf course along with 1,330 residential units.

         The principal adverse business development which caused 10 of the 12 loans to default was the precipitous decline of the value of real estate throughout California brought about by the economic recession that commenced in California in the early 1990s. The decline in real estate values changed the economics of the projects planned by the developers so that they were no longer able to project profitability for themselves. Further, the availability of traditional financing for construction was significantly reduced due to (i) the savings and loan association failures of the late 1980s and (ii) bank regulatory requirements which tightened the availability of credit generally and substantially increased the amount of equity required as a prerequisite to obtaining a real estate development loan.

         With real estate values down and the availability of credit substantially reduced, the borrowers elected to cut their losses, default on the loans and turn the Properties over to the lender/Investors. This decision resulted in the Investors in the various Programs becoming tenancy-in-common beneficial owners of the real estate which secured the loans. This economic reality was not unique to the Programs.

                          PRIOR PERFORMANCE SCHEDULES

         Certain prior performance schedules are included in the following tables. Schedule A shows, as of December 31, 1997, general information about funds raised by the only program the offering for which closed in the last three years. Schedule B shows, as of December 31, 1997, compensation paid to National or its affiliates by the eleven programs which have not been completed. Schedule C shows, as of December 31, 1997, the annual operating results of the eight programs the offering for which closed in the last five years. Schedule D shows general information about the one program that was completed within the last five years and the two programs which obtained title to the real estate securing their loans in the last five years. See also "Background and Reasons for the Acquisition --Historical Compensation for Servicing, Asset and Property Management/Effect of Acquisition" and "-- Historical Cash Distributions to Investors" for further information about compensation paid to National and its affiliates and distributions to Investors in the Programs.

                                 SCHEDULE A

The purpose of Schedule A is to show, as of August 31, 1998, information about the funds raised and the associated offering expenses of the only "Trudy Pat" program which closed in the three most recent years. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. THIS PROGRAM DID NOT HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of this program are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.


                                                           ARCIERO-DIAMOND RIDGE
                                                           ---------------------
                Dollar amount offered                          $ 14,000,000

                Dollar amount raised                              5,538,800

                Less offering expenses:
                  Organizational expenses(1)                              0
                  Sales commissions(1)                                    0
                  Discounts retained by affiliates(1)                     0

                Loan Amount                                    $  5,538,800

                Date offering began                            July 21, 1993

                Length of offering in months                   12.75

                Months to investment all available for         one
                investment


---------------------
(1) The borrower repaid the loan proceeds on August 17, 1994 before the entire amount offered was raised. No offering expenses were paid by the investors.

                                  SCHEDULE B

The purpose of Schedule B is to show, as of August 31, 1998, aggregate compensation paid over the last three years to National and its affiliates by the eleven public "Trudy Pat" programs which have not been completed. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.


                             Sacramento/                     Yosemite/          Yosemite/
                             Delta Greens      Oceanside     Ahwahnee I         Ahwahnee II          Mori Point
                             ------------    -------------   ------------      -------------      ---------------

Date offering commenced        11/1/88         11/15/91           5/2/89           9/10/90           11/20/89

Dollar amount raised          $5,000,000      $30,000,000     $6,500,000         $13,500,000        $10,000,000

Servicing fees
   Jan. 1995 to Dec. 1997:
   Accrued                             0                0              0                   0                  0
   Paid                                0          900,000         48,750             101,250                  0

Property management fees
Jan. 1995 to Dec. 1997:
   Accrued                       141,733                0              0                   0            272,667
   Paid                            8,267                0        146,250             303,750             27,333

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                         N/A            N/A            N/A                  N/A                N/A







                                                                           Arciero-
                                Joshua Ranch       Cypress Lakes        Diamond Ridge
                                ------------       -------------        -------------



Date offering commenced           3/26/90             2/19/91              7/21/93

Dollar amount raised            $15,000,000          $14,000,000          $5,538,000
Servicing fees
   Jan. 1995 to Dec. 1997:
   Accrued                                0                    0                   0
   Paid                                   0                    0                   0

Property management fees
Jan. 1995 to Dec. 1997:
   Accrued                                0                    0                   0
   Paid                             450,000              420,000                   0

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                            N/A                  N/A           $   69,670



                                     Esperanza        Stacey Rose "A"        Stacey Rose "B"
                                    -----------       ---------------        ----------------
Date offering commenced               11/18/87              5/5/88                5/5/88

Dollar amount raised                  $500,000             $85,000               $315,300

Servicing fees
  Jan. 1995 to Dec. 1997:
  Accrued                                    0                    0                     0
  Paid                                       0                    0                     0

Property management fees
Jan. 1995 to Dec. 1997:
  Accrued                               15,000                2,550                 9,459
  Paid                                       0                    0                     0
  Amount paid to National
  from proceeds of offerings
  closed in the most recent
  three years                            N/A                  N/A                   N/A

                                     171

                                     SCHEDULE C



The purpose of Schedule C is to show, as of August 31, 1998, the annual operating results of the seven public "Trudy Pat" programs the offerings of which closed in the most recent five years. No tax information is included as tenancy-in-common arrangements are not required to file information tax returns. Each investor determines the tax treatment of distributions. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.

                           Sacramento/Delta Greens                                        Oceanside
                    -----------------------------------   -------------------------------------------------------------------------
                     1993    1994   1995    1996   1997      1993         1994         1995        1996         1997        1998
                     ----    ----   ----    ----   ----      ----         ----         ----        ----         ----        ----
 Borrower loan
 repayments:
      Principal     $    0  $    0 $    0  $    0 $    0  $         0 $   375,000  $   900,000 $   900,000  $   675,000 $
      Interest           0       0      0       0      0    3,145,869     393,750            0           0            0   3,000,000
 Cash from sale       N/A     N/A    N/A     N/A    N/A       N/A         N/A          N/A         N/A          N/A
 Distributions to
 investors:(1)
      Principal          0       0      0       0      0            0     375,000      900,000     900,000      675,000
      Interest           0       0      0       0      0    3,145,869     393,750            0 $         0            0
 Distributions per
 $1,000 invested:
      Principal       N/A     N/A    N/A     N/A    N/A             0       12.50           30          30        22.50
      Interest        N/A     N/A    N/A     N/A    N/A        104.86       13.13            0           0            0



-------------
(1)  Net of servicing fees and property management fees and expenses.

                                      Yosemite/Ahwahnee I                                     Yosemite/Ahwahnee II
                    ------------------------------------------------------   ------------------------------------------------------
                       1993        1994       1995       1996       1997        1993       1994       1995       1996       1997
                       ----        ----       ----       ----       ----        ----       ----       ----       ----       ----
 Borrower loan
 repayments:
      Principal     $  103,085  $        0 $        0 $        0 $        0  $   68,264 $        0 $        0 $        0 $        0
      Interest         920,794       4,756          0          0          0     688,303     10,273          0          0          0
 Cash from sale        N/A         N/A        N/A        N/A        N/A         N/A        N/A        N/A        N/A        N/A
 Distributions to
 investors:(1)
      Principal        103,085           0          0          0          0      68,264          0          0          0          0
      Interest         920,794       4,756          0          0          0     688,303     10,273          0          0          0
 Distributions per
 $1,000 invested:
      Principal          15.86           0          0          0          0        5.06          0          0          0          0
      Interest          141.66         .73          0          0          0       50.99        .76          0          0          0



---------
(1)  Net of servicing fees and property management fees and expenses.

                                          Mori Point                                              Joshua Ranch
                    ------------------------------------------------------   ------------------------------------------------------
                       1993        1994       1995       1996       1997        1993       1994       1995       1996       1997
                       ----        ----       ----       ----       ----        ----       ----       ----       ----       ----
 Borrower loan
 repayments:
      Principal     $        0  $        0 $        0 $        0 $        0  $        0 $        0 $        0 $        0 $        0
      Interest               0           0          0          0          0     478,127          0          0          0          0
 Cash from sale              0           0          0          0          0     N/A              0          0          0          0
 Distributions to
 investors:(1)
      Principal              0           0          0          0          0           0          0          0          0          0
      Interest               0           0          0          0          0     478,127          0          0          0          0
 Distributions per
 $1,000 invested:
      Principal              0           0          0          0          0           0          0          0          0          0
      Interest               0           0          0          0          0       31.88          0          0          0          0



-----------
(1)  Net of servicing fees and property management fees and expenses.

                                         Cypress Lakes                                        Arciero-Diamond Ridge
                           --------------------------------------------------   --------------------------------------------------
                                 1993           1994      1995    1996   1997        1993           1994       1995    1996   1997
                                 ----           ----      ----    ----   ----        ----           ----       ----    ----   ----
 Borrower loan
 repayments:
      Principal            $             0  $          0 $    0  $    0 $    0  $            0 $    5,538,800   N/A     N/A    N/A
      Interest                   1,337,101        62,706      0       0      0         113,531        297,077   N/A     N/A    N/A
 Cash from sale                  N/A             N/A       N/A     N/A    N/A        N/A            N/A         N/A     N/A    N/A
 Distributions to
 investors:(1)
      Principal                          0             0      0       0      0  $            0      5,538,800   N/A     N/A    N/A
      Interest                   1,337,101        62,706      0       0      0         113,551        997,027   N/A     N/A    N/A
 Distributions per $1,000
 invested:
      Principal                          0             0      0       0      0  $            0          1,000   N/A     N/A    N/A
      Interest                       95.57          4.48      0       0      0           20.50          53.64   N/A     N/A    N/A



------------
(1)  Net of servicing fees and property management fees and expenses.

                                     SCHEDULE D



The purpose of Schedule D is to show, as of August 31, 1998, the results of the "Trudy Pat" programs which closed or in which the loan has been completely repaid or title obtained to the property within the last five years. No tax information is available as tenancy-in-common arrangements are not required to file information income tax returns. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.


                                                    Arciero-Diamond        Palmdale/
                                                         Ridge            Joshua Ranch       Cypress Lakes
                                                         -----            ------------       -------------
 Dollar amount raised                             $   5,538,800       $      15,000,000    $      14,000,000

 Loan secured by                                  one property        one property         one property

 Date loan fully funded                           July 25, 1994       February 24, 1992    February 26, 1993

 Date loan paid off or title to property
 obtained                                         August 17, 1994(1)  October 8,1993       July 14, 1995

 Repayment/Distributions:
      Principal                                   $   5,538,800       $             -0-    $             -0-
      Interest                                    $     297,077(2)    $       3,887,428    $       3,739,550

 Distributions per $1,000 invested:
      Principal                                   $       1,000       $             -0-    $             -0-
      Interest                                    $       53.64(2)    $          259.16    $          267.11

----------
(1) This loan was funded over the course of 12.75 months, commencing on July 21, 1993. Funds were first advanced to the borrower on September 16, 1993.
(2) Net of compensation to National. In 1993, interest in the amount of $113,551 ($53.64 per $1,000 of investment), net of compensation to National, was distributed to investors.

                  SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS

     There is no organized market for the tenancy-in-common interests held by Investors in the Programs. Any transfers of such interests must be privately negotiated among willing parties.

                               PRINCIPAL SHAREHOLDERS

     The following tables set forth information as of the date hereof as to each person or entity who owns of record or is known by the Company to own beneficially five percent or more of the Company's outstanding voting securities and information as to the securities ownership of management. All stock ownership shown below is direct unless otherwise indicated.

PRINCIPAL SHAREHOLDERS


                                                                Percent of All
                                                                Voting Shares
               Name and Address                Common Stock      Outstanding
               ----------------                ------------      -----------
 Yale Partnership for Growth and                 [118,814]          36.7%
 Development, L.P.(1)
 4220 Von Karman Avenue
 Suite 110
 Newport Beach, CA 92660

 J-Pat, L.P.(2)                                  [118,814]          36.7%
 4220 Von Karman Avenue
 Suite 110
 Newport Beach, CA 92660

--------------
(1) As manager of the general partner, Mr. Lasker controls this partnership and has sole voting and investment power.
(2) As manager of the general partner, Mr. Orth controls this partnership and has sole voting and investment power.

DIRECTOR AND OFFICER STOCK OWNERSHIP



                                                                                      Percent of
                                                       Percent of                     Class if
                                                        Class if     Percent of       Acquisition
                                           Percent    Acquisition     Class if         Completed,
                                         of Class if    Completed    Acquisition       All Units
                                         Acquisition  only and all    Completed       Sold and All    Common
                              Common      Completed     Warrants       and All          Warrants       Stock        Percent
       Name/Position          Stock          Only(3)   Exercised(3)  Units Sold(3)    Exercised(3)    Options      of Class
       -------------          -----          ----       -------      -------------    -------------   -------      --------
 David G. Lasker,
 President, Chief
 Financial Officer and
 Director(1)                [118,814]       6.88%(4)      2.0%(7)        1.96%(10)       1.85%(13)    10,000(16)     26.66%

 James Orth, Chief
 Executive Officer,
 Secretary and Director(2)  [118,814]       6.88%(4)      2.0%(7)        1.96%(10)       1.85%(13)    10,000(16)     26.66%

 L.C. "Bob" Albertson, Jr.
 Executive Vice President,
 Director                     44,685        2.59%(5)      0.8%(8)        0.74%(11)       0.7%(14)     10,000(16)     26.66%

 Charles F. Hanson, Jr.,
 Director                       -             -             -              -               -           2,500          6.67%

 Dudley Muth, Director          -             -             -              -               -           2,500          6.67%

 James G. LeSieur III,
 Director                       -             -             -              -               -           2,500          6.68%

 Directors and Officers as
 a group                    [282,313]       16.35%(6)      4.8%(9)       4.66%(12)       4.40%(15)    37,500        100.00%

---------------------

(1) Mr. Lasker controls Yale Partnership for Growth and Development, L.P. which owns the Shares reported. He has sole voting and investment power.
(2) Mr. Orth controls J-Pat, L.P. which owns the Shares reported. He has sole voting and investment power.
(3)  Assuming all ten Programs participate in the Acquisition.
(4)  6.97% if only seven Programs participate.
(5)  2.62% if only seven Programs participate.
(6)  16.56% if only seven Programs participate.
(7)  2.03% if only seven Programs participate.
(8)  0.77% if only seven Programs participate.
(9)  4.83% if only seven Programs participate.
(10) 1.99% if only seven Programs participate.
(11) 0.75% if only seven Programs participate.
(12) 4.73% if only seven Programs participate.
(13) 1.87% if only seven Programs participate.
(14) 0.7% if only seven Programs participate.
(15) 4.44% if only seven Programs participate.
(16) Options to be granted to Messrs. Lasker, Orth and Albertson initially will not be granted pursuant to the Stock Incentive Plan. Those granted to the other directors will be granted pursuant to that Plan. Messrs. Lasker, Orth and Albertson each will be able to exercise options to purchase 3,333 shares immediately upon receipt. In addition, each of Messrs. Lasker, Orth and Albertson will be issued
     10,000 options on the first anniversary of the Acquisition and 10,000 options on the second anniversary of the Acquisition.

                             DESCRIPTION OF SECURITIES


     The following description of the Shares and other capital stock of the Company does not purport to be complete but contains a summary of portions of the Company's Certificate of Incorporation and is qualified in its entirety by reference to the Company's Certificate of Incorporation.

GENERAL

     The total number of shares of stock which the Company has authority to issue is 12,000,000 shares, of which 10,000,000 are shares of Common Stock, $0.001 par value per share ("Common Stock"), and 2,000,000 are shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and the rights of such series and the qualifications, limitations or restrictions thereof.

COMMON STOCK

     All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of Preferred Stock, holders of Common Stock will be entitled to receive distributions on such Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Holders of Common Stock have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of preferred stock outstanding at the time and notwithstanding any other provision of the Certificate of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock. There are no shares of Preferred Stock outstanding and the Company has no present plans to issue any.

WARRANTS


     The only presently existing warrants will be issued as part of the Units to be issued in the Acquisition and the concurrent offering they are denominated "1998" Warrants. Each warrant will be exercisable to purchase one share of Common Stock. The 1998 Warrants will be exercisable for a period of 20 consecutive trading days commencing on the first trading day of the first full week after the six-month anniversary of the issuance of the Units to Investors. The exercise price would be [80%] of the average trading price for the Common Stock with average trading price meaning the average of the closing trading prices for the Common Stock for the 20 consecutive trading days (whether or not trades actually occurred on all of such dates) prior to the date the 1998 Warrants first become exercisable. The warrants are [not] detachable from the Units [for 60 days], contain standard anti-dilution clauses and will be fully transferable from [60 days from] the date of the close of the Acquisition. The Common Stock issued upon exercise of these warrants has been registered under the Securities Act and, when issued, will be freely tradable. [The warrants will not be listed initially.] National will not exercise any of the warrants it receives with Units allocated to it as an Investor in each of the Programs.


CERTAIN SHAREHOLDER VOTING REQUIREMENTS

     The Company's Certificate of Incorporation requires the concurrence of the holders of two-thirds of the voting power of the outstanding voting stock to amend specified provisions of the Company's Certificate of Incorporation and By-Laws, which provide that (i) shareholders generally may not call a special meeting of shareholders or act by written consent; (ii) subject to applicable law, the Company's Board of Directors will be divided into three classes, the effect of which is that only approximately one-third of the Board will be elected each year; (iii) directors may be removed by the Shareholders only for cause and only upon the affirmative vote of two-thirds of the voting power of the outstanding voting stock; (iv) a vote of two-thirds of the voting power of the outstanding voting stock not held by an "interested stockholder" is required for the approval of specified types of business combinations; and (v) subject to applicable law, holders of Common Stock will not be entitled to cumulative voting of shares for the election of directors. These provisions, together with a classified Board of Directors and the authorization to issue Preferred Stock on terms designated by the Board of Directors, could be used to defend against certain business combinations not favored by the Board of Directors (so-called "hostile takeovers").


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company.

                                    THE OFFERING


OFFERING OF ACQUISITION UNITS


     Subject to the conditions set forth in this Prospectus, the Company is offering to Investors in the Programs an aggregate of [1,403,321] Units in exchange for all of the real estate and other assets, certain of the liabilities and business of all of the Programs. The purpose of the offering is to consolidate the operations of the Programs, improve the ability to sell or obtain financing for development of the Program's Properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operations in order to reduce costs and increase profit potential, and create greater potential overall value than each of the Programs have separately. The Units will be allocated to the Programs based on Exchange Values and will be further allocated within each of the Programs pro rata in respect of the Adjusted Outstanding Investments of the Investors in the respective Programs. For example,



    If your Adjusted Outstanding                     You will receive
      Investment is $10,000 in                  the following number of Units
      ------------------------                 -------------------------------
                                                             If Only the Seven
                                       If All Programs     "Trudy Pat" Programs
                                         Participate            Participate
                                         -----------            -----------
       Sacramento/Delta Greens               128                    128
              Oceanside                      111                    111
         Yosemite/Ahwahnee I                 122                    122
        Yosemite/Ahwahnee II                 117                    117
             Mori Point                      219                    219
            Cypress Lakes                    154                    154
        Palmdale/Joshua Ranch                72                     72
              Esperanza                      185                     -
            Stacey Rose A                    229                     -
            Stacey Rose B                    228                     -


     No sales commission will be paid by any party in connection with the exchange of the Units for the assets of the Programs.


     Immediately after the approval of the Acquisition, as agent of and on behalf of the Investors, National or an affiliated entity will execute the acquisition agreements for the Properties of each of the Programs and title to each of the Properties will pass to the Company in accordance with California real estate law. In addition, certificates for the Units will be prepared by the Company's Transfer Agent and Registrar, and promptly mailed to all Investors of record.


CONCURRENT OFFERING


         In addition to the Consent Solicitation, the Company is simultaneously offering up to 125,000 units at $20 per unit to be issued exclusively to existing program investors. The offering is a "best efforts" offering with no minimum number of units which must be sold. There is no assurance that any proceeds will be received. No sales can be completed unless the acquisition is approved. Each unit consists of one share and three 1998 Warrants. Each unit offered concurrently will be identical to the Units issued in the Acquisition. NASD broker-dealers will receive an aggregate of $1.40 per unit commission from the company for any units sold with their help.


         If any funds are raised by the offering, they would be used to pay offering expenses, acquisition expenses, property taxes due, and for working capital, as detailed in the company's business plan. Any funds raised on exercise of warrants would be used for working capital.


         FOR ADDITIONAL INFORMATION ABOUT THE CONCURRENT OFFERING, SEE THE PROSPECTUS WHICH ACCOMPANIES THIS CONSENT SOLICITATION STATEMENT AS A SEPARATE DOCUMENT.

                        APPRAISALS AND FAIRNESS OPINION

GENERAL

         Exchange Values were determined as of _________, 1998 [THE MONTH-END BEFORE MAILING OF THIS PROSPECTUS] and have been assigned to each of the Programs solely to establish a method of allocating the Shares for purposes of the Acquisition. The Exchange Values were determined by National and the Company. The starting point for the Exchange Values was the independent appraised value of each of the Program's real estate; however, due to the significant disparity between the March 1998 and the October 1996 appraised values of the Yosemite/Ahwahnee I and II Properties, management of National and the Company had to reconcile those appraisals to arrive at Exchange Values for the Yosemite/Ahwahnee I and II Properties. See "-- Conflicting Yosemite/Ahwahnee Properties' Appraisals" for adjustments to the appraised values of the Yosemite/Ahwahnee Properties that were made to arrive at those Exchange Values. Such appraised values were determined for the Programs by the following appraisers:

                                                Name, Address of Appraisers
Name of Program                                 and Date of Appraisal
---------------                                 ---------------------------
Sacramento/Delta Greens                         David E. Lane, Inc.
                                                9851 Horn Road, Suite 150
                                                Old Mills Winery Office Park
                                                Sacramento, California 95827
                                                Date:  May 1997 and March 1998

Yosemite/Ahwahnee I and II                      Arnold Associates
                                                751 West 18th Street
                                                Post Office Box 272
                                                Merced, California 95341
                                                Date:  May 1997 and March 1998

                                                The Mentor Group, Inc.
                                                4333 Park Terrace Drive
                                                Suite 200
                                                Westlake Village, California 91361
                                                Date:  October 1996

Mori Point                                      PKF Consulting
                                                425 California Street
                                                San Francisco, California 94104
                                                Date:  May 1997 and March 1998

Cypress Lakes                                   Sedway Group
                                                3 Embarcadero Centre, Suite 1150
                                                San Francisco, California 94111
                                                Date:  March 1998

Palmdale/Joshua Ranch                           Likas & Associates
                                                20101 S.W. Birch Street, Suite 150B
                                                Newport Beach, California 92660
                                                Date:  March 1998

Esperanza                                       Likas & Associates
                                                20101 S.W. Birch Street, Suite 150B
                                                Newport Beach, California 92660
                                                Date:  March 1998

Stacey Rose A and B                             Likas & Associates
                                                20101 S.W. Birch Street, Suite 150B
                                                Newport Beach, California 92660
                                                Date:  March 1998

         The aggregate appraised values of the assets covered by all appraisals (as the Yosemite/Ahwahnee appraisals were reconciled by National and the Company) is $27,601,000.

         The above appraisers were selected because of their respective reputations and experience in appraising the value of real estate of the type involved. In addition, in the cases of Arnold Associates and Boznanski & Company, the original borrowers had used these companies for the appraisals delivered to the lenders (Investors) at the time the original "Trudy Pat" loan was made. National felt their prior experience with the Yosemite/Ahwahnee Properties and the Oceanside Property, respectively, might provide some cost savings to their respective Programs.

          National then engaged Houlihan Valuation Advisors, 2029 Century Park East, Suite 2890, Los Angeles, California 90067, the Independent Valuator, to render an opinion that the allocation of Shares among the Programs, as well as the number of Shares retained by management of the Company and other founders of the Company, is fair to the Investors from a financial point of view whether only the seven Trudy Pat programs elect to participate or all ten Programs elect to participate. National did not request the Independent Valuator to render opinions on the financial fairness of other possible combinations of Programs. National did not believe the other combinations to be material if the proposed allocations from seven or all ten Programs was financially fair. If the Acquisition results in the combination of Programs other than the seven Trudy Pat Programs or all ten Programs, there will be no fairness opinions that addresses that combination of Programs.

         The Fairness Opinion is attached as Appendix 1 to this Prospectus. The Fairness Opinion and appraisals have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Copies may be obtained without charge by writing to Vivian Kennedy, National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.

         National did not impose any limitations on the scope of the investigations of the independent appraisers or the Independent Valuator to enable them to render their respective appraisals and the Fairness Opinion. National and the Company determined the consideration to be paid to the Investors. The Independent Valuator has no obligation to update its Fairness Opinion. Neither National nor the Company plans to request an update at present. There is no contract, agreement or understanding between National or the Company on the one hand and the Independent Valuator on the other hand regarding any future engagement.

         The Fairness Opinion is discussed in detail in "Background and Reasons for the Acquisition -- Appraisals and Fairness Opinion."

EXPERIENCE OF INDEPENDENT APPRAISERS

         Each of the independent appraisers is a member in a nationally recognized society such as the American Institute of Real Estate Appraisers ("MAI"). Each has been involved in the appraisal of real estate in California for many years. National believes that each of the independent appraisers is recognized among such appraiser's peers as being well experienced in appraising the type of real estate it was asked to value. National selected the appraisers because of the appraisers' respective experience and reputation in connection with real estate assets of the nature they were, respectively, asked to value.

MAY 1997 AND MARCH 1998 APPRAISALS

         On behalf of the Programs, National engaged the independent appraisers identified in "-- General" above to appraise the "as is," highest and best use, value of the real estate portfolio of the applicable Program. Each of the independent appraisers has consented to reference to the appraisals in this Prospectus.

          SUMMARY OF METHODOLOGY. In the case of the real estate in the Sacramento/Delta Greens Program, the independent appraiser determined that the sales comparison, land residual, and discounted cash flow methods for appraising real estate were appropriate to use. In the case of the real estate in the Yosemite/Ahwahnee I and II Programs, the independent appraiser determined that the sales comparison, income and cost methods for appraising real estate were appropriate to use on various portions of the Properties. In the case of the real estate in the Mori Point Program, the independent appraiser determined that the discounted cash flow, ground rent capitalization and sales comparison methods for appraising real estate were appropriate to use. In the case of the real estate in the Palmdale/Joshua Ranch, Esperanza and Stacey Rose A and B Programs, the independent appraiser determined that the sales comparison approach was appropriate to use. In the case of the Cypress Lakes Program, the independent appraiser determined the sales comparison approach and the subdivision development approach were appropriate to use. See Appendix 2 for definitions of these appraisal methods.

         In conducting each of the appraisals, representatives of the several appraisers reviewed and relied upon, without independent verification, certain information provided by National, including, but not limited to: applicable financial information; property descriptions; historical acquisition information; title information relating to encumbrances; and such other information as was requested by the appraiser and available to National. Representatives of each of the appraisers performed site inspections on the real estate of each of the Programs in 1997. In the course of these visits, any physical facilities were inspected and information on the local market, as well as the subject property, was gathered.

         Where appropriate, applicable government records were reviewed and information was gathered from applicable government officials. As appropriate, historical operating statements for certain of the Properties were reviewed.

         Each appraiser then estimated the value of the real estate of the applicable Programs based on the approaches to valuation described above.

         CONCLUSION AS TO APPRAISED VALUE. Based on the valuation methodology used by each of the appraisers, the estimated "as is" value of the real estate for each of the Programs is as follows:

                                            Real Estate "As Is"               Ownership Date Real Estate
Name of Program                             Value  Conclusion(1)                  Value Conclusions
---------------                             --------------------              --------------------------
     Sacramento/Delta Greens                  $  1,745,000                       $  3,075,000
     Oceanside                                         N/A(2)                       6,484,000(3)
     Yosemite/Ahwahnee I and II                 20,916,000                         19,641,000
     Mori Point                                  5,500,000                          4,100,000
     Cypress Lakes                               6,000,000                          5,200,000
     Palmdale/Joshua Ranch                       2,700,000                          5,390,000
     Esperanza                                     270,000                            530,000
     Stacey Rose A and B                           320,000                          1,600,000
                                              ------------                       ------------
         TOTAL                                $ 37,451,000                       $ 46,020,000
                                              ------------                       ------------
                                              ------------                       ------------

------------
(1) See Appendix 2 for a description of each appraiser's conclusion with regard to the valuation methods selected and with regard to separately identifiable portions of the Property of each program.

(2) Parcels of Yosemite/Ahwahnee properties were purchased on June 5, 1998. These parcels represent $10,350,000 of the total value.

(3) The value of the original Oceanside Program's property at the time title was taken. That property was subsequently sold.

         ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS. Each appraisal report was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. Each appraiser utilized certain assumptions to determine the appraised value of the Properties.

         See Appendix 2 for a discussion of the assumptions, limitations and qualifications of the appraisals.

THE MENTOR APPRAISAL

         In the Fall of 1996, National hired The Mentor Group, Inc. ("Mentor") to appraise the "highest and best use" value of the Yosemite/Ahwahnee Properties as a guide for planning purposes. As of October 10, 1996, using primarily the cost approach, Mentor determined the "as is" value of the subdivision portion of the Properties to be $530,000 and the "as is" value of the balance (deemed excess land) as $3,460,000 for an aggregate appraised value of approximately $4,000,000. Mentor determined that the highest and best use of the Properties, as of the appraisal date, was to hold the project for future study or project implementation. In the Spring of 1997, National hired Arnold Associates to determine the "as is" value of the Properties assuming that they were developed at their highest and best use, recognizing that, to achieve highest and best use, it would take a substantial continued investment in the Properties and a significant amount of time.

         In conducting the appraisal, representatives of The Mentor Group reviewed and relied upon, without independent verification, certain information provided by National, including, but not limited to: applicable financial information; property descriptions; historical acquisition


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

information; title information relating to encumbrances; and such other information as was requested by the appraiser and available to National. Representatives of the appraiser performed site inspections on the real estate of each of the Programs in the Fall of 1996. In the course of these visits, any physical facilities were inspected and information on the local market, as well as the subject property, was gathered.

         Where appropriate, applicable government records were reviewed and information was gathered from applicable government officials. As appropriate, historical operating statements for certain of the Properties were reviewed.

         The appraiser then estimated the value of the real estate of the Yosemite/Ahwahnee Properties based on the approaches to valuation described above.

 CONFLICTING YOSEMITE/AHWAHNEE PROPERTIES' APPRAISALS

         Faced with the significant disparity between the Yosemite/Ahwahnee valuation conclusions of The Mentor Group and Arnold Associates (as the Arnold Associates appraisal was updated to March 31, 1998), in order to arrive at an Exchange Value for the Yosemite/Ahwahnee Properties, National used its judgment regarding the two appraisals as follows:

         First, with regard to the Ahwahnee Country Club portion of the combined Properties, National judged the Arnold Associates appraisal as more reasonable due to substantial improvements to the golf course and a doubling in the number of golf course rounds played since the Mentor appraisal. Thus, the Arnold appraisal of $3,810,000 for this portion of the Properties was used to determine the aggregate value for purposes of calculating Exchange value.

         Second, with regard to the Ahwahnee recreational vehicle park portion, National accepted the Arnold Associates appraisal as more reasonable due to the significant increase in membership sales from approximately 50 to over 400 since the Mentor appraisal. Thus, the Arnold appraisal of $3,886,000 for this portion of the Properties was used to determine the aggregate appraised value for purposes of calculating Exchange Value.

         Third, with regard to Phase I of the Ahwahnee Country Club Estate lots, sales subsequent to the Mentor appraisal support the Arnold Associates estimate of value.

         Fourth, as to the balance of the land, National accepted the conservative Mentor appraisal as more reasonable due to the time and costs required to develop these parcels.

         Fifth, the aggregate revised appraisal was allocated between the Yosemite/Ahwahnee I and II Programs in accordance with the amounts of the respective original loans by each Program. National deemed this allocation reasonable because there is no other way to allocate the respective financial contribution to the current status of the entire property. This allocation yielded a revised appraised value of $1,782,950 to the Yosemite/Ahwahnee I Property and $3,703,050 to the Yosemite/Ahwahnee II Property.


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

ON-GOING RELATIONSHIPS

         Each of the appraisers was paid a fee for its appraisals deemed to be reasonable by National. The fees for such appraisals were paid out of funds available to the respective Programs through cash flow or assessments. In addition, each appraiser was reimbursed for reasonable travel and other out-of-pocket expenses incurred in making site visits and in preparing the valuations. The fees were negotiated between National and each of the appraisers and payment thereof is not dependent upon completion of the Acquisition. Neither National nor the Company has retained any of the appraisers in the past, although the borrower in the Oceanside Program used Boznanski & Company and the borrower in the Yosemite/Ahwahnee I and II Programs used Arnold Associates in connection with the original "Trudy Pat" loans. National and the Company may engage one or more of the appraisers to provide appraisal and other services in the future. There is no contract, agreement or understanding between National or the Company on the one hand and any of the appraisers on the other hand regarding any future engagement.

UPDATES/CHANGES

         None of the appraisers have any obligation to update their appraisals and, at present, neither National nor the Company plan to obtain further updates. Except for improvement in revenues from operations of the golf course at the Yosemite/Ahwahnee Properties since the date of the Mentor appraisal, neither National nor the Company are aware of any conditions which have changed since the date of the appraisals which may affect appraised values.

                        FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the material Federal income tax consequences of the Acquisition to the Investors and the Company. It is based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations, judicial decisions, current positions of the Treasury Department and the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, and current administrative positions of the Service, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time.

         It is impractical to summarize all potential Federal, state, local and foreign tax consequences of the Acquisition. Accordingly, the following discussion does not address any aspect of state, local or foreign law or Federal estate or gift tax matters. Moreover, the following discussion does not address special considerations that may apply (i) to certain classes of Investors including, without limitation, Investors who are insurance companies, financial institutions, securities dealers, foreign persons or Investors who receive Units as compensation, or (ii) to Investors subject to special rules including, without limitation, the personal holding company tax, the accumulated earnings tax, the tax on unrelated business taxable income of tax- exempt entities, and the S corporation rules. The Federal income tax consequences to any particular Investor may be affected by matters not discussed below. Consequently, the following



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

discussion should not be regarded as a complete analysis of all the possible tax consequences or as a substitute for consultation by Investors with their own tax advisors.

         No advance rulings have been or will be obtained from the Service with respect to any aspect of the Acquisition. Counsel to the Company, Arter & Hadden LLP, is unable to give an opinion as to whether the Acquisition transaction will qualify under Section 351 of the Code, as discussed below. Counsel has delivered its opinion to the Company to the effect that the discussion under "Federal Income Tax Consequences" accurately reflects the law as of the date of this Prospectus. No other opinion of counsel has been or will be obtained with respect to any tax aspect of the Acquisition. Unlike an advance ruling, counsel's opinion is not binding on the Service and provides no assurance that the Service will not challenge an Investor's or the Company's tax treatment of the Acquisition. In the event of such a challenge, an Investor or the Company may be adversely affected and personally may incur substantial legal and accounting fees and costs even if the challenge proves to be unsuccessful. The adverse consequences might not be the same for all Investors.

         Upon receipt of a written request, a copy of the opinion will be transmitted promptly, without charge, by the Company. Requests should be addressed to Vivian Kennedy, National Investors Financial, Inc. 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.

         INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION AS THEY RELATE TO THEIR PERSONAL TAX SITUATIONS.

QUALIFICATION OF THE ACQUISITION AS A SECTION 351 TRANSACTION

         1. GENERAL RULES. The Federal income tax consequences of the Acquisition will depend primarily on whether the Acquisition qualifies as a
Section 351 transaction. (All "Section" references in this summary are to the specified Section of the Code.) The Company intends to treat the Acquisition as a qualifying Section 351 transaction.

                  The Acquisition will qualify under Section 351 if (i) the Company is not an "investment company," and (ii) collectively, the Investors in the Programs who transfer the Properties to the Company in exchange for Units are in "control" of the Company "immediately after the exchange." The Company's transfer of the Properties to its subsidiary corporations in Section 351 transfers will not invalidate the Acquisition from qualifying as a Section 351 transaction. See, e.g., Revenue Ruling 77-449, 1977-2 C.B. 110.

                  (a) INVESTMENT COMPANY. The Acquisition will not qualify under
Section 351 if the Company is an "investment company" as defined in Section 351(e). Counsel to the Company is of the opinion that the Company is not an investment company for this purpose.

                  (b) CONTROL. The Investors must be in "control" of the Company immediately after the exchange. The term "control" is defined in Section 368(c) as stock possessing at least

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

80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. Investors will acquire 80% or more of the Shares of the Company (which is the only class of stock of the Company) and, accordingly, will acquire "control" of the Company.

                  (c) IMMEDIATELY AFTER THE EXCHANGE. The Investors also must be in control of the Company "immediately after the exchange." This requirement has been the subject of considerable litigation, remains uncertain in certain respects, and is subject to a case-by-case analysis of the facts, and is subject to the application of the "step transaction doctrine" to those facts. This uncertainty is compounded because the courts have not universally agreed upon all of the components that are used in determining whether the step transaction doctrine should be applied.

                  The principal concern raised by the possible application of the step transaction doctrine to the Acquisition is that it may cause a sufficient number of Investors, who will own 80% or more of the outstanding Shares on the Effective Date, to be treated as owning less than 80% "immediately after the exchange." This may occur if Investors in transactions CONTEMPLATED BY THEM ON THE EFFECTIVE DATE dispose of Shares after the Effective Date. This also could occur if the Company issues additional Shares after the Acquisition in a transaction subject to the step transaction doctrine. The Company does not intend to issue any additional Shares with respect to which the step transaction may apply.

                  Under the step transaction doctrine, if an Investor's subsequent disposition of Shares and his receipt of Shares in the Acquisition are treated as elements of a single integrated transaction of the Investor, the Investor is not treated as holding his Shares "immediately after the exchange." If, as a result of the application of this doctrine, a sufficient number of Investors are not treated as holding their Shares "immediately after the exchange," the Acquisition would not qualify under Section 351. Courts generally have enunciated three tests to determine whether the step transaction doctrine may be applied to disqualify a transaction under Section 351, and one court may apply one of the following tests while another court applies another test:

                  (i) End Result Test: Under this test, ostensibly separate transactions are combined when it appears that they were really components steps of a single transaction and that each of the steps was intended to be taken for the purpose of reaching a specific end result.

                  (ii) Mutual Interdependence Test: Under this test, the courts consider whether steps are so interdependent that the legal relationships created by one transaction would be fruitless without the completion of the entire series of transactions. Unlike the end result test, the mutual interdependence test focuses on the relationships of the steps, not merely on the end result

                  (iii) Binding Obligation Test: Under this test, a transaction will be aggregated with another transaction if there is a binding commitment to do the other transaction.

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

         2. APPLICATION TO THE ACQUISITION. The potential application of the step transaction doctrine to Investors' acquisitions and subsequent dispositions of their Shares depends on the specific facts and circumstances with respect to each Investor who disposes of Shares. Neither the Company nor counsel to the Company is in a position to make a determination as to whether Investors who acquire at least 80% of the Shares will or will not be subject to the step transaction doctrine. Consequently, counsel to the Company is unable to opine as to whether the Acquisition will qualify under Section 351. However, because (i) Investors will acquire 80% or more of the Shares in the Acquisition, and (ii) the Company is not aware of any facts which lead it to believe that any subsequent disposition of Shares by one or more Investors may be subject to any of the step transaction tests discussed above, the Company intends to take the position that the Acquisition qualifies under Section 351. There can be no assurance, however, that the Service will not take a contrary position.

          Investors should recognize that if a relatively small number of Investors subsequently dispose of their Shares in transactions subject to the step transaction doctrine, the Acquisition will not qualify under Section
351. Investors will acquire [81.26]% of the Units. See "Prospectus Summary --Exchange Value/Allocation of Shares." Accordingly, if Investors dispose of more than [65]% of the Shares included in the Units in transactions subject to the step transaction doctrine, the Acquisition will not qualify under
Section 351. Conversely, if Investors who acquire 80% or more of the Shares are not subject to the step transaction doctrine, counsel to the Company is of the opinion that the Acquisition will qualify under Section 351.

FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

         1. TAX CONSEQUENCES TO INVESTORS OF A SECTION 351 TRANSACTION. If the Acquisition qualifies under Section 351, the tax consequences to the Investors will include the following:

                  (a) Pursuant to Section 351(b), no loss will be recognized by Investors in a Program which transfers a property to the Company in exchange for Units. However, if the fair market value of the Shares and warrants received by an Investor for this interest in a property exceeds the Investor's tax basis in the Property, the Investor will recognize such gain in an amount not to exceed the fair market value of such warrants.

                  Sections 357(b) and 357(c) provide special gain recognition rules if one or more properties subject to liabilities are contributed to a corporation for the principal purpose of tax avoidance or for other than a bona fide business purpose, or if such liabilities exceed the tax basis of the contributed properties. Because of the nature and amount of the liabilities which will be assumed by the Company, it is not anticipated that any Investor will recognize gain under these rules.

                  (b) Pursuant to Section 358, an Investor's tax basis in his Shares on the Effective Date generally will equal: the tax basis of his interests in the Properties at that time, minus the fair market value of the warrants he receives, plus any gain recognized by him (none is anticipated) in the Acquisition. However, an Investor's tax basis in his Shares will be reduced by the amount of his share of any liabilities to which the Properties are subject, except to the extent


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

that the payment of such liabilities would have been deductible. An Investor's tax basis in his warrants will equal the fair market value of the warrants on the Effective Date.

                  (c) Pursuant to Section 1223(1), an Investor's holding period in his Shares will be determined by including ("tacking") the holding period of his interests in the Properties if his interests in the Properties are held by him as capital assets or Section 1231(b) assets. An Investor's interests in the Properties may constitute a combination of capital assets and Section 1231(b) assets, for which tacking of holding periods is allowed, and non-capital assets, for which tacking of holding periods is not allowed. In such event, it may be necessary to make an allocation under Section 1223(1), with the result that the tax basis of each Share received by the Investor will be divided for holding-period purposes. See Rev. Rul. 85-164,
1985-2 C.B. 117.   An Investor's holding period for his warrants will
commence on the day after the Effective Date.

          2. TAX CONSEQUENCES OF ACQUISITION TO THE COMPANY OF A SECTION 351 TRANSACTION. If the Acquisition qualifies under Section 351, the tax consequences to the Company will include the following:

                  (a) Pursuant to Section 1032, no gain or loss will be recognized by the Company on its receipt of the Properties in exchange for the issuance of Shares.

                  (b) Pursuant to Section 362(a), the initial tax bases of the Company in the Properties on the Effective Date will equal the sum of the tax bases of the Investors in the Properties on the Effective Date and any gain recognized by the Investors (none is anticipated) in the Acquisition.

                  (c) Pursuant to Section 1223(2), the Company's holding periods in the contributed Properties will include ("tack") the holding periods of the Investors in the Properties.

         3. TAX CONSEQUENCES IF THE ACQUISITION DOES NOT QUALIFY UNDER SECTION
351. As discussed above, the Company intends to report the Acquisition as a qualifying under Section 351. However, if for any reason the Acquisition does not qualify, the tax consequences will include the following:

                  (a)      INVESTORS.

                           (i)      An Investor will recognize gain or loss
upon his receipt of Shares and warrants in exchange for his interests in the Properties transferred by the Programs. The amount of gain or loss will equal the difference between the tax basis of his interests in the Properties on the Effective Date and his amount realized in the Acquisition. The amount realized generally will equal the sum of the fair market value on the Effective Date of the Shares and warrants he acquires and his share of any liabilities to which the Properties are subject. The character of an Investor's gain or loss will depend on his holding periods with respect to his interests in the Properties and whether such interests are capital assets, Section 1231(b) assets or non-capital assets.


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

                           (ii)     An Investor's initial tax bases in the
Shares he acquires will be equal to the fair market value of the Shares and warrants, respectively, on the Effective Date. An Investor's holding periods of such Shares and warrants will commence on the day after the Effective Date, with no tacking of his holding periods for his interests in the Properties sold to the Company.

                  (b) COMPANY. The Company will not recognize any gain or loss upon the receipt of contributed Properties of the Programs in exchange for the issuance of Units. The initial tax basis of the Company in the Properties generally will be equal to the sum of the fair market value of the Shares and warrants on the Effective Date and the amount of liabilities to which the Properties are subject. The Company's holding periods in the Properties will commence on the day after the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS AFTER THE EFFECTIVE DATE

         1. SHAREHOLDERS NOT TAXABLE ON COMPANY'S INCOME. The Company is a C corporation (a "regular" corporation, rather than an S corporation) and is a separate entity from the Shareholders for tax purposes. Consequently, the Company will file its own income tax returns and pay tax on its taxable income. The Company's taxable income will not flow through to the shareholders for purposes of determining their tax liabilities.

         2. DISTRIBUTIONS TO SHAREHOLDERS. Distributions by the Company to the Shareholders will be taken into account in determining their tax liabilities. In general, distributions will be taxable as dividend income to the extent of the Company's current or accumulated "earnings and profits" (as calculated for Federal income tax purposes). Any distributions to a Shareholder in excess of earnings and profits (i) will constitute a non-taxable return of capital to the extent of his tax basis in his Shares, and (ii) will be treated as taxable gain from the sale or exchange of the Shares to the extent the distribution exceeds the tax basis of his Shares. The character of such gain will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset (subject to the "collapsible corporation" rules discussed below).

         3.       DISPOSITION OF SHARES; EXERCISE OF WARRANTS.

                  (a) SHARES. If an Investor disposes of Shares in a taxable transaction, the Investor generally will recognize gain or loss equal to the difference between the tax basis of his Shares and the amount realized in the disposition. The character of such gain or loss generally will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset. The "collapsible corporation" rules of Section 341 may apply under some circumstances to convert capital gain into ordinary income. However, even if the Company were treated as a collapsible corporation, any capital gain recognized by an Investor would not be converted into ordinary income unless (i) the Investor owns (taking into account certain attribution rules) at certain times more than 5% of the outstanding stock of the Company, or (ii) the Investor's stock is attributed to another shareholder who owns at certain times more than 5% the outstanding stock of the Company.


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

                  (b) WARRANTS. No gain or loss will be recognized by an Investor or the Company upon the Investor's receipt of Shares pursuant to the exercise of warrants. The tax basis of such Shares will be equal to the sum of the exercise price and the tax basis of the warrants. The holding period for Shares will commence on the date of exercise of the warrants. An Investor will recognize a loss if a warrant expires without being exercised in an amount equal to the tax basis of the warrant. An Investor generally will recognize gain or loss upon the disposition of a warrant in an amount equal to the difference of the amount realized upon disposition and the tax basis of the warrant.

                            REPORTS TO SHAREHOLDERS

         The Company intends to provide periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

         Investors have the right under applicable federal and Delaware laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders to be used for a proper purpose. In the event that the Commission promulgates rules [OR IN THE EVENT THAT THE APPLICABLE ________________ EXCHANGE RULES AND REGULATIONS ARE AMENDED] so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and distributing certain of the aforementioned reports, if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission.

                                  LEGAL MATTERS

         Certain legal matters, including the legality of the Shares and the units and the description of federal income tax consequences contained under "Federal Income Tax Consequences," will be passed upon for the Company by Arter & Hadden LLP, Los Angeles, California.

                                     EXPERTS

         The Financial Statements of American Family Holdings, Inc. and its subsidiaries and the Programs included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing

                                FURTHER INFORMATION

         This Consent Solicitation Statement/Prospectus does not contain all the information set forth in the Registration Statements on Forms S-4 and the exhibits relating thereto which the Company has filed with the Commission, in Washington, D.C., under the Securities Act, and to which reference is hereby made. The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).

         All summaries contained herein of documents which are filed as exhibits to the Registration Statements are qualified in their entirety by this reference to those exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statements, including this Prospectus, or necessary to make the statements therein not misleading.

                                  GLOSSARY

         "Acquisition" means the purchase of the assets, liabilities and business of each of the Programs in exchange for Shares.

         "Acquisition Expenses" means all of the costs and expenses incurred by the Company or the Programs in connection with the Acquisition including such expenses as: (i) preparation, printing, filing and delivering of the Registration Statement and the Prospectus; (ii) the filing fees payable to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.; (iii) costs associated in transferring to the Company title to the Properties and providing the Company with title insurance with respect to each of the Properties; (iv) the escrow arrangements, including the compensation to the Escrow Agent; [(v) the fees and costs incurred by the company in listing its shares on the ______________;] (vi) fees and costs of the Company's counsel and independent auditors; (vii) fees and costs of independent appraisers and the Independent Valuator; (viii) all expenses incurred in connection with the solicitation of Investor votes regarding the Acquisition; and (ix) other expenses related to the offering of the units.

         "Adjusted Outstanding Investment" means the Outstanding Investment of an Investor adjusted to take into account the interest owed, or due to be received, as the case may be, on voluntary advances to the applicable Program made in lieu of mandatory assessments which certain other Investors failed to make.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director, member (in the case of a limited liability company) or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any company in which any officer, director, member or partner of any Person specified in (iii) above is an officer, director, member or partner.

         "Charter Documents" means the Certificate of Incorporation and By-Laws of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

         "Commission" means the Securities and Exchange Commission.

         "Company" means American Family Holdings, Inc., a Delaware corporation.

         "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

         "Effective Time" means the date and time as of which the Acquisition is completed, and title to the Properties has passed to the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Value" means the price in the form of Shares, valued at $20 per Share, by the Company, that the Company is willing to pay for the assets, liabilities and business of a Program for purposes of allocating Shares among the Programs in the Acquisition. Exchange Value of a Program is calculated as follows: appraisal value of real estate plus book value of other assets minus liabilities plus the amount of accrued fees and expenses to be forgiven by National and its affiliates in the Acquisition.

         "Fairness Opinion" means the opinion of the Independent Valuator to the Programs as to the fairness, from a financial point of view, of the Acquisition transaction to the Investors.


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

         "Independent Director" means a Director of the Company whose primary business or professional affiliations, if any, are with organizations not affiliated with the Company. As of the date of the Prospectus, there are no Independent Directors.

         "Independent Valuator" means Houlihan Valuation Advisors.

         "Investor" means a Person that purchased a

tenancy-in-common interest in one of the loans secured by a deed of trust, that formed the basis of one of the Programs.

         "Investor Ballot" means the ballot accompanying this Prospectus to be used by the Investor to vote its wishes to approve or disapprove participation of a particular Program in the Acquisition, and to subscribe for units.

         "IRS" or "Service" means the U.S. Internal Revenue Service.

          "NASD" means the National Association of Securities
Dealers, Inc.

         "National" means National Investors Financial, Inc., the company which organized, and acts as servicing agent for the Investors in, each of the Programs.

         "ODI" means Oceanside Development, Inc., the entity formed to hold title to the Oceanside Property for the benefit of Investors in the Oceanside Program and to supervise continued development.

         "Outstanding Investment" means the sum of the unpaid principal balance owed to an Investor as of the Ownership Date plus accrued but unpaid interest on such balance as of the Ownership Date plus all amounts paid by the Investor pursuant to mandatory assessments called for by National plus all amounts voluntarily advanced by an Investor on behalf of Investors who failed to honor a demand for an assessment from National.

         "Ownership Date" means, with respect to a particular Program Property, the date on which title to the Property in question was taken and controlled for the benefit of the Investors in such Program.

         "Person" means any natural person, partnership, corporation, limited liability company, association or other legal entity.

         "Program" means any one of the following: Sacramento/Delta Greens Program, Mori Point Program, Oceanside Program, Yosemite/Ahwahnee I Program, Yosemite/Ahwahnee II Program, Cypress Lakes Program, Palmdale/Joshua Ranch Program, Esperanza Program, Stacey Rose A Program and Stacey Rose B Program. "Programs" means each of the foregoing collectively. None of the Programs is structured as a partnership, corporation, trust, limited liability company, or separately identifiable business association of any kind. Each Program merely consists of a group of Persons, each of whom purchased a fractionalized, tenancy-in- common, interest in a loan secured by a deed of trust on real property. Such group of Persons is bound together only by a servicing agreement with National and a tenancy-in-common agreement among themselves. The tenancy-in-common agreements permit holders of a majority of the Outstanding Investments in a particular Program to bind the Program on certain decisions including the sale of the Program's Property.

         "Property" or "Properties" means the interests in real property held by one or more of the Programs or the Company.

         "Prospectus" means this Consent Solicitation Statement/Prospectus which is included in the Registration Statement filed with the Commission in connection with the issuance of the Units in the Acquisition.

         "Record Date" means the date five days before the date of this Prospectus.

          "Registration Statement" means the Company's registration statement on Form S-4 containing the Prospectus, filed with the Commission in the form in which it becomes effective, as the same may be at any time and from time to time thereafter amended or supplemented.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Shares" means common stock in the Company.

         "Shareholder" means a Person holding Shares.

         "Solicitation Period" means the period commencing on the date this Consent Solicitation Statement/Prospectus is first mailed or delivered to Investors and continuing until the later of (i) ___________, 199_ [60 DAYS FROM THE DATE THE PROSPECTUS IS MAILED] and (ii) such later dates as may be selected by the Company.

         "Trudy Pat" means trust deed loan participation sold pursuant to a permit issued by the California Department of Corporations. With regard to seven of the Programs, Trudy Pat refers to the loans, secured by first deeds of trust, in which fractional, tenancy-in-common, interests were purchased by the applicable Investors.


         "Unit" means one Share plus three 1998 Warrants to purchase three additional Shares.

                            FINANCIAL STATEMENTS

                           INDEX TO FINANCIAL STATEMENTS


PRO FORMA COMBINED FINANCIAL INFORMATION:
     Pro Forma Combined Balance Sheet as of June 30, 1998. . . . . . . .  F-4
     Notes to Pro Forma Combined Balance Sheet . . . . . . . . . . . . .  F-5
     Pro Forma Combined Statement of Operations for the year ended
       December 31, 1997 and for the six months ended June 30, 1998. . .  F-7
     Notes to Pro Forma Combined Statement of Operations . . . . . . . .  F-8

AMERICAN FAMILY HOLDINGS, INC.
     Report of Independent Certified Public Accountants. . . . . . . . . F-10
     Balance Sheet as of June 30, 1998 . . . . . . . . . . . . . . . . . F-11
     Notes to Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . F-12

THE OCEANSIDE PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-14
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-15
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-16
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-17
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-18
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-19

THE YOSEMITE/AHWAHNEE PROGRAMS
     Report of Independent Certified Public Accountants. . . . . . . . . F-23
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-24
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-25
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-26
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-27
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-28

THE MORI POINT PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-34
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-35
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-36
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-37
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-38
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-39


                                       F-1


THE SACRAMENTO/DELTA GREENS PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-42
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-43
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-44
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-45
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-46
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-47

THE CYPRESS LAKES PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-50
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-51
     Statements of Operations for two years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-52
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-53
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-54
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-55

THE PALMDALE/JOSHUA RANCH PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-58
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-59
     Statements of Operations for two years ended December 31,
       1997 and 1998 and for the six months ended June 30, 1998
       and 1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . F-60
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998
       and 1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . F-61
     Statements of Cash Flows for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-62
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-63

THE STACEY ROSE PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-66
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-67
     Statements of Operations for two years ended December 31,
       1997 and 1998 and for the six months ended June 30, 1998
       and 1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . F-68
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-69
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-70
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-71

THE ESPERANZA PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-74
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-75
     Statements of Operations for two years ended December 31,
       1997 and 1998 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-76
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-77
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-78
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-79

                            AMERICAN FAMILY HOLDINGS, INC.
                           PRO FORMA COMBINED BALANCE SHEET


       The following unaudited Pro Forma Combined Balance Sheet as of June 30, 1998 and the Pro Forma Combined Statement of Operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 have been prepared to reflect the acquisitions of the assets, certain liabilities and business of the Oceanside Program, the Yosemite/Ahwahnee Programs, the Mori Point Program, the Sacramento/Delta Greens Program, the Cypress Lakes Program, the Palmdale/Joshua Ranch Program, the Stacey Rose Programs and the Esperanza Program (collectively, "The Acquisition"). The unaudited Pro Forma Balance Sheet has been prepared as if The Acquisition had been consummated as of June 30, 1998. The unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 has been prepared as if The Acquisition occurred at the beginning of each period presented. The unaudited Pro Forma Combined Financial Statements and related notes should be read in conjunction with the audited financial statements contained elsewhere in this Prospectus. The unaudited Pro Forma Combined Financial Statements are not necessarily indicative of what the actual financial position or results of operations would have been for the respective periods if the transactions had been consummated on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                           AMERICAN FAMILY HOLDINGS, INC.
                         PRO FORMA COMBINED BALANCE SHEETS




                                                                                 As of June 30, 1998
                                                          --------------------------------------------------------------------
                                                            The                                Pro Forma           Pro Forma
                                                          Company          Programs(1)        Adjustments           Combined
                                                          -------          ----------         -----------           --------
THE ACQUISITION
ASSETS:
Real estate, net . . . . . . . . . . . . . .           $        -         $23,283,793        $  4,317,207 (2)     $27,601,000
Cash and cash equivalents. . . . . . . . . .                3,901           2,806,519                (668)(4)       2,809,752
Restricted cash. . . . . . . . . . . . . . .                    -             221,726                   -             221,726
Notes receivable . . . . . . . . . . . . . .                    -             295,629                                 295,629
Goodwill . . . . . . . . . . . . . . . . . .                    -                   -             100,000 (3)         100,000
Property and equipment . . . . . . . . . . .                    -             340,350                                 340,350
Deferred membership selling expense. . . . .                    -             581,781                   -             581,781
Other assets . . . . . . . . . . . . . . . .                    -             108,815                                 108,815
Due from affiliate . . . . . . . . . . . . .                    -           1,955,243          (1,955,243)(5)               -
Deferred acquisition costs . . . . . . . . .            1,955,243                              (1,955,243)(3)               -
                                                       ----------          ----------         -----------          ----------
     Total assets. . . . . . . . . . . . . .            1,959,144          29,593,856                              32,059,053
                                                       ----------          ----------                              ----------
                                                       ----------          ----------                              ----------
LIABILITIES:

Deferred membership revenue. . . . . . . . .                    -           1,385,710                               1,385,710
Capital lease obligations. . . . . . . . . .                    -             313,083                                 313,083
Accounts payable and other liabilities . . .                    -           2,327,157                               2,327,157
Due to affiliate . . . . . . . . . . . . . .            1,955,243           2,072,494          (1,955,243)(5)       1,818,684
                                                                                                 (385,523)(6)
                                                       ----------          ----------         -----------          ----------
     Total liabilities . . . . . . . . . . .            1,955,243           6,230,157                               5,844,634
                                                       ----------          ----------                              ----------
                                                       ----------          ----------                              ----------
STOCKHOLDERS' EQUITY:
Common Stock . . . . . . . . . . . . . . . .                  391                   0               1,403 (2)           1,727
                                                                                                      (67)(4)
Additional paid-in-capital . . . . . . . . .                3,510                   0          27,679,503 (2)      26,212,692
                                                                                               (1,855,243)(3)
                                                                                                     (601)(4)
                                                                                                   385,523(6)
Accumulated deficit. . . . . . . . . . . . .                    -                   -                                       -
Owners' equity . . . . . . . . . . . . . . .                    -          23,363,699         (23,363,699)(2)               -
                                                       ----------          ----------                              ----------
     Total stockholders' equity. . . . . . .                3,901          23,363,699                              26,214,419
                                                       ----------          ----------                              ----------
     Total liabilities and
         stockholders' equity. . . . . . . .            1,959,144          29,593,856                              32,059,053
                                                       ----------          ----------                              ----------
                                                       ----------          ----------                              ----------


                           AMERICAN FAMILY HOLDINGS, INC.
                     NOTES TO PRO FORMA COMBINED BALANCE SHEETS

PRO FORMA ADJUSTMENTS

These pro forma adjustments reflect the completion of the Acquisition. The following sets forth the adjustments:


(1) Reflects the historical combined balance sheets of the Programs as of June 30, 1998.
(2) To record the fair market value of the stock issued to the investment programs being acquired in conjunction with the Acquisition in accordance with the following schedule:


          Net book value of Programs                  $23,363,699
          Add:  Excess of real estate appraised
                value over book value                   4,317,207(a)
                                                      -----------

          Fair value of assets acquired and units
                issued in Acquisition                 $27,680,906

          Less: Par value of stock issued                  (1,403)
                                                      -----------
          Net increase to additional paid-in-capital
                and accumulated deficit               $27,679,503
                                                      -----------
                                                      -----------


     (a) The carrying value of all non-real estate assets and liabilities are deemed to approximate their fair values at the time of the Acquisition.


     Due to the original shareholder group having a significant ownership interest in the Company and control of senior management and board of director positions, the Company is considered the accounting acquirer in the Acquisition. The transaction will be consummated by issuing 1,403,321 units of the Company, the value of which is estimated to be $19.73 per unit, to the investors in the Programs. The value per unit of the Company's units is based on the following calculation:



          Fair value of net assets acquired in Acquisition        $27,680,906
          divided by the number of units issued                     1,403,321
                                                                   ----------

          Fair value per unit                                      $    19.73
                                                                   ----------
                                                                   ----------


     This excess purchase price is due to the appraised value of the properties held by some of the programs being greater than their carrying value on the program's historical financial statements. These excess values are summarized as follows:

          Program        Historical Financial  Appraised Value  Excess Purchase Price
                              Value
     Mori Point             $4,100,000           $6,000,000           $1,900,000
     Oceanside               3,525,539            5,080,000            1,554,461
     Cypress Lakes           5,200,000            6,000,000              800,000
     Yosemite/Ahwahnee       5,423,254            5,486,000               62,746
                             ---------            ---------            ---------
         TOTAL                                                        $4,317,207
                                                                       ---------
                                                                       ---------

(3) To reclass the various professional fees incurred to consummate the securities registration ($1,855,243) to equity, and the direct costs of consummating the Acquisition to goodwill.
(4) To reflect the cancellation of 66,807 shares of common stock of the Company in conjunction with the final allocation of units between Program investors and founders.
(5)  To eliminate intercompany receivables.

(6) To reflect the forgiveness of fees due from the Oceanside ($261,273) and Yosemite/Ahwahnee ($124,250) programs and the resulting adjustment to the value of the stock given to the founders of the Company.

                           AMERICAN FAMILY HOLDINGS, INC.
                     NOTES TO PRO FORMA COMBINED BALANCE SHEETS


(7)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing and lots.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies.


     SEGMENT ASSETS                                 JUNE 30

                           Vacation and   Residential Home
                          Leisure Resort     Development    All Other      Total
                          --------------  ----------------  ----------   ----------
     Segment Assets         10,214,627         5,889,933    17,806,503   33,911,063



     RECONCILIATION OF ASSETS
     Total assets for reportable segments                                 33,911,063
     Cash                                                                      3,233
     Goodwill                                                                100,000
     Elimination of receivables from corporate headquarters               (1,955,243)
                                                                          ----------
     Consolidated total assets after adjustments                          32,059,053
                                                                          ----------
                                                                          ----------

                           AMERICAN FAMILY HOLDINGS, INC.
                    PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     The pro forma combined statements of operations presented below reflect the acquisition as previously described as if it occurred at the beginning of the periods presented. The Company was omitted from the statements presented below since it had no operations during the periods presented.



                                               Year Ended December 31, 1997                    Six Months Ended June 30, 1998
                                -------------------------------------------------        -----------------------------------------
                                                        Pro Forma       Pro Forma                      Pro Forma         Pro Forma
                                   Programs(1)        Adjustments        Combined         Programs(1) Adjustments         Combined
                                   ----------         -----------        --------         ----------  -----------         --------
THE ACQUISITION
Revenues . . . . . . . . . . . .     $5,193,012                 $       $5,193,012          $324,654                      $324,654
Cost of sales. . . . . . . . . .      4,081,530                          4,081,530           121,187                       121,187
                                     ----------                         ----------         ---------                     ---------
Gross profit . . . . . . . . . .      1,111,482                          1,111,482           203,467                       203,467
Selling, general and
  administrative . . . . . . . .      4,357,059         350,000(2)       5,676,062         1,754,181    175,000(2)       2,413,683
                                                        949,003(3)                                      474,502(3)
                                                         20,000(4)                                       10,000(4)
Land write down. . . . . . . . .      1,299,651                          1,299,651           255,000            -          255,000
Management fees. . . . . . . . .        949,003          (949,003)(3)            0           474,502     (474,502)(3)
                                     ----------                         ----------         ---------                     ---------
Total expenses . . . . . . . . .      6,605,713                          6,975,713         2,483,683                     2,668,683
                                     ----------                         ----------         ---------                     ---------
Interest income (expense). . . .         31,345                             31,345            (1,117)                       (1,117)
Gain on sale of property . . . .              -                                  -         1,871,279                     1,871,279
                                     ----------                         ----------         ---------                     ---------

Net income (loss). . . . . . . .     (5,462,886)                        (5,832,886)         (410,054)                     (595,054)
                                     ----------                         ----------         ---------                     ---------
                                     ----------                         ----------         ---------                     ---------
Net loss per
common share(5). . . . . . . . .                                             (3.42)                                          (0.34)
                                                                        ----------                                       ---------
                                                                        ----------                                       ---------

                           AMERICAN FAMILY HOLDINGS, INC.
                NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS


(1) Reflects the historical combined statements of operations of the Programs for the year ended December 31, 1997 and for the six months ended June 30, 1998.

(2) To reflect the replacement of National as asset manager of the investment programs with the new management structure of the Company:


                                              Year Ended        Six Months Ended
                                           December 31, 1997      June 30, 1998
                                           -----------------      -------------
Officers and staff salaries to be                 $ 806,000          $ 403,000
included in selling, general and
administration after Acquisition

Officers salaries included in selling,
general and administration prior to               $(456,000)         $(228,000)
Acquisition                                        --------            -------

Pro forma adjustment to selling, general
and administration                                $ 350,000          $ 175,000
                                                   --------            -------
                                                   --------            -------


(3) To reflect the cancellation of the servicing agreements between National and the investment programs and the reclass of this associated overhead to administrative expenses.

(4) To amortize goodwill arising from the Acquisition over its estimated useful life of 5 years.


(5) Net loss per share is based on 1,726,617 weighted average number of shares outstanding and does not include any warrants to be issued in conjunction with the company's units offering or the Acquisition.

(6)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. However, in the calculation of the pro forma loss for these segments, American officers salaries, management fees and acquisition expenses were excluded.


                                             DECEMBER 31, 1997
                                         Vacation and          Residential Home
                                        Leisure Resort            Development               All Other                 Total
                                        --------------            -----------               ---------                 -----
Revenues                                     902,162               4,290,850                                        5,193,012
Segment profit/(loss)                     (1,795,368)             (1,665,850)              (1,545,668)             (5,006,886)



                                               JUNE 30, 1998
                                         Vacation and          Residential Home
                                        Leisure Resort            Development               All Other                  Total
                                        --------------            -----------               ---------                  -----
Revenues                                     324,654                       -                       -                  324,654
Segment profit/(loss)                     (1,877,901)              2,385,609                (689,762)                (182,054)

                            AMERICAN FAMILY HOLDINGS, INC.

                 NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(6)  Segment Information (continued)


PROFIT OR LOSS RECONCILIATION                   DECEMBER 31, 1997  JUNE 30, 1998
Total profit or loss for reportable segments        (5,006,886)        (182,054)
Adjustment for expenses not included in
 segment loss:
Officers salaries                                     (806,000)        (403,000)
Amortization of goodwill                               (20,000)         (10,000)
                                                     ---------          -------
Total pro forma loss after adjustments              (5,832,886)        (595,054)
                                                     ---------          -------
                                                     ---------          -------

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




American Family Holdings, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of American Family Holdings, Inc. as of June 30, 1998. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Family Holdings, Inc. of as of June 30, 1998 in conformity with generally accepted accounting principles.




                                                 BDO SEIDMAN, LLP

Los Angeles, California
July 17, 1998

                           AMERICAN FAMILY HOLDINGS, INC.

                                   BALANCE SHEET


                                    JUNE 30, 1998


ASSETS
  Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,901
  Deferred acquisition costs . . . . . . . . . . . . . . . . .    1,955,243
                                                                  ---------
    Total assets . . . . . . . . . . . . . . . . . . . . . . .    1,959,144
                                                                  ---------
                                                                  ---------

LIABILITIES
  Due to affiliate . . . . . . . . . . . . . . . . . . . . . .    1,955,243

STOCKHOLDERS' EQUITY (Note 2):
  Preferred Stock, shares authorized - 2,000,000;
    issued and outstanding 0 . . . . . . . . . . . . . . . . .            -
  Common Stock, $0.001 par value; shares authorized -
    10,000,000; shares issued and outstanding - 390,103. . . .          391
    Additional paid in capital . . . . . . . . . . . . . . . .        3,510
                                                                  ---------
      Total stockholders' equity . . . . . . . . . . . . . . .        3,901
                                                                  ---------
  Total liabilities and stockholders' equity . . . . . . . . .    1,959,144
                                                                  ---------
                                                                  ---------


                   See accompanying notes to financial statements.

                            AMERICAN FAMILY HOLDINGS, INC.

                                NOTES TO BALANCE SHEET

NOTE 1.  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

   American Family Holdings, Inc. (the Company) was organized and incorporated in Delaware to become a publicly held corporation which would acquire the assets, certain liabilities and business activities owned by investors in the investment programs listed below in exchange for ownership in the Company. The Company will also attempt to sell a maximum of 1,000,000 units consisting of one share of its common stock plus one warrant at a price of $20 per Unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering. Listed below are the investment programs to be acquired and the number of units of the Company issued to the investors in these programs:

                                                                    Number of
Investment Program                                                    Units
------------------                                                    -----
Oceanside                                                           268,653
Yosemite/Ahwahnee I and II                                          340,006
Mori Point                                                          270,652
Sacramento/Delta Greens                                              78,524
Cypress Lakes                                                       291,246
Palmdale/Joshua Ranch                                               131,094
Esperanza                                                            10,818
Stacey Rose A and                                                    12,328
                                                                  ---------
                                                                  1,403,321

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   DEFERRED ACQUISITION COSTS

   Deferred acquisition costs represent costs incurred by the Company in conjunction with the acquisition of the net assets of investment programs and the registration of the units to be issued in the Acquisition. If the transaction is not successfully completed, these costs will be expensed.
Upon a successful completion of the transaction, the direct costs associated with the acquisition of the programs, which are approximately $100,000, has been capitalized and will be allocated in conjunction with the acquisition allocations. The remaining balance of $1,855,243, which represents the costs associated with the registration of the securities to be issued in the Acquisition, will be recorded as an adjustment to additional paid in capital.

                            AMERICAN FAMILY HOLDINGS, INC.

                                NOTES TO BALANCE SHEET
                                     (CONTINUED)

NOTE 2.  EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements, contingent upon the successful completion of the Acquisition, with two members of senior management for a term of five years and one member of senior management for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for annual compensation of $180,000, $180,000 and $200,000 and contain provisions for bonus consideration based on performance standards. The agreements also provide for the issuance of 10,000 nonqualified stock options to each member upon completion of the Acquisition and 10,000 additional nonqualified stock options to be issued to each of these members on the first and second anniversaries of the Acquisition.
These options have ten year terms. The original tranche of options are exercisable at $20 per share, while the remaining two tranches are exercisable at the market price of the Company's stock at the date of grant. In addition, except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; providing for certain salary and benefit continuance for six months if the officer is permanently disabled; and, providing for a severance payment in the amount of 2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 36 equal monthly installments, in the event of a change of control of the Company within two years of the change of control event.

NOTE 3.  STOCK INCENTIVE PLAN

   The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The following awards may be made under the Plan:

   NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

   INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

   RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance.

   Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be 10 years from the date of grant. Commencing one year from the Closing, each such option will vest 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."

   185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically).

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Oceanside "Trudy Pat" Program ("Oceanside Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Oceanside Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                            BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                               THE OCEANSIDE PROGRAM

                                   BALANCE SHEET

                                                December 31,          June 30,
                                                    1997               1998
                                                ------------       -----------
                                                                    (unaudited)
ASSETS:
  Cash and cash equivalents                       $  145,072        $  $17,037
  Restricted cash                                  1,421,670           221,726
  Note receivable (Note 7)                            50,000            50,000
  Real estate and improvements                             -         3,525,539
  Real estate property held for sale               3,322,329                 -
  Property and equipment, net (Note 3)                14,093            36,436
  Other assets                                        46,597            32,712
  Due from affiliate (Note 1)                        443,647           452,022
                                                  ----------        ----------
     Total assets                                 $5,443,408        $4,335,472
                                                  ----------        ----------
                                                  ----------        ----------
LIABILITIES:
  Accounts payable                                $  274,664        $  292,478
  Due to affiliate (Note 4)                          800,000           281,273
  Accrued expenses and other liabilities             197,030           204,398
                                                  ----------        ----------
     Total liabilities                             1,271,694           778,149

COMMITMENTS  AND CONTINGENCIES (Note 4)

OWNERS' EQUITY:
  Owners' Equity                                   4,171,714         3,557,323
                                                  ----------        ----------
     Total liabilities and owners' equity         $5,443,408        $4,335,472
                                                  ----------        ----------
                                                  ----------        ----------


                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                              STATEMENTS OF OPERATIONS


                                                                                               Six Months Ended
                                                              Year Ended December 31,              June 30,
                                                              ----------------------         -------------------
                                                               1997           1996           1998           1997
                                                               ----           ----           ----           ----
                                                                                                  (unaudited)
REVENUES FROM HOME SALES                                   $ 4,290,850    $ 5,490,180     $        -    $ 3,240,050

COST OF HOME SALES                                           3,828,982      4,975,160              -      2,872,014
                                                           -----------    -----------     ----------    -----------
GROSS PROFIT                                                   461,868        515,020              -        368,036

EXPENSES:
  Selling, general and administrative                        1,014,712        842,987        205,047        551,563
  Real estate inventory writedown (Note 7)                   1,069,651              -              -        360,172
  Related party management fees (Note 4)                       300,000        300,000        150,000        150,000
                                                           -----------    -----------     ----------    -----------
      Total expenses                                         2,384,363      1,142,987        355,047      1,061,735

Interest income                                                 64,645         79,292         10,093         33,788

Gain on sale of real estate (Note 8)                                 -              -      2,730,563              -
                                                           -----------    -----------     ----------    -----------
Net income (loss)                                          $(1,857,850)   $  (548,675)    $2,385,609    $  (659,911)
                                                           -----------    -----------     ----------    -----------
                                                           -----------    -----------     ----------    -----------



                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                             STATEMENTS OF OWNERS' EQUITY


                                                                      Amount
                                                                      ------
Balance January 1, 1996                                           $ 8,179,489
  Capital distributions                                              (900,000)
  Net loss for the year                                              (548,675)
                                                                  -----------

Balance December 31, 1996                                           6,730,814

  Capital distributions                                              (701,250)
  Net loss for the year                                            (1,857,850)
                                                                  -----------
Balance December 31, 1997                                           4,171,714

Capital distributions                                              (3,000,000)

Net profit for the Period (unaudited)                               2,385,609

Balance June 30, 1998 (unaudited)                                 $ 3,557,323



                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                               STATEMENTS OF CASH FLOWS


                                                                                                Six Months Ended
                                                        Year Ended December 31,                     June 30,
                                                        -----------------------              ---------------------
                                                        1997               1996              1998             1997
                                                        ----               ----              ----             ----
                                                                                                  (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                   $(1,857,850)     $  (548,675)      $ 2,385,609      $  (659,911)
     Adjustments net loss to cash
     provided by (used in) operating
     activities:
     Depreciation and amortization                         12,584            3,352             4,432            4,255
     Gain on sale of real estate                                -                -        (2,730,563)               -
     Real estate inventory writedown                    1,069,651                -                 -                -
     Increase (decrease) from changes in:
     Restricted cash                                      358,471          326,089         1,199,944          250,360
     Note receivable                                      (50,000)                                 -                -
     Real estate inventory                              1,161,508        1,155,537                 -        1,231,159
     Other assets                                         (21,631)         (24,120)           13,885          (35,948)
     Due from affiliate                                  (443,647)               -            (8,375)               -
     Accounts payable                                    (311,104)         286,196            17,814         (108,989)
     Accrued expenses and
       other liabilities                                  379,306         (196,141)         (772,632)         103,301
                                                      -----------      -----------       -----------      -----------
     Net cash provided by (used in)
       operating activities                               297,288        1,002,238           110,114          784,227

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                       (4,854)         (17,600)                -           (4,854)
  Additions to real estate property held
     for sale                                            (102,409)         (96,462)         (238,149)               -
  Cash received on sale of real estate                          -                -         3,000,000                -
                                                      -----------      -----------       -----------      -----------
  Net cash provided by (used in)
       investing activities                              (107,263)        (114,062)        2,761,851           (4,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Line of credit proceeds                               1,821,560        3,600,000                 -        1,821,560
  Line of credit repayments                            (1,825,470)      (3,596,090)                -       (1,825,470)
  Contributions (distributions)                          (701,250)        (900,000)       (3,000,000)        (450,000)
                                                      -----------      -----------       -----------      -----------
  Net cash provided by (used in)
     financing activities                                (705,160)        (896,090)       (3,000,000)        (453,910)
                                                      -----------      -----------       -----------      -----------
Net increase (decrease) in
  cash and cash equivalents                              (515,135)          (7,914)         (128,035)         325,463

Cash and cash equivalents
  at beginning of period                                  660,207          668,121           145,072          660,207
                                                      -----------      -----------       -----------      -----------
Cash and cash equivalents
  at end of period                                    $   145,072      $   660,207       $    17,037      $   985,670
                                                      -----------      -----------       -----------      -----------
                                                      -----------      -----------       -----------      -----------
Cash paid during the
  period for interest                                 $     4,272      $     9,526                 -      $     4,272
                                                      -----------      -----------       -----------      -----------
                                                      -----------      -----------       -----------      -----------



Interest capitalized for the year ended December 31, 1996 and 1997 were $14,939 and $4,536.

                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Oceanside Program (the "Program") to entities affiliated with the Ved Corporation, the original borrowers, in the amount of $30,000,000 by selling undivided tenant-in-common interests in such loan to 1,755 investors. In November of 1993, the borrower granted the property ("Oceanside Development") securing the loan to Oceanside Development, Inc., a California corporation (the "Company"), formed by National on behalf of the investors in the Oceanside Program. The first lien was kept intact after the date of grant to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Program, the underlying protection of the lien is no longer needed and will be extinguished as part of the acquisition. Oceanside Development is a single family detached home development consisting of two tracts, Encore and Symphony. The property is located in Oceanside, California and is currently held by Oceanside Development, Inc. on behalf of the Oceanside Investors. The Oceanside property was appraised at $6,484,000 as of the date of grant from the original borrower. Therefore, the property has been written down to its fair market value at the time of grant and the investors' interests in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consist of Oceanside Development, Inc. and Oceanside Development, LLC, and do not include the accounts of National.

  AMERICAN FAMILY HOLDINGS, INC.
  American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consists of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

  In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH EQUIVALENTS AND RESTRICTED CASH
  The Oceanside Program management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Program has restricted bonded cash accounts which may only be used for capital expenditures on the residential properties. The restricted cash balance at December 31, 1997 and June 30, 1998 were $1,421,670 and $221,726.

                               THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  REAL ESTATE INVENTORIES AND REAL ESTATE PROPERTY HELD FOR SALE
  Costs incurred which are included in real estate inventories and property held for sale consist of land, land development costs, direct and indirect costs of construction, other overhead costs, interest and property taxes. Interest and property taxes are capitalized to real estate inventories when development activities begin, and capitalization ends when the qualifying assets are ready for their intended use. As of December 31, 1997, the Oceanside Development had 111 lots classified as property held for sale.

Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations to differ from amounts presently estimated.

  SALE AND PROFIT RECOGNITION
  Revenues from home sales are recognized when closings have occurred. At the time of revenue recognition, costs of home sales are charged with direct costs of construction and an allocation of a project's total estimated costs.

  PROPERTY AND EQUIPMENT
  Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

  INCOME TAXES
  The financial statements include the activity of the Program, which income or losses are included in the investors' respective tax returns.

  UNAUDITED INTERIM FINANCIAL STATEMENTS
  The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation o the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                              THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
  Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 and June 30, 1998 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair value of the line of credit was estimated based on similar interest rates available for comparable financial instruments.


NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:


                                                      December 31     June 30,
                                                          1997          1998
                                                      -----------   ----------
  Office and computer equipment                        $ 5,787         $16,776
  Furniture and fixtures                                25,145          40,931
                                                        ------          ------

                                                        30,932          57,707
  Less accumulated depreciation                        (16,839)        (21,271)
                                                        ------          ------
                                                       $14,093         $36,436
                                                        ------          ------
                                                        ------          ------


NOTE 4.  COMMITMENTS


SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and the activities of the Program are continued for the investors. The Program incurred asset management expenses of $300,000, $300,000, $150,000 and $150,000 for the
years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Additionally, the Program accrued compensation expense of $192,000, $192,000, $96,000 and $96,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998 payable to senior management of the Program, who are also the principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 and June 30, 1998 were $800,000 and $281,273. Included in the Due to Affiliate balance at June 30, 1998 is an amount of $261,273, which relates to commissions payable to National for the sale of the symphony lots.

                              THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 4.  COMMITMENTS (CONTINUED)

LAWSUITS

   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

NOTE 5.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 6.  CONCENTRATION OF CREDIT RISK

   The Program's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents and restricted cash accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Program has not experienced any losses on such accounts.

NOTE 7.  REAL ESTATE INVENTORY WRITEDOWN

   In October 1997, the Program sold the remaining lots on the Encore project for $650,000, which included a note receivable of $50,000. This note bears interest at 10% per annum and is due the earlier of (i) the close of escrow of the last Encore lot sold by the purchaser or (ii) one year. All capitalized construction costs incurred on the related lots in excess of the consideration received have been written off in the current year.

NOTE 8.  RELATED PARTY TRANSACTIONS

     In June 1998, the Program purchased land held for sale from the Oceanside Program ("Oceanside") and immediately sold the same land to an outside third party for approximately $6,550,000 in net cash proceeds. In exchange for the purchase of the Program's land from Oceanside, the program gave to Oceanside $3,000,000 in cash, and land and a golf course, valued at $3,550,000. The value of the land and golf course was derived by subtracting the value of the land sold to an outside third party of $6,550,000 from the $3,000,000 of cash given to Oceanside. This transaction resulted in a loss on the sale of the land and golf course of approximately $478,000. The Program also entered into a lease agreement with Yosemite for a five year lease of the golf course back to Yosemite. Annual lease revenue to be received as of June 30, 1998 were as follows:

                     Years Ending December 31                Amount
                     ------------------------                ------
                               1998                       $   80,000
                               1999                          220,000
                               2000                          390,000
                               2001                          630,000
                               2002                          760,000
                            Thereafter                       380,000
                                                           ---------
                                                          $2,460,000
                                                           ---------
                                                           ---------

NOTE 9. SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
        ACTIVITIES

   As part of the purchase and sale transaction disclosed in Note 8, land valued at approximately $3,550,000 was exchanged between the Program and the Yosemite/Ahwahnee Program.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Yosemite/Ahwahnee I and II "Trudy Pat" Programs (the "Yosemite/Ahwahnee Programs") (as defined in Note 1) as of December 31, 1997, and the related consolidated statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Yosemite/Ahwahnee Programs as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                              BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                                   BALANCE SHEET


                                                  December 31,       June 30,
                                                      1997             1998
                                                  ------------     -----------
                                                                    (unaudited)
ASSETS:
  Real estate and improvements (Note 3)            $10,137,074      $5,423,254
  Cash and cash equivalents                                  -       2,751,587
  Notes receivable (Note 4)                            353,028         245,629
  Property and equipment, net (Note 5)                 371,058         303,904
  Deferred membership selling expense (Note 11)        538,993         581,781
  Other assets                                          61,935          76,103
  Due from affiliate (Note 1)                          242,639         769,618
                                                    ----------      ----------

     Total assets                                  $11,704,727     $10,151,876
                                                    ----------      ----------
                                                    ----------      ----------
LIABILITIES:
  Capital lease obligations (Note 6)                   340,563         313,083
  Accounts payable                                     303,400         166,693
  Due to affiliate (Note 7)                            841,763         997,532
  Accrued property taxes (Note 7)                      683,558         499,606
  Accrued expenses and other liabilities               144,149         176,136
  Deferred revenues (Note 11)                        1,181,577       1,385,710
                                                    ----------      ----------
     Total liabilities                               3,495,010       3,538,760

COMMITMENTS AND CONTINGENCIES (NOTE 7)

OWNERS' EQUITY:
  Owners' Equity                                     8,209,717       6,613,116
                                                    ----------      ----------
     Total liabilities and
       owners' equity                              $11,704,727     $10,151,876
                                                    ----------      ----------
                                                    ----------      ----------


                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                              STATEMENTS OF OPERATIONS



                                                                                            Six Months Ended
                                                          Year Ended December 31,               June 30,
                                                         --------------------------       --------------------
                                                             1997           1996           1998           1997
                                                             ----           ----           ----           ----
                                                                                                (unaudited)

REVENUES
  Golf course operations                              $   765,167    $   571,778    $   252,953    $   416,898
  Sale of RV memberships                                  136,995         51,380         71,701         29,381
  Sale of developed lots                                        -         99,961              -              -
                                                       ----------     ----------     ----------     ----------
    Total revenues                                        902,162        723,119        324,654        446,279

COST OF SALES
  Golf course operations                                  252,548        165,836        121,187         90,827
  Developed lots                                                -         83,190              -              -
                                                       ----------     ----------     ----------     ----------
    Total cost of sales                                   252,548        249,026        121,187         90,827

GROSS PROFIT                                              649,614        474,093        203,467        355,452

EXPENSES:
Selling, general and administrative                     2,470,201      2,333,735      1,110,194      1,379,617
Related party management fees (Note 7)                    200,000        200,000        100,000        100,000
                                                       ----------     ----------     ----------     ----------
  Total expenses                                        2,670,201      2,533,735      1,210,194      1,479,617

Interest expense                                           38,781         18,962         11,890          5,230

Loss on sale of real estate (Notes 12 and 13)                   -              -        859,284              -
                                                       ----------     ----------     ----------     ----------

Net loss                                              $(2,059,368)   $(2,078,604)   $(1,877,901)   $(1,129,395)
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------



                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                             STATEMENTS OF OWNERS' EQUITY


Balance January 1, 1996                             $10,295,663

Capital contributions                                 1,141,111
Net loss for the year                                (2,078,604)
                                                     ----------
Balance December 31, 1996                             9,358,170

Capital contributions                                   910,915
Net loss for the period                              (2,059,368)
                                                     ----------
Balance December 31, 1997                             8,209,717

Capital contributions (unaudited)                       281,300

Net loss for the period (unaudited)                  (1,877,901)
                                                     ----------
Balance June 30, 1998 (unaudited)                    $6,613,116
                                                     ----------
                                                     ----------


                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                               STATEMENTS OF CASH FLOWS



                                                                                         Six Months Ended
                                                        Year Ended December 31,              June 30,
                                                        -----------------------        -------------------
                                                         1997           1996           1998           1997
                                                         ----           ----           ----           ----
                                                                                           (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $(2,059,368)   $(2,078,604)   $(1,877,901)   $(1,129,395)
Adjustments net loss to cash
  provided by (used in) operating activities:
     Cost of developed lots sold                                -         83,190                             -
     Loss on sale of real estate                                -                       859,284              -
     Depreciation and amortization                        381,299        336,229        175,902        184,155
  Increase (decrease) from changes in:
     Other assets                                        (114,023)      (264,478)        93,231       (196,083)
     Due from affiliate                                  (242,639)             -       (526,979)             -
     Accounts payable                                      92,661        172,210       (135,521)       117,633
     Accrued expenses and
       other liabilities                                  622,226        304,920       (120,446)       318,272
     Net deferral of sales revenues and
       selling expenses                                   443,673        198,910        161,345        242,888
                                                       ----------     ----------      ---------      ---------
  Net cash provided by (used in)
     operating activities                                (876,171)    (1,247,623)    (1,371,085)      (462,530)

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                            -        (48,899)             -
  Net cash proceeds from the purchase and sale of
     assets (Notes 12 and 13)                                   -                     3,868,852              -
  Additions to real estate                                (56,001)       (23,250)                      (35,577)
                                                       ----------     ----------      ---------      ---------
  Net cash provided by (used in)
     investing activities                                 (56,001)       (72,149)     3,868,852        (35,577)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital lease repayments                                (80,294)       (67,088)       (27,480)      (104,345)
  Contributions                                           910,915      1,141,111        281,300        674,898
                                                       ----------     ----------      ---------      ---------
  Net cash provided by (used in)
     financing activities                                 830,621      1,074,023        253,820        570,553
                                                       ----------     ----------      ---------      ---------
Net increase (decrease) in
  cash and cash equivalents                              (101,551)      (245,749)     2,751,587         72,446

Cash and cash equivalents
  at beginning of period                                  101,551        347,300              -        101,551
                                                       ----------     ----------      ---------      ---------
Cash and cash equivalents
  at end of period                                    $         -    $   101,551    $ 2,751,587    $   173,997
                                                       ----------     ----------      ---------      ---------
                                                       ----------     ----------      ---------      ---------
Cash paid during the
  period for interest                                 $    40,628    $    27,557    $    31,885    $    21,354
                                                       ----------     ----------      ---------      ---------
                                                       ----------     ----------      ---------      ---------



                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

  ORGANIZATION
  During 1989 and 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of two real estate loans for the Yosemite/Ahwahnee Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Yosemite/Ahwahnee I loan was in the amount of $6,500,000 to 426 investors and Yosemite/Ahwahnee II was in the amount of $13,500,000 to 837 investors. In September of 1995, on behalf of the Yosemite/Ahwahnee investors, National foreclosed on the borrower and took title to the property ("Ahwahnee Golf Course and Resort") involved. The first liens were kept intact after the foreclosure to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Programs, the underlying protection of the liens are no longer needed and will be extinguished as part of the acquisition. Ahwahnee Golf Course and Resort is projected to be a multi-faceted resort, which currently includes a country club and a partially completed recreational vehicle park, with plans to develop the remainder of the project, potentially as a timeshare facility. The 1,650 acre property is located in Madera County, California, approximately 15 miles south of Yosemite National Park and is currently held in trust by National on behalf of the Yosemite/Ahwahnee Investors. The Company obtained an appraisal as of the date of foreclosure, which assumes that the property is developed at its highest and best use, and the result of the appraisal, after certain accounting-related adjustments made by the Company, was a fair market value of $10,800,000. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements. Since taking over these properties, National has operated them on behalf of the investors through a corporation known as Ahwahnee Golf Course and Resort, Inc.

The accompanying financial statements include the accounts of the Programs, which consist of Ahwahnee Golf Course and Resort, Inc., National Investors Land Holding Trust VII and National Investors Land Holding Trust IX, and do not include the accounts of National.

  AMERICAN FAMILY HOLDINGS, INC.
  American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

  In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     The Programs' management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     REAL ESTATE AND IMPROVEMENTS
     Real estate and improvements are carried at cost. Expenditures for additions and improvements are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided on a straight-line basis on land improvements and buildings and improvements over estimated useful lives ranging from 5-30 years.

Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

     REVENUE RECOGNITION
     The Programs generate revenues from its golf course operations and sales of recreational vehicle memberships. Revenues from the sale of recreational vehicle memberships are not recognized until the Programs have received at least 10% of the total purchase price and the statutory 3 day rescission period has elapsed. Until a contract to purchase a recreational vehicle membership qualifies as a sale, all payments received are accounted for as customer deposits. The Program sells these recreational vehicle memberships to members on a timeshare plan. The length of this plan ranges from the length of the remaining lifetime of the primary member to the lifetimes of the primary member, the primary member's child and the primary member's grandchild. The membership rights include the use of the recreational vehicle park and facilities. The only restriction to the membership is that members may only use the recreational vehicle park for a maximum of seven days at a time with a minimum of seven days between visits. These revenues are recognized into income on a straight-line basis over the expected life of the memberships sold, which approximates 10 years. In addition, costs directly related to the sale of such memberships are deferred and recognized as selling expenses over this same amortization period.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)
NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     DEFERRED SELLING EXPENSES
     The Company expenses most forms of advertising, except for costs associated with commissions and direct mail costs, which is capitalized and amortized over its expected period of failure benefits.

     Commissions include commissions paid to salespeople, which are directly associated with the successful sale of individual memberships. The commissions paid to salespeople are amortized over the same period that the membership revenue is recognized. Direct mail advertising consists primarily of the campaigns held to promote the sale of the recreational vehicle lots. The Company is able to determine which membership sales occur because of the direct mailings. As a result, the total mailing costs are allocated to these membership sakes and amortized over the same period

     INCOME TAXES
     The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation o the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
     Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 and June 30, 1998 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair values of notes receivable and capital lease obligations were estimated based on similar interest rates available for comparable financial instruments.

NOTE 3.  REAL ESTATE AND IMPROVEMENTS

     Real estate and improvements consist of the following:

                                       December 31,     June 30,
                                           1997           1998
                                       -----------     ----------
     Land                              $ 8,114,645     $5,205,536
     Land improvements                   1,890,656        223,800
     Buildings and improvements            820,783        152,681
                                       -----------     ----------

                                        10,826,084      5,582,017
     Less accumulated depreciation        (689,010)      (158,763)
                                       -----------     ----------
                                       $10,137,074     $5,423,254
                                       -----------     ----------
                                       -----------     ----------

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 4.  NOTES RECEIVABLE

     The Programs make unsecured loans to individuals in conjunction with its sales of recreational vehicle memberships. These loans bear interest at rates between 0% and 17%, range in length from one to seven years and may be prepaid at any time without penalty. Notes receivable are shown net of discounts of $24,950 and $25,150 as of December 31, 1997 and June 30, 1998. As of December 31, 1997 and June 30, 1998, a total of $324,502 and $284,704 of the notes receivable balance is expected to be collected after one year. The total allowance for doubtful accounts as of December 31, 1997 and June 30, 1998 is $41,073 and $4,080.


NOTE 5.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                       December 31,     June 30,
                                           1997           1998
                                       -----------     ----------
     Capital lease equipment              $505,998       $515,317
     Furnitures and fixtures                25,349          2,987
     Machinery and equipment                37,033              -
                                       -----------     ----------

                                           568,380        518,304
     Less accumulated depreciation        (197,322)      (214,400)
                                       -----------     ----------

                                          $371,058       $303,904
                                       -----------     ----------
                                       -----------     ----------

NOTE 6.  CAPITAL LEASE OBLIGATIONS

     Future minimum rental payments under noncancellable capital leases as of December 31, 1997 were as follows:

                                                          Amount
                                                          -------
     1998                                                 120,923
     1999                                                 113,893
     2000                                                 113,893
     2001                                                  59,184
                                                          -------
     Total minimum lease payments                         407,893
     Amount representing interest                          67,330
                                                          -------
     Present value of minimum lease payments              340,563
                                                          -------
                                                          -------

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 7.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT


     The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages five other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $200,000, $200,000, $100,000 and $100,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Additionally, the Programs accrued compensation expense of $264,000, $264,000, $114,000 and $114,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998 payable to senior management of the Company, who are also principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 and June 30, 1998 were $841,763 and $997,532. Included in the Due to Affiliate balance at June 30, 1998 is an amount of $124,250, which relates to commissions payable to National for the sale of the lots.


LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $683,558 and $499,606 as of December 31, 1997 and June 30, 1998. The Program is in the process of negotiating a payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 8.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 9.  DEBT FORECLOSURE

     In September 1995, the management company, for the benefit of investors in debt securities secured by the Property, foreclosed on the Property. Due to the debtor's financial position as of December 31, 1994, the foreclosure has been accounted for as if it took place prior to January 1, 1995.

NOTE 10.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

   During the years ended December 31, 1996 and 1997, the Company entered into capital lease obligations of $298,572 and $0.

   As part of the purchase and sale transaction disclosed in Note 13, land valued at approximately $3,550,000 was exchanged between the Program and the Oceanside Program.

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 11.  DEFERRED REVENUE AND MEMBERSHIP SELLING EXPENSES

     Deferred revenue consists of amounts deferred in conjunction with the sales of campground memberships. Components of the changes in deferred membership selling expenses and deferred membership sales revenue are as follows:

                                                                    December 31,                    June 30,
                                                               1997            1996          1998            1997
                                                            ----------       --------     ----------       --------
     Deferred Selling Expenses:

          Deferred selling expenses, beginning of year      $  263,508       $      0     $  538,993       $263,508

          Expenses deferred                                    338,627        292,787         76,219        163,313
          Expenses recognized                                  (63,142)       (29,279)       (33,431)       (30,592)
          Deferred expenses written off                              -              -              -              -
                                                            ----------       --------     ----------       --------
          Net change                                           275,485        263,508         42,788        132,721
                                                            ----------       --------     ----------       --------

          Deferred selling expenses, end of year            $  538,993       $263,508     $  581,781       $396,229
                                                            ----------       --------     ----------       --------
                                                            ----------       --------     ----------       --------
     Deferred Revenue:
          Deferred revenue, beginning of year               $  462,419       $      0      1,181,577        462,419

          Revenue deferred                                     856,153        513,799        275,834        428,076
          Revenue recognized                                  (136,995)       (51,380)       (71,701)       (29,381)
                                                            ----------       --------     ----------       --------
          Net change                                           719,158        462,419        204,133        398,695
                                                            ----------       --------     ----------       --------

          Deferred Revenue, end of year                     $1,181,577       $462,419     $1,385,710       $861,114
                                                            ----------       --------     ----------       --------
                                                            ----------       --------     ----------       --------

NOTE 12. SALE OF LAND

     On February 19, 1998, the Program entered into a sale transaction with a consultant on the project for the sale of 13 single-family development estate lots. The total sale price for these lots was $307,500 which realized a $477,757 loss on the sale. Included in the sale agreement was a repurchase provision which gives the Program the option to repurchase 12 of these lots from the buyer for $300,000. In order to maintain this option, the Program must make monthly option payments of $4,165 per month until the options are exercised.
The repurchase option expires in January 2001.

NOTE 13.  RELATED PARTY TRANSACTIONS

    In June 1998, the Program purchased land held for sale from the Oceanside Program ("Oceanside"), and immediately sold the same land to an outside third party for approximately $6,550,000 in net cash proceeds. In exchange for the purchase of the Program's land from Oceanside, the Program gave to Oceanside $3,000,000 in cash, and land and a golf course, valued at $3,550,000. The valuation of the land and golf course was derived by subtracting the value of the land sold to an outside third party of $6,550,000 from the $3,000,000 of cash given to Oceanside. This transaction resulted in a loss on the sale of the land and golf course of approximately $478,000. The Program then entered into a five year lease agreement for the operation of the golf course.
Future minimum lease payments under the operating lease as of June 30, 1998 were as follows:

        Years Ending December 31                  Amount
        ------------------------                  ------
                  1998                          $   80,000
                  1999                             220,000
                  2000                             390,000
                  2001                             630,000
                  2002                             760,000
               Thereafter                          380,000
                                                ----------
                                                $2,460,000
                                                ----------
                                                ----------


                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Mori Point "Trudy Pat" Program (the "Mori Point Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Mori Point Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                             BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                               THE MORI POINT PROGRAM

                                   BALANCE SHEET


                                             December 31,     June 30,
                                                1997           1998
                                             ----------     ----------
                                                            (unaudited)
ASSETS:
     Land                                    $4,100,000     $4,100,000

     Cash and cash equivalents                    7,204          5,176
     Due from affiliate (Note 1)                232,707        255,964
                                             ----------     ----------

          Total assets                       $4,339,911     $4,361,140
                                             ----------     ----------
                                             ----------     ----------
LIABILITIES:
     Due to affiliate (Note 3)               $  497,885     $  537,885
     Notes to affiliate (Note 3)                      -         43,655
     Accrued property taxes (Note 3)            264,464        164,497
     Accrued expenses                            86,615        102,067
                                             ----------     ----------

          Total liabilities                  $  848,964     $  848,104

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
     Owners' Equity                           3,490,947      3,513,036
                                             ----------     ----------

          Total liabilities and
            owners' equity                   $4,339,911     $4,361,140
                                             ----------     ----------
                                             ----------     ----------


                   See accompanying notes to financial statements.

                               THE MORI POINT PROGRAM

                              STATEMENTS OF OPERATIONS


                                                                                Six Months Ended
                                               Year Ended December 31,              June 30,
                                              ------------------------      ------------------------
                                                 1997           1996           1998          1997
                                              ---------      ---------      ---------      ---------
                                                                                   (unaudited)
EXPENSES:
     Selling, general and administrative      $ 181,034      $  90,348      $  73,072      $  73,340
     Related party management fees (Note 3)     100,000        100,000         50,000         50,000
                                              ---------      ---------      ---------      ---------

Total expenses                                  281,034        190,348        123,072        123,340

Interest income/(expense)                         1,586          1,223           (776)           488
                                              ---------      ---------      ---------      ---------

Net loss                                      $(279,448)     $(189,125)     $(123,848)     $(122,852)
                                              ---------      ---------      ---------      ---------
                                              ---------      ---------      ---------      ---------


                   See accompanying notes to financial statements.

                                THE MORI POINT PROGRAM

                             STATEMENTS OF OWNERS' EQUITY


                                                               Total
                                                            ----------
Balance January 1, 1996                                      3,352,238

     Capital contributions                                     202,310
     Net loss for the year                                    (189,125)
                                                            ----------

Balance December 31, 1996                                    3,365,423

     Capital contributions                                     404,972
     Net loss for the period                                  (279,448)
                                                            ----------

Balance December 31, 1997                                   $3,490,947

Capital contributions (unaudited)                              145,937

Net loss for the period (unaudited)                           (123,848)
                                                            ----------

Balance June 30, 1998 (unaudited)                           $3,513,036
                                                            ----------
                                                            ----------


                   See accompanying notes to financial statements.

                                THE MORI POINT PROGRAM

                               STATEMENTS OF CASH FLOWS


                                                                               Six Months Ended
                                               Year Ended December 31,              June 30,
                                              ------------------------      ------------------------
                                                 1997           1996           1998          1997
                                              ---------      ---------      ---------      ---------
                                                                                  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                 $(279,448)     $(189,125)     $(123,848)     $(122,852)
     Increase (decrease) from changes in:
          Due from affiliate                   (232,707)             -        (23,257)        (6,522)
          Accrued expenses                       75,355         25,847        (44,515)       (47,606)
                                              ---------      ---------      ---------      ---------

     Net cash used in operating
          activities                           (436,800)      (163,278)      (191,620)      (176,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Contributions                              404,972        202,310        145,937        196,376
     Proceeds from notes to affiliate                 -              -         43,655              -
                                              ---------      ---------      ---------      ---------
     Net cash provided by
          financing activities                  404,972        202,310        189,592        196,376

Net increase (decrease) in cash and cash
     equivalents                                (31,828)        39,032         (2,028)        19,396

Cash and cash equivalents at beginning
     of period                                   39,032              -          7,204         39,032
                                              ---------      ---------      ---------      ---------

Cash and cash equivalents
     at end of period                         $   7,204      $  39,032      $   5,176      $  58,428
                                              ---------      ---------      ---------      ---------
                                              ---------      ---------      ---------      ---------


                   See accompanying notes to financial statements.

                                THE MORI POINT PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1990 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Mori Point "Trudy Pat" Program (the "Program") in the amount of $10,000,000 by selling undivided tenant-in-common interests in such loan to 486 investors. In August of 1992, on behalf of the Mori Point Program investors, National foreclosed on and took title to the property ("Mori Point") involved in the Mori Point Program. Mori Point is currently raw land which is zoned for a 275 room hotel/conference center, 60 residential units and an equestrian/commercial facility. The property is located in Pacifica, California and is currently held in trust by National on behalf of the Mori Point Investors. The Mori Point property was recently appraised at $4,100,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Mori Point Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                             THE MORI POINT PROGRAM

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS
No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $100,000, $100,000, $50,000 and $50,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $497,885 and $537,885.

                            THE MORI POINT PROGRAM

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 3.  COMMITMENTS (CONTINUED)

NOTES TO AFFILIATE

   The Program received advances from National during 1998 amounting to $42,700. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS

   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES

   The Program has delinquent property taxes of $264,464 and $164,497 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Sacramento/Delta Greens "Trudy Pat" Program (the "Sacramento/Delta Greens Program") (as defined in Note
1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Sacramento/Delta Greens Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                        BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                        THE SACRAMENTO/DELTA GREENS PROGRAM

                                   BALANCE SHEET



                                                  December 31,       June 30,
                                                      1997             1998
                                                  -----------       -----------
                                                                    (unaudited)
ASSETS:
  Land                                            $ 2,000,000      $ 1,745,000

  Cash and cash equivalents                             4,099            7,886
  Due from affiliate (Note 1)                         104,528          118,430
                                                  -----------      -----------

    Total assets                                  $ 2,108,627      $ 1,871,316
                                                  -----------      -----------
                                                  -----------      -----------

LIABILITIES:
  Accounts payable                                $    25,641      $    14,094
  Due to affiliate (Note 3)                           188,344          181,178
  Notes to affiliate (Note 3)                               -           18,500
  Accrued property taxes (Note 3)                      58,536           27,308
  Accrued expenses                                     49,750           59,750
                                                  -----------      -----------

    Total liabilities                                 322,271          300,830

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
  Owners' Equity                                    1,786,356        1,570,486
                                                  -----------      -----------

    Total liabilities and owners' equity          $ 2,108,627      $ 1,871,316
                                                  -----------      -----------
                                                  -----------      -----------


                   See accompanying notes to financial statements.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                              STATEMENTS OF OPERATIONS



                                                                                           Six Months Ended
                                                                                    -----------------------------
                                                     Year Ended December 31,                    June 30,
                                                  -----------------------------     -----------------------------
                                                      1997             1996              1998             1997
                                                  -----------       -----------      -----------      ------------
                                                                                             (unaudited)
EXPENSES:
Selling, general and administrative               $   115,620      $   169,649       $    35,610      $    69,059
Land write-down (Note 5)                              230,000          845,000           255,000          230,000
Related party management fees (Note 3)                 50,000           50,000            25,000           25,000
                                                  -----------      -----------       -----------      -----------

  Total expenses                                      395,620        1,064,649           315,610          324,059

Interest income                                           824            1,965                65              479
                                                  -----------      -----------       -----------      -----------

Net income (loss)                                 $  (394,796)     $(1,062,684)      $  (315,545)     $  (323,580)
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------


                  See accompanying notes to financial statements.

                    THE SACRAMENTO/DELTA GREENS PROGRAM

                        STATEMENTS OF OWNERS' EQUITY




                                                                       Total
                                                                    -----------
Balance January 1, 1996                                            $ 2,820,595

Capital contributions                                                  262,572
Net loss for the year                                               (1,062,684)
                                                                   -----------

Balance December 31, 1996                                            2,020,483

Capital contributions                                                  160,669
Net loss for the year                                                 (394,796)
                                                                   -----------

Balance December 31, 1997                                          $ 1,786,356

Capital contributions (unaudited)                                       99,675

Net loss for the period (unaudited)                                   (315,545)
                                                                   -----------

Balance June 30, 1998 (unaudited)                                  $ 1,570,486
                                                                   -----------
                                                                   -----------



                  See accompanying notes to financial statements.

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                          STATEMENTS OF CASH FLOWS


                                                                                            Six Months Ended
                                                                                     -----------------------------
                                                       Year Ended December 31,                  June 30,
                                                  -----------------------------      ------------------------------
                                                       1997             1996             1998              1997
                                                  ------------      -----------      ------------      -----------
                                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                        $  (394,796)     $(1,062,684)      $  (315,545)     $  (323,580)
  Adjustment to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities -
    Real estate property write-down                   230,000          845,000           255,000          230,000
  Increase (decrease) from changes in:
    Due from affiliate                               (104,528)               -           (13,902)          (2,813)
    Accounts payable                                   (4,283)          29,924           (11,547)          (4,284)
    Accrued expenses                                   54,454          (19,834)          (28,394)         (15,759)
                                                  -----------      -----------       -----------      -----------

  Net cash used in  operating activities             (219,153)        (207,594)         (114,388)        (116,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                       160,669          262,572            99,675           76,125
  Proceeds from notes to affiliate                          -                -            18,500                -
                                                  -----------      -----------       -----------      -----------
  Net cash provided by
    financing activities                              160,669          262,572           118,175           76,125
                                                  -----------      -----------       -----------      -----------

Net increase (decrease) in cash and cash
  equivalents                                         (58,484)          54,978             3,787          (40,311)

Cash and cash equivalents at beginning
  of period                                            62,583            7,605             4,099           62,583
                                                  -----------      -----------       -----------      -----------

Cash and cash equivalents
  at end of period                                $     4,099      $    62,583       $     7,886      $    22,272
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------

Cash paid during the period for interest          $         -      $         -       $         -      $         -
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------


                  See accompanying notes to financial statements.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1989 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Sacramento/Delta Greens Program (the "Program") in the amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 investors. In March of 1993, on behalf of the Sacramento/Delta Greens Program investors, National foreclosed on the property and took title to the property ("Sacramento/Delta Greens") involved in the Sacramento/Delta Greens Program. Sacramento/Delta Greens is currently raw land which is zoned and has an approved tentative tract map for a single-family detached housing development of 534 homes. The property is located in Sacramento, California and is currently held in Trust by National on behalf of the Sacramento/Delta Greens investors. The Sacramento/Delta Greens property was recently appraised at $3,075,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Sacramento/Delta Greens Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns..

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.  COMMITMENTS

     SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $50,000, $50,000, $25,000 and $25,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $188,344 and $181,178.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 3.  COMMITMENTS (CONTINUED)

NOTES TO AFFILIATE

     The program received advances from National during 1998 amounting to $18,457. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $58,536 and $27,308 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.


NOTE 5.  LAND WRITE-DOWN

     In 1993, 596 lots were approved and appraised at a value of $5,159 per lot. Based on an appraisal done in May 1997, the appraised value of the land had decreased in 1996 by approximately 27% due to a decline in economic conditions of the Sacramento/Delta Greens surrounding area, which resulted in the writedown of the cost of the land of $845,000. Due to a decrease in zoning of the lots to 534 in 1997, a $230,000 writedown in the cost of the land was recorded during the year ended December 31, 1997.

     Based on an appraisal done in June 1998, the appraised value of the land had decreased in 1998 by approximately 13% due to a change in the map of the property to include a wetlands/habitat area, reducing the number of lots to 465 in 1998. Due to this decrease, an additional $255,000 writedown in the cost of the land was recorded during the six months ended June 30, 1998.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Cypress Lakes "Trudy Pat" Program (the "Cypress Lakes Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Cypress Lakes Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                   BDO SEIDMAN, LLP




Los Angeles, California
May 22, 1998

                             THE CYPRESS LAKES PROGRAM

                                   BALANCE SHEET

                                                  December 31,       June 30,
                                                      1997             1998
                                                  -----------       -----------
                                                                    (unaudited)
ASSETS:
  Land                                             $5,200,000       $5,200,000

  Cash and cash equivalents                           148,068           20,542
  Due from affiliate (Note 1)                               -          175,336
                                                  -----------      -----------

    Total assets                                   $5,348,068       $5,395,878
                                                  -----------      -----------
                                                  -----------      -----------

LIABILITIES:
  Accrued property taxes (Note 3)                     180,193          204,404
  Notes to affiliate (Note 3)                               -           47,046
  Accrued expenses                                          -          119,500
                                                  -----------      -----------

    Total liabilities                              $  180,193       $  370,950

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
  Owners' Equity                                    5,167,875        5,024,928
                                                  -----------      -----------

    Total liabilities and owners' equity           $5,348,068       $5,395,878
                                                  -----------      -----------
                                                  -----------      -----------



                   See accompanying notes to financial statements.

                              THE CYPRESS LAKES PROGRAM

                              STATEMENTS OF OPERATIONS

                                                                                            Six Months Ended
                                                       Year Ended December 31,       -----------------------------
                                                  -----------------------------                  June 30,
                                                      1997             1996              1998             1997
                                                  ------------      -----------      ------------      -----------
                                                                                              (unaudited)
EXPENSES:
  Selling, general and administrative               $ 254,272        $ 120,114         $ 165,596        $ 140,454
  Related party management fees (Note 3)              140,000          140,000            70,000           70,000
                                                  -----------      -----------       -----------      -----------

Total expenses                                        394,272          260,114           235,596          210,454

Interest income                                         1,919            5,323             1,218              987
                                                  -----------      -----------       -----------      -----------

Net loss                                            $(392,353)       $(254,791)        $(234,378)       $(209,467)
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------



                  See accompanying notes to financial statements.

                            THE CYPRESS LAKES PROGRAM

                          STATEMENTS OF OWNERS' EQUITY

                                                      Total
                                                  -----------
Balance January 1, 1996                            $5,398,074

  Capital Contributions                                 8,579
  Net loss for the year                              (254,791)
                                                  -----------

Balance December 31, 1996                           5,151,862

  Capital Contributions                               408,366
  Net loss for the period                            (392,353)
                                                  -----------

Balance December 31, 1997                           5,167,875

  Capital Contributions (unaudited)                    91,431
  Net loss for the period (unaudited)                (234,378)
                                                  -----------

Balance June 30, 1998 (unaudited)                  $5,024,928
                                                  -----------
                                                  -----------



                  See accompanying notes to financial statements.

                             THE CYPRESS LAKES PROGRAM

                              STATEMENTS OF CASH FLOWS

                                                                                            Six Months Ended
                                                                                     -----------------------------
                                                       Year Ended December 31,                   June 30,
                                                  -----------------------------
                                                       1997             1996             1998             1997
                                                  ------------      -----------      ------------      -----------
                                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $(392,353)       $(254,791)        $(234,378)       $(209,467)
  Increase (decrease) from changes in:
    Due from affiliate                                      -                -          (175,336)               -
    Accrued expenses                                   56,682         (137,803)          143,711           44,798
                                                  -----------      -----------       -----------      -----------
  Net cash used in operating
    activities                                       (335,671)        (392,594)         (266,003)        (164,669)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                       408,366            8,579            91,431          183,231
  Proceeds from notes to affiliate                          -                -            47,046                -
                                                  -----------      -----------       -----------      -----------
  Net cash provided by
    financing activities                              408,366            8,579           138,477          183,231

Net increase (decrease) in cash
  and cash equivalents                                 72,695         (384,015)         (127,526)          18,562

Cash and cash equivalents at beginning
  of period                                            75,373          459,388           148,068           75,373
                                                  -----------      -----------       -----------      -----------
Cash and cash equivalents
  at end of period                                  $ 148,068        $  75,373         $  20,542        $  93,935
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------

Cash paid during the period for interest            $       -        $       -         $       -        $       -
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------



                  See accompanying notes to financial statements.

                              THE CYPRESS LAKES PROGRAM

                            NOTES TO FINANCIAL STATEMENTS



NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Cypress Lakes "Trudy Pat" Program (the "Program") in the amount of $14,000,000 by selling undivided tenant-in-common interests in such loan to 832 investors. In July of 1995, on behalf of the Cypress Lakes Program investors, National foreclosed on the property and took title to the property ("Cypress Lakes") involved in the Cypress Lakes Program. Cypress Lakes currently consists of 686 acres of raw land. The development rights granted include 1,330 single-family residential lots; an 18-hole golf course, clubhouse, and tennis courts. The property is located in Contra Costa County, California, which is located along the northeastern shore of San Francisco Bay and is currently held in trust by National on behalf of the Cypress Lakes Investors. The Cypress Lakes property was recently appraised at $5,200,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Cypress Lakes Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                      THE CYPRESS LAKES PROGRAM

                    NOTES TO FINANCIAL STATEMENTS
                            (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $140,000, $140,000, $70,000 and $70,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. As of June 30, 1998 there were no outstanding management fees.

NOTES TO AFFILIATE
     The program received advances from National during 1998 amounting to $46,850. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                      THE CYPRESS LAKES PROGRAM

                    NOTES TO FINANCIAL STATEMENTS
                            (CONTINUED)

NOTE 3. COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $180,193 and $204,404 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Palmdale/Joshua Ranch "Trudy Pat" Program (the "Palmdale/Joshua Ranch Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Palmdale/Joshua Ranch Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                        BDO SEIDMAN, LLP

Los Angeles, California
May 24, 1998

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                                    BALANCE SHEET

                                                 December 31,         June 30,
                                                     1997               1998
                                                  ----------         -----------
                                                                     (unaudited)

ASSETS:
     Land                                         $2,700,000         $2,700,000

     Cash and cash equivalents                        98,898                199
     Due from affiliate (Note 1)                           -            132,373
                                                  ----------         -----------
          Total assets                            $2,798,898         $2,832,572
                                                  ----------         -----------
                                                  ----------         -----------
LIABILITIES:
     Accounts payable                             $   42,527         $   35,527
     Due to affiliate (Note 3)                         3,100                100
     Notes to affiliate                                    -              7,220
     Accrued property taxes (Note 3)                 107,216             63,343
     Accrued Expenses                                      -            104,500
                                                  ----------         -----------
          Total liabilities                          152,843            210,690

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
     Owners' Equity                                2,646,055          2,621,882
                                                  ----------         -----------
          Total liabilities and owners' equity    $2,798,898         $2,832,572
                                                  ----------         -----------
                                                  ----------         -----------



                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                               STATEMENTS OF OPERATIONS

                                                                           Six Months Ended
                                           Year Ended December 31,         ----------------
                                           -----------------------              June 30,
                                              1997          1996          1998           1997
                                              ----          ----          ----           ----
                                                                                (unaudited)
EXPENSES:
Selling, general and administrative     $    306,484   $    469,910   $    157,376   $    104,883
Related party management fees (Note 3)       150,000        150,000         75,000         75,000
                                        ------------   ------------   ------------   ------------
     Total expenses                          456,484        619,910        232,376        179,883

Interest income                                1,008          4,222             74            702
                                        ------------   ------------   ------------   ------------
Net income (loss)                       $   (455,476)  $   (615,688)  $   (232,302)  $   (179,181)
                                        ------------   ------------   ------------   ------------
                                        ------------   ------------   ------------   ------------



                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                             STATEMENTS OF OWNERS' EQUITY




                                                            Total
                                                            -----
Balance January 1, 1996                                $    2,775,289

Capital contributions                                         517,423
Net loss for the year                                        (615,688)
                                                       ---------------
Balance December 31, 1996                                   2,677,024

Capital contributions                                         424,507
Net loss for the year                                        (455,476)
                                                       ---------------
Balance December 31, 1997                                   2,646,055

Capital contributions (unaudited)                             208,129
Net loss for the period (unaudited)                          (232,302)
                                                       ---------------
Balance June 30, 1998 (unaudited)                      $    2,621,882
                                                       ---------------
                                                       ---------------




                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                               STATEMENTS OF CASH FLOWS




                                                                                             Six Months Ended
                                                   Year Ended December 31,                       June 30,
                                                   -----------------------               ------------------------
                                                   1997               1996               1998                1997
                                                   ----               ----               ----                ----
                                                                                                (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                $    (455,476)      $    (615,688)      $    (232,302)      $    (179,181)
     Increase (decrease) from changes in:
          Due from affiliate                             -                   -            (132,373)            (12,500)
     Accounts payable                               42,527                   -              (7,000)                  -
          Accrued expenses                         (32,582)            (34,432)             57,627             (44,909)
                                             -------------       -------------       -------------       -------------
     Net cash used in operating activities        (445,531)           (650,120)           (314,048)           (236,590)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Contributions                                 424,507             517,423             208,129             255,364
     Proceeds from notes to affiliate                    -                   -               7,220                   -
                                             -------------       -------------       -------------       -------------
     Net cash provided by
          financing activities                     424,507             517,423             215,349             255,364

Net increase (decrease) in cash and cash
     equivalents                                   (21,024)           (132,697)            (98,699)             18,774

Cash and cash equivalents at beginning
     of period                                     119,922             252,619              98,898             119,922
                                             -------------       -------------       -------------       -------------
Cash and cash equivalents
     at end of period                        $      98,898       $     119,922       $         199       $     138,696
                                             -------------       -------------       -------------       -------------
                                             -------------       -------------       -------------       -------------
Cash paid during the period for interest     $           -       $           -       $           -       $           -
                                             -------------       -------------       -------------       -------------
                                             -------------       -------------       -------------       -------------




                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Palmdale/Joshua Ranch "Trudy Pat" Program (the "Program") in the amount of $15,000,000 by selling undivided tenant-in-common interests in such loan to 1011 investors. In October of 1993, on behalf of the Palmdale/Joshua Ranch Program investors, National foreclosed on the property and took title to the property ("Palmdale/Joshua Ranch") involved in the Palmdale/Joshua Ranch Program. Palmdale/Joshua Ranch currently consists of 794 acres of raw land. The land consists of 539 proposed single-family lots and 472 acres of open space and proposed streets. The property is located in Palmdale, California, which is approximately 37 miles north of Los Angeles. The property is currently held in Trust by National on behalf of the Palmdale/Joshua Ranch investors. The Palmdale/Joshua Ranch property was recently appraised at $5,390,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Esperanza Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $150,000, $150,000, $75,000, and $75,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $3,100 and $100.

NOTES TO AFFILIATE
     The program received advances from National during 1998 amounting to $7,200. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 3.  COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $107,216 and $63,343 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Stacey Rose A and B "Trudy Pat" Programs (the "Stacey Rose Programs") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Stacey Rose Programs as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                             BDO SEIDMAN, LLP

Los Angeles, California
May 22, 1998

                               THE STACEY ROSE PROGRAMS

                                    BALANCE SHEET




                                                 December 31,          June 30,
                                                     1997               1998
                                                 -----------         -----------
                                                                     (unaudited)

ASSETS:
     Land                                         $  320,000         $  320,000

     Cash and cash equivalents                             -                339
     Due from affiliate (Note 1)                           -             27,000
                                                  ----------         ----------

          Total assets                            $  320,000         $  347,339
                                                  ----------         ----------
                                                  ----------         ----------
LIABILITIES:
     Due to affiliate (Note 3)                    $   31,275         $   33,276
     Notes to affiliate (Note 3)                           -             15,292
     Accrued property taxes (Note 3)                  37,703             29,709
     Accrued expenses                                      -             22,500
                                                  ----------         ----------
          Total liabilities                       $   68,978         $  100,777

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
     Owners' Equity                                  251,022            246,562
                                                  ----------         ----------
          Total liabilities and owners' equity    $  320,000         $  347,339
                                                  ----------         ----------
                                                  ----------         ----------




                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                               STATEMENTS OF OPERATIONS




                                                                                           Six Months Ended
                                                           Year Ended December 31,             June 30,
                                                           ----------------------         ------------------
                                                           1997             1996          1998          1997
                                                           ----             ----          ----          ----
                                                                                               (unaudited)
EXPENSES:
   Selling, general and administrative                  $   9,200      $   8,442      $   4,370      $   4,594
   Related party management fees (Note 3)                   4,003          4,003          2,002          2,002
                                                        ---------      ---------      ---------      ---------

Total expenses                                             13,203         12,445          6,372          6,596

Interest expense                                                -              -             38              -
                                                        ---------      ---------      ---------      ---------

Net loss                                                $ (13,203)     $ (12,445)      $ (6,410)      $ (6,596)
                                                        ---------      ---------      ---------      ---------
                                                        ---------      ---------      ---------      ---------



                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                             STATEMENTS OF OWNERS' EQUITY




                                                                Total
                                                                -----
Balance January 1, 1996                                      $ 276,670

  Net loss for the year                                        (12,445)
                                                             ---------
Balance December 31, 1996                                      264,225

  Net loss for the period                                      (13,203)
                                                             ---------
Balance December 31, 1997                                      251,022

  Capital contributions (unaudited)                              1,950

  Net loss for the period (unaudited)                          (6,410)
                                                             ---------

Balance June 30, 1998 (unaudited)                            $ 246,562





                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                               STATEMENTS OF CASH FLOWS

                                                                                                          Six Months Ended
                                                                         Year Ended December 31,               June 30,
                                                                         ----------------------          -------------------
                                                                         1997            1996            1998           1997
                                                                         ----            ----            ----           ----
                                                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                           $  (13,203)    $  (12,445)     $  (6,410)     $  (6,596)
   Increase (decrease) from changes in:
      Due from affiliate                                                       -              -        (27,000)             -
      Accrued expenses                                                    13,203         12,445         16,507         (6,596)
                                                                      ----------     ----------      ---------      ---------
   Net cash used in operating
      activities                                                               -              -        (16,903)             -

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributions                                                               -              -          1,950              -
   Proceeds from notes to affiliate                                            -              -         15,292              -
                                                                      ----------     ----------      ---------      ---------
   Net cash provided by
      financing activities                                                     -              -         17,242              -

Net increase in cash and cash equivalents                                      -              -            339              -

Cash and cash equivalents at beginning
   of period                                                                   -              -              -              -
                                                                      ----------     ----------      ---------      ---------

Cash and cash equivalents
   at end of period                                                   $        -     $        -      $     339      $       -
                                                                      ----------     ----------      ---------      ---------
                                                                      ----------     ----------      ---------      ---------



                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1988 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding on two real estate loans for the Stacey Rose "Trudy Pat" Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Stacey Rose A loan was in the amount of $85,000 to two investors and the Stacey Rose B loan was in the amount of $315,300 to 28 investors. In October 1992, on behalf of the Stacey Rose Program investors, National foreclosed on the property and took title to the property ("Stacey Rose") involved in the Stacey Rose Programs. Stacey Rose is currently raw land which is zoned for approximately 160 single-family residential units. The property is located in Victorville, California, and is currently held in trust by National on behalf of the Stacey Rose Investors. The Stacey Rose property was recently appraised at $1,600,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Programs, which consists of the Stacey Rose Land Holding Trust, and do not include the accounts of National.

   AMERICAN FAMILY HOLDINGS, INC.
   American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

   In conjunction with the contemplated transactions, the Programs are currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS
   Management of the Programs consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   LAND
   Land is carried at cost. Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                               THE STACEY ROSE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

   INCOME TAXES
   The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS
   The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $4,003, $4,003, $2,002 and $2,002 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $31,275 and $33,276.

NOTES TO AFFILIATE

      The program received advances from National during 1998 amounting to $15,250. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
   The Programs are, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Programs.

                               THE STACEY ROSE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 3. COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of 37,703 and 29,709 as of December 31, 1997 and June 30,1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Programs to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of the Esperanza "Trudy Pat" Program (the "Esperanza Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Esperanza Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                             BDO SEIDMAN, LLP

Los Angeles, California
May 24, 1998

                               THE ESPERANZA PROGRAM

                                   BALANCE SHEET



                                                  December 31,        June 30,
                                                      1997              1998
                                                  ------------      -----------
                                                                    (unaudited)
ASSETS:
   Land                                           $  270,000       $  270,000

   Cash and cash equivalents                           7,191            3,753
   Due from affiliate (Note 1)                             -           24,500
                                                  ----------       ----------

      Total assets                                $  277,191       $  298,253
                                                  ----------       ----------
                                                  ----------       ----------
LIABILITIES:
   Due to affiliate (Note 3)                      $   38,750       $   41,250
   Accrued property taxes (Note 3)                    16,731           19,647
   Accrued Expenses                                        -           21,000
                                                  ----------       ----------

      Total liabilities                           $   55,481       $   81,897
                                                  ----------       ----------

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
   Owners' Equity                                    221,710          216,356
                                                  ----------       ----------

      Total liabilities and owners' equity        $  277,191       $  298,253
                                                  ----------       ----------
                                                  ----------       ----------





                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                              STATEMENTS OF OPERATIONS


                                                                                                        Six Months Ended
                                                                         Year Ended December 31,           June 30,
                                                                      ---------------------------    ------------------------
                                                                         1997            1996           1998           1997
                                                                      ----------      ---------      ---------      ---------
                                                                                                            (unaudited)
EXPENSES:
Selling, general and administrative                                   $    5,537      $   5,001      $   2,916      $   2,681
Related party management fees (Note 3)                                     5,000          5,000          2,500          2,500
                                                                      ----------      ---------      ---------      ---------

   Total expenses                                                         10,537         10,001          5,416          5,181
                                                                      ----------      ---------      ---------      ---------

Interest income                                                              144            142             62             71
                                                                       ---------      ---------      ---------      ---------
Net income (loss)                                                      $ (10,393)     $  (9,859)     $  (5,354)     $  (5,110)
                                                                       ---------      ---------      ---------      ---------
                                                                       ---------      ---------      ---------      ---------



                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                             STATEMENTS OF OWNERS' EQUITY



                                                                     Total
                                                                 ----------
Balance January 1, 1996                                             241,962

Net loss for the year                                                (9,859)
                                                                 ----------

Balance December 31, 1996                                           232,103

Net loss for the year                                               (10,393)
                                                                 ----------

Balance December 31, 1997                                           221,710

Net loss for the period (unaudited)                                  (5,354)

Balance June 30, 1998 (unaudited)                                $  216,356
                                                                 ----------
                                                                 ----------



                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                               STATEMENTS OF CASH FLOWS


                                                                                                          Six Months Ended
                                                                                                          -------------------
                                                                        Year Ended December 31,                June 30,
                                                                 ------------------------------
                                                                       1997                1996           1998           1997
                                                                 ----------           ---------      ---------      ---------
                                                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                      $  (10,393)          $  (9,859)     $  (5,354)     $  (5,110)
   Increase (decrease) from changes in:
      Due from affiliate                                                  -                   -        (24,500)             -
      Accrued expenses                                               10,537               9,951         26,416          5,181
                                                                 ----------           ---------      ---------      ---------
   Net cash provided by (used in)
      operating activities                                              144                  92         (3,438)            71

Net increase (decrease)
   in cash and cash equivalents                                         144                  92         (3,438)            71

Cash and cash equivalents at beginning
   of period                                                          7,047               6,955          7,191          7,047
                                                                 ----------           ---------      ---------      ---------
Cash and cash equivalents
   at end of period                                              $    7,191           $   7,047      $   3,753      $   7,118
                                                                 ----------           ---------      ---------      ---------
                                                                 ----------           ---------      ---------      ---------

Cash paid during the period for interest                         $        -           $       -      $       -      $       -
                                                                 ----------           ---------      ---------      ---------
                                                                 ----------           ---------      ---------      ---------



                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                            NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1988 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Esperanza "Trudy Pat" Program (the "Program") in the amount of $500,000 by selling undivided tenant-in-common interests in such loan to 42 investors. In December of 1990, on behalf of the Esperanza Program investors, National foreclosed on the property and took title to the property ("Esperanza") involved in the Esperanza Program. Esperanza is currently raw land which is zoned for various commercial activities, including retail and office buildings, with a minimum building site area of 10,000 square feet. The property is located in Victorville, California and is currently held in Trust by National on behalf of the Esperanza investors. The Esperanza property was recently appraised at $530,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Esperanza Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
    American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                                THE ESPERANZA PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  COMMITMENTS

     SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $5,000, $5,000, $2,500, and $2,500 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $38,750 and $41,250.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                                THE ESPERANZA PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 3.  COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $16,731 and $19,647 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                                  APPENDICES

Appendix 1     Fairness Opinion

Appendix 2     Selected Additional Appraisal Information

                                  APPENDIX 1

                          [Form of Fairness Opinion]

_________   __, 1998


Boards of Directors of National Investors Financial, Inc.,
 and American Family Holdings, Inc., and each of the Investors in the following:
Sacramento/Delta Greens "Trudy Pat" Program
Oceanside "Trudy Pat" Program
Yosemite/Ahwahnee I "Trudy Pat" Program
Yosemite/Ahwahnee II "Trudy Pat" Program
Mori Point "Trudy Pat" Program
Cypress Lakes "Trudy Pat" Program
Palmdale/Joshua Ranch "Trudy Pat" Program
Esperanza Program
Stacey Rose Properties A Program
Stacey Rose Properties B Program

Ladies and Gentlemen:

We understand that a transaction is contemplated (the "Transaction") whereby a newly formed company, American Family Holdings, Inc. (the "Company"), will purchase the real estate (the "Properties"), other assets, liabilities and business activities relating to certain trust deed participation ("Trudy Pat") loan programs, as well as certain similarly structured non-Trudy Pat loan programs sponsored by National Investors Financial, Inc. ("National"). The Trudy Pat )and non-Trudy Pat) loans were initially funded by groups of investors (the "Investors") who, by virtue of the borrowers' default on the loans, have become the beneficial owners of the Properties which secured the loans. These include Trudy Pat loans on real property in Sacramento, California ("Delta Greens"), Pacifica, California ("Mori Point"), Oceanside, California ("Oceanside"), two separate parcels in Oakhurst, California ("Yosemite/Ahwahnee I" and "Yosemite/Ahwahnee II"), Contra Costa County, California ("Cypress Lakes"), Palmdale, California (Palmdale/Joshua Ranch"), as well as non-Trudy Pat loans on three separate parcels of real property in Victorville, California ("Esperanza," "Stacey Rose Properties A Program" and "Stacey Rose Properties B Program"). The Company's capitalization immediately prior to the Transaction is expected to be [323,676] shares of common stock, represented by 118,903 shares each to two partnerships controlled by the principals of National and 85,870 total shares issued to employees of National and the Company, and consultants to certain of the programs (collectively, the "Founders' Shares"). As consideration for the purchase of the programs, the Company will issue units consisting of common stock (the "Shares"), as well as warrants to

                                       A1.1
purchase additional common stock, to the respective Investors in the following amounts: [78,520] Shares to the Sacramento/Delta Greens Investors (representing [4.55] percent of the total shares outstanding after the issuance of the Shares), [270,652] Shares to the Mori Point Investors (representing [15.67] percent of the total Shares outstanding after the issuance of the Shares), [268,653] shares to the Oceanside Investors (representing [15.56] percent of the total Shares outstanding after the issuance of the Shares), [110,502] Shares to the Yosemite/Ahwahnee I Investors (representing [6.40] percent of the total Shares outstanding after the issuance of the Shares), [229,504] Shares to the Yosemite/Ahwahnee II Investors (representing [13.29] percent of the total Shares outstanding after the issuance of the Shares), [291,246] Shares to the Cypress Lakes Investors (representing [16.86] percent of the total Shares outstanding after the issuance of the Shares), [131,094] Shares to the Palmdale/Joshua Ranch Investors (representing [7.59] percent of the total Shares outstanding after the issuance of the Shares), [10,818] Shares to the Esperanza Investors (representing [0.63] percent of the total Shares outstanding after the issuance of the Shares), [12,617] Shares to the Stacey Rose A Investors (representing [0.15] percent of the total Shares outstanding after the issuance of the Shares), and [9,711] Shares to the Stacey Rose B Investors (representing [0.56] percent of the total Shares outstanding after the issuance of the Shares). In connection with the Transaction, it is anticipated that the Company's common stock will be listed for public sale on the ____________ under the symbol ________.

You have requested our opinion (the "Opinion") as to the fairness of the allocation of Shares pursuant to the Transaction, on a fully diluted basis inclusive of the Founders' Shares, from a financial point of view, to the Investors in each of Sacramento/Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I, Yosemite/Ahwahnee II, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza, Stacey Rose A and Stacey Rose B. Our Opinion is limited to the allocation of Shares to the Investors in connection with the Transaction. We have not performed an analysis of, and express no opinion with respect to the fair market value of the Shares, the Company's cost structure on a going forward basis and whether such structure will result in a greater cost for services to the Investors than they were incurring collectively when the programs were being managed by National, nor have we analyzed alternatives to the transaction from the standpoint of the Investors.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed a draft copy of the Consent Solicitation Statement/Prospectus for the Transaction (the "Prospectus") dated _______, 1998;

2. Reviewed the following real estate appraisals (collectively, the "Appraisals") with respect to the Properties:

                                       A1.2

     a) an appraisal of a property in Oakhurst, California, formerly wholly-owned by the Yosemite/Ahwahnee I and II Programs (portions of which were subsequently sold to Oceanside in June 1998), prepared by Arnold Associates, as of March 31, 1998 (the "Arnold Appraisal"),

     b) an appraisal of a property in Oakhurst, California, formerly wholly-owned by the Yosemite/Ahwahnee I and II Programs (portions of which were subsequently sold to Oceanside in June 1998), prepared by the Mentor Group, as of October 10, 1996 (the "Mentor Appraisal"),

     c) an appraisal of the Mori Point Property, prepared by PKF Consulting, as of March 31, 1998,

     d) an appraisal of the Delta Greens Property, prepared by David E, Lane, Inc., as of March 31, 1998,

     e) an appraisal of the Cypress Lakes Property, prepared by Sedway Group, as of March 31, 1998, and

     f) appraisals of the Palmdale/Joshua Ranch, Esperanza and Stacey Rose Properties A and B prepared by Likas & Associates, as of March 31, 1998.

3.    Reviewed the following feasibility studies with respect to the Properties:

     a) a study of the Yosemite/Ahwahnee I and II Properties, prepared by LEXES Enterprises, dated August 28, 1996,

     b) a study of the Yosemite/Ahwahnee I and II Properties, prepared by RCI Consulting, dated July 1998, and

     c) a study of the Delta Greens Property, prepared by Barnett Research Associates, dated December 23, 1996;


4. Reviewed a draft copy of the Agreement of Purchase and Sale and Joint Escrow Instructions between National and a third party, dated as of __________ (the "Purchase Agreement"), relating to a potential sale of the Cypress Lakes Property;


5. Reviewed audited financial statements for each of the Delta Greens Property, the Mori Point Property, the Oceanside Property, the Yosemite/Ahwahnee I and II Properties, the Cypress Lakes Property, the Palmdale/Joshua Ranch Property, the Esperanza Property and the Stacey Rose A and B Properties, as well as pro forma consolidated financial


                                       A1.3
     statements for the Company, for the two years ended December 31, 1997 through the six months ended June 30, 1998;

6. Met with management of the Company and National regarding matters pertinent to our analysis;

7. Reviewed a draft copy of the Golf Course Net Lease between Oceanside Development, Inc. and Ahwahnee Golf Course, Inc., dated ______________, 1998

8. Conducted site visits to each of the Properties, and met with the General Manager of the Yosemite/Ahwahnee I and II Properties;


9. Reviewed certain documents related to the Trudy Pat and other trust deed participation loans on the Properties;


10. Reviewed certain other documents and schedules which were pertinent to our analysis; and

11. Conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or the Properties and do not assume any responsibility with respect to it. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

We have assumed that the financial statements provided to us correctly reflect the financial results and condition of the Company (on a pro forma basis) and the programs for the time periods covered in accordance with generally accepted accounting principles consistently applied. We have further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the programs since the date of the most recent financial statements made available to us. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Properties. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

The enterprise value of most entities whose primary business purpose is owning real estate is determined based on the adjusted book value (or net asset value) approach. We deemed this to be a reasonable methodology for determining the enterprise value of each of the Oceanside, Mori Point, Yosemite/Ahwahnee I and II, Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose A and B programs. In the adjusted book value approach, the estimated current market value of individual assets and liabilities are substituted for their

                                       A1.4
carrying value on the programs' financial statements (or book value). The enterprise value is the resulting value of the equity after subtracting liabilities from the market value of assets.


To determine the current net asset value of each of the Programs, the Independent Valuator relied on the Appraisals, without independent analysis or verification, to represent the current fair market value of the respective properties. In the case of the properties sold to Oceanside by Yosemite/Ahwahnee I and II programs in June 1998, we relied upon the Company's representation that these sales were not arm's length negotiated transactions and that the Company's reconciliation of value utilizing a combination of the Arnold and Mentor Appraisals represents the best current indication of the fair market value of those properties. In the case of the property remaining in the Yosemite/Ahwahnee I and II programs, the Company represents that the value according to the Arnold Appraisal is representative of its current fair market value (after being reduced to reflect lot sales since the date of the Appraisal). In the case of the Cypress Lakes property (which has an appraised value of $6,000,000), there is a possibility that in the near future the Company will enter into a purchase agreement with a potential buyer for a purchase price of $11,550,000, including third-party commissions, payable in a combination of cash and a promissory note. However, the purchase agreement would give the buyer the ability to cancel the sale without penalty for any reason within a 120 day due diligence period. During a subsequent 60 day period, the buyer could cancel with forfeiture of a $100,000 deposit. Because of the terms of the agreement, the Company believes that there is considerable uncertainty regarding whether the property will be sold for that amount, if at all. Therefore, our net asset value calculation is based on the $6,000,000 appraised value subject to the condition that if the sale is consummated and the net proceeds are greater than the appraised value, the Investors in Cypress Lakes will receive an additional number of units (valued at $20) equal to the difference in the purchase price (exclusive of interest) and the appraised value. In determining net asset value, the Independent Valuator used the book value as of June 30, 1998 for most of the non-real estate assets. This was considered reasonable because the majority of these assets consist of cash, restricted cash, accounts receivable, notes receivable or amounts due from affiliates, which are relatively liquid and worth approximately their book value. With respect to property and equipment (excluding real estate), no appraisals were provided to the Independent Valuator. Management believes the book value of property and equipment to be reasonably indicative of its market value. Deferred membership selling expense and deferred revenues which appear on the balance sheet of the Yosemite/Ahwahnee II Program as of June 30, 1998 were included in the net asset value calculation at book value even though they are intangible assets and liabilities in order to reflect the on-going assets and liabilities associated with operating the recreational vehicle park. Real property held for sale on the Oceanside program's balance sheet as of June 30, 1998 was not included because it was subsequently sold and the proceeds were distributed to investors. Liabilities were subtracted out at book value. Using the aforementioned methodology, the resulting net asset values as of June 30, 1998 were as follows (rounded to the nearest $000): $5,356,000 for Oceanside (or 19.10 percent of the combined net asset value); $2,210,000 for Yosemite/Ahwahnee I (or 7.88 percent of the combined net asset


                                       A1.5
value); $4,590,000 for Yosemite/Ahwahnee II (or 16.36 percent of the combined net asset value); $5,413,000 for Mori Point (or 19.30 percent of the combined net asset value); $1,570,000 for Sacramento/Delta Greens (or 5.60 percent of the combined net asset value); $5,825,000 for Cypress Lakes (or 20.77 percent of the combined net asset value); $2,622,000 for Palmdale/Joshua Ranch (or
9.35 percent of the combined net asset value); $216,000 for Esperanza (or
0.77 percent of the combined net asset value); $52,000 for Stacey Rose A Program (or 0.90 percent of the combined net asset value); and $247,000 for Stacey Rose Properties B Program (or 0.69 percent of the combined net asset value).


With respect to the 323,631 Founders Shares, the Independent Valuator was primarily concerned with the 237,806 shares to be issued to the family limited partnerships under the control of David Lasker and James Orth. For our purposes, we considered a certain number of those shares to represent consideration to Messrs. Lasker and Orth in connection with their responsibilities as officers of the Company. The Independent Valuator assumed this number of shares would be 89,370 shares (or 44,685 each for Messrs. Lasker and Orth), which is based on the number of shares to be issued to Mr. Albertson on the basis of arm's length negotiations. The remaining 148,436 shares, or 8.60 percent of the total shares expected to be outstanding upon consummation of the Transaction, represents consideration for the role of Messrs. Lasker and Orth in structuring and completing the Acquisition, which is reasonable given the fact that the Acquisition they have structured should, among other things, enhance the Investors' liquidity more than enough to offset the dilution resulting from the issuance of the shares. Even though there is no guarantee that an active market will develop for the Company's Shares, when compared with likely discounts for lack of marketability in excess of 30 percent for their current ownership interests (based on historical studies), the Investors' liquidity should be expected to be increased significantly.



Based on the foregoing, and in reliance thereon, it is our opinion that from a financial point of view, the allocation of the Shares pursuant to the Transaction, on a fully diluted basis inclusive of the Founders' Shares, is fair to the Investors in Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I, Yosemite/Ahwahnee II, Cypress Lakes, Palmdale/Joshua Ranch if only those seven choose to participate in the transaction, and the Investors in all ten programs if all Investors in each of the Esperanza Program, Stacey Rose Properties A Program and Stacey Rose Properties B Program choose to participate.


This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. We understand, however, that this Opinion may be referred to in the Prospectus to be filed by the Company in connection with this Transaction. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability

                                       A1.6
whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN VALUATION ADVISORS














                                       A1.7

                                     Appendix 2

                     SELECTED ADDITIONAL APPRAISAL INFORMATION

     The following selected additional information about the appraisals of the Programs' Properties is presented so that the Investors can better understand the methods used and results of the appraisals.

SACRAMENTO/DELTA GREENS PROGRAM (David E. Lane, Inc.)


     Sales Comparison Approach(1)       $2,134,000
     Land Residual Approach(2)           2,403,000
     Discounted Cash Flow(3)             1,815,000
     Conclusion of "as is" value                      $2,000,000(a)
                                                      -------------
                                                      -------------

----------------

(a) $1,745,000 at March 31, 1998. Reduction in value was caused by a change to the tentative map which reduced the number of lots from 534 to 465. Reduction in number of lots was caused by requirement of a wetlands/habitat set aside. Material assumptions from May 1997 were unchanged.

     Heaviest reliance in the May 1997 appraisal was placed on the Sales Comparison Approach because the Property is undeveloped and generates no revenue.

          Material Assumptions

     - As of the 1993 date of value the property was approved for 596 lots, including 144 duplexes.

     - As of the 1997 date of value the property is approved for 534 lots, all single family.

     - Physical and economic conditions as of the 1993 date of value were as reported in the appraisal. No inspection or investigation was made in 1993.

     Assumptions particular to cash flow analysis

     -    A sell-out, or absorption, period of ten years.

     - A base paper lot value of $7,500 for small groups of lots, with step-up increases of $500 per lot per year -- as many option or phased sales are usually arranged (last year is at $12,000 per lot).

     - Lots sold in groups of two phases per year in numerical order, using the current tentative map of 534 lots.

                                       A2.1

     - Commission and marketing of 5%, as limited sales agreements are envisioned.

     - Real estate taxes based on an interpolated value of $2,000,000, times the combined 1.5% tax and levies rate, with the declining total value of the remaining lots increased by 2% annually.

     -    Miscellaneous costs, such as insurance and overhead, of 1% of sales.

     -    A discount rate of 20%.

MORI POINT PROGRAM (PKF Consulting)

     Discounted Cash Flow(3)                 $5,300,000
     Ground Rent Capitalization Approach(4)   6,000,000
     Sales Comparison Approach(1)             5,400,000
     Conclusion of "as is" value                            $5,500,000(a)
                                                            -------------
                                                            -------------

----------------

(a) $6,000,000 at March 31, 1998. Increase in value from May 1997 is attributable to modestly improved real estate conditions in the area.

     Material Assumption

     -    The project will be open by January 1, 2002.

     As the sales comparisons available were not similarly sized or located, of a similar development potential, the greatest reliance was placed on the Discounted Cash Flow Approach as good market information was available to support the potential cash flow and development cost of the potential project. The Ground Rent Capitalization Approach was used as a test of reasonableness.

YOSEMITE/AHWANHEE I AND II PROGRAMS (Arnold Associates)

     GOLF COURSE/COUNTRY CLUB
     ------------------------

     Sales Comparison Approach(1)         $5,400,000
     Income Approach(5)                    4,810,000
     Cost Approach(6)                      6,270,000
     Conclusion of "as is" value                         $4,480,000*(a)
                                                         --------------
                                                         --------------

     * Reflects a $5,100,000 stabilized value less $620,000 of lost income during stabilization process of the golf course.

----------------

(a) $3,810,000 at March 31, 1998 reflecting a $4,450,000 stabilized value less $640,000 of lost income during stabilization process. Reduction was caused by a general decline in the golf industry since May 1997 plus lost income due to heavy rains in 1998.

                                       A2.2

     The Sales Comparison Approach was deemed the most reliable because sufficient market data existed, although the comparables were superior in location, quality or condition. The Income Approach was not reliable as there was no historical data available.

     Material Assumption

     -    Stabilized income and rounds played.

     RV PARK
     -------

     Sales Comparison Approach(1)         $3,886,000
     Cost Approach(6)                      3,986,000
     Conclusion of "as is" value                         $3,886,000(a)
                                                         -------------
                                                         -------------

-----------------

(a)   Value unchanged from May 1997.

      The Sales Comparison Approach was deemed the most reliable. The Cost Approach was suspect because of lack of historical data. There was no historical data to support the Income Approach.

      COUNTRY CLUB ESTATES ("as is")                    $2,250,000(a)
      ESTATE "OUTLOTS" F, G AND H ("as is")             $5,800,000(a)
      OTHER "OUTLOTS" C, D AND E ("as is")              $4,500,000(a)

---------------

(a)   Value unchanged from May 1997.

      In each of the last three categories, only the Sales Comparison Approach was used as such approach was deemed the only reliable indicator value for the types of property in question.

      Valuation qualification for the Estates: Changes in concept and realignment of Road 621 could change density and possibly trigger additional wildlife habitat easement acreage.

YOSEMITE/AHWAHNEE I AND II PROGRAMS (Mentor)

     Utilizing a sales comparison approach(1) for the undeveloped land and a cost approach(7) for the balance of the Properties, in October 1996, The Mentor Group, Inc. appraisal valued the

     Country Club Estates ("as is")      $  530,000
     Remaining Real Estate
               Land                       1,895,000
               Buildings                  1,025,000
               Land Improvements            541,200
     Conclusion of "as is" value                        $4,000,000(a)
                                                        -------------
                                                        -------------

----------------

                                       A2.3

(a)  No update was sought for this appraisal.

     At the time of the appraisal, The Mentor Group did not adopt the income capitalization approach for the golf course portion because it was not projected to be profitable in the near future and needed considerable expenditures to be operational. The sales comparison approach was not used for the golf course portion because there were no comparable sales.

PALMDALE/JOSHUA RANCH PROGRAM (Likas & Associates)

     Sales Comparison Approach(1)     $2,700,000
     Conclusion of "as is" value                       $2,700,000
                                                       ----------
                                                       ----------

     Since the subject property consists only of vacant land, with no grading plans or approved tract maps, the Sales Comparison Approach was deemed the most reliable indicator of value. Thus, only this valuation methodology was utilized.

     Material Assumptions

     -    The subject property consists of 539 proposed single-family lots.

     - No soil or environmental reports were uncovered or made available to the appraisers. The appraisers assume that a soils report would not reveal any unusual conditions and that there are no adverse soil conditions at the subject property. The appraisers also assume that the subject property's soils conditions will not negatively affect the value of the subject property.

     - No title report reflecting the subject property was made available to the appraisers. The appraisers explicitly assume that the only easements are normal street, utility and access easements which do not adversely affect the value of the subject property.

     - The property taxes for the subject property are past due and delinquent in the amount of $103,637. There is currently a structured pay-off agreement with the balance to be paid off in April of 2000. Within the valuation analysis, the appraisers explicitly assume all taxes are current.

     -    Drainage is assumed to be adequate.

STACEY ROSE PROGRAMS (Likas & Associates)

     Sales Comparison Approach          $320,000
     Conclusion of "as is" value                       $320,000
                                                      ----------
                                                      ----------

     Since the subject property consists only of vacant land, with no approved tract maps, the Sales Comparison Approach was deemed the most reliable indicator of value. Thus, only this valuation methodology was utilized.

                                       A2.4

     Material Assumptions

     - According to the City of Victorville Engineering Department, the Oro Grande wash traverses over approximately 10,000 square feet of the subject property. However, the City of Victorville Engineering Department has also stated that this area could be utilized as open area, thus not restricting the density of development. The appraisers have explicitly assumed this to be true.

     - No soil or environmental reports were uncovered or made available to the appraisers. The appraisers assume that a soils report would not reveal any unusual conditions and that there are no adverse soil conditions at the subject property. The appraisers also assume that the subject property's soils conditions will not negatively affect the value of the subject property.

     - No title report reflecting the subject property was made available to the appraisers. The appraisers explicitly assume that the only easements are normal street, utility and access easements which do not adversely affect the value of the subject property.

     - The property taxes for the subject property are past due and delinquent in the amount of $36,440. This figure does not include the 1997 tax year, and is only valid until April 30, 1998. Within the valuation analysis, the appraisers explicitly assume all taxes are current.

     -    Drainage is assumed to be adequate.

ESPERANZA PROGRAM (Likas & Associates)

     Sales Comparison Approach     $270,000
     Conclusion of "as is" value                       $270,000
                                                       --------
                                                       --------

     Since the subject property consists only of vacant land, with no approved tract maps, the Sales Comparison Approach was deemed the most reliable indicator of value. Thus, only this valuation methodology was utilized.

     Material Assumptions

     - No soil or environmental reports were uncovered or made available to the appraisers. The appraisers assume that a soils report would not reveal any unusual conditions and that there are no adverse soil conditions at the subject property. The appraisers also assume that the subject property's soils conditions will not negatively affect the value of the subject property.

     - No title report reflecting the subject property was made available to the appraisers. The appraisers explicitly assume that the only easements are normal street, utility and access easements which do not adversely affect the value of the subject property.

                                       A2.5

     - The property taxes for the subject property are past due and delinquent in the amount of $15,542.25. This figure does not include the 1997 tax year and is only valid until April 30, 1998. Within the valuation analysis, the appraisers explicitly assume all taxes are current.

     -    Drainage is assumed to be adequate.

CYPRESS LAKES (Sedway Group)


     Sales Comparison Approach          $6,100,000
     Subdivision Development Approach   $6,000,000

     Conclusion of "as is" value                       $6,000,000
                                                       ----------
                                                       ----------


     Since the subject property has received a vesting tentative map, both the Sales Comparison Approach and Subdivision Development Approach to value were
utilized.   Because the Subdivision Development Approach takes into account estimated costs and other factors the appraisers believe this approach is better able to accommodate the particular characteristics of the Cypress Lakes project. Accordingly, this approach was given the primary consideration in the determination of value.

     Material Assumptions

     -    The subject property consists of 1,330 single-family lots.

     - No soil or environmental reports were uncovered or made available to the appraisers. The appraisers assume that a soils report would not reveal any unusual conditions and that there are no adverse soil conditions at the subject property. The appraisers also assume that the subject property's soils conditions will not negatively affect the value of the subject property.

     - The property taxes for the subject property are past due and delinquent in the amount of $168,446.22. The appraisers have been informed that the owner of the subject property intends to satisfy the property taxes before a transfer of title occurs. Within the valuation analysis, the appraisers explicitly assume all taxes are current.

     - There are five separately owned parcels of land that are entirely surrounded by the subject property. The owners of these parcels have been approached to sell their land in order for it to be a part of the Cypress Lakes development. However, the owners have declined to sell their land. The local school district has been approached with regard to condemning these properties for use as a school site that would exist on the subject property. While these parcels remain in private ownership, the appraisal assumes that this condemnation will occur and that these properties will be used as a school site.

                                       A2.6

     - Because of the Subdivision Development Approach to value utilized in the appraisal, the value conclusion is extremely sensitive to the reliability of the cost estimates prepared by the prior landowners of the subject property Accordingly, the appraisers assume that the cost estimates provided by the prior landowners are accurate and reliable.

-----------------
1 The SALES COMPARISON APPROACH produces an estimate of value by comparing the sales and/or listings of similar properties in the same area as the subject property or in competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market.

2 In a LAND RESIDUAL ANALYSIS, a simple deduction is applied to an estimated finished-lot price that a homebuilder could afford to pay in the neighborhood.

3 A DISCOUNTED CASH FLOW ANALYSIS is used to value vacant land that has the potential for development for a use when that use represents the likely highest and best use of the land.

4 The GROUND RENT APPROACH is particularly appropriate for special use properties such as hotels, where there is not a sufficient number of truly comparable land sales to accurately estimate the value of the site using the sales comparison approach. Ground rent is the amount paid for the right to use and occupy the land according to the terms of a ground lease. It corresponds to the value of the land owner's interest in the land, the lease fee interest.

5 The INCOME CAPITALIZATION APPROACH is based on an estimate of the subject property's possible net operating income. The net operating income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth of anticipated future benefits (net income) derived from the property.

6 The COST APPROACH considers the current cost of reproducing or replacing a property, less accrued depreciation in the property. A summation of the market value of the land assumed vacant and reproduction cost new of the improvements provides an indication of the total value of the property.

7 The SUBDIVISION DEVELOPMENT APPROVAL combined the sales comparison approach with an estimate of costs to be incurred, along with certain income capitalization techniques..

                                       A2.7

General Appraisal Assumptions

1.   SACRAMENTO/DELTA GREENS PROGRAM

     - The legal description, dimensions, and areas used herein are assumed to be correct.

     - Title to the property is assumed to be free and clear of any liens or encumbrances, and to be merchantable title, unless otherwise specified herein.

     -    No responsibility is assumed for matters that are legal in nature.

     - Information furnished by the appraiser by others has been reviewed and analyzed and is believed to be reasonably accurate, but cannot be guaranteed.

     - Unless otherwise specified herein, it is assumed that there are no adverse subsurface conditions, particularly those relating to soil-bearing capacity.

     - Unless otherwise stated in this report: The existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. He presence of substances such as asbestos, radon urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.

2.   MORI POINT

     - The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.

     - In preparing the report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate.

     - No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report. The

                                       A2.8
property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.

     - The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.

     - The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser's inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicted on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.

     - Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.

     - Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

     - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.

     - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

3.   YOSEMITE/AHWAHNEE I AND II (Arnold)

     - No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be available for its highest and best use.

                                       A2.9

     - The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

     -    Responsible ownership and competent property management are assumed.

     - The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

     - The appraiser assumes no responsibility for economic or physical factors occurring after the date of value which may affect the opinions herein stated. The projections included in this report are subject to changes in future conditions that cannot be accurately predicted by the appraiser and could affect the future income or value projections.

     - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

     - That there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

     - That there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

     - That unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser however, is not qualified to detect such substances. The presence of any potentially hazardous materials or substances may affect the value of the property. The value estimate is predicated on the assumption that there are no such materials or substances on or in or under the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.

     - That all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

     - That all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

                                       A2.10

     - That the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in this report.

4.   YOSEMITE/AHWAHNEE I AND II (Mentor)

     -    The title of the property is marketable.

     - Unless otherwise indicated, the property is free and clear of all liens, encumbrances, easement and restrictions.

     - The property does not exist in violation of any applicable codes, ordinances, statutes or other governmental regulations.

     - The property is under responsible ownership and competent management and is available for its highest and best use.

     - Information supplied by others, which was considered in this valuation, came from sources believed to be reliable. The appraiser assumes no further responsibility for its accuracy. The appraiser reserves the right to adjust the valuation herein reported by consideration of additional or more reliable data that may become available.

     - The appraiser assumes no hidden or unexpected conditions of the property exist which would adversely affect value.

     - The appraiser assumed no responsibility for economic or physical factors occurring after the date of value which may affect the opinions reported.

     - Hazardous substances, if present in a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may take the form of immediate recognition of existing hazardous conditions. Future liability could stem from the release of currently nonhazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations.

          In the development of the appraiser's opinion of value, no consideration has been given to such liability or its impact on value. The appraiser is not qualified to investigate the possible presence of toxic materials requiring either immediate or future correction.

     - The overall site does contain various easements, as well encumbering the larger landholdings, which are assumed not to adversely affect the utilization of the subject land.

     - All governmental approvals necessary to permit development for the proposed residential, recreational vehicle timeshare area are assumed available as per actual discussions with the Madera County planner. However, no preliminary site plans showing the proposed development were submitted.

                                       A2.11

5.   JOSHUA RANCH

     -    No responsibility is assumed for matters which are legal in nature.

     - There are easements which are assumed to be typical utility easements and do not negatively impact the value of the property.

     - No opinion of title is rendered, and the subject property is appraised as though free of all easements, liens, or encumbrances. Title is assumed to be marketable.

     - No survey of the boundaries of the subject property was undertaken by the appraisers. All areas and dimensions furnished to the appraisers are presumed to be correct.

     - No soils report has been reviewed in connection with the valuation analysis. Unless otherwise stated, it is assumed that there are no adverse subsurface conditions.

     - Forecasts of future events that influence the valuation process are predicated on the continuation of historic and current trends in the market.

     - The subject property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

     - No environmental site assessment report was provided for the appraisers' review. It is assumed that there are no hidden or unappparent conditions of substances in the soil or subsoil that may be hazardous or toxic.

     - It is assumed that there are no deed restrictions to a single use of the subject property. The presence of such restrictions could adversely impact the value of the site.

6.   STACEY ROSE AT VICTORVILLE

     -    No responsibility is assumed for matters which are legal in nature.

     - There are easements which are assumed to be typical utility easements and do not negatively impact the value of the property.

     - No opinion of title is rendered, and the subject property is appraised as though free of all easements, liens, or encumbrances. Title is assumed to be marketable.

     - No survey of the boundaries of the subject property was undertaken by the appraisers. All areas and dimensions furnished to the appraisers are presumed to be correct.

     - No soils report has been reviewed in connection with the valuation analysis. Unless otherwise stated, it is assumed that there are no adverse subsurface conditions.

                                       A2.12

     - Forecasts of future events that influence the valuation process are predicated on the continuation of historic and current trends in the market.

     - The subject property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

     - No environmental site assessment report was provided for the appraisers' review. It is assumed that there are no hidden or unappparent conditions of substances in the soil or subsoil that may be hazardous or toxic.

     - It is assumed that there are no deed restrictions to a single use of the subject property. The presence of such restrictions could adversely impact the value of the site.

7.   ESPERANZA AT VICTORVILLE

     -    No responsibility is assumed for matters which are legal in nature.

     - There are easements which are assumed to be typical utility easements and do not negatively impact the value of the property.

     - No opinion of title is rendered, and the subject property is appraised as though free of all easements, liens, or encumbrances. Title is assumed to be marketable.

     - No survey of the boundaries of the subject property was undertaken by the appraisers. All areas and dimensions furnished to the appraisers are presumed to be correct.

     - No soils report has been reviewed in connection with the valuation analysis. Unless otherwise stated, it is assumed that there are no adverse subsurface conditions.

     - Forecasts of future events that influence the valuation process are predicated on the continuation of historic and current trends in the market.

     - The subject property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

     - No environmental site assessment report was provided for the appraisers' review. It is assumed that there are no hidden or unappparent conditions of substances in the soil or subsoil that may be hazardous or toxic.

     - It is assumed that there are no deed restrictions to a single use of the subject property. The presence of such restrictions could adversely impact the value of the site.

                                       A2.13

8.   CYPRESS LAKES

     - No opinion of title is rendered, and the subject property is appraised as though free of all easements, liens, or encumbrances. Title is assumed to be marketable.

     - The subject property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

     - No environmental site assessment report was provided for the appraisers' review. It is assumed that there are no hidden or unappparent conditions of substances in the soil or subsoil that may be hazardous or toxic.

     - No engineering study, property survey, soil study or environmental investigation has been made and no liability is assumed in connection with such matters.

     - Dimensions and areas are as supplied by others or based upon field measurements and are subject to a survey by qualified professional surveyors or architects.

     - It is assumed that all necessary entitlements, licenses, agreements, franchises, etc., remain in full force and effect in order to continue the operations of the property throughout the financial analysis period of this appraisal, unless otherwise noted.


                                       A2.14

              SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                    SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM

             CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
              HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                    SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                                -------------------

     You must read entire Consent Solicitation Statement/Prospectus to fully understand the Acquisition. This Supplement has been prepared to help the Investors in the Sacramento/Delta Greens Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


     As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the ___________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.


     Of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) to be issued by the Company in the Acquisition, Investors in the Sacramento/Delta Greens Program will receive a total of [78,524] units or [128] units per $10,000 of Adjusted Outstanding Investment.
 After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Sacramento/Delta Greens Program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.

     In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.
     This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with residential development plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue commercial development and the development of timeshare facilities and a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately 16.35% of the Company's stock (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued int he acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.

-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.

- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it may no more successful than the programs have been individually in completing the development of some or all of the properties.


NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:


     RISKS OF THE ACQUISITION

     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.

     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.

     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share.
 Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.

     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties if at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.

     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.

     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.


     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation.
 To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.

     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.

     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.

     GENERAL REAL ESTATE RISKS

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens - approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point -approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.


     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.


     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the Company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.

     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.

     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.

     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS

     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready or any construction, further development activity or sale.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.


     Real Estate Risks of Yosemite/Ahwahnee Properties (including the golf course and surrounding land which is owned by the Oceanside program investors)


     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals through the Departments of Real Estate and Housing and Commercial Development.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.

     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.


     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.

     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.

     REAL ESTATE RISKS OF MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.

     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY

     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could would further increase the high front-end financial requirements. Additionally, such modifications might not be approved.


     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the Company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project in order to develop it. Changing market conditions may increase the difficulty in selling lots.


     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map condition of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua
Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY

     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES

     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels (approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.

     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.

FAIRNESS TO INVESTORS IN THE SACRAMENTO/DELTA GREENS PROGRAM

     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;


     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% (over 94.77% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the Acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [4.55]% of the outstanding stock of the Company will be held by Sacramento/Delta Greens investors (4.61% if only the seven "Trudy Pat" programs participate). After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than 20% (__% if only the seven "Trudy Pat" programs participate). Founders' shares were purchased for $.01 per share. National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $500,000 is attributable to fees owed by Sacramento/Delta Greens investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;

     - the current appraised value of the Sacramento/Delta Greens real estate assets ($1,745,000) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Sacramento/Delta Greens Program was originally formed to have a two to four year finite life which, for Sacramento/Delta Greens, should have ended between 1991 and 1992 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;

     - the acquisition will cause fundamental changes in the business plan of the Sacramento/Delta Greens program. Rather than being focused on the development of a single property for residential purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Sacramento/Delta Greens property. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;

     - the fact that Sacramento/Delta Greens investors have twice rejected offers to acquire the property due to price and terms of the proposed transactions;

     - investors will not be able to vote on changes to or dispositions of the Sacramento/Delta Greens property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;

     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Sacramento/Delta Greens property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm, which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.

     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Sacramento/Delta Greens property were operated "as is" ($995 per $10,000 of Adjusted Outstanding Investment), (ii) the Sacramento/Delta Greens property was sold in a quick sale in three months or less ($995 per $10,000 of Adjusted Outstanding Investment), or (iii) the Sacramento/Delta Greens property was sold at the appraised value (net of program debts) used to determine the Sacramento/Delta Greens exchange value ($2,273 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Sacramento/Delta Greens property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

Based on the above factors and comparison, National concluded that the acquisition is fair, both substantively and procedurally.

     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Sacramento/Delta Greens Program (as well as each of the other Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Sacramento/Delta Greens Program, 78,524 units) multiplied by an arbitrary $20 per unit value.

     The Exchange Value for the Sacramento/Delta Greens Program was calculated as follows: appraised value of the Sacramento/Delta Greens
Program property at March 31, 1998, plus book value of other Sacramento/Delta Greens Program assets at August 31, 1998, less Sacramento/Delta Greens Program liabilities at August 31, 1998.

     The following table summarizes the calculation of the Exchange Value of the Sacramento/Delta Greens Program and the value assigned on $10,000 of Adjusted Outstanding Investment:



                                                             Value Assigned
     Appraised         Net Other                            to Program per
     Value of     +   Assets and     =      Exchange      $10,000 of Adjusted
  Real Estate(1)     Liabilities(2)          Value       Outstanding Investment
  -----------        -----------             -----       ----------------------
  $  1,745,000       $[ (174,514)]       $[ 1,570,486]       $ [ 2,558](3)



----------------

(1)  Reflects independent appraisal as of March 1998.
(2) The following table quantifies the adjustments to appraised values made in determining Sacramento/Delta Greens property's Exchange Value as of August 31, 1998.



              Book Assets        Book Liabilities          Net Other Assets
              (8/31/98)*     -      (8/31/98)*       =     and Liabilities
              ---------             ---------              ---------------
              $  126,316          $  (300,830)              $  (174,514)



     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Sacramento/Delta Greens property.


(3)  Equals [128] Company shares arbitrarily valued at $20 per unit.


ALLOCATION OF SHARES

     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values.
The Sacramento/Delta Greens Program will be allocated [78,524] shares.

     The shares allocated to the Sacramento/Delta Greens Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Sacramento/Delta Greens Program with an adjusted investment amount of $10,000 will receive [128] units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any economic interest in the Sacramento/Delta Greens Program except for National's contractual right to asset management fees and the $3,118 of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive units in the Acquisition pro rata with the other Sacramento/Delta Greens Investors. National will undertake not to exercise the warrants in the units.

     The following table and its footnotes sets forth the amount owed by the original borrower to the Sacramento/Delta Greens Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                                                     % of Total
                                                                                                                    Shares to be
                                                                                                                     Outstanding
                                                                                                                      After the
                                         Amount           Real Estate                                              Acquisition if
                                        Owed plus          Appraised           Exchange          No. of Shares      all Programs
 Name of Program                       Assessments           Value             Value(1)         Allocated(1)(2)      Participate
 ---------------                       -----------           -----             -----            ---------            -----------
 Sacramento/Delta Greens               $ 6,131,638       $ 1,745,000        $[1,570,486]          [78,524]             [4.55]%


---------------

(1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by

     National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:



                                                    Previously       To Be
                     Name of Program                 Cancelled     Cancelled
                                                     ---------     ---------
             Sacramento/Delta Greens               $   500,000     $     -0-
               Oceanside                               601,125       261,273
               Yosemite/Ahwahnee I                      72,158           -0-
               Yosemite/Ahwahnee II                  1,157,867       124,250
               Mori Point                              461,589           -0-
               Cypress Lakes                           468,000           -0-
             Palmdale (Joshua Ranch)                       -0-           -0-
             Esperanza                                 102,134           -0-
             Stacey Rose A                              64,293           -0-
             Stacey Rose B                              17,267           -0-
                                                   -----------     ---------

                TOTAL                              $ 3,444,433     $  385,523
                                                   -----------     ----------
                                                   -----------     ----------




(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, 13% (13.7% if only the seven "Trudy Pat" programs participate) of the total shares to be owned by the Company's founders after the Acquisition (42,111 shares if all programs participate and 44,378 shares if only the seven "Trudy Pat" programs participate) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.




                           Incurred      Actually    Incurred     Actually                  Actually    Incurred for  Actually Paid
                             for         Paid for    for Year     Paid for   Incurred for   Paid for     Six Months   in Six Months
                          Year Ended    Year Ended    Ended      Year Ended  Year Ended    Year Ended       Ended         Ended
 Name of Program          12/31/95(1)    12/31/95   12/31/96(1)   12/31/96   12/31/97(1)    12/31/97       6/30/98       6/30/98
 ---------------          --------       --------   --------      --------   --------       --------       -------       -------
 Sacramento/Delta Greens   $50,000(2)      $-0-     $50,000(2)     $-0-      $50,000 (2)     $8,267        $25,000       $32,166



--------------

(1)  These amounts represent accrued asset management fees.
(2) Approximately $62,886 per year if the Acquisition had been completed during the above periods including $32,700 of estimated salaries to be paid by the Company to its officers and which were allocated to the Sacramento/Delta Greens Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:



                             Prior to
 Name of Program               1992          1992         1993       1994        1995       1996         1997            Total
 ---------------               ----          ----         ----       ----        ----       ----         ----            -----
 Sacramento/Delta Greens
      Principal             $         0   $         0   $      0   $      0    $      0   $      0    $      0        $         0
      Interest              $ 1,654,013   $   343,750   $      0   $      0    $      0   $      0    $      0        $ 1,997,763


     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Sacramento/Delta Greens Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

              SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                           OCEANSIDE "TRUDY PAT" PROGRAM

             CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
              HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                    SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                                --------------------

     YOU MUST READ THE ENTIRE CONSENT SOLICITATION STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE ACQUISITION. This Supplement has been prepared to help the Investors in the Oceanside Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


     As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the ___________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.


     Of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) to be issued by the Company in the Acquisition, Investors in the Oceanside Program will receive a total of [268,653] units or [111] units per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Oceanside Program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your programs's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.


     In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE
SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with residential and commercial development plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.

- Principal stockholders of National and executive officers of the Company will hold approximately 16.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.

-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.

- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it may be no more successful than the programs have been individually in completing the development of some or all of the properties.


NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION

     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL
SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.

     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.

     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.


     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.

     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.

     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.


     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.

     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.

     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000
($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.

     GENERAL REAL ESTATE RISKS

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens - approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point -approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.


     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.


     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.

     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.

     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.

     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS

     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.


     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES (INCLUDING THE GOLF COURSE AND SURROUNDING LAND WHICH IS OWNED BY THE OCEANSIDE PROGRAM INVESTORS)


     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.


     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.

     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.

     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.

     REAL ESTATE RISKS OF MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.

     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.

     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY

     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.


     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.


     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.


     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua
Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.


     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES


     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels (approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable


     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.


FAIRNESS TO INVESTORS IN THE OCEANSIDE PROGRAM


     Both procedurally and financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;


     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the Acquisition are exercised) of outstanding stock of the company. After the acquisition, a total of [15.56]% of the outstanding stock of the Company will be held by Oceanside investors (15.77% if only the seven "Trudy Pat" programs participate). After the acquisition, founders of the company (principals, employees, former
employees and consultants of National) will hold less than 20% (   % if only
the seven "Trudy Pat" programs participate). Founders' shares were purchased for $.01 per share. Among the Properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. However, none of such amount is attributable to fees owed by Oceanside investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the current appraised value of the Oceanside real estate assets ($5,080,000) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Oceanside Program (as well as the other programs) were originally formed to have a two to four year finite life which, for Oceanside, should have ended between 1995 and 1996 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the individual business plan of the Oceanside program. Rather than being focused on the development of a single property for residential purposes or the management of a golf course and country club, the company will be focused on the management of at least seven and as many as ten properties.
Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Oceanside property. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - the fact that Oceanside investors recently elected to sell their remaining residential lots and reinvest a portion of the sale proceeds in the golf course/country club and certain other residential lots formerly owned by the Yosemite/Ahwahnee investors;


     - Oceanside investors will not be able to vote on changes to or dispositions of the Oceanside property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Oceanside property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.

     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Oceanside property was operated "as is" ($1,068 per $10,000 of Adjusted Outstanding Investment), (ii) the Oceanside property was sold in a quick sale in three months or less ($1,068 per $10,000 of Adjusted Outstanding Investment), or (iii) the Oceanside property was sold at the appraised value (net of program debts) used to determine the Oceanside exchange value ($2,015 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Oceanside property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.



     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Oceanside Program (as well as each of the other Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Oceanside Program, [268,653] units) multiplied by an arbitrary $20 per unit value.


     The Exchange Value for the Oceanside Program was calculated as follows: appraised value of the Oceanside Program's Property at March 31, 1998, plus book value of other Oceanside Program assets at , 1998, less Oceanside Program liabilities at , 1998.


     The following table summarizes the calculation of the Exchange Value of the Oceanside Program and the value assigned per $10,000 of Adjusted Outstanding
Investment:

                                                            Value Assigned
    Appraised          Net Other                            to Program per
     Value of    +     Assets and    =      Exchange      $10,000 of Adjusted
  Real Estate(1)     Liabilities(2)          Value      Outstanding Investment
  -----------        -----------             -----      ----------------------
  $  5,080,000       $     293,057       $[5,373,057]      $   [2,225](3)

----------------

(1)  Reflects independent appraisal as of March 1998.
(2) The following table quantifies the adjustments to appraised values made in determining the Oceanside property Exchange Value as of , 1998.


           Book Assets         Book Liabilities       Net Other Assets
           (8/31/98)*      -      (8/31/98)*      =    and Liabilities
           ---------              ----------           ---------------
          $    809,933         $      (516,876)        $       293,057

     * See balance sheet of the Oceanside Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no third party mortgage debt on the Oceanside property.
(3)  Equals [111] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES


     The [1,403,321] shares of Company common stock being offered to Investors
in the Acquisition represent over 80% of the Company's shares (   % if all
the units are sold in the concurrent offering and    % if all the units are
sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Oceanside Program will be allocated [268,653] shares.


     The shares allocated to the Oceanside Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Oceanside Program with an adjusted investment amount of $10,000 will receive [111] units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any economic interest in the Oceanside Program except for National's contractual right to asset management fees and the $[2,300] of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive units in the Acquisition pro rata with the other Oceanside Investors. National will undertake not to exercise the warrants in the units.

     The following table and its footnotes sets forth the amount owed by the original borrower to the Oceanside Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at June 30, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.


                                                                                                                % of Total
                                                                                                               Shares to be
                                                                                                                Outstanding
                                                                                                                 After the
                               Amount            Real Estate                                                  Acquisition if
                             Owed plus            Appraised        Exchange          No. of Shares             All Programs
 Name of Program            Assessments             Value           Value(1)        Allocated(1)(2)             Participate
 ---------------            -----------             -----           -----           ---------                   -----------
 Oceanside                  $ 24,150,000         $ 5,080,000      $ 5,373,057          [268,653]                 [15.56]%

---------------

(1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition, (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See
     "Dilution" at page   of the Prospectus. If the Acquisition is completed,
     the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                                            Previously       To Be
                    Name of Program                         Cancelled      Cancelled
                                                            ---------      ---------
           Sacramento/Delta Greens                         $   500,000     $     -0-
           Oceanside                                           601,125       261,273
           Yosemite/Ahwahnee I                                  72,158           -0-
           Yosemite/Ahwahnee II                              1,157,867       124,250
           Mori Point                                          461,589           -0-
           Cypress Lakes                                       468,000           -0-
           Palmdale (Joshua Ranch)                                 -0-           -0-
           Esperanza                                           102,134           -0-
           Stacey Rose A                                        64,293           -0-
           Stacey Rose B                                        17,267           -0-
                                                           -----------     ---------

                TOTAL                                      $ 3,444,433     $ 385,523
                                                           -----------     ---------
                                                           -----------     ---------


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [22.5]% ([23.7]% if only the seven "Trudy Pat" programs participate) of the total shares to be owned by the Company's founders after the Acquisition ([72,873] shares if all programs participate and [76,544] shares if only the seven "Trudy Pat" programs participate) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.


                                                                                                          Incurred
                                     Actually                    Actually                    Actually       for       Actually Paid
                    Incurred for     Paid for    Incurred for    Paid for    Incurred for    Paid for    Six Months   in Six Months
                     Year Ended     Year Ended    Year Ended    Year Ended    Year Ended    Year Ended     Ended          Ended
 Name of Program     12/31/95(1)    12/31/95(2)  12/31/96(1)    12/31/96(2)   12/31/97(1)   12/31/97(2)    6/30/98        6/30/98
 ---------------     --------       --------     --------       --------      --------      --------       -------        -------
 Oceanside           $492,000(3)     $300,000    $492,000(3)     $300,000    $444,000(3)     $300,000     $246,000     $1,026,000



---------------

(1) These amounts represent asset management fees and officer and employees salaries for property management services rendered for Oceanside Development, Inc.
(2)  These amounts represent asset management fees only.
(3) Approximately $377,315 per year if the Acquisition had been completed during the above periods including $196,204 of estimated salaries to be paid by the Company to its officers and which were allocated to the Oceanside Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:


     Name of Program                 1992          1993          1994        1995        1996           1997              Total
     ---------------                 ----          ----          ----        ----        ----           ----              -----
 Oceanside
      Principal                  $          0  $          0   $  375,000  $  900,000  $  900,000   $    675,000        $2,850,000*
      Interest                   $  1,080,804  $  3,145,869   $  393,750  $        0  $        0   $          0        $4,620,423

---------------

* An additional $3,000,000 in principal was distributed in June 1998 subsequent to sale of the program's inventory of remaining lots.

     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Oceanside Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

              SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                      YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM

                 CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT
          DEFINED HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                    SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                                -------------------


     This Supplement has been prepared to help the Investors in the Yosemite/Ahwahnee I Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



     As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the __________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficient of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.

     Of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) to be issued by the Company in the Acquisition, Investors in the Yosemite/Ahwahnee I Program will receive a total of [110,502]
 units or [122] units per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Yosemite/Ahwahnee I program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.

     In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE
PLACE.


     This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the Acquisition is approved, your investment will be subject to the risks associated with resort development and management plus new risks associated with a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it may be no more successful than the programs have been individually in completing the development of some or all of the properties.


NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION


     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares [on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF
OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.



     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.



     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.



     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.


     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.


     GENERAL REAL ESTATE RISKS

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens - approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.



     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS

     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES (INCLUDING THE GOLF COURSE AND SURROUNDING LAND WHICH IS OWNED BY THE OCEANSIDE PROGRAM INVESTORS)



     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.




     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.


     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.


     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.


     REAL ESTATE RISKS OF MORI POINT PROPERTY


     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.


     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.





     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY


     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.



     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.



     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY


     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.



     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.



     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval.
No evidence of endangered species that would limit or preclude development of the project have been found.


     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua
Ranch is a proposed residential development and represents about 10% of the assets of the company.


     REAL ESTATE RISKS OF ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.


     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES


     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels (approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.

     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.


FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE I PROGRAM


     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);

     - on completion of the acquisition the investors will hold over 80% (over 94.7% of all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the Acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [6.40]% of the outstanding stock of the Company will be held by Yosemite/Ahwahnee I investors (6.49% if only the seven "Trudy Pat" programs participate). After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than
20% (   % if only the seven "Trudy Pat" programs participate).  Founders'
shares were purchased for $.01 per share. Among the properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $72,158 is attributable to fees owed by Yosemite/Ahwahnee I investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;

     - the current appraised value of the Yosemite/Ahwahnee I real estate assets ($1,782,950) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Yosemite/Ahwahnee I Program (as well as the other programs) were originally formed to have a two to four year finite life which, for Yosemite/Ahwahnee I, should have ended between 1991 and 1992 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale.
Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;

     - the acquisition will cause fundamental changes in the business plan of the Yosemite/Ahwahnee I Program. Rather than being focused on a single property for resort development and management purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Yosemite/Ahwahnee I Property. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;

     - the fact that with the exception of the recent sale of the golf course and certain residential lots to the Oceanside investors, it has been difficult to find buyer or joint venture or financial partners for the entire project;

     - Yosemite/Ahwahnee I investors will not be able to vote on changes to or dispositions of Yosemite/Ahwahnee I property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;

     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Yosemite/Ahwahnee I property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the shares in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.

     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Yosemite/Ahwahnee I property was operated "as is" ($1,355 per $10,000 of Adjusted Outstanding Investment), (ii) the Yosemite/Ahwahnee I property was sold in a quick sale in three months or less ($1,355 per $10,000 of Adjusted Outstanding Investment), or (iii) the Yosemite/Ahwahnee I property was sold at the appraised value used to determine the Yosemite/Ahwahnee I exchange value ($2,239 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Yosemite/Ahwahnee I property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.


     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Yosemite/Ahwahnee I Program (as well as each of the other Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Yosemite/Ahwahnee I Program, [110,502] units) multiplied by an arbitrary $20 per unit value.

     In calculating the Exchange Value for the Yosemite/Ahwahnee I Program, National had to reconcile the differences between the March 1998 appraisal by Arnold Associates and the October 1996 appraisal by The Mentor Group. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals" at page [__] of the Prospectus. After determining the appraised value of the Program, the Exchange Value was calculate by adding to the appraised value the book value of the Program's other assets at August 31, 1998, deducting the Program's liabilities at August 31, 1998.

     The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee I Program and the value assigned on $10,000 of Adjusted Outstanding Investment:



                                                             Value Assigned
    Appraised           Net Other                             to Program per
     Value of    +      Assets and    =      Exchange       $10,000 of Adjusted
  Real Estate(1)      Liabilities(2)          Value       Outstanding Investment
  --------------     ------------------  ---------------  ----------------------
 $    1,782,950     $[   427,086]       $    2,210,036]      $    [2,435](3)


----------

(1) Reflects independent appraisal as of March 1998, adjusted for inconsistencies with the October 1996 appraisal

(2) The following table quantifies the adjustments to appraised values made in determining Yosemite/Ahwahnee I property's Exchange Value as of August 31,1998.


       Book Assets              Book Liabilities            Net Other Assets
       (8/31/98)*         -        (8/31/98)*        =      and Liabilities
 -------------------    -------------------------   --------------------------
  $   1,536,802              $    (1,109,716)             $        (427,086)


     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no third party mortgage debt on the Yosemite/Ahwahnee I Property.

(3)  Equals [122] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES


     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee I Program will be allocated [110,502] shares.

     The shares allocated to the Yosemite/Ahwahnee I Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee I Program with an adjusted investment amount of $10,000 will receive [122] shares of units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any interest in the Yosemite/ Ahwahnee I Program except for National's contractual right to asset management fees and the $2,373 of tenancy-in-common interests purchased by National for which interests National will receive units in the Acquisition pro rata with the other Yosemite/Ahwahnee I Investors. National will undertake not to exercise the warrants in the units.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Yosemite/Ahwahnee I Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.


                                                                                                                  % of Total
                                                                                                                  Shares to be
                                                                                                                  Outstanding
                                                                                                                   After the
                                     Amount            Real Estate                                               Acquisition if
                                   Owed plus            Appraised          Exchange        No. of Shares          All Programs
 Name of Program                  Assessments             Value            Value(1)       Allocated(1)(2)         Participate
---------------------       ------------------     -----------------    ------------    ------------------       ---------------
 Yosemite/Ahwahnee I          $   9,063,163           $  1,782,036       $ 2,210,036         110,502                 [6.40]%

-------------------


(1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6.472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised.
     See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:



                                                        Previously         To Be
                   Name of Program                       Cancelled       Cancelled
                                                       -------------    -----------
        Sacramento/Delta Greens                           $500,000              -0-
        Oceanside                                          601,125          261,273
        Yosemite/Ahwahnee I                                 72,158              -0-
        Yosemite/Ahwahnee II                             1,157,867          124,250
        Mori Point                                         461,589              -0-
        Cypress Lakes                                      468,000              -0-
        Palmdale (Joshua Ranch)                                -0-              -0-
        Esperanza                                          102,134              -0-
        Stacey Rose A                                       64,293              -0-
        Stacey Rose B                                       17,267              -0-
                                                        ----------      -----------
             TOTAL                                      $3,444,433      $   385,523
                                                        ----------      -----------
                                                        ----------      -----------


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [1.8]% ([2]% if only the seven "Trudy Pat" programs participate) of the total shares to be owned by the Company's founders after the Acquisition ([6,097] shares if all programs participate and [6,405] shares if only the seven "Trudy Pat" programs participate) would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.


                                                                                                           Incurred
                            Incurred     Actually     Incurred    Actually       Incurred      Actually    for Six    Actually Paid
                            for Year     Paid for     for Year    Paid for       for Year      Paid for     Months        in Six
                             Ended      Year Ended     Ended     Year Ended       Ended       Year Ended    Ended      Months Ended
 Name of Program          12/31/95(1)  12/31/95(2)  12/31/96(1)  12/31/96(2)   12/31/97(1)   12/31/97(2)   6/30/98       6/30/98
---------------------    ------------  -----------  -----------  -----------  -------------  -----------  ---------  --------------
 Yosemite/Ahwahnee I       $84,051(3)      $-0-     $150,800(3)   $101,626     $148,439 (3)    $60,700     $75,333       $30,392


----------------

(1) These amounts represent servicing fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc. for property management services.
(2)  These amounts represent asset management fees only.
(3) Approximately $81,752 per year if the Acquisition had been completed during the above periods including $42,511 of estimated salaries to be paid by the Company to its officers and other employees which were allocated to the Yosemite/Ahwahnee I Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:


                             Prior to
      Name of Program          1992        1992         1993        1994        1995       1996       1997        Total
-----------------------   ------------  ---------    --------   -----------   -------   --------    -------   --------------
 Yosemite/Ahwahnee I
      Principal            $   45,000    $135,000     $103,085     $      0     $   0      $  0       $  0     $    283,085
      Interest             $1,903,306    $920,794     $335,557     $  4,756     $   0      $  0       $  0     $  3,164,413

     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Yosemite/Ahwahnee I Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

              SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                      YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM

             CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
              HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                    SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.


                              ----------------------

     You must read the entire Consent Solicitation Statement/Prospectus to fully understand the Acquisition. This Supplement has been prepared to help the Investors in the Yosemite/Ahwahnee II Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the ___________under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.



   Of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) the Company in the Acquisition, Investors in the Yosemite/Ahwahnee II Program will receive a total of [229,504] shares or [117] shares per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Yosemite/Ahwahnee II program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.



   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN
THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with resort development and management plus new risks associated with a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it may be no more successful than the programs have been individually in completing the development of some or all of the properties.


NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION


     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the ______] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company, will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.



     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.



     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.



     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.


     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000
($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.


     GENERAL REAL ESTATE RISKS


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.



     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     Real Estate Risks of Yosemite/Ahwahnee Properties (including the golf course and surrounding land which is owned by the Oceanside program investors)



     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.




     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.



     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.




     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.


     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.


     REAL ESTATE RISKS OF MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.


     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY


     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.



     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.



     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.



     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.



     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.


     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES

     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels
(approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable


     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.


FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE II PROGRAM


     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:



     - the units an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


    - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [13.29]% of the outstanding stock of the Company will be held by Yosemite/Ahwahnee II investors (13.47% if only the seven "Trudy Pat" programs participate). After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than 20% ( % if only the seven "Trudy Pat" programs participate). Founders' shares were purchased for $.01 per share. Among the properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $1,157,867 is attributable to fees owed by Yosemite/Ahwahnee II investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the current appraised value of the Yosemite/Ahwahnee II real estate assets ($3,703,050) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Yosemite/Ahwahnee II Program (as well as the other programs) were originally formed to have a two to four year finite life which should have ended between 1996 and 1997 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;

     - the acquisition will cause fundamental changes in the individual business plan of the Yosemite/Ahwahnee II Program. Rather than being focused on the development of a single property for resort development and management purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Yosemite/Ahwahnee II Property. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - the fact that, except for the recent sale of a portion of the property to Oceanside investors, it has been difficult to find buyers or joint venture or financial partners for the project;


     - Yosemite/Ahwahnee II investors will not be able to vote on changes to or dispositions of the Yosemite/Ahwahnee II Property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Yosemite/Ahwahnee II Property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.

     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Yosemite/Ahwahnee II property was operated "as is" ($1,304 per $10,000 of Adjusted Outstanding Investment), (ii) the Yosemite/Ahwahnee II property was sold in a quick sale in three months or less ($1,304 per $10,000 of Adjusted Outstanding Investment), or (iii) the Yosemite/Ahwahnee II property was sold at the appraised value, net of program debt, used to determine the Yosemite/Ahwahnee II exchange value ($2,155 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Yosemite/Ahwahnee II property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.



     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Yosemite/Ahwahnee II Program (as well as each of the other Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Yosemite/Ahwahnee II Program, [229,504] units) multiplied by an arbitrary $20 per unit value.


     In calculating the Exchange Value for the Yosemite/Ahwahnee II Program, National had to reconcile the differences between the March 1998 appraisal by Arnold Associates and the October 1996 appraisal by The Mentor Group. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals" at page [__] of the Prospectus. After determining the appraised value of the Program, the Exchange Value was calculate by adding to the appraised value the book value of the Program's other assets at August 31, 1998, deducting the Program's liabilities as of August 31, 1998.


     The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee II Program and the value assigned on $10,000 of Adjusted Outstanding Investment:


                                                             Value Assigned
 Appraised Value       Net Other                             to Program per
        of       +     Assets and    =                     $10,000 of Adjusted
  Real Estate(1)     Liabilities(2)      Exchange Value   Outstanding Investment
 ---------------     --------------      --------------   ----------------------
 $  3,703,050        $  887,026          $ 4,590,076        $  [2,344](3)

---------------

(1) Reflects independent appraisal as of March 1998, adjusted for inconsistencies with October 1996 appraisals.
(2) The following table quantifies the adjustments to appraised values made in determining the Yosemite/Ahwahnee II property's Exchange Value as of August 31, 1998.




       Book Assets              Book Liabilities          Net Other Assets and
       (8/31/98)*       -          (8/31/98)*        =        Liabilities
       -----------              ----------------          ---------------------
     $ 3,191,820                $  (2,304,794)             $  [(887,026)]


     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no third party mortgage debt on the Yosemite/Ahwahnee II property.

(3)  Equals [117] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES

     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.7% if all the units are sold in the current offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee II
Program will be allocated [229,504] shares.


     The shares allocated to the Yosemite/Ahwahnee II Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee I Program with an adjusted investment amount of $10,000 will receive [117] shares of units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any interest in the Yosemite/ Ahwahnee II Program except for National's contractual right to asset management fees and the $[69,384] of tenancy-in-common interests purchased by National for which interests National will receive units in the Acquisition pro rata with the other Yosemite/Ahwahnee II Investors. National will undertake not to exercise the warrants in the units.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Yosemite/Ahwahnee II Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.


                                                                                                                     % of Total
                                                                                                                    Shares to be
                                                                                                                     Outstanding
                                                                                                                      After the
                                         Amount           Real Estate                                              Acquisition if
                                        Owed plus          Appraised           Exchange          No. of Shares      All Programs
 Name of Program                       Assessments           Value             Value(1)         Allocated(1)(2)      Participate
 ---------------                       -----------        ------------         ---------        ---------------    --------------
 Yosemite/Ahwahnee II                 $  19,565,233       $  3,703,050       $ [4,590,076]        [229,504]          [13.29]%

----------
(1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for

     $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:




                                       Previously          To Be
           Name of Program              Cancelled        Cancelled
                                       ----------        ---------
 Sacramento/Delta Greens                $500,000        $      -0-
 Oceanside                               601,125           261,273
 Yosemite/Ahwahnee I                      72,158               -0-
 Yosemite/Ahwahnee II                  1,157,867           124,250
 Mori Point                              461,589               -0-
 Cypress Lakes                           468,000               -0-
 Palmdale (Joshua Ranch)                     -0-               -0-
 Esperanza                               102,134               -0-
 Stacey Rose A                            64,293               -0-
 Stacey Rose B                            17,267               -0-
                                      ----------        ----------
      TOTAL                           $3,444,433        $  385,523
                                      ----------        ----------
                                      ----------        ----------



(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [33.5]% ([35.2]% if only the seven "Trudy Pat" programs participate) of the total shares to be owned by the Company's founders after the Acquisition ([108,416] shares if all programs participate and 108,339 shares if only the seven "Trudy Pat" programs participate) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.


                                                                                                           Incurred
                                        Actually     Incurred     Actually                    Actually       for      Actually Paid
                        Incurred for    Paid for       for        Paid for    Incurred for    Paid for    Six Months  in Six Months
                         Year Ended    Year Ended   Year Ended   Year Ended    Year Ended    Year Ended     Ended         Ended
 Name of Program         12/31/95(1)   12/31/95(2) 12/31/96(1)  12/31/96(2)   12/31/97(1)   12/31/97(2)    6/30/98       6/30/98
 ---------------        ------------   ----------- -----------  ------------  ------------  ------------   ---------  -------------
 Yosemite/Ahwahnee II    $174,569(3)      $-0-     $313,200(3)    $211,069     $248,157 (3)    $123,998     $150,667      $55,667

-----------------

(1) These amounts represent asset management fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc. for operations and property management services.
(2)  These amounts represent asset management fees.
(3) Approximately $169,792 per year if the Acquisition had been completed during the above periods including $88,292 of estimated salaries to be paid by the Company to its officers and other employees which were allocated to the Yosemite/Ahwahnee II Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:


                           Prior to
     Name of Program         1992        1992         1993         1994        1995      1996    1997      Total
 ---------------------     ---------     ----         ----         ----        ----      ----    ----      -----
 Yosemite/Ahwahnee II
      Principal            $ 20,000    $    60,000   $ 68,264    $      0     $  0      $  0     $ 0     $   148,264
      Interest             $592,498    $ 1,153,352   $688,303    $ 10,273     $  0      $  0     $ 0     $ 2,444,426

     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Yosemite/Ahwahnee II Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

              SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                           MORI POINT "TRUDY PAT" PROGRAM

         CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN
                 HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                    SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                                --------------------

     YOU MUST READ THE ENTIRE CONSENT SOLICITATION STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE ACQUISITION. This Supplement has been prepared to help the Investors in the Mori Point Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



     As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of unit arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. The [shares included in the units will be listed for trading on the ___________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.



     Of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) to be issued by the Company in the Acquisition, Investors in the Mori Point Program will receive a total of [270,652] shares or [219]shares per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Mori Point program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.



     In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.


     This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with the development of a hotel/conference center plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities, commercial facilities and residential lots.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.


 NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION

     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all units are sold in the concurrent offering and 4.66% if all units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.


     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.



     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.



     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.


     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.


     GENERAL REAL ESTATE RISKS


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens - approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined)- approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.



     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.



     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.



     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.



     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES (including the golf course and surrounding land which is owned by the Oceanside program investors)



     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.



     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.






     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.




     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.





     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.



     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.



     REAL ESTATE RISKS OF MORI POINT PROPERTY



     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.


     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY


     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.



     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.



     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY


     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.



     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.



     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.


     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES


     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.



     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels (approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable.



     ANTI-TAKEOVER PROVISIONS


     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.



     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.



     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.



     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.



     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.


FAIRNESS TO INVESTORS IN THE MORI POINT PROGRAM


     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [15.67]% of the outstanding stock of the Company will be held by Mori Point investors (15.88% if only the seven "Trudy Pat" programs participate). After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than 20% (___% if only the seven "Trudy Pat" programs participate). Founders' shares were purchased for $.01 per share. Among the properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $461,589 is attributable to fees owed by Mori Point investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the current appraised value of the Mori Point real estate assets ($6,000,000) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Mori Point Program (as well as the other programs) were originally formed to have a two to four year finite life which should have ended between 1993 and 1994 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the business plans of the Mori Point Program. Rather than being focused on the development of a single property for hotel/conference center purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Mori Point property. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;

     - the facts that Mori Point investors have rejected an offer to acquire the property due to the terms of the proposed transaction and it has been difficult to find buyers or joint venture or financial partners for the project;


     - Mori Point investors will not be able to vote on changes to or dispositions of the Mori Point property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Mori Point property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and


     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm, which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.


     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Mori Point property was operated "as is" ($1,711 per $10,000 of Adjusted Outstanding Investment), (ii) the Mori Point property was sold in a quick sale in three months or less ($1,711 per $10,000 of Adjusted Outstanding Investment), or (iii) the Mori Point property was sold at the appraised value used to determine the Mori Point exchange value ($3,898 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Mori Point property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.



     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Mori Point Program (as well as each of the other Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Mori Point Program, [270,652] units) multiplied by an arbitrary $20 per unit value.


     The Exchange Value for the Mori Point Program was calculated as follows: appraised value of the Mori Point Program's property at March 1998, plus book value of other Mori Point Program assets at August 31, 1998, less Mori Point Program liabilities at August 31, 1998.


     The following table summarizes the calculation of the Exchange Value of the Mori Point Program and the value assigned on $10,000 of Adjusted Outstanding
Investment:


                                                              Value Assigned
    Appraised          Net Other                              to Program per
     Value of    +     Assets and    =      Exchange        $10,000 of Adjusted
  Real Estate(1)     Liabilities(2)          Value        Outstanding Investment
  -----------        -----------             -----        ----------------------
  $  6,000,000      $[  (586,964)]       $[  5,413,036]       $  [  4,384](3)


----------------

(1)  Reflects independent appraisal as of March 1998.

(2) The following table quantifies the adjustments to appraised values made in determining the Mori Point property's Exchange Value as of August 31, 1998.




       Book Assets              Book Liabilities            Net Other Assets
       (8/31/98)*         -        (8/31/98)*        =      and Liabilities
       ---------                   ---------                ---------------
       $  261,140                  $  (848,104)              $ [ (586,964)]



     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Mori Point Property.

(3)  Equals [219] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES


     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Mori Point Program will be allocated [_______] shares.


     The shares allocated to the Mori Point Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Mori Point Program with an adjusted investment amount of $10,000 will receive [219] units in the Company arbitrarily valued at $20 per unit.

     Neither National nor the Company's founders have any economic interest in the Mori Point Program except for National's contractual right to asset management fees and the $5,279 of tenancy-in-common interests purchased by National for which interests National will receive units in the Acquisition pro rata with the other Mori Point Investors. National will undertake not to exercise the warrants in the units.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Mori Point Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.


                                                                                       % of Total
                                                                                      Shares to be
                                                                                      Outstanding
                                                                                       After the
                        Amount      Real Estate                                      Acquisition if
                       Owed plus     Appraised       Exchange     No. of Shares       All Programs
Name of Program       Assessments      Value         Value(1)    Allocated(1)(2)      Participate
---------------       -----------      -----         --------    ---------------      -----------
Mori Point           $ 12,342,259   $ 6,000,000   $[ 5,413,036]     [270,652]           [15.67]%


------------

     (1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                                Previously       To Be
                  Name of Program                Cancelled     Cancelled
                                                 ---------     ---------
          Sacramento/Delta Greens              $   500,000     $     -0-
          Oceanside                                601,125       261,273
          Yosemite/Ahwahnee I                       72,158           -0-
          Yosemite/Ahwahnee II                   1,157,867       124,250
          Mori Point                               461,589           -0-
          Cypress Lakes                            468,000           -0-
          Palmdale (Joshua Ranch)                      -0-           -0-
          Esperanza                                102,134           -0-
          Stacey Rose A                             64,293           -0-
          Stacey Rose B                             17,267           -0-
                                               -----------     ---------

               TOTAL                           $ 3,444,433     $ 385,523
                                               -----------     ---------
                                               -----------     ---------



(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [12]% ([12.7]% if only the seven "Trudy Pat" programs participate) of the total shares to be owned by the Company's founders after the Acquisition (39,004 shares if all programs participate and 40,969 shares if only the seven "Trudy Pat" programs participate) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.


                                                                                                           Incurred
                         Incurred      Actually     Incurred     Actually      Incurred      Actually        for      Actually Paid
                         for Year      Paid for     for Year     Paid for      for Year      Paid for     Six Months  in Six Months
                          Ended       Year Ended     Ended      Year Ended      Ended       Year Ended      Ended        Ended
 Name of Program        12/31/95(1)   12/31/95(2)  12/31/96(1)  12/31/96(2)   12/31/97(1)   12/31/97(2)    6/30/98      6/30/98
 ---------------        --------      --------     --------     --------      --------      --------       -------      -------

 Mori Point             $100,000(2)     $-0-       $100,000(2)    $-0-        $100,000(2)    $27,333       $50,000      $10,000


---------------

(1)  These amounts represent accrued asset management fees.
(2) Approximately $125,772 per year if the Acquisition had been completed during the above periods including $65,401 of estimated salaries to be paid by the Company to its officers and which were allocated to the Mori Point Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     No cash distributions made to Investors in any of the years ended December 31, 1992, 1993, 1994, 1995, 1996 or 1997. Prior to 1992, $1,354,708 in interest was distributed to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Mori Point Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                         CYPRESS LAKES "TRUDY PAT" PROGRAM

            CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
             HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                   SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                              -------------------------


     You must read the entire Consent Solicitation Statement/Prospectus to fully understand the Acquisition. This Supplement has been prepared to help the Investors in the Cypress Lakes Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



     As described in the accompanying Prospectus, American Family
Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the ___________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficient of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.


     Of the [1,403,321] units to be issued by the Company in the Acquisition, Investors in the Cypress Lakes Program will receive a total of [291,296] shares or [153 shares per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Cypress Lakes Program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with residential development plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities, commercial facilities, and a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.


NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION


     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT.
If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 0.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.


     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.


     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.


     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.


     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.


     GENERAL REAL ESTATE RISKS


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens -approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.



     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES (INCLUDING THE GOLF COURSE AND SURROUNDING LAND WHICH IS OWNED BY THE OCEANSIDE PROGRAM INVESTORS)



     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.




     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.




     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.


     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.


     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.


     REAL ESTATE RISKS OF MORI POINT PROPERTY


     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.


     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY


     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.



     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.



     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES


     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels
(approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.


FAIRNESS TO INVESTORS IN THE CYPRESS LAKES PROGRAM

     From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:

     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80%(over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the Acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [16.86]% of the outstanding stock of the Company will be held by Cypress Lakes investors (17.09% if only the seven "Trudy Pat" programs participate). After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than 20% (__% if only the seven "Trudy Pat" programs participate). Founders' shares were purchased for $.01 per share. Among the Properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates for the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $1,120,000 is attributable to fees owed by Cypress Lakes investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the current appraised value of the Cypress Lakes real estate assets ($6,000,000) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Cypress Lakes Program (as well as the other programs) were originally formed to have a two to four year finite life which should have ended between 1995 and 1997 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the business plan of the Cypress Lakes program. Rather than being focused on the development of a single property for residential purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the

Company's operations as a whole regardless of the performance of the Cypress Lakes property. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - the fact that the Cypress Lakes property has been reviewed by several potential buyers or developers without the receipt of any purchase offers;


     - investors will not be able to vote on changes to or dispositions of the Cypress Lakes property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Cypress Lakes property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and


     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm, which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.


     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Cypress Lakes property were operated "as is" ($1,327 per $10,000 of Adjusted Outstanding Investment), (ii) the Cypress Lakes property was sold in a quick sale in three months or less ($1,327 per $10,000 of Adjusted Outstanding Investment), or (iii) the Cypress Lakes property was sold at the appraised value, net of program debt, used to determine the Cypress Lakes exchange value ($2,746 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Cypress Lakes property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.



     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Cypress Lakes Program (as well as each of the other Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Cypress Lakes Program, 291,246 units) multiplied by an arbitrary $20 per share unit.


     The Exchange Value for the Cypress Lakes Program was calculated as follows: appraised value of the Cypress Lakes Program property at March 31, 1998, plus book value of other Cypress Lakes Program assets at August 31, 1998, less Cypress Lakes Program liabilities at August 31, 1998.


     The following table summarizes the calculation of the Exchange Value of the Cypress Lakes Program and the value assigned on $10,000 of Adjusted Outstanding Investment:


                                                          Value Assigned
      Appraised         Net Other                         to Program per
      Value of         Assets and         Exchange      $10,000 of Adjusted
   Real Estate(1)  + Liabilities(2)  =     Value       Outstanding Investment
   --------------    --------------       --------     ----------------------
   $    6,000,000    $[   (175,072]    $ [5,824,928]       $    [3,062](3)


------------

(1)  Reflects independent appraisal as of March 1998.


(2) The following table quantifies the adjustments to appraised values made in determining Cypress Lakes property's Exchange Value as of August 31, 1998.




           Book Assets             Book Liabilities      Net Other Assets
            (8/31/98)*      -         (8/31/98)*     =    and Liabilities
           -----------             ----------------      ----------------
           $  195,878                $    370,950        $   (175,072)

     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Cypress Lakes property.
(3)  Equals [153] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES


     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (___% if all the units are sold in the concurrent offering and ___% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Cypress Lakes Program will be allocated [291,246] shares.


     The shares allocated to the Cypress Lakes Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Cypress Lakes Program with an adjusted investment amount of $10,000 will receive [153] units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any economic interest in the Cypress Lakes Program except for National's contractual right to asset management fees and the $3,200 of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive units in the Acquisition pro rata with the other Cypress Lakes Investors. National will undertake not to exercise the warrants in the units


     The following table and its footnotes sets forth the amount owed by the original borrower to the Cypress Lakes Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                          % of Total
                                                                                         Shares to be
                                                                                         Outstanding
                                                                                          After the
                      Amount       Real Estate                                          Acquisition if
                     Owed plus      Appraised         Exchange        No. of Shares      All Programs
 Name of Program    Assessments       Value           Value(1)       Allocated(1)(2)     Participate
 ---------------   ------------   -------------     ------------     ---------------    --------------
 Cypress Lakes     $  18,971,767  $  6,000,000      $  [5,824,928]      [291,246]          [16.86]%


-------------


     (1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:




                                                    Previously         To Be
            Name of Program                         Cancelled        Cancelled
                                                  -------------     -----------
       Sacramento/Delta Greens                    $    500,000       $      -0-
       Oceanside                                       601,125          261,273
       Yosemite/Ahwahnee I                              72,158              -0-
       Yosemite/Ahwahnee II                          1,157,867          124,250
       Mori Point                                      461,589              -0-
       Cypress Lakes                                   468,000              -0-
       Palmdale (Joshua Ranch)                             -0-              -0-
       Esperanza                                       102,134              -0-
       Stacey Rose A                                    64,293              -0-
       Stacey Rose B                                    17,267              -0-
                                                  ------------       ----------
            TOTAL                                 $  3,444,433       $  385,523
                                                  ------------       ----------
                                                  ------------       ----------




     (2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [16.5]% ([12.8]% if only the seven "Trudy Pat" programs participate) of the total shares to be owned by the Company's founders after the Acquisition ([53,269] shares if all programs participate and [41,538] shares if only the seven "Trudy Pat" programs participate) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.


                                                                                                        Incurred
                                      Actually     Incurred     Actually                     Actually    for Six
                      Incurred for    Paid for     for Year     Paid for     Incurred for    Paid for     Months    Actually Paid
                       Year Ended    Year Ended     Ended      Year Ended     Year Ended    Year Ended    Ended     in Six Months
 Name of Program       12/31/95(1)  12/31/95(2)  12/31/96(1)   12/31/96(2)   12/31/97(1)   12/31/97(2)   6/30/98    Ended 6/30/98
 ---------------      ------------  -----------  -----------   -----------   -----------   -----------   --------   -------------
 Cypress Lakes         $140,000(2)    $140,000   $140,000(2)    $140,000     $140,000(2)     $140,000    $70,000       $70,000


-------------

(1)  These amounts represent accrued asset management fees.
(2) Approximately $176,080 per year if the Acquisition had been completed during the above periods including $91,562 of estimated salaries to be paid by the Company to its officers and which were allocated to the Cypress Lakes Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:


                        Prior to
                          1992          1992          1993          1994        1995        1996         1997              Total
                       ----------     ---------     ----------    ----------  ----------  ----------   -----------     ------------
 Cypress Lakes
     Principal         $        0    $         0    $        0    $       0   $      0     $      0    $         0     $          0
     Interest          $  621,198    $ 1,781,251    $1,337,101    $  62,706   $      0     $      0    $         0     $  3,802,256



     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Cypress Lakes Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                     PALMDALE/JOSHUA RANCH "TRUDY PAT" PROGRAM

             CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
              HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                   SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                               ----------------------



   You must read the entire Consent Solicitation Statement/Prospectus to fully understand the Acquisition. This Supplement has been prepared to help the Investors in the Palmdale/Joshua Ranch Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the ___________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operation in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.


   Of the [1,403,321] units to be issued by the Company in the Acquisition, Investors in the Palmdale/Joshua Ranch Program will receive a total of [131,094]shares or [72] shares per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Palmdale/Joshua Ranch Program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sales proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with residential development plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities, commercial facilities, and a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit assigned for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.


   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION


     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares [on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.



     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.



     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.


     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.


     GENERAL REAL ESTATE RISKS


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens -approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.



     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES (INCLUDING THE GOLF COURSE AND SURROUNDING LAND WHICH IS OWNED BY THE OCEANSIDE PROGRAM INVESTORS)



     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.




     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.




     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.


     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.


     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.


     REAL ESTATE RISKS OF MORI POINT PROPERTY


     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.


     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY


     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.



     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.



     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES


     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels
(approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.


FAIRNESS TO INVESTORS IN THE PALMDALE/JOSHUA RANCH PROGRAM


     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the Acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [7.59]% of the outstanding stock of the Company will be held by Palmdale/Joshua Ranch investors (7.69% if only the seven "Trudy Pat" programs participate). After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than 20% (__% if only the seven "Trudy Pat" programs participate). Founders' shares were purchased for $.01 per share. Among the properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $137,111 is attributable to fees owed by Palmdale/Joshua Ranch investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the current appraised value of the Palmdale/Joshua Ranch real estate assets ($2,700,000) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Palmdale/Joshua Ranch Program (as well as the other programs) were originally formed to have a two to four year finite life which should have ended between 1993 and 1995 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the business plan of the Palmdale/Joshua Ranch program. Rather than being focused on the development of a single property for residential purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Palmdale/Joshua Ranch property. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - the fact that the Palmdale/Joshua Ranch property has been exposed for sale or development without receiving any offers that would approximate a return of the original investment;


     - investors will not be able to vote on changes to or dispositions of the Palmdale/Joshua Ranch property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Palmdale/Joshua Ranch property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and


     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm, which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.


     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Palmdale/Joshua Ranch property were operated "as is" ($627 per $10,000 of Adjusted Outstanding Investment), (ii) the Palmdale/Joshua Ranch property was sold in a quick sale in three months or less ($627 per $10,000 of Adjusted Outstanding Investment), or (iii) the Palmdale/Joshua Ranch property was sold at the appraised value, net of program debt, used to determine the Palmdale/Joshua Ranch exchange value ($1,297 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Palmdale/Joshua Ranch property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to

Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.



     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Palmdale/Joshua Ranch Program (as well as each of the other Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Palmdale/Joshua Ranch Program, 131,094 units) multiplied by an arbitrary $20 per unit value.


     The Exchange Value for the Palmdale/Joshua Ranch Program was calculated as follows: appraised value of the Palmdale/Joshua Ranch Program property at March 31, 1998, plus book value of other Palmdale/Joshua Ranch Program assets at August 31, 1998, less Palmdale/Joshua Ranch Program liabilities at August 31, 1998.


     The following table summarizes the calculation of the Exchange Value of the Palmdale/Joshua Ranch Program and the value assigned on $10,000 of Adjusted Outstanding Investment:

                                                                    Value Assigned
  Appraised              Net Other                                  to Program per
  Value of        +     Assets and        =       Exchange        $10,000 of Adjusted
Real Estate(1)         Liabilities(2)              Value          Outstanding Investment
--------------        ---------------             --------        ----------------------
 $  2,700,000          $[  (78,118)]           $ [2,621,882]         $    [1,446](3)

-----------


(1)  Reflects independent appraisal as of March 1998.
(2) The following table quantifies the adjustments to appraised values made in determining Palmdale/Joshua Ranch property's Exchange Value as of August 31, 1998.


            Book Assets           Book Liabilities          Net Other Assets
             (8/31/98)*    -       (8/31/98)*        =      and Liabilities
            -----------           ------------             -----------------
            $  132,572            $   210,690               $     (78,118)


     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Palmdale/Joshua Ranch property.

(3)  Equals [72] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES


The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Palmdale/Joshua Ranch Program will be allocated [131,094] shares.


     The shares allocated to the Palmdale/Joshua Ranch Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Palmdale/Joshua Ranch Program with an adjusted investment amount of $10,000 will receive [72] units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any economic interest in the Palmdale/Joshua Ranch Program except for National's contractual right to asset management fees and the $2,395 of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive units in the Acquisition pro rata with the other Palmdale/Joshua Ranch Investors. National will undertake not to exercise the warrants in the units.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Palmdale/Joshua Ranch Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.


                                                                                                               % of Total
                                                                                                             Shares to be
                                                                                                              Outstanding
                                                                                                               After the
                                  Amount           Real Estate                                               Acquisition if
                                 Owed plus          Appraised           Exchange           No. of Shares      All Programs
 Name of Program                Assessments           Value             Value(1)          Allocated(1)(2)     Participate
 ---------------               -------------      ------------        --------------      ---------------   ---------------
 Palmdale/Joshua Ranch         $  18,107,814      $  2,700,000        $  [2,621,882]         [131.094]           [7.59]%


-------------

(1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:




                                                    Previously           To Be
                Name of Program                     Cancelled          Cancelled
                                                  --------------       ---------
           Sacramento/Delta Greens                $    500,000          $    -0-
           Oceanside                                   601,125           261,273
           Yosemite/Ahwahnee I                          72,158               -0-
           Yosemite/Ahwahnee II                      1,157,867           124,250
           Mori Point                                  461,589               -0-
           Cypress Lakes                               468,000               -0-
           Palmdale (Joshua Ranch)                         -0-               -0-
           Esperanza                                   102,134               -0-
           Stacey Rose A                                64,293               -0-
           Stacey Rose B                                17,267               -0-
                                                  ------------          --------
                TOTAL                             $  3,444,433          $385,523
                                                  ------------          --------
                                                  ------------          --------





HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.

                                                                                                                          Actually
                                         Actually     Incurred     Actually                    Actually   Incurred for  Paid in Six
                         Incurred for    Paid for     for Year     Paid for    Incurred for    Paid for    Six Months      Months
                          Year Ended    Year Ended     Ended      Year Ended    Year Ended    Year Ended      Ended        Ended
 Name of Program          12/31/95(1)  12/31/95(2)  12/31/96(1)   12/31/96(2)  12/31/97(1)   12/31/97(2)     6/30/98      6/30/98
 ---------------         ------------  -----------  -----------   -----------  -----------   -----------  ------------  -----------
 Palmdale/Joshua Ranch    $150,000(2)    $248,750   $150,000(2)    $150,000     $150,000(2)     $150,000    $75,000       $75,000

------------
(1)  These amounts represent accrued asset management fees.

(2) Approximately $188,658 per year if the Acquisition had been completed during the above periods including $98,102 of estimated salaries to be paid by the Company to its officers and which were allocated to the Palmdale/Joshua Ranch Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:

                            Prior to
                              1992           1992         1993         1994        1995       1996          1997          Total
                          -----------    -----------   ----------   ----------  ----------  ----------  -----------   ------------
 Palmdale/Joshua Ranch
         Principal        $         0    $         0   $        0    $      0     $      0   $      0      $      0    $         0
         Interest         $ 1,523,775    $ 1,885,526   $  478,127    $      0     $      0   $      0      $      0    $ 3,887,428

     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Sacramento/Delta Greens Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                                 ESPERANZA PROGRAM

   CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS. SEE "GLOSSARY" AT PAGE __ OF THE
                                     PROSPECTUS.

                                ---------------------

   You must read the entire Consent Solicitation Statement/Prospectus to fully understand the Acquisition. This Supplement has been prepared to help the Investors in the Esperanza Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the ___________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.



   Of the [1,403,321] units to be issued by the Company in the Acquisition, Investors in the Esperanza Program will receive a total of [10,818] shares or [185] shares per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Esperanza Program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.



   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN "TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with residential development plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities, commercial facilities, and a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.


   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION


     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.


     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.



     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.



     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.


     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable and has received an opinion from Houlihan Valuation Advisors that the allocation of the shares among the programs is fair.


     GENERAL REAL ESTATE RISKS


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens -approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.



     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.


     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES (INCLUDING THE GOLF COURSE AND SURROUNDING LAND WHICH IS OWNED BY THE OCEANSIDE PROGRAM INVESTORS)


     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.

     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.


     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.

     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.

     REAL ESTATE RISKS OF MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.

     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.

     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY

     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.


     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.


     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY

     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES

     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels
(approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.

     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.

FAIRNESS TO INVESTORS IN THE ESPERANZA PROGRAM

     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:



     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);

     - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the Acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [0.63]% of the outstanding stock of the Company will be held by Esperanza investors. After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less 20%. Founders' shares were purchased for $.01 per share. Among the properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $102,134 is attributable to fees owed by Esperanza investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;

     - the current appraised value of the Esperanza real estate assets ($270,000) (as well as the real estate assets of the other programs) and the fact that substantial financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Esperanza Program (as well as the other programs) were originally formed to have a two to four year finite life which should have ended between 1990 and 1992 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;

     - the acquisition will cause fundamental changes in the business plan of the Esperanza program. Rather than being focused on the development of a single property for residential purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other Esperanza property.

Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;

     - the fact that the Esperanza property has deteriorated in value since the original loan was made, no offers have been received to purchase the property, and the investors have rejected one purchase offer;

     - investors will not be able to vote on changes to or dispositions of the Esperanza property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;

     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Esperanza property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm, which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.

     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Esperanza property were operated "as is" ($1,161 per $10,000 of Adjusted Outstanding Investment), (ii) the Esperanza property was sold in a quick sale in three months or less ($1,161 per $10,000 of Adjusted Outstanding Investment), or (iii) the Esperanza property was sold at the appraised value, net of program debt, used to determine the Esperanza exchange value ($3,239 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Esperanza property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.


     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Esperanza Program (as well as each of the other Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Esperanza Program, 10,818 units) multiplied by an arbitrary $20 per unit value.

     The Exchange Value for the Esperanza Program was calculated as follows: appraised value of the Esperanza Program property at March 31, 1998, plus book value of other Esperanza Program assets at August 31,1998, less Esperanza Program liabilities at August 31, 1998.

     The following table summarizes the calculation of the Exchange Value of the Esperanza Program and the value assigned on $10,000 of Adjusted Outstanding Investment:


                                                                Value Assigned
     Appraised             Net Other                            to Program per
     Value of             Assets and           Exchange       $10,000 of Adjusted
  Real Estate(1)    +    Liabilities(2)    =    Value       Outstanding Investment
 ---------------         --------------       ----------   ------------------------
   $  270,000             $[  (53,644)]      $  [216,356]         $  [3,701](3)


-----------

(1)  Reflects independent appraisal as of March 1998.

(2) The following table quantifies the adjustments to appraised values made in determining Esperanza property's Exchange Value as of August 31, 1998.



       Book Assets                 Book Liabilities          Net Other Assets
       (8/31/98)*         -           (8/31/98)*        =    and  Liabilities
       -----------                 ----------------          ----------------
        $  28,523                   $   (81,897)               $   (53,644)


     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Esperanza property.

(3)  Equals [185] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES

     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Esperanza Program will be allocated [10,818] shares.

     The shares allocated to the Esperanza Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Esperanza Program with an adjusted investment amount of $10,000 will receive [185] units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any economic interest in the Esperanza Program except for National's contractual right to asset management fees.

     The following table and its footnotes sets forth the amount owed by the original borrower to the Esperanza Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.

                                                                                                               % of Total
                                                                                                              Shares to be
                                                                                                               Outstanding
                                                                                                                After the
                                 Amount           Real Estate                                                 Acquisition if
                                Owed plus         Appraised            Exchange          No. of Shares         All Programs
 Name of Program               Assessments          Value              Value(1)         Allocated(1)(2)        Participate
 ---------------               -----------        -----------        -----------        --------------       ---------------
 Esperanza                      $ 584,653         $ 270,000          $ [216,356]           [10,818]               [0.63]%


(1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                                      Previously            To Be
              Name of Program                          Cancelled          Cancelled
                                                     -------------        ---------
          Sacramento/Delta Greens                    $    500,000          $    -0-
          Oceanside                                       601,125           261,273
          Yosemite/Ahwahnee I                              72,158               -0-
          Yosemite/Ahwahnee II                          1,157,867           124,250
          Mori Point                                      461,589               -0-
          Cypress Lakes                                   468,000               -0-
          Palmdale (Joshua Ranch)                             -0-               -0-
          Esperanza                                       102,134               -0-
          Stacey Rose A                                    64,293               -0-
          Stacey Rose B                                    17,267               -0-
                                                    -------------          --------
      TOTAL                                          $  3,444,433          $385,523
                                                    -------------          --------
                                                    -------------          --------


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [2.7]% of the total shares to be owned by the Company's founders after the Acquisition ([8,630] shares if all programs participate) would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.

                                                                                                           Incurred
                                         Actually     Incurred     Actually                     Actually    for Six
                         Incurred for    Paid for     for Year     Paid for     Incurred for    Paid for     Months    Actually Paid
                          Year Ended    Year Ended     Ended      Year Ended     Year Ended    Year Ended    Ended     in Six Months
 Name of Program          12/31/95(1)  12/31/95(2)  12/31/96(1)   12/31/96(2)   12/31/97(1)   12/31/97(2)   6/30/98    Ended 6/30/98
 -----------------       ------------  -----------  -----------   -----------   -----------   -----------   -------   --------------
 Esperanza                 $5,000(2)       $-0-      $5,000(2)       $-0-        $5,000 (2)       $-0-       $2,500         $-0-


(1)  These amounts represent accrued asset management fees.
(2) Approximately $6,289 per year if the Acquisition had been completed during the above periods including $3,270 of estimated salaries to be paid by the Company to its officers and which were allocated to the Esperanza based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:


                            Prior to
                              1992        1992          1993        1994         1995        1996          1997         Total
                           ----------   ---------     --------    ---------   ---------    ---------    ----------    ----------
  Esperanza
    Principal              $       0    $        0    $       0    $      0    $      0     $      0      $      0    $        0
    Interest               $ 130,000    $        0    $       0    $      0    $      0     $      0      $      0    $  130,000


     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Sacramento/Delta Greens Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                               STACEY ROSE A PROGRAM

             CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
              HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                     SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                               ----------------------

   YOU MUST READ THE ENTIRE CONSENT SOLICITATION STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE ACQUISITION. This Supplement has been prepared to help the Investors in the Stacey Rose A Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [THE SHARES INCLUDED IN THE UNITS WILL BE LISTED FOR TRADING ON THE ___________ UNDER THE SYMBOL "___." THE WARRANTS WILL [NOT] BE LISTED FOR TRADING.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficient of operation in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.


   Of the [1,403,321] units to be issued by the Company in the Acquisition, Investors in the Stacey Rose A Program will receive a total of [2,617] shares or [229] shares per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Stacey Rose A Program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with residential development plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities, commercial facilities, and a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.

- Principal stockholders of National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.

-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.

- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.


   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION

     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.

     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.

     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.

     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.

     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.

     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.


     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.

     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.

     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.

     GENERAL REAL ESTATE RISKS

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens - approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.


     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.


     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.

     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.

     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.

     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS

     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.


     Real Estate Risks of Yosemite/Ahwahnee Properties (including the golf course and surrounding land which is owned by the Oceanside program investors).


     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.



     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.


     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and (ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.


     REAL ESTATE RISKS OF MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.


     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY


     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.



     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.



     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.


     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY


     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES


     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.


     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels
(approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     IN ADDITION TO THE ANTI-TAKEOVER PROVISIONS, THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.


FAIRNESS TO INVESTORS IN THE STACEY ROSE A PROGRAM


     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the units to be issued in the Acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [0.15]% of the outstanding stock of the Company will be held by Stacey Rose A investors. After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than 20%. Founders' shares were purchased for $.01 per share. Among the properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates of the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $64,293 is attributable to fees owed by Stacey Rose A investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the current appraised value of the Stacey Rose A real estate assets ($67,936) (as well as the real estate assets of the other programs) and the fact that financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Stacey Rose A Program (as well as the other programs) were originally formed to have a two to four year finite life which should have ended between 1990 and 1992 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the business plan of the Stacey Rose A Program. Rather than being focused on the development of a single property for residential purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Stacey Rose A property.

Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;

     - the fact that the Victorville market is not yet attractive to residential home builders;


     - investors will not be able to vote on changes to or dispositions of the Stacey Rose A property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Stacey Rose A property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and


     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm, which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.


     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Stacey Rose A property were operated "as is" ($1,313 per $10,000 of Adjusted Outstanding Investment), (ii) the Stacey Rose A property was sold in a quick sale in three months or less ($1,313 per $10,000 of Adjusted Outstanding Investment), or (iii) the Stacey Rose A property was sold at the appraised value, net of program debt, used to determine the Stacey Rose A exchange value ($3,993 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Stacey Rose A property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.


     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.

     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Stacey Rose A Program (as well as each of the other Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Stacey Rose A Program, 2,671 units) multiplied by an arbitrary $20 per unit value.


     The Exchange Value for the Stacey Rose A Program was calculated as follows: appraised value of the Stacey Rose A Program property at March 31, 1998, plus book value of other Stacey Rose A Program assets at August 31, 1998, less Stacey Rose A Program liabilities at August 31, 1998.


     The following table summarizes the calculation of the Exchange Value of the Stacey Rose A Program and the value assigned on $10,000 of Adjusted Outstanding Investment:



                                                                    Value Assigned
    Appraised              Net Other                                 to Program per
    Value of               Assets and            Exchange          $10,000 of Adjusted
  Real Estate(1)    +     Liabilities(2)    =     Value          Outstanding Investment
  --------------          --------------        ----------       ----------------------
    $  67,936              $[ (15,591)]         $ [52,345]           $  [4,589](3)


-------------

(1)  Reflects independent appraisal as of March 1998.

(2) The following table quantifies the adjustments to appraised values made in determining Stacey Rose A property's Exchange Value as of August 31, 1998.




       Book Assets              Book Liabilities             Net Other Assets
       (8/31/98)*         -        (8/31/98)*        =       and Liabilities
       -----------              ----------------             ----------------
        $   5,804                   $  (21,395)                 $   (15,591)



     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Stacey Rose A property.

(3)  Equals [229] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES


     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Stacey Rose A Program will be allocated [2,617] shares.

     The shares allocated to the Stacey Rose A Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Stacey Rose A Program with an adjusted investment amount of $10,000 will receive [229] units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any economic interest in the Stacey Rose A Program except for National's contractual right to asset management fees and the $4,247 of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive units in the Acquisition pro rata with the other Stacey Rose Investors. National will undertake not to exercise the warrants in the units.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Stacey Rose A Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                                                     % of Total
                                                                                                                    to be Shares
                                                                                                                     Outstanding
                                                                                                                      After the
                                         Amount           Real Estate                                              Acquisition if
                                        Owed plus          Appraised          Exchange           No. of Shares      All Programs
 Name of Program                       Assessments           Value             Value(1)         Allocated(1)(2)      Participate
 ---------------                       -----------        -----------        ------------       ---------------    --------------
 Stacey Rose A                         $   114,098        $   67,949         $   [52,345]           [2,617]            [0.15]%


------------


(1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition, (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620].
     The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                         Previously           To Be
     Name of Program                     Cancelled          Cancelled
                                       -------------      -------------
   Sacramento/Delta Greens             $    500,000       $        -0-
   Oceanside                                601,125            261,273
   Yosemite/Ahwahnee I                       72,158                -0-
   Yosemite/Ahwahnee II                   1,157,867            124,250
   Mori Point                               461,589                -0-
   Cypress Lakes                            468,000                -0-
   Palmdale (Joshua Ranch)                      -0-                -0-
   Esperanza                                102,134                -0-
   Stacey Rose A                             64,293                -0-
   Stacey Rose B                             17,267                -0-
                                       ------------       ------------
        TOTAL                          $  3,444,433       $    385,523
                                       ------------       ------------
                                       ------------       ------------



(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [1.7]% of the total shares to be owned by the Company's founders after the Acquisition ([5,433] shares if all programs participate) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.


                                                                                                          Incurred
                                       Actually      Incurred     Actually                     Actually    for Six
                      Incurred for     Paid for      for Year     Paid for     Incurred for    Paid for     Months    Actually Paid
                       Year Ended     Year Ended      Ended      Year Ended     Year Ended    Year Ended    Ended     in Six Months
 Name of Program       12/31/95(1)   12/31/95(2)   12/31/96(1)   12/31/96(2)   12/31/97(1)   12/31/97(2)   6/30/98    Ended 6/30/98
 ---------------      ------------   -----------   -----------   -----------   -----------   -----------   -------    -------------
 Stacey Rose A           $850(2)         $-0-        $850(2)        $-0-         $850(2)         $-0-        $426          $-0-


-------------

(1)  These amounts represent accrued asset management fees.
(2) Approximately $1,069 per year if the Acquisition had been completed during the above periods including $556 of estimated salaries to be paid by the Company to its officers and which were allocated to the Stacey Rose A Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:

                            Prior to
                              1992        1992          1993       1994         1995        1996         1997            Total
                          -----------  ----------    ---------   ---------    ---------   ---------    ---------      ----------
 Stacey Rose A
      Principal           $        0   $        0    $       0   $       0    $       0   $      0     $      0        $       0
      Interest            $   19,338   $        0    $       0   $       0    $       0   $      0     $      0        $  19,338



     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Sacramento/Delta Greens Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                               STACEY ROSE B PROGRAM

              CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
               HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                     SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                             --------------------------

   YOU MUST READ THE ENTIRE CONSENT SOLICITATION STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE ACQUISITION. This Supplement has been prepared to help the Investors in the Stacey Rose B Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering units of its securities in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in seven former "Trudy Pat" programs and three other programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[28,066,419] of units arbitrarily valued at $20 per unit. A unit consists of one share of common stock plus warrants to purchase three additional shares. [The shares included in the units will be listed for trading on the ___________ under the symbol "___." The warrants will [not] be listed for trading.] The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficient of operations in order to reduce costs and increase profit potential, and provide the investors with liquidity for their investments.


   Of the [1,403,321] units to be issued by the Company in the Acquisition, Investors in the Stacey Rose B Program will receive a total of [9,711] shares or [228] shares per $10,000 of Adjusted Outstanding Investment. After the costs of an outright sale of the property, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Stacey Rose B Program an amount that is higher than the value of the Company units to be received in the Acquisition. You may receive additional units if your program's property is sold, and if before December 31, 1999, cash sale proceeds (net of closing costs and interest) are received in excess of the property's March 1998 appraisal value.

   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN TRUDY PAT" PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

  This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

MOST MATERIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.

- If the acquisition is approved, your investment will be subject to the risks associated with residential development plus new risks associated with a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities, commercial facilities, and a hotel/conference center.

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $20 per unit for purposes of the acquisition. Thus, the value of the units you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) for which they paid $0.01 per share and will receive annual cash compensation aggregating $560,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $885,000 annually. However, the Company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of certain of its properties, the exercise of the warrants included in the units or the sale of additional units, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.


  NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [__] through [__] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION

     THERE WILL BE FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares (and the right to buy additional shares) in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares
[on the _____] or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     THE EXCHANGE VALUES OF THE PROGRAMS ARE NOT THE SAME AS THE POTENTIAL SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares and warrants received in the acquisition will be greater than the most recent appraised value of the property.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $20 per unit or the historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% of the company's outstanding stock (6.23% if all the units are sold in the concurrent offering and 0.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they paid $0.01 per share. Other founders of the company will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all such units are sold and all warrants issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National over $1,800,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     NO INDEPENDENT PARTY WAS RETAINED BY NATIONAL TO NEGOTIATE ON BEHALF OF THE INVESTORS. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.

     THE ACQUISITION MAY NOT BE A TAX-FREE TRANSACTION TO INVESTORS. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the tax consequences of the acquisition to investors. The acquisition may be taxable, if at all, only with respect to the investors' receipt of warrants. Alternatively, if the acquisition is a fully taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $20 per unit. If the acquisition is treated as fully taxable, National believes most investors would recognize a tax loss.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THERE WILL BE NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept units for your interests.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over a year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of the properties of at least seven of the former "Trudy Pat" programs plus the properties of other programs which elect to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. Prior to the dates that title to the properties securing the original program loans was taken, National was entitled to an annual loan servicing fee equal to one percent of the original loan amounts. When title to the properties was taken on behalf of the programs, even though the loans no longer existed, National continued to charge the same rate as the servicing fee for the asset management services it provided to investors. The investors in each of the programs had become the beneficial tenant-in-common owners of real estate, most of which was undeveloped. While it had no obligation to do so, in order to assist the beneficial owners in protecting their real estate assets and readying them for sale or development, National assumed the duties of an asset manager after title was taken to the properties. In this capacity, National obtained information from investors about their preferences in regard to development or sale of the properties, and facilitated the assessment of investors to raise funds necessary to pay property taxes, insurance and other costs of property ownership.

     The annual fees payable to National are currently $50,000 for Sacramento/Delta Greens; $300,000 for Oceanside; $61,068 for
Yosemite/Ahwahnee I; $133,646 for Yosemite/Ahwahnee II; $100,000 for Mori Point; $140,000 for Cypress Lakes; $150,000 for Palmdale/Joshua Ranch; $5,000 for Esperanza; $3,153 for Stacey Rose A; and $850 for Stacey Rose B.



     In addition to the one percent fee, compensation has been earned for property management services provided to the Oceanside program ($896,000 accrued since the date of ownership (November 1993) through June 30, 1998; $876,000 actually paid) and Yosemite/Ahwahnee properties ($594,535 accrued since the date of ownership (September 1995); $-0- actually paid) by officers and employees of National in their capacities as officers and employees of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. Those property management services included, without limitation, solicitation, engagement, coordination and supervision of: entitlement and permit processing, environmental, engineering, planning, architectural, construction, marketing, appraisal, legal, accounting and other experts as needed for each project; due diligence on potential service providers; assistance in presentations and applications for approvals to governmental agencies; packaging and documenting the status of a project for potential financing, sale or joint venture; supervising and managing the operational activities for construction projects and daily operations for the Oceanside and Yosemite/Ahwahnee projects; and contract negotiations and documentation. To the extent similar property specific services were provided to the other programs, they were provided without extra charge because the necessary activities were less regular and less operationally intense.


     In the future, compensation will be paid to officers of the company in the form of salaries (aggregating $560,000 annually plus contractual bonus opportunities and salary increases), stock options and other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for details of stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL'S JUDGMENT REGARDING THE DIFFERENCES IN YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT WHICH MEANS THAT THE EXCHANGE VALUES FOR THOSE PROPERTIES COULD BE TOO LOW OR TOO HIGH. National reviewed the updated March 1998 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,246,000 and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000. The results of those appraisals clearly differed from each other, and, in management's judgment, the difference could not be accounted for solely by improving market conditions. Some of the parcels, including the golf course, were subsequently sold, on June 5, 1998, to the Oceanside Program investors to obtain working capital for the Yosemite/Ahwahnee programs. Based on its review of all appraisals, National concluded that the properties currently owned by the

Yosemite/Ahwahnee I and II Programs have values of $5,486,000 ($1,782,950 and $3,703,050, respectively), and the parcels currently owned by the Oceanside Program have a value of $5,080,000. National believes its approach is reasonable.


     GENERAL REAL ESTATE RISKS

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of August 31, 1998: Sacramento/Delta Greens - approximately $27,000; Yosemite/Ahwahnee (combined) - approximately $500,000; Mori Point - approximately $165,000; Cypress lakes - approximately $204,000; Palmdale/Joshua Ranch - approximately $63,000; Esperanza - approximately $20,000; and Stacey Rose (combined) - approximately $30,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $549,000. In the case of Sacramento/Delta Greens, Yosemite/Ahwahnee, Mori Point, Palmdale/Joshua Ranch and Stacey Rose properties, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities.



     CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[4,565,000] from sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from other sources. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,818,684] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets or the exercise of warrants, and not from working capital generated by the proceeds of unit sales in the concurrent offering.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS

     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat on the property. Since some were identified, changes to the tentative development plans have been made to reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative trace map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.


     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES (INCLUDING THE GOLF COURSE AND SURROUNDING LAND WHICH IS OWNED BY THE OCEANSIDE PROGRAM INVESTORS)


     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are underway for 100 additional recreational vehicle sites, as well as vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.


     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.





     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units.

     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and
(ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.

     REAL ESTATE RISKS OF MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.

     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the city is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.

     REAL ESTATE RISKS OF CYPRESS LAKES PROPERTY

     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND
THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive to construct. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved.


     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. Joint venture partners would have to be brought in by the Company to help with the large capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.


     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within a 25-mile radius. Seasonality, weather and course conditions will affect the operations of the company. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     REAL ESTATE RISKS OF PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project can be difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the Company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     REAL ESTATE RISKS OF ESPERANZA PROPERTY

     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     REAL ESTATE RISKS OF STACEY ROSE PROPERTIES

     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels
(approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or home may not be profitable

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.

     In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management.

FAIRNESS TO INVESTORS IN THE STACEY ROSE B PROGRAM

     Both procedurally and from a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the units offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;

     - while the number of units to be issued to reflect the exchange value of a program is arbitrary, the trading price of the shares included in the units initially is likely to be substantially below the $20 value arbitrarily assigned to the units. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [1,403,321] units ([1,380,175] units if only the "Trudy Pat" programs participate) among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);

     - on completion of the acquisition the investors will hold over 80% (over 94.7% if all units are sold in the concurrent offering and all of the warrants included in the warrants to be issued in the Acquisition are exercised) of the outstanding stock of the company. After the acquisition, a total of [0.56]% of the outstanding stock of the Company will be held by Stacey Rose B investors. After the acquisition, founders of the company (principals, employees, former employees and consultants of National) will hold less than 20%. Founders' shares were purchased for $.01 per share. Among the properties, National and its principals will have forgiven over $3,800,000 of expenses and accrued fees of which a total of approximately $2,148,000 was earned for asset management and property management services after the loans defaulted and before the Ownership Dates for the properties. The balance was earned after foreclosure for asset and property management services and expenses. Of such amount, $17,267 is attributable to fees owed by Stacey Rose B investors. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;

     - the current appraised value of the Stacey Rose B real estate assets ($252,064) (as well as the real estate assets of the other programs) and the fact that financing is needed to further the property's development;

     - the probability that the transaction will have minimal, if any, negative tax affect on investors. National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;

     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;

     - while the Stacey Rose B Program (as well as the other programs) were originally formed to have a two to four year finite life which should have ended between 1990 and 1992 and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;

     - the acquisition will cause fundamental changes in the business plan of the Stacey Rose B Program. Rather than being focused on the development of a single property for residential purposes, the company will be focused on the management of at least seven and as many as ten properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the Stacey Rose B property.

Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;

     - the fact that the Victorville market is not yet attractive to residential home builders;

     - investors will not be able to vote on changes to or dispositions of the Stacey Rose B property or borrowing secured by that property. Those decisions will be made by the Board of Directors or management of the company. Further, as investors in a larger entity, relative voting power will be diluted;

     - future cash distributions will be based on the company's earnings and the decision of the Board of Directors to pay dividends rather than the performance or sale of the Stacey Rose B property;

     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;

     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm, which addresses only the allocation of the units in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __ of the Prospectus.

     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the Stacey Rose B property were operated "as is" ($1,307 per $10,000 of Adjusted Outstanding Investment), (ii) the Stacey Rose B property was sold in a quick sale in three months or less ($1,307 per $10,000 of Adjusted Outstanding Investment), or (iii) the Stacey Rose B property was sold at the appraised value used to determine the Stacey Rose B exchange value ($3,975 per $10,000 of Adjusted Outstanding Investment). Based on that review, and even acknowledging that, initially, the company's shares included in the units issued in the acquisition would likely trade substantially below the arbitrary $20 issuance value for the units, National believes that there is a higher probability of realizing value from the Stacey Rose property through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus.

     Based on the above factors and comparisons, National concluded that the acquisition is fair, both substantively and procedurally.

     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER NINE PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Stacey Rose B Program (as well as each of the other Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, cash reserves, certain liabilities and business of the Program. The value is reflected as a number of units of the Company (in the case of the Stacey Rose B Program, 9,711 units) multiplied by an arbitrary $20 per unit value.

     The Exchange Value for the Stacey Rose B Program was calculated as follows: appraised value of the Stacey Rose B Program property at March 31, 1998, plus book value of other Stacey Rose B Program assets at August 31, 1998, less Stacey Rose B Program liabilities at August 31, 1998.

     The following table summarizes the calculation of the Exchange Value of the Stacey Rose B Program and the value assigned on $10,000 of Adjusted Outstanding Investment:


                                                                    Value Assigned
     Appraised            Net Other                                 to Program per
     Value of             Assets and              Exchange       $10,000 of Adjusted
  Real Estate(1)    +    Liabilities(2)    =       Value        Outstanding Investment
  --------------         --------------         ------------    ----------------------
    $  252,064            $[ (57,847)]          $  [194,217]       $    [4,568](3)


------------
(1)  Reflects independent appraisal as of March 1998.

(2) The following table quantifies the adjustments to appraised values made in determining Stacey Rose B property's Exchange Value as of August 31,1998.



       Book Assets       -      Book Liabilities     =      Net Other Assets
       (8/31/98)*                  (8/31/98)*               and Liabilities
      ------------              ----------------            ----------------
      $   21,535                 $  (79,382)                  $  (57,847)


     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Stacey Rose B property.
(3)  Equals [228] Company shares arbitrarily valued at $20 per unit.

ALLOCATION OF SHARES

     The [1,403,321] shares of Company common stock being offered to Investors in the Acquisition represent over 80% of the Company's shares (92.9% if all the units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the Programs pro rata in accordance with Exchange Values. The Stacey Rose B Program will be allocated [9,711] shares.

     The shares allocated to the Stacey Rose B Program will be allocated among Investors in the Program based on their respective pro rata investments in the Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Stacey Rose B Program with an adjusted investment amount of $10,000 will receive [228] units in the Company arbitrarily valued at $20 per unit.

          Neither National nor the Company's founders have any economic interest in the Stacey Rose B Program except for National's contractual right to asset management fees and the $15,753 of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive units in the Acquisition pro rata with the other Stacey Rose Investors. National will undertake not to exercise the warrants in the units.

     The following table and its footnotes sets forth the amount owed by the original borrower to the Stacey Rose B Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at August 31, 1998, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                                               % of Total
                                                                                                              Shares to be
                                                                                                              Outstanding
                                                                                                               After the
                                  Amount           Real Estate                                               Acquisition if
                                 Owed plus         Appraised           Exchange           No. of Shares       All Programs
 Name of Program                Assessments          Value             Value(1)          Allocated(1)(2)      Participate
 ---------------                -----------        -----------        ------------       ---------------    ---------------
 Stacey Rose B                  $  425,188         $  252,064         $  [194,217]           [9,711]             [0.56]%


------------


     (1) The founders of the Company which include members of Company management, as well as certain employees, former employees of National and consultants to the Company and the Programs, will hold a total of [323,631] Company shares after the Acquisition (18.74% of the outstanding shares post-Acquisition, 17.48% if all the units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) which, if valued at $20 per share, would have an aggregate value of $[6,472,620]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. The shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold less than 20% of the shares after the Acquisition assuming none of the Units in the concurrent offering are sold and none of the warrants are exercised. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                                             Previously       To Be
                   Name of Program                            Cancelled     Cancelled
                                                            ------------    ---------
                Sacramento/Delta Greens                     $   500,000     $     -0-
                Oceanside                                       601,125       261,273
                Yosemite/Ahwahnee I                              72,158           -0-
                Yosemite/Ahwahnee II                          1,157,867       124,250
                Mori Point                                      461,589           -0-
                Cypress Lakes                                   468,000           -0-
                Palmdale (Joshua Ranch)                             -0-           -0-
                Esperanza                                       102,134           -0-
                Stacey Rose A                                    64,293           -0-
                Stacey Rose B                                    17,267           -0-
                                                            -----------     ---------
                     TOTAL                                  $ 3,444,433     $ 385,523
                                                            -----------     ---------
                                                            -----------     ---------


     (2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [.45]% of the total shares to be owned by the Company's founders after the Acquisition ([5,433] shares if all programs participate) would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995, and for the six months ended June 30, 1998.


                                                                                                           Incurred
                                      Actually     Incurred      Actually                     Actually     for Six
                      Incurred for    Paid for     for Year      Paid for     Incurred for    Paid for     Months     Actually Paid
                       Year Ended    Year Ended     Ended       Year Ended     Year Ended    Year Ended     Ended     in Six Months
 Name of Program       12/31/95(1)  12/31/95(2)   12/31/96(1)   12/31/96(2)    12/31/97(1)   12/31/97(2)   6/30/98    Ended 6/30/98
 ---------------      ------------  -----------   -----------   -----------   ------------   -----------  ---------   -------------
 Stacey Rose B          $3,153(2)        $-0-       $3,153(2)        $-0-        $3,153(2)        $-0-       $1,576         $-0-


-------------
(1)  These amounts represent accrued asset management fees.
(2) Approximately $3,953 per year if the Acquisition had been completed during the above periods including $2,056 of estimated salaries to be paid by the Company to its officers and which were allocated to the Sacramento/Delta Greens Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:


                            Prior to
                              1992          1992          1993         1994        1995        1996        1997          Total
                            ---------      ---------    ---------    ---------   ---------   ---------   --------      --------
 Stacey Rose B
      Principal             $       0      $       0    $       0    $       0   $       0   $       0   $      0      $      0
      Interest              $  64,899      $       0    $       0    $       0   $       0   $       0   $      0      $ 64,899


     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about the Sacramento/Delta Greens Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

                            OFFICIAL INVESTOR BALLOT

  [attach mailing label here           The Primary Investor named on this
  for each distinct investor]          label is listed as a participant in one
                                       or more of the Programs involved in the
                                       Acquisition and is eligible to vote and
                                       subscribe.

                THE SOLICITATION OF VOTES EXPIRES AT 11:59 PM,
PACIFIC TIME, ON ___________, 1998, UNLESS EXTENDED (THE "EXPIRATION TIME").

Pursuant to the Prospectus dated _________, 1998 (the "Prospectus"), which accompanied the original mailing of this Official Investor Ballot, American Family Holdings, Inc. (the "Company") is proposing to acquire the assets, (including, without limitation, real estate and cash reserves), certain liabilities and business activities of the Programs (the "Acquisition") in exchange for units of the Company's (the "Units"). The Acquisition requires the approval of Investors holding a majority beneficial economic interest in each of the Trudy Pat Programs. If a majority of Investors in any one of the Trudy Pat Programs does not approve the Acquisition prior to the Expiration Time, then the Acquisition will not occur. If the Acquisition is approved, all Investors in each of the Programs approving the Acquisition are bound by the vote of the majority that granted approval. Capitalized terms in this Official Investor Ballot shall have the same meaning as in the accompanying Prospectus.

                       NATIONAL RECOMMENDS A "YES" VOTE.

                 VOTING BALLOT (PLEASE INDICATE ONE CHOICE ONLY)

_____     YES!      I vote to approve the Acquisition described in the
                    Prospectus, and, as part of that Acquisition, to receive
                    Units in the Company in exchange for my Adjusted
                    Outstanding Investment in the Program. I authorize and instruct National to reconvey and extinguish on my behalf all encumbrances against the Program's real estate in which I have an interest.

_____     NO.       I vote against the Acquisition.  I have read and understand the portions of the Prospectus which describe the consequences to my investment in the Program if the Acquisition does not occur.

_____     ABSTAIN.  I abstain from voting.  I understand that my abstention will be counted as a vote AGAINST the Acquisition.

I represent and warrant that I (1) have received and reviewed the Prospectus and the applicable Supplement, (2) understand that if the Acquisition is completed, I will become a shareholder in the Company, (3) have full power and authority to vote as an Investor pursuant to the Program's tenancy-in-common agreement, (4) understand that if a voting selection is not indicated, but this ballot is signed and delivered, I will be deemed to have voted in favor of the Acquisition, and (5) that to the best of my knowledge, when and if my interests in the property sold are transferred to the Company in exchange for units, the Company will acquire good, marketable and unencumbered title to them, free and clear of all liens, restrictions and encumbrances, and that the interests in the property sold will not be subject to any adverse claim other than property taxes. By voting in favor of the Acquisition, I confirm that I am concurrently voting to terminate the tenancy-in-common agreement and the servicing agreement which govern the Program and I understand that the provisions of such agreement states that such termination, if it occurs, will result in National being relieved from any and all liabilities or responsibilities connected with the Program, and that all amounts owing to National under the servicing agreement (less amounts forgiven by National) shall remain owing to National and be assumed by the Company. This vote, and all authority conferred herein, shall survive my death or incapacity, and any of my obligations in connection with this vote and subscription shall be binding upon my heirs, successors and assigns.


-------------------------------------           ------------------------------
Signature of Primary Investor                   Date


-------------------------------------
Print Name

Daytime Telephone                               Tax I.D. No.
                  -------------------                        -----------------

   INSTRUCTIONS TO INVESTORS ON HOW TO COMPLETE THE OFFICIAL INVESTOR BALLOT

STEPS TO COMPLETE THE INVESTOR BALLOT

     1. Indicate your voting selection in the space provided on the ballot. Select one choice only.
     2. Sign the ballot, indicate the date, and print your name and the taxpayer identification number associated with your investment. Also, make sure to include your daytime phone number in case someone needs to contact you.

SIGNATURES

     The signature on the ballot must correspond with the name shown on the label attached to the ballot and must match the signature on file with the Program. Pursuant to the tenancy-in-common agreements governing the Programs, if two or more persons jointly hold title to a beneficial interest in a Program, then only the Primary Investor is entitled to sign the ballot and cast votes for that interest. If the Investor signing the ballot is the Primary Investor in more than one of the Programs involved in the Acquisition, his/her vote will be recorded for all of the interests which they are entitled to cast votes, unless the Investor acts in a fiduciary or representative capacity for the separate interests, in which case separate ballots bearing different labels will be required and provided to the Investor.

     If the ballot is being signed by a trustee, an executor, an administrator, a guardian, an attorney-in-fact, an officer of a corporation, an agent or another person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit proper evidence of their authority to so act, unless such evidence is already on file with the Program.

     Official Forms may be signed by a legal representative of a deceased or legally disabled Investor, provided the legal representative has obtained the necessary court authorizations and has furnished National with appropriate copies of such authorizations, either prior to executing the Official Forms or by enclosing them with the Forms.

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

     If the Shares are to be issued in a name other than that shown on the label affixed to the ballot, or if the Shares are to be sent to someone or someplace other than what is shown on the label affixed to the ballot, contact the Investor Services department at National Investors Financial, Inc. at 1-800-590-7772 for a special issuance letter. All special issuance and delivery requests are subject to acceptance.

DELIVERY OF THE INVESTOR BALLOT

     In order for a vote to be counted towards approval of the Acquisition, a properly completed and duly executed ballot, along with any other documents required pursuant to the ballot, these instructions, or the agreements governing the Programs, must be received by National prior to the Expiration Time. The method of delivering the ballot and related documents to National's offices is at the Investor's election and risk, but delivery will only be deemed to have been made when actually received by National. If an Investor decides to use delivery by U.S. mail or by another common carrier, it is recommended that the materials be sent a sufficient amount of time prior to the Expiration Time to ensure timely delivery.

REVOCATION OF A VOTE

     If you have cast a vote and want to change it at any time prior to the Expiration Time, you may revoke your previous vote by delivering a substitute ballot to National along with a letter stating that the prior vote is revoked and that the substitute ballot supersedes it. After the Expiration Time, votes will no longer be revocable unless the Acquisition does not occur, in which case all votes will be revoked automatically. Any notice of revocation, to be effective, must indicate the beneficial interests to which it relates and must be executed in the same manner as the ballot that contained the vote which is subject to revocation.

TRANSFER OF INTERESTS

     If you transfer your beneficial interests in a Program after the date the solicitation begins but before the Expiration Time, then if time permits, the Prospectus will be sent to the successor holder(s) of the interests.
Such a transfer will terminate your right to vote on the Acquisition or to participate in the Offering, and any votes concerning the transferred interests must be cast by the successor holder(s).

WHERE TO SEND YOUR INVESTOR BALLOT

     Send your completed and duly executed ballot, along with any related documents, to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, CA 92660. After determining that subscriptions are valid, checks will be forwarded immediately to the Escrow Agent.

QUESTIONS OR ADDITIONAL MATERIALS:

     Contact National at the above address or by calling 1-800-590-7772.

                                      PART II

                              INFORMATION NOT REQUIRED
                                   IN PROSPECTUS

Item 20   Indemnification of Directors and Officers

     Pursuant to the Registrant's Certificate of Incorporation and By-Laws and pursuant to Section 145 of the Delaware General Corporation Law, directors, officers and agents of the Registrant are entitled to indemnification for their actions in respect of the Registrant to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to such provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



Item 21   Exhibits and Financial Statement Schedules
          2.1    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Mori Point Property*
          2.2    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Oceanside Property*
          2.3    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Yosemite/Ahwahnee I and II Property*
          2.4    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Delta Greens Property*
          2.5    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Cypress Lakes Property*
          2.6    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Esperanza Property*
          2.7    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Stacey Rose at Victorville Property*
          2.8    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Joshua Ranch Property.*
          2.9    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Mori Point Property (Revised)
          2.10   Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Yosemite/Ahwahnee I and II Property
                 (Revised)
          2.11   Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Delta Greens Property (Revised)
          2.12   Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Cypress Lakes Property (Revised)

                                       II-1

          2.13   Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Esperanza Property (Revised)
          2.14   Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Stacey Rose at Victorville Property
                 (Revised)
          2.15   Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Joshua Ranch Property (Revised)
          2.16   Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Ahwahnee Golf Course and Country Club
                 Facilities
          3.1    Certificate of Incorporation of American Family Holdings,
                 Inc.*
          3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
          3.3    By-Laws of American Family Holdings, Inc.*
          4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*
          4.2    American Family Holdings, Inc. Warrant to Purchase Shares of
                 Common Stock
          5.1    Opinion of Arter & Hadden LLP regarding legality of Shares*
          5.2    Opinion of Arter & Hadden LLP regarding legality of Units
          8.1    Form of Arter & Hadden LLP tax opinion*
          8.2    Revised form of Arter & Hadden LLP tax opinion*
          10.1   Signed Employment Agreement of David Lasker*
          10.2   Signed Employment Agreement of James Orth*
          10.3   Signed Employment Agreement of L.C. "Bob" Albertson, Jr.*
          10.4   1997 Stock Option and Incentive Plan for Officers, Independent
                 Directors and Employees of American Family Holdings, Inc. and
                 Affiliates*
          10.5   Form of Employment Agreement of Mark Kawanami*
          21.1   Subsidiaries of the Registrant*
          23.1   Consent of Arter & Hadden LLP as counsel contained in Exhibit
                 5.1*
          23.2   Consent of BDO Seidman, LLP as independent accountants*
          23.3   Consent of Houlihan Valuation Advisers*
          23.4   Consent of David E. Lane, Inc. (re Delta Greens appraisal)*
          23.5   Consent of Boznanski and Company (re Oceanside appraisal)*
          23.6 Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*
          23.7   Consent of PKF Consulting (re Mori Point appraisal)*
          23.8 Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee appraisal)*
          23.9   Consent of BDO Seidman, LLP as independent accountants (re
                 Amendment No. 1)*
          23.10  Consent of BDO Seidman, LLP, as independent accountants (re
                 Amendment No. 2)*
          23.11  Consent of BDO Seidman, LLP, as independent accountants (re
                 Amendment No. 3)*
          23.12  Consent of Houlihan Valuation Advisers (re Amendment No. 3)*
          23.13  Consent of BDO Seidman, LLP, as independent accountants (re
                 Amendment No. 4)*
          23.14  Consent of Houlihan Valuation Advisers (re Amendment No. 4)*
          23.15  Consent of Likas & Associates (re Esperanza appraisal)*

                                       II-2

          23.16  Consent of Likas & Associates (re Stacey Rose appraisals)*
          23.17  Consent of Likas & Associates (re Palmdale/Joshua Ranch
                 appraisal)*
          23.18  Consent of Sedway Group (re Cypress Lakes appraisal)*
          23.19  Consent of PKF Consulting (re updated Mori Point appraisal)*
          23.20  Consent of David E. Lane, Inc. (re updated Delta Greens appraisal)*
          23.21  Consent of Arnold Associates (re updated Yosemite/Ahwahnee appraisals)*
          23.22  Consent of BDO Seidman, LLP, as independent accountants (re
                 Amendment No. 5)*
          23.23  Consent of Houlihan Valuation Advisers (re Amendment No. 5)*
          23.24  Consent of BDO Seidman, LLP, as independent accountants (re
                 Amendment No. 6)
          23.25  Consent of Houlihan Valuation Advisers (re Amendment No. 6)
          23.26  Consent of Richard V. Speck & Associates (re Esperanza
                 appraisal)
          23.27  Consent of Arter & Hadden LLP as contained in Exhibit 5.2
          24.1   Power of Attorney (see signature page)*
          27     Financial Data Schedule*
          99.1   Appraisal Report "Delta Greens" Residential Subdivision,
                 Sacramento, California, value dated as of May 9, 1997*
          99.2   Appraisal of Ahwahnee Golf Course and Resort, Madera County,
                 California, value dated as of May 1, 1997*
          99.3   Complete, Self-Contained Appraisal 23 Finished Residential
                 Lots Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*
          99.4   Complete, Self-Contained Appraisal Partially Finished
                 Residential Land 111 Residential Lots, "Symphony," Oceanside,
                 California, value dated as of May 15, 1997*
          99.5   Appraisal of Fee Simple Estate in a 104.98 Acre Parcel
                 Designated for Hotel Development, Located at Mori Point in
                 Pacifica, California, value dated as of May 1, 1997*
          99.6   Appraisal of Ahwahnee Resort and Country Club, value dated
                 October 10, 1996*
          99.7   Schedule E to Prior Performance Schedules*
          99.8   Revised Schedule E to Prior Performance Schedules*
          99.9   Updated Appraisal of Fee Simple Estate in 104.98 Acre Parcel
                 Designated for Hotel Development, Located at Mori Point in
                 Pacifica, California, value dated as of March 31, 1998*
          99.10  Complete, Self-Contained Appraisal of 539 Single-Family Lots
                 Situated within Joshua Ranch, Palmdale, California, value
                 dated as of March 31, 1998*
          99.11  Appraisal Report Cypress lakes -- A Proposed Residential
                 Community with Golf Course, Contra Costa County, California, value dated as of March 31, 1998*

                                       II-3

          99.12  Complete, Self-Contained Appraisal of Esperanza at
                 Victorville, 6.12 Acres of Commercially Zoned Land,
                 Victorville, California, value dated as of March 31, 1998*
          99.13  Complete, Self-Contained Appraisal of Stacey Rose at
                 Victorville, 32 Acres of Residentially Zoned Land,
                 Victorville, California, value dated as of March 31, 1998*
          99.14  Updated Appraisal of "Delta Greens" Residential Subdivision,
                 Sacramento, California, value dated as of March 31, 1998*
          99.15  Updated Appraisal Report of Ahwahnee Golf Course and Resort,
                 Madera County, California, value dated as of March 31, 1998*

*    Previously filed
**   To be filed by amendment

Item 22   Undertakings

     (a)  Item 512 Undertakings.

          (i)  The undersigned Registrant hereby undertakes:

               (A) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (B) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the official BONA FIDE offer thereof.

               (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (ii) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               In the event that claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)  Other Part II, Form S-4, Undertakings.

          (i) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the date of the request.

          (ii) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Program being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 6, 1998.

                                        AMERICAN FAMILY HOLDINGS, INC.

                                        By   /s/ David G. Lasker
                                          --------------------------------------
                                          David G. Lasker,
                                          Co-Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                Title                        Date
                 ---------                -----                        ----
                              Co-Chairman of the Board,
                              President, Chief Financial
 /s/ David G. Lasker          Officer and Chief Accounting      October 6, 1998
---------------------------   Officer
 David G. Lasker
                              Co-Chairman of the Board,
 /s/ James N. Orth            Chief Executive Officer and
---------------------------   Secretary                         October 6, 1998
 James N. Orth

 L.C. "Bob" Albertson, Jr.*   Executive Vice President and
---------------------------   Director                          October 6, 1998
 L.C. "Bob" Albertson, Jr.

 Charles F. Hanson*                                             October 6, 1998
---------------------------   Director
 Charles F. Hanson

 Dudley Muth*
---------------------------   Director                          October 6, 1998
 Dudley Muth

 John G. LeSieur, III*
---------------------------   Director                          October 6, 1998
 John G. LeSieur, III

*By  /s/ David G. Lasker
   ------------------------------------------
    David G. Lasker, Attorney-in-Fact

                                   EXHIBIT INDEX


EXHIBIT
        2.1    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Mori Point Property*
        2.2    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Oceanside Property*
        2.3    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Yosemite/Ahwahnee I and II Property*
        2.4    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Delta Greens Property*
        2.5    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Cypress Lakes Property*
        2.6    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Esperanza Property*
        2.7    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Stacey Rose at Victorville Property*
        2.8    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Joshua Ranch Property.*
        2.9    Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Mori Point Property (Revised)
        2.10   Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Yosemite/Ahwahnee I and II Property
               (Revised)
        2.11   Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Delta Greens Property (Revised)
        2.12   Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Cypress Lakes Property (Revised)
        2.13   Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Esperanza Property (Revised)
        2.14   Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Stacey Rose at Victorville Property
               (Revised)
        2.15   Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Joshua Ranch Property (Revised)
        2.16   Form of Agreement of Purchase and Sale and Joint Escrow
               Instructions for Ahwahnee Golf Course and Country Club
               Facilities
        3.1    Certificate of Incorporation of American Family Holdings,
               Inc.*
        3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
        3.3    By-Laws of American Family Holdings, Inc.*
        4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*
        4.2    American Family Holdings, Inc. Warrant to Purchase Shares of
               Common Stock
        5.1    Opinion of Arter & Hadden LLP regarding legality of Shares*
        5.2    Opinion of Arter & Hadden LLP regarding legality of Units


        8.1    Form of Arter & Hadden LLP tax opinion*
        8.2    Revised form of Arter & Hadden LLP tax opinion*
        10.1   Signed Employment Agreement of David Lasker*
        10.2   Signed Employment Agreement of James Orth*
        10.3   Signed Employment Agreement of L.C. "Bob" Albertson, Jr.*
        10.4   1997 Stock Option and Incentive Plan for Officers, Independent
               Directors and Employees of American Family Holdings, Inc. and
               Affiliates*
        10.5   Form of Employment Agreement of Mark Kawanami*
        21.1   Subsidiaries of the Registrant*
        23.1   Consent of Arter & Hadden LLP as counsel contained in Exhibit
               5.1*
        23.2   Consent of BDO Seidman, LLP as independent accountants*
        23.3   Consent of Houlihan Valuation Advisers*
        23.4   Consent of David E. Lane, Inc. (re Delta Greens appraisal)*
        23.5   Consent of Boznanski and Company (re Oceanside appraisal)*
        23.6 Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*
        23.7   Consent of PKF Consulting (re Mori Point appraisal)*
        23.8 Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee appraisal)*
        23.9   Consent of BDO Seidman, LLP as independent accountants (re
               Amendment No. 1)*
        23.10  Consent of BDO Seidman, LLP, as independent accountants (re
               Amendment No. 2)*
        23.11  Consent of BDO Seidman, LLP, as independent accountants (re
               Amendment No. 3)*
        23.12  Consent of Houlihan Valuation Advisers (re Amendment No. 3)*
        23.13  Consent of BDO Seidman, LLP, as independent accountants (re
               Amendment No. 4)*
        23.14  Consent of Houlihan Valuation Advisers (re Amendment No. 4)*
        23.15  Consent of Likas & Associates (re Esperanza appraisal)*
        23.16  Consent of Likas & Associates (re Stacey Rose appraisals)*
        23.17 Consent of Likas & Associates (re Palmdale/Joshua Ranch appraisal)*
        23.18  Consent of Sedway Group (re Cypress Lakes appraisal)*
        23.19  Consent of PKF Consulting (re updated Mori Point appraisal)*
        23.20 Consent of David E. Lane, Inc. (re updated Delta Greens appraisal)*
        23.21 Consent of Arnold Associates (re updated Yosemite/Ahwahnee appraisals)*
        23.22  Consent of BDO Seidman, LLP, as independent accountants (re
               Amendment No. 5)*
        23.23  Consent of Houlihan Valuation Advisers (re Amendment No. 5)*
        23.24  Consent of BDO Seidman, LLP, as independent accountants (re
               Amendment No. 6)
        23.25  Consent of Houlihan Valuation Advisers (re Amendment No. 6)
        23.26 Consent of Richard V. Speck & Associates (re Esperanza appraisal)
        23.27  Consent of Arter & Hadden LLP as contained in Exhibit 5.2
        24.1   Power of Attorney (see signature page)*


        27     Financial Data Schedule*
        99.1   Appraisal Report "Delta Greens" Residential Subdivision,
               Sacramento, California, value dated as of May 9, 1997*
        99.2   Appraisal of Ahwahnee Golf Course and Resort, Madera County,
               California, value dated as of May 1, 1997*
        99.3   Complete, Self-Contained Appraisal 23 Finished Residential
               Lots Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*
        99.4   Complete, Self-Contained Appraisal Partially Finished
               Residential Land 111 Residential Lots, "Symphony," Oceanside,
               California, value dated as of May 15, 1997*
        99.5   Appraisal of Fee Simple Estate in a 104.98 Acre Parcel
               Designated for Hotel Development, Located at Mori Point in
               Pacifica, California, value dated as of May 1, 1997*
        99.6   Appraisal of Ahwahnee Resort and Country Club, value dated
               October 10, 1996*
        99.7   Schedule E to Prior Performance Schedules*
        99.8   Revised Schedule E to Prior Performance Schedules*
        99.9   Updated Appraisal of Fee Simple Estate in 104.98 Acre Parcel
               Designated for Hotel Development, Located at Mori Point in
               Pacifica, California, value dated as of March 31, 1998*
        99.10  Complete, Self-Contained Appraisal of 539 Single-Family Lots
               Situated within Joshua Ranch, Palmdale, California, value
               dated as of March 31, 1998*
        99.11  Appraisal Report Cypress Lakes -- A Proposed Residential
               Community with Golf Course, Contra Costa County, California, value dated as of March 31, 1998*
        99.12  Complete, Self-Contained Appraisal of Esperanza at
               Victorville, 6.12 Acres of Commercially Zoned Land,
               Victorville, California, value dated as of March 31, 1998*
        99.13  Complete, Self-Contained Appraisal of Stacey Rose at
               Victorville, 32 Acres of Residentially Zoned Land,
               Victorville, California, value dated as of March 31, 1998*
        99.14  Updated Appraisal of "Delta Greens" Residential Subdivision,
               Sacramento, California, value dated as of March 31, 1998*
        99.15  Updated Appraisal Report of Ahwahnee Golf Course and Resort,
               Madera County, California, value dated as of March 31, 1998*


     *      Previously filed
     **     To be filed by amendment